UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PALTALK, INC.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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30 Jericho Executive Plaza, Suite 400E
Jericho, New York 11753
(212) 967-5120

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Paltalk, Inc. (the “Company”) to be held on December 30, 2024 at 9:00 a.m., Eastern Time. The Special Meeting will be conducted as a virtual meeting of stockholders by means of a live audio webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location. You will not be able to attend the Special Meeting in person. You will be able to attend the Special Meeting online by visiting https://web.lumiconnect.com/207490181.

In June of 2022, the Company announced that it had engaged an investment banker to help the Company explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that would be synergistic to the Company’s businesses. Over the past two years and in an effort to achieve that goal, the Company met with over 25 companies and analyzed numerous potential mergers and acquisitions. Throughout this evaluation process, the Company’s overall goal was to identify an opportunity that had the greatest potential to increase stockholder value. Based, in part, on the Company’s June 2022 acquisition and integration of its ManyCam business, the Company believes that engaging in a strategy to serve other businesses (a “B to B” strategy) as opposed to individual consumers (a “B to C” strategy), would scale faster and provide the Company with more opportunity to cross-sell products, including ManyCam. Furthermore, the Company believes that cloud hosting, cybersecurity and artificial intelligence are rapidly growing areas that will continue to grow, as well as afford the Company potential opportunities to explore acquisitions of similar companies. The Company believes that the acquisition of Newtek Technology Solutions, Inc. (“NTS”) and the related divestiture, as further described below and in the accompanying proxy statement, represent a unique and accretive growth opportunity that would be consistent with the Company’s strategic focus on technology, while providing increased scale, new customers and greater geographic diversity, therefore increasing stockholder value. The Company’s management team has over two decades of experience in a technology adjacent field, which the Company believes will be beneficial for integrating and successfully operating NTS following the acquisition described below.

On August 11, 2024, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time in accordance with the terms thereof, the “Acquisition Agreement”), by and among the Company, PALT Merger Sub 1, Inc., a New York corporation and a direct and wholly owned subsidiary of the Company (“First Merger Sub”), PALT Merger Sub 2, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of the Company (“Second Merger Sub”), NTS, a New York corporation, and NewtekOne, Inc., a Maryland corporation and the sole stockholder of NTS (“Newtek”), pursuant to which (i) First Merger Sub will merge with and into NTS, with NTS continuing as the interim surviving entity (the “Interim Surviving Entity” and such merger, the “First Step Merger”), and (ii) immediately following the consummation of the First Step Merger, the Interim Surviving Entity will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (such transactions collectively, the “Acquisition”).

Pursuant to the Acquisition Agreement, the Company agreed to (i) pay Newtek an amount in cash equal to $4,000,000, subject to customary purchase price adjustments (the “Acquisition Closing Cash Consideration”), and (ii) issue to Newtek 4,000,000 shares of a newly created series of the Company’s preferred stock, the Series A Non-Voting Common Equivalent Stock (the “Preferred Stock” and such shares issued at the closing of the Acquisition, the “Closing Stock Consideration” and together with the Closing Cash Consideration, the “Acquisition Closing Consideration”) (in each case, subject to adjustment as further described in the accompanying proxy statement). The Preferred Stock will automatically convert into one share of the Company’s common stock (subject to certain customary anti-dilution adjustments) upon the occurrence of certain qualifying transfers by Newtek (the shares issuable upon such conversion, “Conversion Shares”).

In addition to the Closing Consideration, the Acquisition Agreement provides that Newtek is entitled to receive up to $5,000,000 (the “Acquisition Earn-Out Amount”) based on the Company’s achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, at the Company’s sole discretion (subject to certain exceptions), in cash (the “Acquisition Earn-Out Cash Consideration”), in shares of Preferred Stock (the “Acquisition Earn-Out Stock Consideration”) or in a combination thereof. The issuance of the Closing Stock Consideration, the Acquisition Earn-Out Stock Consideration (if any) and the Conversion Shares is referred to herein as the “Stock Issuance”.

On November 7, 2024, the Company entered into an Asset Purchase Agreement (as it may be amended from time to time in accordance with the terms thereof, the “Divestiture Agreement”), by and among the Company, certain of the Company’s subsidiaries and Meteor Mobile Holdings, Inc. (“Meteor Mobile”), pursuant to which the Company and its subsidiaries party thereto agreed to sell the Company’s telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets related to such services provider and applications (the “Transferred Assets”), to Meteor Mobile (the “Divestiture”) in exchange for (i) a cash payment of $1,350,000 and (ii) the assumption of all liabilities and obligations of the Company and its subsidiaries party to the Divestiture Agreement arising out of or relating to the business of such applications or the Transferred Assets on or after the closing of the Divestiture, other than certain excluded liabilities, upon the terms and subject to the conditions set forth in the Divestiture Agreement (collectively, the “Divestiture Closing Consideration”).

In addition to the Divestiture Closing Consideration, the Divestiture Agreement provides that the Company is entitled to receive, for the six-month period beginning July 1, 2025 and each subsequent annual period beginning on January 1, 2026, 2027 and 2028, certain cash earn-out payments based on a percentage of cash revenue, net of any refunds, received by Meteor Mobile that is attributable to the business of the Transferred Assets.

Following the Divestiture, the Company will no longer be engaged in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers, as and to the extent such businesses are currently conducted by the Company pursuant to the “Vumber,” “Paltalk” and “Camfrog” applications. In connection with and prior to the closing of the Acquisition, the Company will also be ceasing any operations relating to its “Tinychat” application. Following the closing of the Divestiture and subject to the limited rights to be granted pursuant to Meteor Mobile pursuant to the Divestiture Agreement, the Company will retain all patents and patent applications and any rights or causes of action related to such patents and patent applications (including the Company’s previously disclosed patent litigation against Cisco Systems, Inc.).

The Company’s common stock is listed on The Nasdaq Capital Market under the ticker symbol “PALT.” As a result, the Company is subject to Nasdaq Listing Rule 5635, pursuant to which stockholder approval is required prior to certain issuances of securities. In addition, Section 271 of the Delaware General Corporation Law, as amended (the “DGCL”), which governs Delaware corporations, requires stockholder approval prior to the sale of all or substantially all of a Delaware corporation’s assets. Accordingly, at the Special Meeting, Company stockholders will be asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the Stock Issuance (the “Stock Issuance Proposal”), (ii) a proposal to approve the sale of the Transferred Assets in connection with the Divestiture, which may be deemed to be a sale of substantially all of the Company’s assets under Section 271 of the DGCL (the “Divestiture Proposal”), (iii) a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Acquisition and the Divestiture (the “Compensation Proposal”) and (iv) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of either of the Stock Issuance Proposal or the Divestiture Proposal (the “Adjournment Proposal”).

In connection with the Company’s entry into the Acquisition Agreement, on August 11, 2024, the Company and Newtek entered into voting and support agreements with certain stockholders, executive officers, and current and former directors of the Company (the “Paltalk Holders”), who collectively represent approximately 42.8% of the issued and outstanding shares of Company common stock as of November 13, 2024, whereby such Paltalk Holders, in their capacities as beneficial owners of the Company’s common stock (and, as applicable, not in their capacities as directors or officers of the Company), agreed to, among other things, vote or cause to be voted all common stock beneficially owned by the Paltalk Holders in favor of the Stock Issuance Proposal, the Divestiture Proposal and the Adjournment Proposal and against alternative transactions.

Each of these proposals is more fully described in the accompanying proxy statement, which each Company stockholder is encouraged to carefully read.

We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments, postponements or recesses of the Special Meeting). Information about the Special Meeting, the Acquisition, the Divestiture and other related business to be considered at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting virtually, we urge you to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of NTS, carefully and in its entirety. In particular, we urge you to carefully read the section titled “Risk Factors” beginning on page 17 of the accompanying proxy statement.

After careful consideration, the Board of Directors of the Company (the “Board”) has unanimously (i) approved and adopted the Acquisition Agreement and the Divestiture Agreement and the transactions contemplated thereby, including the Acquisition and the Divestiture, (ii) declared advisable the Acquisition Agreement and the Divestiture Agreement and the transactions contemplated thereby, including the Acquisition and the Divestiture, and (iii) recommended that our stockholders, voting together as a single class, vote “FOR” the approval of the Stock Issuance Proposal, the Divestiture Proposal, the Compensation Proposal and the Adjournment Proposal. When you consider the Board’s recommendation, you should keep in mind that certain executive officers and non-employee directors of the Company have interests in the Acquisition and the Divestiture that may conflict with your interests as a stockholder. Please see the sections titled “Proposal 1: The Stock Issuance Proposal — The Acquisition — Interests of Certain Persons in the Acquisition” and “Proposal 2: The Divestiture Proposal — The Divestiture — Interests of Certain Persons in the Divestiture” for additional information.

Enclosed are the notice of the Special Meeting and proxy statement, which describe the business that will be acted upon at the Special Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. To vote your shares of common stock, please refer to the instructions included on the enclosed proxy card. If your shares are held in the name of a broker, trust, bank or other nominee and you receive these materials through such intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker, trust, bank or other nominee or contact your broker, trust, bank or other nominee directly in order to obtain a proxy issued to you by your intermediary to vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the Special Meeting. On behalf of the Board, I urge you to follow the instructions provided to you and vote your shares today, even if you plan to attend the virtual meeting.

Thank you for your support of Paltalk, Inc. I look forward to speaking with you at the Special Meeting.

Sincerely,
/s/ Jason Katz
Jason Katz
Chief Executive Officer and Chairman

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS DESCRIBED HEREIN OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated November 26, 2024 and is expected to be first mailed to the Company’s stockholders on or about November 26, 2024.

PALTALK, INC.
30 Jericho Executive Plaza, Suite 400E
Jericho, New York 11753
(212) 967-5120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 30, 2024

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Paltalk, Inc., a Delaware corporation (the “Company”), will be held on December 30, 2024 at 9:00 a.m., Eastern Time, by means of a live audio webcast for the following purposes:

(1)    Stock Issuance Proposal — To consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of up to 9,000,000 shares of a newly created series of preferred stock, the Series A Non-Voting Common Equivalent Stock of the Company, par value $0.001 per share (the “Preferred Stock”), in connection with the acquisition by the Company of Newtek Technology Solutions, Inc. (“NTS”), and pursuant to that certain Agreement and Plan of Merger, dated as of August 11, 2024, by and among the Company, PALT Merger Sub 1, Inc., PALT Merger Sub 2, LLC, NewtekOne, Inc. and NTS;

(2)    Divestiture Proposal — To consider and vote upon a proposal to approve the sale of the Company’s telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets related to such services provider and applications pursuant to that certain Asset Purchase Agreement, dated November 7, 2024, by and among the Company, certain of the Company’s subsidiaries party thereto and Meteor Mobile Holdings, Inc., which may be deemed to be a sale of substantially all of the Company’s assets under Section 271 of the Delaware General Corporation Law, as amended;

(3)    Compensation Proposal — To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Acquisition and the Divestiture; and

(4)    Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Divestiture Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve either of the Stock Issuance Proposal or the Divestiture Proposal.

Stockholders will also transact any other business that may properly come before the Special Meeting or any adjournment(s), postponement(s) or recess(es) thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors of the Company (the “Board”) has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends that you vote “FOR” each of the proposals at the Special Meeting.

The Board has fixed 5:00 p.m., Eastern Time, on November 13, 2024 as the record date for the Special Meeting (the “Record Date”). Only holders of record of shares of the Company’s common stock on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s), adjournment(s) or recess(es) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the headquarters of the Company during regular business hours for a period of 10 calendar days ending on the day before the Special Meeting. If you would like to review the list, please contact our Investor Relations department by emailing IR@paltalk.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 30, 2024:

A copy of the Notice of Special Meeting of the Stockholders, the Proxy Statement and Proxy Voting Card are available at:

https://www.astproxyportal.com/ast/24835/special

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Special Meeting online, we request that you vote your shares in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Special Meeting.

If your stock is held in the name of a broker, trust, bank or other nominee and you receive these materials through such intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker, trust, bank or other nominee or contact your broker, trust, bank or other nominee directly in order to obtain a proxy issued to you by your intermediary to attend the Special Meeting and vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the Special Meeting.

By Order of the Board of Directors
/s/ Jason Katz
Jason Katz
Chief Executive Officer and Chairman

Jericho, New York

November 26, 2024

i

ii

30 Jericho Executive Plaza, Suite 400E
Jericho, New York 11753
(212) 967-5120

_______________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 30, 2024

_______________________

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Paltalk, Inc., a Delaware corporation (the “Company”), to be voted at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on December 30, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any adjournment(s), postponement(s) or recess(es) of the Special Meeting. This proxy statement (this “Proxy Statement”) and accompanying form of proxy are expected to be first sent or given to stockholders on or about November 26, 2024.

The executive offices of the Company are located at, and the mailing address of the Company is, 30 Jericho Executive Plaza, Suite 400E, Jericho, New York 11753. Unless the context otherwise indicates, references to “Paltalk,” “we,” “our,” “us” and the “Company” refer to Paltalk, Inc. and its subsidiaries on a consolidated basis.

_______________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 30, 2024:

A copy of the Notice, this Proxy Statement and the Proxy Voting Card are available at:

https://www.astproxyportal.com/ast/24835/special

SUMMARY TERM SHEET

This summary term sheet, together with the section titled “Questions and Answers About the Special Meeting,” summarizes certain information contained in this Proxy Statement, but may not contain all of the information that may be important to you. You should carefully read this entire Proxy Statement, including the attached Annexes, and the other documents to which this Proxy Statement refers you for a more complete understanding of the matters to be considered at the Special Meeting. This Proxy Statement also incorporates by reference important business and financial information about the Company. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

•        Paltalk, Inc., a Delaware corporation, which we refer to, either individually or together with its subsidiaries, as the context requires, as “we,” “us,” “our” or the “Company,” is a communications software innovator that powers multimedia social applications. We operate a network of consumer applications that we believe create a unique social media enterprise where users can meet, see, chat, broadcast, play online card games and board games and message in real time in a secure environment with others in our network. Our consumer applications generate revenue principally from subscription fees and advertising arrangements. For more information about the Company, please see the section titled “Information About the Company.”

•        As of November 13, 2024, the record date for the Special Meeting, there were 9,236,987 shares of the Company’s common stock issued and outstanding, excluding shares held by the Company as treasury stock, and there were no shares of the Company’s preferred stock issued and outstanding.

•        Newtek Technology Solutions, Inc. (“NTS”), a New York corporation, is a wholly owned subsidiary of NewtekOne, Inc., a Maryland corporation (“Newtek”), that provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery and other related services, including consulting and technology solution implementation services for enterprise and commercial clients across the United States. NTS’s management team has expertise and experience leveraging a broad range of technology solutions and services that enable businesses to operate more efficiently and securely. For more information about NTS, please see the sections titled “Information About NTS” and “NTS Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•        On August 11, 2024 (the “Execution Date”), the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time in accordance with the terms thereof, the “Acquisition Agreement”), by and among the Company, PALT Merger Sub 1, Inc., a New York corporation and a direct and wholly owned subsidiary of the Company (“First Merger Sub”), PALT Merger Sub 2, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of the Company (“Second Merger Sub”), NTS and Newtek, pursuant to which (i) First Merger Sub will merge with and into NTS, with NTS continuing as the interim surviving entity (the “Interim Surviving Entity” and such merger, the “First Step Merger”), and (ii) immediately following the consummation of the First Step Merger, the Interim Surviving Entity will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (such transactions collectively, the “Acquisition”).

•        Pursuant to the Acquisition Agreement, the Company agreed to (i) pay Newtek an amount in cash equal to $4,000,000 (the “Acquisition Closing Cash Consideration”), and (ii) issue to Newtek 4,000,000 shares of a newly created series of the Company’s preferred stock, the Series A Non-Voting Common Equivalent Stock (the “Preferred Stock” and such shares issued at the closing of the Acquisition, the “Acquisition Closing Stock Consideration” and together with the Closing Cash Consideration, the “Acquisition Closing Consideration”) (in each case, subject to adjustment as further described in this Proxy Statement).

•        In addition to the Acquisition Closing Consideration, the Acquisition Agreement provides that Newtek is entitled to receive up to $5,000,000 (the “Acquisition Earn-Out Amount”) based on the Company’s achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, at the Company’s sole discretion (subject to certain exceptions), in cash (the “Acquisition Earn-Out Cash Consideration”), in shares of Preferred Stock (the “Acquisition Earn-Out Stock Consideration”) or in a combination thereof. The issuance of the Acquisition Closing Stock Consideration, the Acquisition Earn-Out Stock Consideration (if any) and the shares of Company common stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) is referred to herein as the “Stock Issuance”.

•        Following the consummation of the Acquisition and the issuance to Newtek of the Acquisition Closing Stock Consideration, Newtek would own 30.2% of the Company’s common or common-equivalent equity (on an as-converted and fully-diluted basis), calculated based on the number of shares of the Company’s common stock outstanding as of November 13, 2024. As a holder of Preferred Stock, Newtek generally will not have voting rights, except with respect to certain protective matters, such as amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), or the Certificate of Designations designating the Preferred Stock (the “Certificate of Designations”) that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock. The Preferred Stock is convertible into common stock only upon certain qualifying transfers to third parties, as further described in this Proxy Statement.

•        Pursuant to the Acquisition Agreement, if the issuance of the Acquisition Closing Stock Consideration or the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and as implemented and interpreted by the Federal Reserve) in the Company to exceed one-third of the Company’s total equity (the “Total Equity Cap”), then the number of shares of Preferred Stock issuable as Closing Stock Consideration and/or Earn-Out Stock Consideration, as applicable, will be adjusted so that we will issue Newtek the maximum number of shares of Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Closing Cash Consideration or the Acquisition Earn-Out Cash Consideration, as applicable.

•        Following the closing of the Acquisition, the Company plans to change its name from “Paltalk, Inc.” to “Intelligent Protection Management Corp.,” and change its ticker symbol on The Nasdaq Capital Market to “IPM”.

•        On November 7, 2024, the Company entered into an Asset Purchase Agreement (as it may be amended from time to time in accordance with the terms thereof, the “Divestiture Agreement”), by and among the Company, its wholly owned subsidiaries Paltalk Holdings, Inc. (“Paltalk Holdings”), Paltalk Software, Inc. (“Paltalk Software”), Camshare, Inc. (“Camshare”), A.V.M. Software, Inc. (“AVM”) and Vumber, LLC (“Vumber” and, collectively with the Company, Paltalk Holdings, Paltalk Software, Camshare, and AVM, the “Paltalk Parties,” and each individually, a “Paltalk Party”), and Meteor Mobile Holdings, Inc., a Delaware corporation (“Meteor Mobile”), pursuant to which the Company will sell to Meteor Mobile the Company’s telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets and liabilities related to such services provider and applications (the “Divestiture”). Following the Divestiture, the Company will no longer be engaged in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers, as and to the extent such businesses are currently conducted by the Company pursuant to the “Vumber,” “Paltalk” and “Camfrog” applications (the “Business”).

•        Pursuant to the Divestiture Agreement, Meteor Mobile agreed to (i) acquire certain assets of the Paltalk Parties relating to the “Vumber,” “Paltalk” and “Camfrog” applications, including, among other things, the Paltalk Parties’ intellectual property and technology, the rights of the Paltalk Parties under certain contracts, all rights to any actions of any nature available to or being pursued by Paltalk Party to the extent related to the Business, the Transferred Assets (as defined below) or the assumed liabilities, whether arising by way of counterclaim or otherwise, other than any such action to the extent related to certain excluded assets or excluded liabilities, all of the Paltalk Parties’ rights under warranties, indemnities and all similar rights against third parties to the extent related to any Transferred Assets, all rights to insurance proceeds to the extent received or receivable in respect of the Business, the Transferred Assets or the assumed liabilities, all documents that are related to the Business, and all goodwill and the going concern value of the Business, other than certain excluded assets (collectively, the “Transferred Assets”) and (ii) assume all of the liabilities of the Paltalk Parties arising out of or relating to the Business or the Transferred Assets other than certain excluded liabilities (the “Assumed Liabilities”), in each case upon the terms and subject to the conditions set forth in the Divestiture Agreement, for aggregate consideration of $1.35 million (the “Divestiture Closing Consideration”), to be paid by Meteor Mobile to the Company in cash on the closing date of the Divestiture.

•        In addition to the Divestiture Closing Consideration, the Divestiture Agreement provides that the Company is entitled to receive cash earn-out payments during a three and one-half year earn-out period beginning on July 1, 2025, based upon a percentage of revenue achieved by Meteor Mobile from the Transferred Assets during such period.

•        Following the closing of the Divestiture and subject to the limited rights to be granted pursuant to Meteor Mobile pursuant to the Divestiture Agreement, the Company will retain all patents and patent applications and any rights or causes of action related to such patents and patent applications (including the Company’s previously disclosed patent litigation against Cisco Systems, Inc.). The Company will also retain any assets (including intellectual property) that are not used exclusively in the operation of the Business.

•        The Company’s management and the Board considered various factors in determining whether to approve and adopt the Acquisition Agreement and the Divestiture Agreement and the transactions contemplated thereby, including the Acquisition and the Divestiture. The Board’s reasons for approving the Acquisition and the Divestiture are described in the sections titled “Proposal 1: The Stock Issuance Proposal — The Acquisition — The Board’s Reasons for Approving the Acquisition and the Related Stock Issuance” and “Proposal 2: The Divestiture Proposal — The Divestiture — The Board’s Reasons for Approving the Divestiture,” respectively.

•        At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the Stock Issuance (the “Stock Issuance Proposal”) and a proposal to approve the sale of the Transferred Assets in connection with the Divestiture, which may be deemed to be a sale of substantially all of the Company’s assets under Section 271 of the DGCL (the “Divestiture Proposal”). For more information about the Stock Issuance Proposal and the Divestiture Proposal, please see the sections titled “Proposal 1: The Stock Issuance Proposal” and “Proposal 2: The Divestiture Proposal,” respectively. In addition to voting on the Stock Issuance Proposal and the Divestiture Proposal at the Special Meeting, the stockholders of the Company will be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Acquisition and the Divestiture (the “Compensation Proposal”) and a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Stock Issuance Proposal or the Divestiture Proposal (the “Adjournment Proposal”). For more information about the Compensation Proposal and the Adjournment Proposal, please see the sections titled “Proposal 3: Non-Binding, Advisory Vote on Transaction-Related Named Executive Officer Compensation” and “Proposal 4: The Adjournment Proposal,” respectively. The Acquisition is conditioned on, among other things, the approval of the Stock Issuance Proposal and the Divestiture Proposal at the Special Meeting. The Compensation Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this Proxy Statement.

•        The closings of the Acquisition and the Divestiture are each subject to the satisfaction or waiver of a number of conditions set forth in the Acquisition Agreement and the Divestiture Agreement, as applicable, including, among others, (i) the absence of any governmental order enjoining or otherwise prohibiting the performance of the Acquisition Agreement, the Divestiture Agreement or any of the transactions contemplated thereby, (ii) in the case of the Acquisition Agreement, receipt by Newtek from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) of regulatory approval or a non-objection notice relating to the Acquisition and the transactions related thereto, (iii) in the case of the Acquisition Agreement, receipt of stockholder approval of the Stock Issuance Proposal and the Divestiture Proposal as contemplated by this Proxy Statement and (iv) in the case of the Acquisition Agreement, the consummation of the Divestiture. For more information about the closing conditions to the Acquisition and the Divestiture, please see the sections titled “Proposal 1: The Stock Issuance Proposal — Conditions to Closing of the Acquisition” and “Proposal 2: The Divestiture Proposal — Conditions to Closing of the Divestiture,” respectively.

•        The Acquisition Agreement may be terminated at any time prior to the consummation of the Acquisition upon agreement of the parties thereto, or by the Company or Newtek, on behalf of itself and NTS, in specified circumstances. For more information about the termination rights under the Acquisition Agreement, please see the section titled “Proposal 1: The Stock Issuance Proposal — The Acquisition Agreement — Termination.”

•        The Divestiture Agreement may be terminated at any time prior to the consummation of the Divestiture upon agreement of the parties thereto, or by the Company or Meteor Mobile, in specified circumstances. For more information about the termination rights under the Divestiture Agreement, please see the section titled “Proposal 2: The Divestiture Proposal — The Divestiture Agreement — Termination.”

•        The proposed Acquisition and Divestiture involve numerous risks. For more information about these risks, please see the section titled “Risk Factors.”

•        In considering the recommendation of the Board to vote for the proposals presented at the Special Meeting, including the Stock Issuance Proposal and the Divestiture Proposal, you should be aware that certain of the Company’s executive officers and non-employee directors have interests in the Acquisition and the Divestiture that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Acquisition and the Divestiture before recommending to the Company’s stockholders that they vote in favor of the proposals presented at the Special Meeting. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting. These interests include, among other things, that, the Divestiture, which is a condition to closing the Acquisition, will constitute a “Change in Control” under the terms of the Paltalk, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”). As a result, the vesting of shares underlying the stock options held by certain of the Company’s employees, including Adam Zalko, the Company’s Senior Vice President, and certain of the Company’s non-employee directors will accelerate upon completion of the Divestiture. Additionally, the Board has approved one-time cash bonus payments to Kara Jenny, the Company’s Chief Financial Officer, and Mr. Zalko and the award of stock options to Jason Katz, the Company’s Chief Executive Officer, Ms. Jenny and Mr. Zalko, in each case subject to the closing of the Acquisition. For a description of our named executive officers’ compensation arrangements in connection with the Acquisition and the Divestiture, see “Proposal 1: The Stock Issuance Proposal — Interests of Certain Persons in the Acquisition” and “Proposal 2: The Divestiture Proposal — The Divestiture — Quantification of Potential Payments and Benefits to our Named Executive Officers,” respectively.

•        In addition, in connection with the Company’s entry into the Acquisition Agreement, on August 11, 2024, the Company and Newtek entered into voting and support agreements with certain stockholders, executive officers and current and former directors of the Company (each, a “Paltalk Holder”), who collectively represent approximately 42.8% of the issued and outstanding shares of Company common stock as of November 13, 2024, whereby each Paltalk Holder, in such Paltalk Holder’s capacity as a beneficial owner of the Company’s common stock (and, as applicable, not in such Paltalk Holder’s capacity as a director or officer of the Company), agreed to, among other things, vote or cause to be voted all common stock beneficially owned by such Paltalk Holder in favor of the Stock Issuance Proposal, the Divestiture Proposal and the Adjournment Proposal and against alternative transactions.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker, trust, bank or other nominee in order to vote your stock at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that the regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will act upon the following matters outlined in the Notice:

(1)    to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of up to 9,000,000 shares of Preferred Stock in connection with the Acquisition;

(2)    to approve the Divestiture, which may be deemed to be a sale of substantially all of our assets under Section 271 of the DGCL;

(3)    to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to our named executive officers in connection with the Acquisition and the Divestiture;

(4)    to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal or the Divestiture Proposal; and

(5)    to transact any other business that may properly come before the Special Meeting or any adjournment, postponement or recess thereof.

What is the Acquisition?

On August 11, 2024, we entered into the Acquisition Agreement with First Merger Sub, Second Merger Sub, NTS and Newtek, pursuant to which, through a two-step merger process, we will acquire NTS. NTS provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery and other related services, including consulting and technology solution implementation services for enterprise and commercial clients across the United States. For more information about NTS, please see the sections titled “Information About NTS” and “NTS Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

A copy of the Acquisition Agreement is attached to this Proxy Statement as Annex A. You should read this Proxy Statement and its Annexes carefully and in their entirety.

What is the consideration for the Acquisition?

As consideration for the Acquisition, we agreed to (i) pay Newtek an amount in cash equal to $4,000,000, which is subject to customary purchase price adjustments as set forth in the Acquisition Agreement, including a working capital adjustment, and (ii) issue to Newtek 4,000,000 shares of Preferred Stock. Additionally, the Acquisition Agreement provides that Newtek is entitled to receive up to $5,000,000 based on our achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years, which may be paid, at our sole discretion (subject to certain exceptions), in cash, in shares of Preferred Stock or in a combination thereof.

Why is the Company seeking stockholder approval of the Stock Issuance Proposal?

Nasdaq Listing Rule 5635(a) requires stockholder approval with respect to issuances of common stock, including securities convertible into common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock or assets of another company and are equal to 20% or more of the outstanding shares of common stock of the issuer before the issuance. Nasdaq Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance of securities will result in a “change of control” of the issuer. Although Nasdaq has not adopted any formal rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the outstanding common stock or voting power of an issuer could constitute a change of control. Accordingly, we are asking our stockholders to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of up to 9,000,000 shares of Preferred Stock in connection with the Acquisition.

In addition, approval of the Stock Issuance Proposal is a closing condition under the Acquisition Agreement. If the Stock Issuance Proposal is not approved, either the Company or Newtek may terminate the Acquisition Agreement and the Acquisition may not be completed, which may have an adverse effect on our business and financial condition.

How has the announcement of the Acquisition and the Divestiture affected the trading price of the Company’s common stock?

On August 9, 2024, the trading date immediately prior to the public announcement of the Acquisition, the closing price of our common stock on The Nasdaq Capital Market was $4.02. On November 7, 2024, the trading date immediately prior to the public announcement of the Divestiture, the closing price of our common stock on The Nasdaq Capital Market was $1.98. On November 21, 2024, the closing price of our common stock on The Nasdaq Capital Market was $1.78.

What equity stake will Newtek have in the Company immediately following the Acquisition?

Following the consummation of the Acquisition and the issuance of the Closing Stock Consideration, Newtek will own 30.2% of the Company’s issued and outstanding common stock or common-equivalent equity (on an as-converted and fully-diluted basis), calculated based on the number of shares of the Company’s common stock outstanding as of November 13, 2024. As a holder of Preferred Stock, Newtek generally will not have voting rights, except with respect to certain protective matters, such as amendments to the Charter or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock. The Preferred Stock is convertible into common stock only upon certain qualifying transfers to third parties, as further described in this Proxy Statement.

Pursuant to the Acquisition Agreement, if the issuance of the Acquisition Closing Stock Consideration or the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the BHCA, and as implemented and interpreted by the Federal Reserve) in the Company to exceed one-third of the Company’s total equity, then the number of shares of Preferred Stock issuable as Acquisition Closing Stock Consideration and/or Acquisition Earn-Out Stock Consideration, as applicable, will be adjusted so that we will issue Newtek the maximum number of shares of Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Closing Cash Consideration or the Acquisition Earn-Out Cash Consideration, as applicable.

Will the management and the Board change as a result of the Acquisition?

Pursuant to the Acquisition Agreement, we have agreed to cause one representative nominated by Newtek to be appointed to the Board. Additionally, in connection with and conditioned on the closing of the Acquisition, we have agreed to enter into an employment agreement with Jared Mills, who currently serves as the President of NTS. Following the Acquisition, it is anticipated that Mr. Mills will serve as our President and Adam Zalko will transition from the role of Senior Vice President to Chief Operating Officer of the Company. Jason Katz will remain our Chief Executive Officer and Chairman of the Board and Kara Jenny will remain our Chief Financial Officer.

What conditions must be satisfied to complete the Acquisition?

The consummation of the Acquisition is subject to the satisfaction or waiver of a number of conditions, including, among others, (i) approval of the Stock Issuance Proposal, (ii) approval of the Divestiture Proposal, (iii) the absence of any governmental order enjoining or otherwise prohibiting the performance of the Acquisition Agreement or any of the transactions contemplated thereby, (iv) the absence of a material adverse effect (as such term is used in the Acquisition Agreement), (v) receipt by Newtek from the Federal Reserve of a regulatory approval or non-objection notice relating to the Acquisition and the transactions related thereto, and (vi) the completion of the Divestiture.

These closing conditions may not be fulfilled in a timely manner or at all, and, accordingly, the Acquisition may not be consummated. For a summary of the conditions that must be satisfied or waived prior to completion of the Acquisition, see the section of this Proxy Statement titled “Proposal 1: The Stock Issuance Proposal — Conditions to Closing the Acquisition.”

What happens if the Acquisition is not consummated?

If the Acquisition is not consummated, the Company would not acquire NTS, would retain the businesses subject to the Divestiture and would seek to explore acquisitions of businesses in the technology sector.

The Acquisition Agreement contains certain termination rights for both the Company and Newtek, on behalf of itself and NTS, including, among other things, if the closing of the Acquisition has not occurred prior to February 9, 2025. In the event the Acquisition Agreement is terminated, none of the parties thereto will owe a termination fee to any other party under or relating to the Acquisition Agreement. For more information regarding the parties’ specific termination rights, see the section of this Proxy Statement titled “Proposal 1: The Stock Issuance Proposal — The Acquisition Agreement — Termination”.

What is the Divestiture?

On November 7, 2024, we and the other Paltalk Parties entered into the Divestiture Agreement with Meteor Mobile, pursuant to which we agreed to sell the Transferred Assets to Meteor Mobile. A copy of the Divestiture Agreement is attached to this Proxy Statement as Annex B. You should read this Proxy Statement and its Annexes carefully and in their entirety.

Why is the Company seeking stockholder approval of the Divestiture Proposal?

Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote for the sale of all or substantially all of its property and assets. We are seeking the approval of the Divestiture by our stockholders in the event that the Divestiture is deemed to be a sale of substantially all of the assets of the Company under Section 271 of the DGCL.

In addition, approval of the Divestiture Proposal is a closing condition under the Acquisition Agreement. If the Divestiture Proposal is not approved, either the Company or Newtek may terminate the Acquisition Agreement and the Acquisition cannot be completed. The failure to consummate either the Acquisition or the Divestiture may have an adverse effect on our business and financial condition.

How would the proceeds from the Divestiture be used?

We intend to utilize the proceeds from the Divestiture for working capital and general corporate purposes. Our stockholders will not receive any proceeds from the Divestiture.

What conditions must be satisfied to complete the Divestiture?

The consummation of the Divestiture is subject to a number of conditions, including, among others, (i) the absence of any governmental order enjoining or otherwise prohibiting the performance of the Divestiture Agreement or the consummation of any of the transactions contemplated thereby, (ii) the absence of a material adverse effect (as such term is used in the Divestiture Agreement) and (iii) the satisfaction of all conditions to closing required to be satisfied in connection with Acquisition Agreement and the parties to the Acquisition Agreement standing ready, willing and able to close the Acquisition, subject only to the closing of the transactions contemplated by the Divestiture Agreement. These closing conditions may not be fulfilled in a timely manner or at all, and, accordingly, the Divestiture may not be consummated. For a summary of the conditions that must be satisfied or waived prior to completion of the Divestiture, see the section of this Proxy Statement titled “Proposal 2: The Divesture Proposal — Conditions to the Closing the Divestiture.”

What will happen to my shares of common stock in connection with the Acquisition and Divestiture?

Neither the Acquisition nor the Divestiture will have any direct effect on your ownership of your shares of our common stock. If you hold your shares of common stock following the consummation of the Acquisition and Divestiture, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding.

What interests do our current executive officers and non-employee directors have in the Acquisition and Divestiture?

Certain of our executive officers and non-employee directors have interests in the Acquisition and the Divestiture that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Acquisition and the Divesture and before recommending to our stockholders that they vote in favor of the Stock Issuance Proposal and the Divestiture Proposal at the Special Meeting. Stockholders should take these interests into account in deciding whether to approve the Stock Issuance Proposal and the Divestiture Proposal. For more information on interests of our executive officers and non-employee directors in the Acquisition and the Divesture, see the sections of this Proxy Statement titled “Proposal 1: The Stock Issuance Proposal — Interests of Certain Persons in the Acquisition” and “Proposal 2: The Divesture Proposal — Interests of Certain Persons in the Divestiture,” respectively.

Are there any risks associated with the Acquisition and the Divestiture?

Yes. You should carefully review the section of this Proxy Statement titled “Risk Factors” beginning on page 17, which presents risks and uncertainties related to, among other things, the Acquisition, the Divestiture and the operations of the Company following the completion of the Acquisition and the Divestiture.

When does the Company anticipate closing the Acquisition and the Divestiture?

Assuming receipt of stockholder approval of the Stock Issuance Proposal and the Divestiture Proposal at the Special Meeting, we expect to consummate the Acquisition and the Divestiture in the first quarter of 2025, but we cannot be certain when or if the conditions to the Acquisition and the Divestiture will be satisfied or, to the extent permitted, waived. Neither the Acquisition nor the Divestiture can be completed until the conditions set forth in the Acquisition Agreement and the Divestiture Agreement, respectively, are satisfied (or, to the extent permitted, waived).

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, SEC rules allow us to send only one proxy statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at Paltalk, Inc., 30 Jericho Executive Plaza, Suite 400E, Jericho, New York 11753, Attn: Investor Relations or by calling (212) 967-5120 or emailing IR@paltalk.com. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a broker, trust, bank or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address, phone number or email set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, we may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.” See “What is the difference between a stockholder of record and a ‘street name’ holder?” below for more information. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

Why have a virtual meeting?

We have determined to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world.

What do I need to do to attend the virtual Special Meeting?

We will be hosting the Special Meeting online via an audio webcast.

Record Holders:    If you were a stockholder of record as of the close of business on November 13, 2024 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC) (“Equiniti”), you can attend the Special Meeting by accessing https://web.lumiconnect.com/207490181 and selecting the button “I have a Control Number.” You will then be directed to a screen where you will enter: (i) the 11-digit control number on the proxy card; and (ii) the meeting password “paltalk2024”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the Special Meeting page where you can vote, submit written questions and listen to the meeting. If you are a stockholder of record and misplaced your 11-digit control number, please call Equiniti at 800-937-5449.

Beneficial Owners:    If you were a beneficial owner as of the close of business on November 13, 2024 (i.e., you hold your shares in “street name” through an intermediary, such as a broker, trust, bank or other nominee), you must register in advance to attend the Special Meeting. To register, please obtain a legal proxy from the broker, trust, bank or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to Equiniti to receive an 11-digit control number that may be used to access the Special Meeting site provided above. Any control number that was provided with your proxy materials, likely a 16-digit number, will not provide access to the Special Meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by Equiniti no later than 5 p.m., Eastern Time, on December 29, 2024. All such requests should be submitted (i) by email to proxy@equiniti.com or (ii) by mail to Equiniti Trust Company, LLC, Attn: Proxy Department, 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660. Obtaining a legal proxy may take several days, and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from Equiniti, please follow the steps set forth above for “Record Holders” to attend the Special Meeting.

A summary of the information you need to attend the Special Meeting online is provided below:

•        Any stockholder can attend the Special Meeting by visiting https://web.lumiconnect.com/207490181 and following the instructions on your proxy card (or the instructions provided to you by Equiniti).

•        We encourage you to access the Special Meeting online prior to its start time.

•        The Special Meeting starts at 9:00 a.m., Eastern Time.

•        Stockholders may vote electronically while attending the Special Meeting.

•        Please have the control number printed on your proxy card we have provided to you (or the control number that was provided to you by Equinity) to join the Special Meeting.

What is the record date and what does it mean?

The record date determines the stockholders that are entitled to notice of, and to vote at, the Special Meeting. The record date for the Special Meeting is 5:00 p.m., Eastern Time, on November 13, 2024 (the “Record Date”). The Record Date was established by the Board as required by Delaware law. As of the Record Date, 9,236,987 shares of our common stock, excluding shares held by us as treasury stock, were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Only the holders of common stock at 5:00 p.m., Eastern Time, on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Special Meeting. Neither our Charter, nor our Amended and Restated Bylaws (the “Bylaws”) allow for cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the stockholders present in person or by proxy and entitled to vote at the Special Meeting may adjourn or recess the Special Meeting from time to time until a quorum is present or represented by proxy, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned. Pursuant to our Bylaws, for the purposes of this virtual Special Meeting, presence “in person” is satisfied by being present online during the live audio webcast at https://web.lumiconnect.com/207490181.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Equiniti, the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a trust, bank or other nominee, such nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A “broker non-vote” occurs on a proposal when (i) a broker, trust, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the broker, trust, bank or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters for which brokers do not have discretionary authority to vote, we do not expect there to be any broker non-votes at the Special Meeting.

How do I vote my stock?

If you are a record holder, you may vote your common stock by following the instructions included on your proxy card. To vote at the Special Meeting, you must attend the Special Meeting online and submit a ballot in accordance with the instructions provided at https://web.lumiconnect.com/207490181. The ballot will be provided online during the Special Meeting. See “What do I need to do to attend the virtual Special Meeting?” above for more information.

If you hold some or all of your stock in “street name,” your broker, trust, bank or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your stock. Alternatively, if you want to vote your stock online at the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy, you will not be able to vote your nominee-held stock online at the Special Meeting.

Who counts the votes?

All votes will be tabulated by Equiniti, the inspector of election appointed for the Special Meeting, or its substitute. Votes for each proposal will be tabulated separately.

Can I vote my stock online at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the virtual meeting by completing a ballot online at the Special Meeting at https://web.lumiconnect.com/207490181. See “What do I need to do to attend the virtual Special Meeting?” and “How do I vote my stock?” above for more information.

If you hold your stock in “street name,” you may vote your stock online only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Special Meeting online, we recommend that you also vote your shares as soon as possible so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What are my choices when voting?

With respect to the proposals to be acted upon at the Special Meeting, you may vote as follows:

•        the Stock Issuance Proposal — “FOR,” “AGAINST” or “ABSTAIN”;

•        the Divestiture Proposal — “FOR,” “AGAINST” or “ABSTAIN”;

•        the Compensation Proposal — “FOR,” “AGAINST” or “ABSTAIN”; and

•        the Adjournment Proposal — “FOR,” “AGAINST” or “ABSTAIN”.

How does the Board recommend that I vote my stock?

The Board recommends that you vote your stock as follows:

•        “FOR” the Stock Issuance Proposal;

•        “FOR” the Divestiture Proposal;

•        “FOR” the Compensation Proposal; and

•        “FOR” the Adjournment Proposal.

What if I do not specify how I want my stock voted on my proxy card?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock with respect to one or more of the proposals, the proxies designated on the proxy card will vote your stock for each proposal as to which you provide no voting instructions in the following manner:

•        “FOR” the Stock Issuance Proposal;

•        “FOR” the Divestiture Proposal;

•        “FOR” the Compensation Proposal; and

•        “FOR” the Adjournment Proposal.

We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the Special Meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you are a “street name” holder and do not provide voting instructions with respect to one or more proposals, your broker, trust, bank or other nominee will be unable to vote your stock with respect to such proposal. See “What is a broker non-vote?” above for more information.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

•        attending the Special Meeting and voting your stock by ballot online at the Special Meeting;

•        completing and submitting a new valid proxy bearing a later date;

•        voting by telephone or via the Internet as instructed in your proxy card (only your latest telephone or Internet proxy is counted); or

•        giving written notice of revocation to the Company addressed to the Company’s Corporate Secretary at the Company’s address above, which notice must be received before noon, Eastern Time, on December 30, 2024.

If you are a “street name” holder, your broker, trust, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, approval of each of the Stock Issuance Proposal, the Compensation Proposal and the Adjournment Proposal requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposals at the Special Meeting. In accordance with the DGCL and the Company’s organizational documents, assuming the presence of a quorum, approval of the Divestiture Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Divestiture Proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Special Meeting for determining a quorum at the meeting. Abstentions will have no effect on the Stock Issuance Proposal, the Compensation Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote “against” the Divestiture Proposal.

Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters, we do not expect there to be any broker non-votes at the Special Meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The Board is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the accompanying Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results of the Special Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations by emailing IR@paltalk.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements relate to, among other things, expectations of future financial performance, business strategies or expectations for our business following the Acquisition and Divestiture and the timing and ability for us to complete the Acquisition and the Divestiture, and are based on management’s beliefs and assumptions and on information currently available to management.

All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

•        our ability to consummate the Acquisition and the Divestiture;

•        our ability to effectively integrate and manage the business of NTS or realize the expected benefits and synergies from the Acquisition;

•        our ability to achieve the anticipated operational and financial results following the Acquisition;

•        our ability to retain members of management and other key employees following the Acquisition and the Divestiture;

•        NTS’s historic reliance on Newtek for managerial, financial and accounting support and for customer referrals;

•        NTS’s dependence on a small number of customers, including Newtek;

•        NTS’s dependence on licensing arrangements in the operation of its business;

•        the intense competition in the industry in which our business will operate and our ability to effectively compete with existing competitors and new market entrants;

•        our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire;

•        the impact of any economic recession and the overall economic environment, including inflation, on our results of operations and our business;

•        our ability to develop, establish and maintain strong brands;

•        the possibility of interruptions in the operations of computer and communications hardware systems and infrastructure;

•        the effect of security breaches, computer viruses and cybersecurity incidents;

•        our ability to obtain additional capital or financing when and if necessary, to execute our business plan, including through offerings of debt or equity or sale of any of our assets;

•        the risk that we may face litigation resulting from the transmission of information through our information technology systems;

•        the effects of current and future government regulation, including tax laws and laws and regulations regarding the use of the internet, privacy, cybersecurity and protection of user data;

•        the impact of any claim that we have infringed on intellectual property rights of others;

•        our ability to protect our intellectual property rights;

•        our ability to maintain effective internal controls over financial reporting; and

•        our reliance on third-party investor relations firms to help create awareness of our Company and compliance by such third parties with regulatory requirements related to promotional reports.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Proxy Statement, except to the extent required by applicable securities laws. For a more detailed discussion of these and other factors that may affect our business, see the discussions in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and in this Proxy Statement under the heading “Risk Factors,” beginning on page 17.

RISK FACTORS

In addition to the other information contained in this Proxy Statement or incorporated by reference herein, including the matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” stockholders should carefully consider the following risks relating to the Acquisition, the Divestiture and our Company following the Acquisition and Divestiture before deciding how to vote with respect to the proposals brought before the Special Meeting. You should also read and consider the risks associated with each of our business and the businesses of NTS because many of these risks will also affect the Company following the Acquisition and the Divestiture. The risks associated with our business can be found in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, and may be updated or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. Such risk factors are incorporated by reference into this Proxy Statement. Risks associated with the business of NTS can be found below in the section titled “Risks Relating to NTS.” Stockholders are also urged to carefully consider all of the information included or incorporated by reference in this Proxy Statement, which are listed in the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

We have grouped the risks into four categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.

Risks Relating to the Acquisition and the Divestiture

The Acquisition may not be completed, and the Acquisition Agreement may be terminated in accordance with its terms, which could negatively impact the Company.

On August 11, 2024, we entered into the Acquisition Agreement with Newtek and NTS to acquire NTS through a two-step merger process. The consummation of the Acquisition is subject to a number of conditions, including, among others, (i) approval by our stockholders of the Stock Issuance Proposal and the Divestiture Proposal, (ii) the absence of any governmental order enjoining or otherwise prohibiting the performance of the Acquisition Agreement or any of the transactions contemplated thereby, (iii) the absence of a material adverse effect (as such term is used in the Acquisition Agreement) on the Company or NTS, (iv) receipt by Newtek from the Federal Reserve of regulatory approval or a non-objection notice relating to the Acquisition and the transactions related thereto, and (v) the completion of the Divestiture.

These closing conditions may not be satisfied in a timely manner or at all, and, accordingly, the Acquisition may not be consummated. Any delay in completing the Acquisition could cause us not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve if the Acquisition is successfully consummated within our expected timeframe. In addition, Newtek and the Company can mutually decide to terminate the Acquisition Agreement at any time, before or after approval of the matters presented to the Company’s stockholders at the Special Meeting. If the Acquisition is not completed for any reason, including as a result of our stockholders declining to approve the Stock Issuance Proposal or the Divestiture Proposal, we would be subject to a number of risks, including the following:

•        the trading price of our common stock may be negatively impacted (including to the extent that current market prices reflect a market assumption that the Acquisition and the Divestiture will be completed);

•        we may experience negative reactions from our users and other third parties with whom we do business, as well as our employees; and

•        we will have incurred substantial expenses and will be required to pay certain costs relating to the Acquisition, whether or not the Acquisition is completed.

The announcement and pendency of the Acquisition and the other transactions contemplated by the Acquisition Agreement, including the Divestiture, whether or not completed, may adversely affect our business.

The announcement and pendency of the Acquisition and the transactions contemplated thereby, including the Divestiture, may adversely affect our business or our relationships with our users, consultants and employees. Third parties may be unwilling to enter into material agreements with respect to our business in light of the proposed transactions. In addition, new or existing customers, suppliers and business partners of NTS may prefer to enter into agreements with NTS’s competitors who have not expressed an intention to sell their business because customers, suppliers and business partners may perceive that such new relationships are likely to be more stable. Additionally, our employees may become concerned about the future of our business and NTS and lose focus or seek other employment.

If our due diligence investigation of NTS was inadequate, then stockholders of the Company following the consummation of the Acquisition could lose some or all of their investment.

Even though we conducted a due diligence investigation of NTS, we cannot be sure that our diligence efforts uncovered all material issues that may be present inside NTS or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of NTS and its business and outside of our control will not later arise. If any material issues arise, such issues may adversely affect our business, results of operations and financial condition.

Our executive officers and non-employee directors may have interests in the Acquisition and the Divestiture that may differ from, or are in addition to, the interests of our stockholders.

Our executive officers and non-employee directors may have interests in the Acquisition and the Divestiture that may be different from, in addition to, or in conflict with, the interests of our stockholders. These interests and arrangements may create potential conflicts of interest. For example, the Divestiture, which is a condition to closing the Acquisition, will constitute a “Change in Control” under the terms of the 2016 Plan. As a result, the vesting of shares underlying the stock options held by Mr. Zalko and certain of our non-employee directors will accelerate upon completion of the Divestiture. Additionally, the Board has approved one-time cash bonus payments to Ms. Jenny and Mr. Zalko and the award of stock options to Mr. Katz, Ms. Jenny and Mr. Zalko, in each case subject to the closing of the Acquisition. For more information, see the sections titled “Proposal 1: The Stock Issuance Proposal — The Acquisition — Interests of Certain Persons in the Acquisition” and “Proposal 2: The Divestiture Proposal — The Divestiture — Interests of Certain Persons in the Divestiture.” The Board was aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the Acquisition Agreement and the Divestiture Agreement and in recommending that our stockholders vote to approve the Stock Issuance Proposal and the Divestiture Proposal.

We have incurred and are expected to continue incurring significant transaction costs in connection with the Acquisition and the Divestiture, which may be in excess of those we anticipated.

We have incurred and are expected to continue to incur significant non-recurring costs associated with consummating the Acquisition and the Divestiture. These costs have been, and will continue to be, substantial. A substantial majority of non-recurring expenses consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors. We have incurred and will continue to incur costs related to formulating and implementing integration plans for NTS, systems consolidation costs and other employment-related costs. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Divestiture and the integration of NTS. While we have assumed that a certain level of expenses would be incurred, there are many factors beyond our control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of NTS, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses could have an adverse effect on our financial condition and operating results.

Because the Closing Cash Consideration is subject to certain adjustments, we do not have full certainty as to the final Closing Cash Consideration amount that will be paid, and such amount may be materially higher than was anticipated upon the Company’s entry into the Acquisition Agreement.

Pursuant to the Acquisition Agreement, the Closing Cash Consideration to be paid in connection with the Acquisition is subject to certain adjustments, as more fully described in the section titled “Proposal 1: The Stock Issuance Proposal — The Acquisition Agreement — Acquisition Consideration.” Because certain of the individual items forming the adjustments to be made to the Closing Cash Consideration are not knowable with full certainty by us prior to the Acquisition, the final Closing Cash Consideration we pay may be materially higher than the base cash consideration of $4,000,000. If the Closing Cash Consideration is materially higher than expected, the value of the Acquisition to us and our current stockholders may be less than was anticipated upon our entry into the Acquisition Agreement.

We may be the target of securities class action and derivative lawsuits, which could result in substantial costs and may delay or prevent the Acquisition or the Divestiture from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into acquisition and sale agreements. Defending against these claims can result in substantial costs and divert management time and resources, even if the lawsuits are without merit. An adverse judgment could result in monetary damages, which could have a negative impact on our business, results of operations and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Acquisition or the Divestiture, the injunction may delay or prevent the Acquisition or the Divestiture, as applicable, from being completed, which may adversely affect our business, results of operations and financial condition.

Following the Acquisition and the issuance of the Closing Stock Consideration, the Company’s current stockholders will have a reduced ownership interest in the Company.

Following the consummation of the Acquisition and the issuance of the Closing Stock Consideration, Newtek will own 30.2% of our issued and outstanding common stock or common-equivalent equity (on an as-converted and fully-diluted basis), calculated based on the number of shares of our common stock outstanding as of November 13, 2024. As a holder of Preferred Stock, Newtek generally will not have voting rights, except with respect to certain protective matters, such as amendments to the Charter or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock. The Preferred Stock is convertible into common stock only upon certain qualifying transfers to third parties, as further described in this Proxy Statement. As a result of the Acquisition, the Company’s current stockholders will be diluted, and, as a result, will have a reduced ownership interest in the Company. In addition, the Company may issue additional equity from time to time, which would have the effect of further diluting the ownership of current stockholders.

Risks Relating to the Company Following the Acquisition and the Divestiture

Sales of substantial amounts of shares of our common stock following the Acquisition, including shares issuable upon conversion of the Preferred Stock, could depress our stock price.

The market price of our common stock may fluctuate significantly following completion of the Acquisition, and holders of our common stock could lose some or all of the value of their investment. Our historic stockholders may decide to reduce their investment in our Company as a result of the changes to our business in connection with the Acquisition. These sales of our common stock (or the perception that these sales may occur) could have the effect of depressing the market price for our common stock. In addition, our financial position after completion of the Acquisition may differ from our financial position before the completion of the Acquisition, and our results of operations and/or cash flows after the completion of the Acquisition may be affected by factors different from those currently affecting our results of operations and/or cash flows, all of which could adversely affect the market price of our common stock. Furthermore, the stock market generally, and our common stock specifically, have experienced significant price and volume fluctuations recently, which, if such fluctuations continue to occur, could have a material adverse effect on the market for, or liquidity of, our common stock, regardless of our actual operating performance.

Following the consummation of the Acquisition and the issuance of the Closing Stock Consideration, Newtek will own 30.2% of our issued and outstanding common stock or common-equivalent equity (on an as-converted and fully-diluted basis), calculated based on the number of shares of our common stock outstanding as of November 13, 2024. As a holder of Preferred Stock, Newtek generally will not have voting rights, except with respect to certain protective matters, such as amendments to the Charter or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock. The Preferred Stock is convertible into common stock only upon certain qualifying transfers to third parties, as further described in this Proxy Statement. In addition, we have agreed to enter into a Registration Rights Agreement with Newtek at the closing of the Acquisition (the “Registration Rights Agreement”), pursuant to which, among other things, we will be obligated to use our reasonable best efforts to prepare and file a registration statement registering the resale the shares of our common stock issuable upon conversion of the Preferred Stock. Once registered, the shares of common stock issuable upon conversion of the Preferred Stock held by Newtek generally will not require further registration under the Securities Act, provided, however, that to the extent that Newtek is deemed to be our affiliate for purposes of the Securities Act, its sales of common stock issuable upon conversion of the Preferred Stock will be subject to the resale restrictions of Rule 144 under the Securities Act.

Pursuant to the Registration Rights Agreement, Newtek will be subject to certain lockup and transfer restrictions with respect to the Preferred Stock for one year following the closing of the Acquisition. Following this lockup period, Newtek may wish to dispose of some or all of its Preferred Stock, and as a result, may seek to sell its shares of Preferred Stock, which would automatically convert into shares of our common stock upon the occurrence of certain qualifying transfers. See the section titled “Proposal 1: The Stock Issuance Proposal — Transaction Documents and Related Agreements — Certificate of Designations — Series A Non-Voting Common Equivalent Stock — Conversion and Transfer.” Any such sale (or the perception that any such a sale may occur), coupled with the increase in the outstanding number of shares of our common stock following the conversion of the Preferred Stock upon transfer, may affect the market for, and the market price of, shares of common stock in an adverse manner.

Even if the Acquisition is consummated, we may not be able to effectively integrate the businesses of NTS, or realize the anticipated benefits and synergies expected from the Acquisition.

The success of the Acquisition and the transactions contemplated thereby will depend, in part, on our ability to realize the anticipated benefits from acquiring NTS and its business. The anticipated benefits and estimates of future growth, synergies and optimizations of the Acquisition may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that we do not currently foresee. The failure to realize the anticipated benefits and synergies expected from the Acquisition could adversely affect our business, financial condition and operating results.

In addition, the acquisition of NTS is complex, costly and time consuming, and we have devoted, and will continue to devote, significant management attention and resources to integrating the respective business practices and operations of NTS. Potential difficulties that we may encounter as part of the integration process include the following:

•        our inability to successfully combine our ManyCam product with the business of NTS in a manner that permits us to achieve, on a timely basis or at all, the enhanced revenue opportunities, cost savings and other benefits anticipated to result from the Acquisition;

•        complexities associated with managing our existing business and NTS, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of NTS in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•        the assumption of contractual obligations with less favorable or more restrictive terms; and

•        potential unknown liabilities and unforeseen increased expenses or delays associated with the transactions.

Any of these issues could adversely affect our ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the Acquisition or could negatively impact our earnings or otherwise adversely affect our business and financial results.

Through the Acquisition, we are attempting to enter a new line of business which is highly competitive.

Through the Acquisition, we are acquiring NTS’s existing operations. Entering a new line of business has many risks, including the ability to generate sufficient revenue to fund operations in the future. While we believe we have sufficient capital to cover integration expenses, we may have to fund NTS’s operations from cash on hand until sales are sufficient to fund ongoing operations. A new business line may never generate significant revenues, bring products and services to market or have enough sales to be profitable, as the case may be. These risks may be further exacerbated by the sale of the Transferred Assets, which have historically been our main source of revenue. With respect to any new line of business, we may have competitors that are better established in the market, have greater experience with such line of business or have greater resources than we do. We anticipate that products and services of NTS will be developed for and distributed to the market, but there can be no guaranty that sufficient revenue to support operations will ever be generated. Furthermore, certain of our current employees may have limited experience with dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery and other related services and may have limited experience with respect to any other line of business we may enter into as we seek to expand NTS’s operations.

Uncertainties associated with the Acquisition and the Divestiture may cause a loss of management personnel and other key employees, which could adversely affect our future business and operations.

We are dependent on the experience and industry knowledge of our officers and other key employees to execute our business plans. Our success following the Acquisition and the Divestiture will depend in part upon our ability to retain key management personnel and other key employees. Current and prospective employees may experience uncertainty about their roles within our company or other concerns regarding the operations of our company following the transactions, any of which may have an adverse effect on our ability to retain or attract key management and other key personnel.

In addition, the loss of key personnel could diminish the anticipated benefits of the Acquisition and cause the integration of NTS to be more difficult. Furthermore, we may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of our company and NTS. We may not be able to retain or attract key management personnel and other key employees of NTS to the same extent that we have previously been able to retain or attract our own employees.

The unaudited pro forma combined financial information included in this Proxy Statement is presented for illustrative purposes only and does not represent the actual financial position or results of operations of the Company following the completion of the Acquisition and the Divestiture. Our future results may differ, possibly materially, from the unaudited pro forma combined financial information presented in this Proxy Statement.

The unaudited pro forma combined financial statements contained in this Proxy Statement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of the Company or NTS prior to the Acquisition and the Divestiture or that of the Company following the Acquisition and the Divestiture for several reasons. Specifically, the unaudited pro forma combined financial statements do not reflect the effect of any integration costs following the completion of the Acquisition.

For additional information, see the section titled “Unaudited Pro Forma Combined Financial Statements.” In addition, the Acquisition and post-Acquisition integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the Acquisition or in connection with the post-Acquisition integration process may significantly increase the related costs and expenses we incur. The actual financial positions and results of operations of the Company and NTS prior to the Acquisition and the Divestiture and that of the Company following the Acquisition and Divestiture may be different, possibly materially, from the unaudited pro forma combined financial statements included in this Proxy Statement. In addition, the assumptions used in preparing the unaudited pro forma combined financial statements included in this Proxy Statement may not prove to be accurate and may be affected by other factors.

Newtek previously identified material weaknesses in NTS’s internal controls over financial reporting. If the material weaknesses are not remediated following the Acquisition, it may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner or lower investor confidence in our Company and, as a result, negatively affect the value of our common stock.

As disclosed in Newtek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, Newtek’s management concluded that NTS did not maintain effective internal controls over financial reporting as of December 31, 2023, as a result of the material weaknesses related to deficiencies in the conversion of NTS’s system of record for webhosting revenue and ineffective control design and implementation over revenue recognition. Following the Acquisition, we expect to implement remediation measures as part of a comprehensive remediation plan, and will have up to one year from the date of the closing of the Acquisition to provide an assessment of NTS’s internal control over financial reporting. The material weaknesses identified cannot be considered remediated until each control has been appropriately designed, has operated for a sufficient period of time, and until management has concluded, through testing, that the control is operating effectively. A comprehensive remediation plan may not remediate the material weaknesses in internal controls, or additional material weaknesses or significant deficiencies in our internal controls over financial reporting may be identified in the future. A failure by us to timely and effectively remediate such material weaknesses could prevent us from accurately and timely reporting our financial results and could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Following the Acquisition, we may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to our results of operations in the future.

We will account for the Acquisition using the acquisition method of accounting in accordance with the accounting principles generally accepted in the United States (“GAAP”). Under the acquisition method of accounting, the assets and liabilities of NTS will be recorded, as of completion, at their respective fair values and added to those of the Company. The reported financial condition and results of operations of the Company for periods after completion of the Acquisition will reflect NTS’s balances and results after completion of the Acquisition but will not be restated retroactively to reflect the historical financial position or results of operations of NTS for periods prior to the Acquisition. For additional information, see the section titled “Unaudited Pro Forma Combined Financial Statements.”

Under the acquisition method of accounting, the total purchase price will be allocated to NTS’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Acquisition. The excess of the purchase price over those fair values will be recorded as goodwill. We expect that the Acquisition may result in the creation of goodwill based upon the application of the acquisition method of accounting. To the extent goodwill or intangibles are recorded and the values become impaired, we may be required to recognize material non-cash charges relating to such impairment. Our operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

NTS has historically relied on Newtek for managerial, financial and accounting support and benefitted from Newtek’s referral network.

NTS has historically relied on Newtek for managerial, financial and accounting support to manage NTS’s business. In addition, NTS has materially benefited from Newtek’s referral network, including Newtek’s patented NewTracker® software, to assist NTS in generating new customers and revenues. For example, approximately 40% of new NTS customers have resulted from internal and external referrals from Newtek without material expenditures by NTS for marketing or advertising. We and Newtek anticipate entering into a referral agreement pursuant to which Newtek will continue to refer potential clients to us for a fee. We may not be able to effectively manage the business of NTS without the managerial assistance of Newtek, and the Acquisition may result in the disruption of, or the loss of momentum in, NTS’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, either of which could negatively impact our ability to generate revenue and income at the levels NTS has historically performed.

Newtek has historically accounted for a material portion of NTS’s revenue and income.

Newtek has also historically been NTS’s largest customer in terms of revenue and income. For example, during the fiscal year ended December 31, 2023 and the nine months ended September 30, 2024, Newtek accounted for 16% and 27% of NTS’s revenue, respectively. In connection with the Acquisition Agreement, NTS will enter into master services agreements with Newtek and Newtek Bank, National Association (“Newtek Bank”), pursuant to which NTS will continue to provide Newtek and Newtek Bank with the same level of managed IT services at the same or similar billing rates as of the close of the Acquisition. See the section titled “Proposal 1: The Stock Issuance Proposal — Transaction Documents and Related Agreements — Master Services Agreement.” If NTS is unable to deliver the contracted services or a party terminates or breaches the agreements, or if Newtek or Newtek Bank fail to renew the agreements at the end their term, the loss of revenues would materially impact our financial condition.

Risks Relating to NTS

NTS operates in a highly competitive industry in which technological change can be rapid.

The information technology business and its related technology involve a broad range of rapidly changing technologies. NTS equipment and the technologies on which it is based may not remain competitive over time, and others may develop superior technologies that render its products non-competitive, without significant additional capital expenditures. Some of NTS’s competitors are significantly larger and have substantially greater market presence, as well as greater financial, technical, operational, marketing and other resources and experience than NTS. In the event that such a competitor expends significant sales and marketing resources in one or several markets in which NTS operates, NTS may not be able to compete successfully in such markets. We believe that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely affect NTS’s gross margins if it is not able to reduce its costs commensurate with such price reductions.

NTS relies on a limited number of customers for a material portion of its revenues and income.

During fiscal year ending 2023 and during fiscal 2024, NTS has relied on a limited number of customers for a material portion of its revenues. During 2024, NTS’s second largest customer informed NTS it would cease utilizing the Company’s services due to a consolidation of its vendors. While this customer has since resumed utilizing NTS’s services, NTS cannot be certain at what level, or for what period, the customer relationship will continue. A loss of one or more of NTS’s customers, if not replaced, could adversely impact the NTS’s financial condition and prospects.

NTS’s technology solutions business depends on the efficient and uninterrupted operation of its computer and communications hardware systems and infrastructure.

Despite precautions taken by NTS against possible failure of its systems, interruptions could result from natural disasters, power loss, the inability to acquire fuel for its backup generators, telecommunications failure, terrorist attacks and similar events. NTS also leases telecommunications lines from local, regional and national carriers whose service may be interrupted. NTS’s business, financial condition and results of operations could be harmed by any damage or failure that interrupts or delays its operations. NTS’s insurance may not cover all of the losses or compensate NTS for the possible loss of clients occurring during any period that NTS is unable to provide service.

NTS’s inability to maintain the integrity of its infrastructure and the privacy of confidential information would materially affect its business.

The NTS infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If its security measures are circumvented, such breaches could jeopardize the security of confidential information stored on NTS’s systems, misappropriate proprietary information or cause interruptions in NTS’s operations. NTS may be required to make significant additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage NTS’s reputation and expose NTS to a risk of loss or liability. The security services that NTS offers in connection with customers’ networks cannot assure complete protection from computer viruses, break-ins and other disruptive problems. The occurrence of these problems may result in claims against NTS. These claims, regardless of their ultimate outcome, could result in costly litigation and could harm NTS’s business and reputation and impair NTS’s ability to attract and retain customers.

NTS could be adversely affected by information security breaches or cyber security attacks.

NTS’s web and cloud services involve the storage and transmission of its customers’ and employees’ proprietary information. NTS’s business relies on its digital technologies, computer and email systems, software and networks to conduct its operations. NTS’s technologies, systems and networks may become the target of criminal cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of NTS or third parties with whom NTS deals, or otherwise disrupt NTS’s or its customers’ or other third parties’ business operations. It is critical to NTS’s business strategy that its facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Although NTS believes it employs appropriate security technologies, NTS cannot guarantee that the security technologies (including data encryption processes, intrusion detection systems) it employs, the comprehensive risk assessments it conducts or its other internal control procedures will ensure the security of its customers’ data. If NTS’s security measures are breached as a result of third-party action, employee error or otherwise, and as a result, its customers’ data becomes available to unauthorized parties, NTS could incur liability and its reputation would be damaged, which could lead to the loss of current and potential customers.

In addition, NTS will be required to expend significant capital and other resources to detect, remedy, protect against or alleviate breaches of its network and security, and it may not be able to remedy these problems in a timely manner, or at all. Because techniques used by outsiders to obtain unauthorized network access or to sabotage systems change frequently and generally are not recognized until launched against a target, NTS may be unable to anticipate these techniques or implement adequate preventative measures. For example, in early 2018, following an unauthorized third party misappropriating three of NTS’s domain names, NTS’s management and forensic investigators determined that attackers compromised a portion of its shared webhosting system, and may have acquired certain customer information limited to its shared webhosting customers and/or gained access to certain of its shared webhosting servers. In response, NTS took a range of steps designed to further secure its systems, enhance its security protections, enhance access controls and prevent future unauthorized activity. Further, any breaches to NTS’s security measures as a result of third-party action, employee error or otherwise could increase the cost of cybersecurity insurance, which, in turn, could adversely affect NTS’s financial condition and results of operations.

NTS’s business depends on Microsoft Corporation and others for the licenses to use software and other intellectual property in the managed technology solutions business.

NTS’s managed technology business is built on technological platforms relying on the Microsoft Windows® products and other intellectual property that NTS currently licenses. As a result, if NTS is unable to continue to have the benefit of those licensing arrangements or if the products upon which its platform is built become obsolete, its business could be materially and adversely affected.

Risks Relating to the Company’s Business

You should read and consider risk factors specific to the Company’s businesses, certain of which will also affect the Company following the consummation of the Acquisition and the Divestiture. These risks are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. For the location of information incorporated by reference in this Proxy Statement, see the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

PROPOSAL 1: THE STOCK ISSUANCE PROPOSAL

Overview

At the closing of the Acquisition, we will acquire NTS through a two-step merger process. As consideration for the Acquisition, we agreed to (i) pay Newtek an amount in cash equal to $4,000,000, (ii) issue to Newtek 4,000,000 shares of Preferred Stock and (iii) pay Newtek up to $5,000,000 in potential earn-out payments, payable in cash, shares of Preferred Stock or a combination thereof (in each case, subject to adjustment as described below).

The terms of the Acquisition Agreement are complex and only briefly summarized below. For further information, please see the full text of the Acquisition Agreement, which is attached as Annex A hereto.

Nasdaq Listing Rule 5635(a) requires stockholder approval with respect to issuances of common stock, including securities convertible into common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock or assets of another company and are equal to 20% or more of the outstanding shares of common stock before the issuance. Nasdaq Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance of securities will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the outstanding common stock or voting power of an issuer could constitute a change of control. Accordingly, we are asking our stockholders to approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of up to 9,000,000 shares of Preferred Stock in connection with the Acquisition, which is comprised of 4,000,000 shares of Preferred Stock to be issued to Newtek as Acquisition Closing Stock Consideration and up to 5,000,000 shares of Preferred Stock that could potentially be issued to Newtek as Acquisition Earn-Out Stock Consideration.

We may consummate the Acquisition only if the Stock Issuance Proposal is approved by the affirmative vote, in person or by proxy, of the majority of votes cast for or against the Stock Issuance Proposal at the Special Meeting, assuming a quorum is present.

The Acquisition Agreement

This subsection of this Proxy Statement describes the material provisions of the Acquisition Agreement but does not purport to describe all of the terms of the Acquisition Agreement. The following summary is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is attached as Annex A hereto. You are urged to read the Acquisition Agreement in its entirety because it is the primary legal document that governs the Acquisition.

The Acquisition Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Acquisition Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Acquisition Agreement. The representations, warranties and covenants in the Acquisition Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General Description of the Acquisition and the Acquisition Agreement

On August 11, 2024 (the “Execution Date”), we entered into the Acquisition Agreement with First Merger Sub, Second Meger Sub, NTS and Newtek to acquire NTS through a two-step merger process. Pursuant to the Acquisition Agreement, following and the satisfaction or waiver of the conditions to closing set forth therein: (i) NTS will merge with and into First Merger Sub, with NTS continuing as the interim surviving entity, and (ii) immediately following the consummation of the First Step Merger, NTS will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Surviving Entity”).

NTS is a wholly owned subsidiary of Newtek that provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery and other related services, including consulting and technology solution implementation services for enterprise and commercial clients across the United States. NTS’s management team has expertise and experience leveraging a broad range of technology solutions and services that enable businesses to operate more efficiently and securely. For more information about NTS and its business, see the section titled “Information About NTS”.

Acquisition Consideration

At the closing of the Acquisition, pursuant to and subject to the terms and conditions of the Acquisition Agreement, we will (i) pay Newtek an amount in cash equal to $4,000,000, (ii) issue to Newtek 4,000,000 shares of Preferred Stock and (iii) pay Newtek up to $5,000,000 in potential earn-out payments, payable in cash, shares of Preferred Stock or a combination thereof (in each case, subject to adjustment as discussed below).

The Acquisition Closing Cash Consideration

The Acquisition Closing Cash Consideration to be paid as partial consideration for the Acquisition is subject to certain adjustments. The Acquisition Closing Cash Consideration is equal to (i) $4,000,000, (ii) minus the Working Capital Deficit (if any), (iii) plus the Working Capital Excess (if any), (iv) minus the Closing Indebtedness, (v) minus the Transaction Expenses and (vi) plus the Closing Cash.

Prior to the closing of the Acquisition, prongs (ii) through (vi) above will be calculated in accordance with the terms of the Acquisition Agreement in a closing statement to be prepared and delivered by NTS to the Company. Following the closing of the Acquisition, prongs (ii) through (vi) above (the “Final Adjustment Amount”) will be calculated in accordance with the terms of the Acquisition Agreement in a post-closing statement to be prepared and delivered by the Company to Newtek. Each of the closing statement and the post-closing statement are subject to customary review and agreement rights of both the Company and NTS (or Newtek with respect to the post-closing statement). Further, the post-closing statement is subject to the review of, and determination by, an independent accounting or consulting firm in the event that the Company and Newtek cannot reach an agreement as to certain items thereon.

If the Final Adjustment Amount exceeds the purchase price set forth in the pre-closing statement, then the Company will pay Newtek an amount in cash equal to the difference between the purchase price set forth in the pre-closing statement and the Final Adjustment Amount. If the purchase price set forth in the pre-closing statement exceeds the Final Adjustment Amount, then Newtek will pay the Company an amount in cash equal to the difference between the purchase price set forth in the pre-closing statement and the Final Adjustment Amount.

For purposes of the above calculations:

“Working Capital” means as of 12:01 Eastern Time on the closing date of the Acquisition, (i) the aggregate current assets (excluding cash and deferred and current tax assets) of NTS, minus (ii) the aggregate current liabilities (excluding (a) indebtedness, (b) closing transaction expenses, and (c) deferred and current tax liabilities, in the case of (a) and (b), to the extent taken into account as a reduction to the purchase price) of NTS, in each case, determined in accordance with GAAP and not including any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated by the Acquisition Agreement.

“Working Capital Excess” means the amount, if any, by which the Working Capital is greater than the Target Working Capital.

“Working Capital Deficit” means the amount, if any, by which the Working Capital is less than the Target Working Capital.

“Target Working Capital” means an amount equal to $400,000.

“Closing Indebtedness” means the aggregate amount of outstanding and unpaid indebtedness of NTS, subject to certain exceptions, at the closing of the Acquisition.

“Transaction Expenses” means any fees, costs and expenses incurred or subject to reimbursement by NTS, whether accrued for or not, related to (i) any amounts incurred or to be paid by or on behalf of NTS for investment banking fees, accounting fees, legal fees, lien releases and terminations and any other third-party fees, costs, expenses and liabilities related to or arising out of the preparation, negotiation, execution, delivery or performance of the Acquisition Agreement or the Transaction Documents (as defined in the Acquisition Agreement), or the consummation of the transactions contemplated thereby, (ii) the full amount of any single-trigger bonus, retention, severance, termination, change in control or similar-type payments or benefits triggered solely by the consummation of the transactions contemplated by the Acquisition Agreement and the Transaction Documents, including the employer portion of any payroll or employment taxes payable in connection therewith, and (iii) 50% of the premiums under the R&W Insurance Policy (as defined below).

“Closing Cash” means the amount of unrestricted cash and cash equivalents of NTS, subject to certain exceptions, at the closing of the Acquisition.

The Acquisition Closing Cash Consideration is also subject to increase based on the amount of Acquisition Closing Stock Consideration issued to Newtek at the closing of the Acquisition (as further described below).

The Acquisition Closing Stock Consideration

In addition to the Acquisition Closing Cash Consideration described above, upon completion of the Acquisition, we will issue 4,000,000 shares of Preferred Stock to Newtek, and Newtek will own 30.2% of the Company’s issued and outstanding common stock or common-equivalent equity (on an as-converted and fully-diluted basis), calculated based on the number of shares of the Company’s common stock outstanding as of November 13, 2024. As a holder of Preferred Stock, Newtek generally will not have voting rights, except with respect to certain protective matters, such as amendments to the Charter or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock. Upon the occurrence of certain qualifying transfers by Newtek, each transferred share of Preferred Stock will automatically convert into one share of our common stock (subject to certain customary anti-dilution adjustments).

The preferences, conversion or other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of the Preferred Stock are more fully set forth in the Certificate of Designations. For more information about the Preferred Stock and the Certificate of Designations, see the section titled “Transaction Documents and Related Agreements — Certificate of Designations — Series A Non-Voting Common Equivalent Stock” below.

The Acquisition Earn-Out Amount

In addition to the Acquisition Closing Cash Consideration and the Acquisition Closing Stock Consideration, the Acquisition Agreement provides that Newtek is entitled to receive up to $5,000,000 based on the Company’s achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, at the Company’s sole discretion (subject to certain exceptions), in cash, in shares of Preferred Stock or in a combination thereof. Pursuant to the Acquisition Agreement, to the extent that all or a portion of the Acquisition Earn-Out Amount is paid in shares of Preferred Stock, the number of shares of Preferred Stock to be issued to Newtek will be calculated based on the average of the daily volume weighted average prices during each trading day during a 60 calendar day period ending on December 31, 2026; provided, however, that in no event shall such price be less than $1.00. As a result, the maximum number of shares of Preferred Stock issuable to Newtek as Acquisition Earn-Out Stock Consideration is 5,000,000 shares.

The Total Equity Cap

Notwithstanding the foregoing and pursuant to the Acquisition Agreement, if the issuance of the Acquisition Closing Stock Consideration or the Acquisition Earn-Out Stock Consideration would cause Newtek’s “total equity” (as calculated under the BHCA and as implemented and interpreted by the Federal Reserve) in the Company to exceed one-third of the Company’s total equity (the “Total Equity Cap”), then the number of shares of Preferred Stock issuable as Acquisition Closing Stock Consideration and/or Acquisition Earn-Out Stock Consideration, as applicable, will be adjusted so that we will issue to Newtek the maximum number of shares of Preferred Stock that would not cause Newtek’s total equity to exceed the Total Equity Cap, with a corresponding increase to the Acquisition Closing Cash Consideration or the Acquisition Earn-Out Cash Consideration, as applicable.

Material Adverse Effect

Under the Acquisition Agreement, certain representations and warranties of the parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Acquisition Agreement, a “material adverse effect” means, with respect to

NTS or the Company, as applicable, any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by Newtek, NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, in the Acquisition Agreement, (x) is, or would reasonably be expected to become, individually or in the aggregate, materially adverse in relation to the assets, liabilities, financial condition or results of operations of NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, or (y) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of the a party to consummate the transactions contemplated by the Acquisition Agreement; provided, that the following Effects shall not be taken into account (except, with respect to (a) below, to the extent they disproportionately impact NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, as compared to other participants in the industry in which NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, operates): (a) any Effect resulting from (i) changes in the general worldwide or U.S. financial, securities and currency markets, changes in prevailing interest rates or exchange rates or changes in general worldwide or U.S. economic, regulatory or political conditions, (ii) acts of war (whether or not declared) sabotage, natural disasters or terrorism or other events or changes that generally affect the participants in the industry in which NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, operates, or (iii) changes in laws or GAAP, (b) Effects attributable to the consummation of the transactions contemplated in the Acquisition Agreement or the announcement of the execution of the Acquisition Agreement, including any actions taken by or losses of employees or customers (provided, that clause (b) shall not apply to representations and warranties that address the consequences arising out of the execution or performance of the Acquisition Agreement or the consummation of the transactions contemplated thereby (including for purposes of Section 8.2(a) of the Acquisition Agreement), (c) strikes, slowdowns or work stoppages, (d) the failure by NTS, the Company, First Merger Sub or Second Merger Sub, as applicable, to meet any internal estimates, expectations, forecasts, projections or budgets for any period (provided that clause (d) shall not prevent a determination that any Effect underlying such failure to meet any internal estimates, expectations, forecasts, projections or budgets has resulted or would reasonably be likely to result, in a material adverse effect), (e) any action taken (or omitted to be taken) at the written request of a party, and (f) any Effect that results from any actions required to be taken or not taken pursuant to the express terms of the Acquisition Agreement (other than Section 7.1 or Section 7.27 thereof).

Closing of the Acquisition

The closing of the Acquisition is expected to take place at the offices of Haynes and Boone, LLP (“Haynes and Boone”), 2801 N. Harwood Street, Suite 2300, Dallas, Texas 75201 at 10:00 a.m. Eastern Time (or at such other place as us and Newtek may agree in writing), on the date that is two business days after the satisfaction or waiver of the last of the conditions described below under the subsection “— Conditions to Closing of the Acquisition” (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time).

Representations and Warranties

Under the Acquisition Agreement, NTS made customary representations and warranties relating to, among other things, organization and good standing, authority, enforceability, non-contravention, consents and approvals, capitalization, subsidiaries, compliance with laws, real property, title to and sufficiency of assets, financial statements, absence of certain changes, environmental matters, material contracts, proceedings and orders, permits, taxes, employee benefits, labor matters, affiliate transactions, insurance, intellectual property and data privacy, customers and suppliers, accounts receivable, the Coronavirus Aid, Relief, and Economic Security Act, also known as the CARES Act, and COVID Relief Programs, bank accounts, brokers, anti-takeover statutes and disclaimer of other representations. Under the Acquisition Agreement, Newtek made customary representations and warranties relating to, among other things, authority, enforceability, non-contravention, consents and approvals, ownership and transfer of NTS common stock, litigation, brokers, investment intent, the Investment Company Act of 1940, as amended (the “Investment Company Act”), and disclaimer of other representations.

Under the Acquisition Agreement, the Company made customary representations and warranties relating to, among other things, organization and good standing, authority and enforceability, non-contravention, consents and approvals, capitalization, subsidiaries, taxes, SEC reports, listing of the Company’s common stock, proceedings and orders, compliance with laws, absence of certain changes, material contracts, affiliate transactions, permits, insurance, intellectual property and data privacy, Board approval, private placement, brokers, the Investment Company Act, labor matters, anti-takeover statutes, formation of merger subsidiaries and disclaimer of other representations.

In conjunction with the entry into the Acquisition Agreement, the Company entered into a binder agreement for a representation and warranty insurance policy (the “R&W Insurance Policy”), which will be bound by BlueChip Underwriting Services LLC and the other excess insurers at the closing of the Acquisition. The R&W Insurance Policy is subject to a limit of liability of $3,000,000 in the aggregate, a retention amount of $150,000 in the aggregate for all claims except for certain exclusions, deductibles and other terms and conditions set forth therein.

Covenants of the Parties

Covenants of Newtek and NTS

Newtek and NTS, as applicable, made certain covenants under the Acquisition Agreement, including, among others, the covenants set forth below:

•        from the Execution Date through the closing of the Acquisition, except as expressly required by law, permitted by the Acquisition Agreement, or as otherwise approved with the prior written consent of the Company, Newtek and NTS agreed to use their reasonable best efforts to conduct the business of NTS in all material respects in the ordinary course of business consistent with past practices and to use their reasonable best efforts to maintain and preserve intact the current organization, material assets, permits and relationships and goodwill of key employees, customers, suppliers and others having material business relationships with NTS;

•        except as otherwise expressly required or permitted by the Acquisition Agreement and except for certain scheduled exceptions, without the prior written consent of the Company, NTS agreed to not, among other actions:

•        (i) split, combine or reclassify any of the equity or voting interests of NTS, or issue any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock or other equity or voting interests of NTS or (ii) purchase, redeem or otherwise acquire any securities of NTS or any securities convertible into or exchangeable for such securities or any options, warrants, calls or rights to acquire any such shares or other securities;

•        transfer, offer, issue, deliver, grant, sell, pledge, dispose of or otherwise encumber any shares of the equity or voting interests of NTS or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards or any other similar rights that are linked in any way to the price of NTS’s common stock or the value of NTS or any part thereof;

•        acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any person;

•        acquire any equity interest in any person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business consistent with past practice or in order to maintain NTS’s material personal property in good working order;

•        amend the organizational documents of NTS (other than ministerial amendments to such organizational documents);

•        make or commit to make any capital expenditure or series of related capital expenditures in excess of $250,000 individually or in excess of $500,000 in the aggregate;

•        sell or otherwise dispose of any of its material properties or assets, other than (i) the sales and dispositions of inventory and products in the ordinary course of business consistent with past practice, (ii) licenses or other rights with respect to intellectual property rights granted in the ordinary course of business consistent with past practice and (iii) lapse, abandonment or other cancellation of any Registered Company Owned Intellectual Property (as defined in the Acquisition Agreement) at the end of its statutory term;

•        amend, restate, or supplement (in each case, in any material way) or waive any material rights under, terminate, or abandon, certain material contracts or permit or otherwise enter into or extend any contract that would be considered a material contract;

•        take any action which would knowingly adversely affect the ability of the parties to the Acquisition Agreement to consummate the transactions contemplated by the Acquisition Agreement; or

•        agree to do any of the foregoing;

•        Newtek and NTS agreed to afford to the Company and its affiliates and its and their employees, accountants, counsel, financial advisors and other representatives, reasonable access to, during normal business hours upon reasonable notice throughout the period prior to the closing, and the right to inspect, NTS’s respective properties and facilities, books, assets, financial information (including working papers and data in the possession of NTS), contracts and records of NTS and, during such period, to furnish promptly such information concerning the businesses, properties and personnel of NTS as the Company reasonably requests;

•        Newtek agreed that, unless the Acquisition Agreement is terminated pursuant to the terms thereof, subject to certain exceptions, it will not, and that it will cause its affiliates, stockholders, partners, managers, members, directors, officers, agents and representatives not to, at any time after the Execution Date, directly or indirectly, without the prior written consent of the Company, disclose or use certain confidential information of, involving or relating to NTS, other than in the performance of such person’s duties as an employee or agent of, or otherwise on behalf of, NTS, the Company, Newtek or any of their respective affiliates;

•        NTS agreed to use its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to, all non-governmental persons required to consummate, or in connection with, the transactions contemplated by the Acquisition Agreement; and

•        Newtek agreed to furnish to the Company, as soon as practically possible after the Execution Date, true and complete copies of the audited consolidated balance sheets of NTS as of December 31, 2022 and December 31, 2023, and the related audited consolidated statements of operations, comprehensive loss, cash flows and changes in equity for the fiscal years then ended, together with all related notes thereto, accompanied by the report thereon of Grassi & Co., CPAs, P.C., and to make available to the Company any quarterly unaudited balance sheets and statements of operations, comprehensive loss, cash flows and changes in equity of NTS, on a consolidated basis prepared from the books and records of NTS in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated in the footnotes related thereto).

Covenants of the Company

The Company made certain covenants under the Acquisition Agreement, including, among others, the covenants set forth below:

•        except as otherwise expressly required or permitted by the Acquisition Agreement or the terms of the Divestiture and except for certain scheduled exceptions, without the prior written consent of Newtek, the Company agreed to not, among other actions:

•        except (x) as required pursuant to the terms of the 2016 Plan or any individual award agreements thereunder, or (y) as required pursuant to the terms of the Company’s executive employment agreements, (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of the equity or voting interests of the Company, (B) split, combine, or reclassify any of the equity or voting interests of the Company, or issue any other securities in respect of, in lieu of, or in substitution for shares of the capital stock or other equity or voting interests of the Company, or (C) purchase, redeem, or otherwise acquire any securities of the Company or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities;

•        authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

•        amend the organizational documents of the Company, First Merger Sub or Second Merger Sub (other than (i) ministerial changes or (ii) the proposal and adoption of the Certificate of Designations);

•        take any action which would knowingly adversely affect the ability of the parties to consummate the transactions contemplated by the Acquisition Agreement;

•        acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or person or division thereof or make any loans, advances, or capital contributions to or investments in any person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the transactions contemplated by the Acquisition Agreement; or

•        agree or commit to do any of the foregoing.

•        the Company agreed to use its commercially reasonable efforts to obtain at the earliest practical date all consents, waivers, approvals, orders, permits, authorizations and declarations from, make all filings with, and provide all notices to, all governmental bodies which are required to consummate, or in connection with, the transactions contemplated by the Acquisition Agreement;

•        the Company agreed to use its commercially reasonable efforts to maintain the listing (subject to official notice of issuance) of its common stock on The Nasdaq Capital Market;

•        the Company agreed to take all action necessary in accordance with applicable laws and the organizational documents of the Company to duly give notice of, convene and hold the Special Meeting, to solicit from its stockholders proxies in favor of the Stock Issuance and the Divestiture (the “Company Stockholder Approval”) and to, within 45 days of the later of the (i) Execution Date (ii) delivery of NTS’s audited financial statements, and (iii) execution of any definitive agreement with respect to the Divestiture, prepare and file with the SEC in connection with the transactions contemplated the Acquisition Agreement, a preliminary proxy statement relating to the meeting of the Company’s stockholders to be held for the purposes of obtaining the Company Stockholder Approval; and

•        subject to any restrictions under applicable law, the Company agreed to honor conversions of the Preferred Stock and deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents and the Certificate of Designations.

Use of Names

Under the Acquisition Agreement, the Company will receive a non-exclusive, royalty-free, worldwide, and non-sublicensable license to use the names “Newtek”, “NTS,” “Newtek Technology Solutions” and “Newtek Technology Services,” and any and all other registered trademarks owned by Newtek, including “Newtek Web Hosting,” “The IT Authority,” “Cloud Authority,” “Newtek File Vault,” “Newtek Hosting” and “Insured Cloud Computing” (the “Licensed Marks”) for six months after the closing of the Acquisition Agreement (the “Transitional Period”). Permitted use under such license will not extend to the name “NewtekOne”. The Company agreed to cause NTS to cease all use of the Licensed Marks prior to the expiration of the Transitional Period. The Company also agreed to, and to cause NTS to, (i) ensure that all products and services provided in connection with the Licensed Marks during the Transitional Period meet the standards and level of quality with respect to which Newtek and NTS used the Licensed Marks prior to the closing of the Acquisition Agreement, (ii) conduct the business and use the Licensed Marks in a manner that does not degrade standards of quality applicable to the Company Marks immediately prior to the closing, and (iii) promptly after the closing, cease any use of the name “NewtekOne” in connection with the business.

Bank Holding Company Act and Other Regulatory Matters

Regarding the BHCA, the parties made certain covenants under the Acquisition Agreement, including, among others:

•        the Company agreed to not take any action that would cause Newtek’s total aggregate ownership percentage of Voting Securities and Nonvoting Securities (in each case, as defined in the Acquisition Agreement) of the Company to exceed 4.9% of any class of voting securities of the Company or the Total Equity Cap, in each case as calculated under the BHCA, without the prior written consent of Newtek;

•        during the period from the Execution Date until the closing of the Acquisition, Newtek agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approval or non-objection notice from the Federal Reserve; and

•        in the event of a regulatory “Trigger Event” (as defined in the Acquisition Agreement) the Company agreed to use its commercially reasonable efforts to consult and cooperate with Newtek in order to restructure Newtek’s investment in the Company in a manner that avoids or remediates the matters giving rise to the Trigger Event to the reasonable satisfaction of Newtek.

Additionally, each of the Company, Newtek and NTS agreed to use its commercially reasonable efforts to obtain at the earliest practical date all consents, waivers, approvals, orders, permits, authorizations and declarations from, make all filings with, and provide all notices to, all governmental bodies which are required to consummate, or in connection with, the transactions contemplated by the Acquisition Agreement.

No Solicitation by Newtek

Newtek agreed, for a period of five years from and after the closing of the Acquisition, not to, and to cause its officers then-employed and its affiliates (including each such affiliate’s then-employed officers) not to, directly or indirectly:

•        in the United States and any other territory in which NTS engages in the Restricted Business (as defined below) own, manage, operate, or control any entity (other than NTS and the Company), whether in corporate, proprietorship or partnership form or otherwise, engaged in the business of providing information technology managed services, secure private cloud hosting, backup and disaster recovery and related products and services (the “Restricted Business”); provided, that the foregoing obligation (i) will apply with respect to officers only while such executive officers are employed by Newtek or its affiliates and (ii) will not restrict or prevent Newtek from engaging in any ordinary course banking activity or any business (other than the Restricted Business) in which Newtek currently engages (including the incidental ownership, management, operation or control by Newtek or its affiliates of an entity engaged in the Restricted Business resulting directly from such ordinary course banking activity or any business (other than the Restricted Business) in which Newtek currently engages);

•        cause, induce or encourage any customer, supplier or licensor of the Company, NTS or any of their affiliates (as of the closing) to terminate or modify any such relationship; or

•        hire or solicit the employment or engagement (whether as an employee, consultant or otherwise) of, or attempt to recruit for employment or engagement, any individual employed by the Company or NTS or contracting with the Company or NTS who was employed by or, to the extent known by Newtek, who was contracting with the Company or NTS during the previous 12 months prior to such hiring, solicitation or attempt to recruit; provided that the foregoing will not prohibit general solicitations of employment not targeted at any such current or former employee or consultant of the Company or NTS (and the hiring any person as a result of such solicitation).

Exclusivity

Newtek and NTS agreed not to, and agreed not to permit their respective representatives to, directly or indirectly, prior to the termination of the Acquisition Agreement:

•        discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of the assets or equity interests of the Company (an “Acquisition Transaction”) other than the Acquisition and the transactions contemplated thereby;

•        facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Company) contemplating or relating to any Acquisition Transaction (each an “Acquisition Proposal”);

•        furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of NTS in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal;

•        approve, endorse, or recommend any Acquisition Proposal;

•        enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction; or

•        otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

Newtek also agreed to, and agreed to cause NTS and their affiliates and representatives to:

•        immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than the Company) conducted prior to the Execution Date with respect to an Acquisition Proposal;

•        notify the Company orally and in writing promptly (but in no event later than two business days) after receipt of any inquiry that could reasonably be expected to lead to an Acquisition Proposal or any request for non-public information relating to NTS or for access to the properties, books or records of NTS by any person other than the Company;

•        to the extent not previously requested, request the return or destruction of any confidential written or electronic materials provided to any person in connection with a contemplated or potential Acquisition Proposal; and

•        immediately prohibit any access by any person (other than the Company and its representatives) to any physical or electronic data room relating to a possible Acquisition Proposal.

Employee Matters

Pursuant to the Acquisition Agreement, the Company agreed that the employees of NTS who continue to remain employed with the Surviving Entity following the closing of the Acquisition (the “Continuing Employees”) will, during the period commencing at the closing of the Acquisition and ending on the first anniversary of the closing of the Acquisition, be provided with (i) base wages that are no less favorable than the base wages provided to each such Continuing Employee immediately prior to the closing of the Acquisition, and (ii) pension and welfare benefits that are no less favorable in the aggregate than those provided by NTS to such Continuing Employees immediately prior to the closing of the Acquisition.

The Company agreed to take commercially reasonable actions to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of the Company or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the closing of the Acquisition for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with NTS for purposes of vesting, benefit accrual and eligibility to participate under each applicable Company benefit plan, as if such service had been performed with NTS, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Prior to the closing of the Acquisition and thereafter (as applicable), NTS and the Company agreed to take any and all actions as may be required to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Internal Revenue Code of 1986, as amended (the “Code”), including of loans) in the form of cash, shares of Company common stock, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from Newtek’s 401(k) plan to a tax-qualified defined contribution retirement plan designated by the Company. As a result, each Continuing Employee will become a participant in the Company’s 401(k) Plan at the closing, and there will be no gap in participation; provided that such Continuing Employee, after giving effect to the service crediting provisions under the Acquisition Agreement, has satisfied the eligibility provisions of the Company’s 401(k) Plan.

Indemnification

The representations and warranties contained in the Acquisition Agreement, any Transaction Document and any certificate delivered pursuant to the Acquisition Agreement survive the closing of the Acquisition through and including the 18-month anniversary of the closing of the Acquisition. Fundamental representations survive indefinitely. Covenants survive for the respective term specified in such covenant or, if not specified, until performed.

The Company agreed to indemnify and hold harmless Newtek and its respective affiliates from and against losses incurred, arising out of or relating to: (i) any breach or inaccuracy of any of the representations or warranties of the Company contained in the Acquisition Agreement, the Transaction Documents or the certifications of the responsible officers of the Company delivered to NTS and (ii) any breach of any of the covenants or agreements of the Company contained in the Acquisition Agreement or the Transaction Documents or the certification of a responsible officer of the Company delivered to NTS and Newtek.

Newtek agreed to indemnify and hold harmless the Company, the Surviving Entity and their respective affiliates from and against losses incurred, arising out of or relating to: (i) any breach or inaccuracy of any of the representations or warranties of NTS, any Transaction Document or the certification of a responsible officer of NTS delivered to the Company, (ii) any breach or inaccuracy of the representations and warranties of Newtek, any Transaction Document or the certification of a responsible officer of Newtek delivered to the Company, (iii) any breach of any of the covenants or agreements of NTS or Newtek contained in the Acquisition Agreement or any Transaction Document, (iv) any and all Company Taxes (as defined in the Acquisition Agreement), (v) Transaction Expenses and Indebtedness (each, as defined in the Acquisition Agreement) as of the closing of the Acquisition not properly included in the Final Adjustment Amount and (vi) certain scheduled items.

The foregoing indemnity obligations are subject to the following limitations: (i) except for losses arising from fraud or breach of the fundamental representations of Newtek and NTS (i.e., organization, qualification, authority, enforceability, non-contravention, capitalization, brokers’ fees, anti-takeover statutes and ownership and transfer of NTS common stock), Newtek will not have any liability in respect of any individual indemnification claim or series of related indemnification claims unless and until such indemnification claim or indemnification claims involve losses in excess of $25,000, (ii) except for losses arising from fraud or breach of the fundamental representations of Newtek and NTS, Newtek will not have any liability until the Company or its indemnitees have suffered losses in excess of $75,000 and (iii) other than in the case of fraud or any breach of any fundamental representation of Newtek or NTS, Newtek’s liability will not exceed $75,000.

Each party is subject to a duty to mitigate indemnifiable losses. Except with respect to fraud, from and after the closing of the Acquisition, the indemnity provided in the Acquisition Agreement and the R&W Insurance Policy will be the sole and exclusive remedy of each of the parties with respect to any and all actions for losses sustained or incurred relating to, arising out of or resulting from the Acquisition Agreement.

Termination

The Acquisition Agreement may be terminated at any time prior to the closing of the Acquisition as follows:

•        by mutual written consent of the Company and Newtek;

•        by either the Company or Newtek if any governmental body of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the Acquisition; provided, that the right to terminate the Acquisition Agreement will not be available to a party if such order was primarily due to the action or inaction of such party;

•        by either the Company or Newtek in the event that the closing has not occurred on or prior to February 9, 2025 (the “Termination Date”); provided, however, that (i) Newtek may not terminate the Acquisition Agreement if such failure of the closing to occur is primarily due to the failure of NTS or Newtek to perform and comply in all material respects with the covenants and agreements to be performed or complied with by NTS or Newtek, as applicable, and (ii) the Company may not terminate the Acquisition Agreement if such failure of the closing to occur is primarily due to the failure of the Company to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Company;

•        by either the Company or Newtek in the event if there has been an event, change, occurrence or circumstance, individually or in the aggregate with any such events, changes, occurrences or circumstances, that has had or could reasonably be expected to have a material adverse effect on NTS (in the case of the Company) and on the Company (in the case of Newtek); or

•        by either the Company or Newtek if there has been a breach or inaccuracy of the other party’s representations and warranties in the Acquisition Agreement or a failure to perform its covenants and agreements in the Acquisition Agreement (which, in the case of the right of termination by the Company, also includes any breach by NTS), in any such case in a manner that would result in, if occurring and continuing at closing, the failure of the conditions to the closing set forth in the Acquisition Agreement, as applicable, unless such failure is reasonably capable of being cured by the Termination Date, in which case, so long as the breaching party is using commercially reasonable efforts to cure such failure, the breaching party will have 30 days (but in no event beyond the Termination Date) after receipt of notice from the terminating party of its intention to terminate the Acquisition Agreement to cure such failure before the terminating party may so terminate the Acquisition Agreement; provided, however, no party may terminate the Acquisition Agreement if (i) any of such party’s representations and warranties shall have become and continue to be untrue in a manner that would cause certain of the Company’s closing conditions (with respect to a termination by Newtek) or certain of Newtek and NTS’s closing conditions (with respect to a termination by the Company), as applicable, not to be satisfied, (ii) there has been, and continues to be, a failure by such party to perform its covenants and agreements in such a manner that would cause certain of the Company’s closing conditions (with respect to a termination by Newtek) or certain of Newtek and NTS’s closing conditions (with respect to a termination by the Company), as applicable, not to be satisfied, or (iii) the failure of the terminating party to fulfill any of its obligations under the Acquisition Agreement has been the primary cause of, or resulted in, the breach by the non-terminating party.

If the Acquisition Agreement is terminated, all rights and obligations of the parties under the Acquisition Agreement will terminate; provided that the termination of the Acquisition Agreement will not relieve any party from any liability for any willful and intentional breach of the Acquisition Agreement by such party or for fraud by such party, and all rights and remedies of a non-breaching party under the Acquisition Agreement in the case of any such willful and intentional breach or fraud, at law and in equity, will be preserved, including the right to recover reasonable attorneys’ fees and expenses. Except to the extent otherwise provided in the immediately preceding sentence, the parties shall have no liability to each other under or relating to the Acquisition Agreement in the event of the termination of the Acquisition Agreement.

No Termination Fee

In the event the Acquisition Agreement is terminated, no party thereto will owe a termination fee to any other party under or relating to the Acquisition Agreement.

Amendments

The Acquisition Agreement may be amended by the parties at any time before or after approval of the matters presented to the Company’s stockholders the Special Meeting, but, after any such approval, no amendment will be made that by law requires further approval by such stockholders without such further approval. The Acquisition Agreement can be amended, supplemented or modified, and any provision thereof can be waived, only by written instrument making specific reference to the Acquisition Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

Conditions to Closing of the Acquisition

Conditions to Each Party’s Obligations

The respective obligations of Newtek, NTS and the Company to consummate the Acquisition are subject to the satisfaction, on or prior to the closing of the Acquisition, of each of the following conditions, any one or more of which may be waived in writing subject to applicable law, in whole or in part, as to a party by such party (in such party’s sole discretion):

•        no provision of any applicable law shall prohibit the consummation of the transactions contemplated by the Acquisition Agreement and no final order shall have been issued, promulgated, enacted or enforced by any governmental body after the Execution Date enjoining or otherwise prohibiting the performance of the Acquisition Agreement or the consummation of any of the transactions contemplated thereby;

•        the Company Stockholder Approval shall have been obtained; and

•        certain master services agreements, to be effective as of the closing of the Acquisition, by and between (i) Newtek and NTS and (ii) Newtek Bank and NTS shall have been entered into by the respective parties thereto.

Conditions to NTS and Newtek’s Obligations

The obligations of NTS and Newtek to consummate the Acquisition are subject to the satisfaction, on or prior to the closing of the Acquisition, of each of the following conditions, any one or more of which may be waived in writing subject to applicable law, in whole or in part, by NTS and Newtek (in NTS’s and Newtek’s sole discretion):

•        (i) each of the Company’s fundamental representations (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the Execution Date and as of the closing of the Acquisition as though made at and as of the closing of the Acquisition (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to Newtek, and (ii) each of the other representations and warranties made by the Company under the Acquisition Agreement shall be true and correct in all respects as of the Execution Date and as of the closing of the Acquisition as though made at and as of the closing of the Acquisition (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a material adverse effect on the Company;

•        the Company shall have performed and complied in all material respects with all covenants and agreements required by the Acquisition Agreement to be performed or complied with by the Company on or prior to the closing of the Acquisition;

•        NTS and Newtek shall have received a certificate, dated as of the closing of the Acquisition, signed by a responsible officer of the Company certifying that, to the best of such officer’s knowledge, the conditions set forth in Sections 8.3(a) and 8.3(b) of the Acquisition Agreement have been satisfied;

•        the Company shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 3.4(a) of the Acquisition Agreement and in the other Transaction Documents;

•        there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a material adverse effect on the Company;

•        the Divestiture and the sale of the Company’s Tinychat application shall have occurred;

•        NTS shall have received the opinion of Sullivan & Cromwell LLP (“Sullivan & Cromwell”) (or other nationally recognized tax counsel), in form and substance reasonably satisfactory to NTS, dated as of the closing of the Acquisition, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Acquisition will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•        Newtek shall (i) have received from the Federal Reserve a regulatory approval or non-objection notice, either orally or in writing, with respect to the Acquisition, (ii) have not received any determination by the Federal Reserve that the Acquisition would result in “control” of the Company by Newtek (as “control” is used for purposes of the BHCA), or any affirmative indication that the Federal Reserve would likely take such a view (through published guidance or other supervisory communications).

On October 31, 2024, Newtek agreed that in lieu of requiring a sale of the assets and liabilities related to the Tinychat application as part of the Divestiture, the condition requiring such sale will be satisfied if all operations of Tinychat Acquisition, Inc. (“Tinychat”) and the Tinychat application have ceased on the date of the closing of the Acquisition. As a result of the waiver, the Company will cease operations relating to Tinychat and the Tinychat application prior to the closing of the Acquisition.

Conditions to the Company’s Obligations

The obligations of the Company to consummate the Acquisition are subject to the satisfaction, on or prior to the closing of the Acquisition, of each of the following conditions, any one or more of which may be waived in writing subject to applicable law, in whole or in part, by the Company (in the Company’s sole discretion):

•        (i) each of the Newtek and NTS’s fundamental representations (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the Execution Date and as of the closing of the Acquisition as though made at and as of the closing of the Acquisition (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to the Company, and (ii) each of the other representations and warranties (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) made by NTS and Newtek under the Acquisition Agreement shall be true and correct in all respects as of the Execution Date and as of the closing of the Acquisition as though made at and as of the closing of the Acquisition (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a material adverse effect on NTS;

•        NTS and Newtek shall have performed and complied in all material respects with all covenants and agreements required by the Acquisition Agreement to be performed or complied with by NTS or Newtek, as applicable, on or prior to the closing of the Acquisition;

•        the Company shall have received a certificate, dated as of the closing of the Acquisition, signed by a responsible officer of NTS certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) of the Acquisition Agreement have been satisfied;

•        the Company shall have received a certificate, dated as of the closing of the Acquisition, signed by a responsible officer of Newtek certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) of the Acquisition Agreement have been satisfied;

•        NTS and Newtek shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 3.4(b) of the Acquisition Agreement and in the other Transaction Documents;

•        there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a material adverse effect on NTS; and

•        the Written Consent (as defined in the Acquisition Agreement) shall have been obtained and delivered to the Company and shall be in full force and effect.

Transaction Documents and Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Acquisition Agreement but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. Forms of the Registration Rights Agreement and Certificate of Designations are attached hereto as indicated in the respective descriptions. Stockholders and other interested parties are urged to read such agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Voting and Support Agreements

In connection with the Company’s entry into the Acquisition Agreement and as an inducement for Newtek to enter into the Acquisition Agreement, on August 11, 2024, the Company and Newtek entered into voting and support agreements (the “Voting Agreements”) with the Paltalk Holders, who collectively represent approximately 42.8% of the issued and outstanding shares of Company common stock as of November 13, 2024, whereby each Paltalk Holder (in such Paltalk Holder’s capacity as a beneficial owner of the Company’s common stock and, as applicable, not in such Paltalk Holder’s capacity as a director or officer of the Company), agreed to, among other things, vote or cause to be voted all common stock beneficially owned by such Paltalk Holder in favor of the Stock Issuance Proposal, the Divestiture Proposal and the Adjournment Proposal and against alternative transactions.

Pursuant to each Voting Agreement, each Paltalk Holder is restricted from selling or transferring shares of the Company’s common stock owned by such Paltalk Holder, subject to certain customary exceptions. The Voting Agreements will terminate upon the earliest to occur of (i) approval by the Company’s stockholders of the Stock Issuance Proposal and the Divestiture Proposal at the Special Meeting and (ii) the termination of the Acquisition Agreement pursuant to and in compliance with the terms thereof.

Registration Rights Agreement

At the closing of the Acquisition, the Company will enter into a Registration Rights Agreement, a form of which is attached hereto as Annex C (the “Registration Rights Agreement”), with Newtek pursuant to which, among other things, and subject to certain limitations set forth therein, the Company will be obligated to use its reasonable best efforts to prepare and file a registration statement registering the resale of the Conversion Shares as soon as practicable following the closing of the Acquisition.

In addition, pursuant to the Registration Rights Agreement, Newtek has the right to require the Company, subject to certain limitations set forth therein, to effect the registration of up to five underwritten offerings. The Registration Rights Agreement also provides Newtek with certain customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the Company’s right to delay or withdraw a registration statement under certain circumstances.

Certificate of Designations — Series A Non-Voting Common Equivalent Stock

In connection with closing of the Acquisition, the Company will file with the Secretary of State of the State of Delaware the Certificate of Designations designating the Preferred Stock, and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of the shares of Preferred Stock. The total number of authorized shares of Preferred Stock will be 9,000,000 shares.

The following is a summary description of the Preferred Stock as contained in the Certificate of Designations and is subject to, and qualified in its entirety by reference to, the complete text of the Certificate of Designations. We encourage you to read the Certificate of Designations, a form of which is attached hereto as Annex D.

Maturity

The shares Preferred Stock are perpetual securities, unless converted in accordance with the Certificate of Designations.

Voting Rights

Holders of Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Charter, or the Certificate of Designations that significantly and adversely affect the preferences, rights, privileges or powers of the Preferred Stock.

Ranking

Except with respect to the liquidation preference described below, the Preferred Stock ranks equally with the Company’s common stock with respect to dividends or distributions (including regular quarterly dividends) declared by the Board and rights upon any liquidation, dissolution, winding up or similar proceeding of the Company, as provided in the Charter.

Conversion and Transfer

Each share of Preferred Stock will automatically convert into one share of the Company’s common stock upon the consummation of a transfer by a holder that is both (i) to a person who is not an affiliate of the holder for purposes of the BHCA and (ii) (A) to the Company; (B) in a widespread public distribution; (C) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any class of voting securities of the Company; or (D) to a purchaser that would control more than 50% of every class of voting securities of the Company without any transfer from the holder. The conversion rate applicable to the Preferred Stock is subject to certain customary anti-dilution adjustments.

Dividends

Holders of Preferred Stock are entitled to receive dividends at the same time and on the same terms as the holders of the Company’s common stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of the Company’s common stock. The Board cannot declare or pay any cash dividend or make cash distributions in respect of the Company’s common stock unless the Board declares and pays to the holders Preferred Stock at the same time and on the same terms as the holders of the Company’s common stock the dividend to which the shares of Preferred Stock are entitled.

Liquidation

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Stock are entitled to receive, in preference to the holders of the Company’s common stock, an amount per share equal to $0.0001, and would then participate equally with the Company’s common stock in the remainder of the distributions.

Preemptive and Other Rights

The shares of Preferred Stock do not have any voting powers except as expressly described in the Certificate of Designations, and, except as may otherwise be required by law, do not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Certificate of Designations and in the Charter. The shares of Preferred Stock do not have preemptive or subscription rights.

Repurchases

Subject to the limitations imposed in the Certificate of Designations, the Company may purchase and sell shares of the Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Sinking Fund

The shares of Preferred Stock are not subject to the operation of a sinking fund.

Master Services Agreements

Pursuant to the terms of the Acquisition Agreement, NTS will enter into master services agreements with each of Newtek and Newtek Bank (together, the “Master Services Agreements”), each of which will have substantially similar terms and be effective as of the closing of the Acquisition. For purposes of this description of the Master Services Agreements, references to “NTS” with respect to services to be provided following the closing of the Acquisition shall refer to the Surviving Entity. The terms below reflect the current intentions of the parties to be bound by the Master Services Agreements and remain subject to further revision as the Master Services Agreements are negotiated and executed.

Pursuant to the Master Services Agreements, NTS will provide Newtek and Newtek Bank, as applicable, certain technological services, including the management of networks, servers, computers and technology infrastructure, as well as preventative maintenance and monitoring, third-party provider and end user support, and hardware and software vendor management in accordance with the terms of individual statements of work (collectively, “SOWs”).

Payments to NTS under the SOWs issued under the Master Services Agreement are generally payable monthly. Revenue that NTS will receive under the Master Services Agreements will generally depend on the services provided by NTS for the respective month. Following the Acquisition, the Company estimates that annual revenue under the Master Services Agreements will be approximately $6.0 million per year based on the SOWs that are currently anticipated.

The term of each Master Services Agreement will continue until terminated by either party to the applicable Master Services Agreement upon 30 days written notice to the applicable other party, provided that, in the event there are any outstanding SOWs at the time of termination, the term of the Master Services Agreement will automatically extend to, and be coterminous with, the completion, expiration or termination of all outstanding SOWs under such Master Services Agreement. In addition, the Master Services Agreements or any specific SOW may be terminated immediately by either party at such party’s sole discretion, upon written notice to the applicable other party (i) if such other party is in material breach of the Master Services Agreements and fails to cure the material breach within 30 days of receiving written notice of such breach, or (ii) upon the bankruptcy or dissolution of such other party. Further, Newtek or Newtek Bank, as applicable, may immediately terminate the applicable Master Services Agreement as a whole, or any specific SOW, at its sole discretion at any time prior to the expiration of the then-current term of such agreement, upon written notice to NTS, under certain circumstances, including but not limited to (i) if Newtek or Newtek Bank, as applicable, or any of Newtek or Newtek Bank’s affiliates, as applicable, have the right to terminate any other agreement between Newtek or Newtek Bank, as applicable, or any of Newtek or Newtek Bank’s affiliates, as applicable, on the one hand, and NTS or any of its affiliates, on the other hand or (ii) if NTS experiences a “change of control” (as defined in the Master Services Agreements).

Upon termination of the Master Services Agreements, NTS will agree to provide wind down assistance to Newtek or Newtek Bank, as applicable, for an agreed upon period of time not to exceed 12 months from the effective date of termination.

The Acquisition

Background of the Acquisition

Our management team and the Board regularly evaluate the Company’s performance, prospects and strategy with a focus on generating long-term value for our stockholders. While the Company continuously focuses on organic growth as well as efficiency initiatives, our management team and the Board also review and assess strategic alternatives available to the Company, including potential mergers or acquisitions of other assets or entities that are synergistic to our business.

In June 2022, the Company announced that it had engaged Roth Capital Partners, LLC (“Roth”) to help the Company explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that would be synergistic to the Company’s businesses. Over the past two years and in an effort to achieve that strategy, the Company met with over 25 companies and analyzed numerous potential mergers and acquisitions. Throughout this evaluation process, the Company’s overall goal was to identify an opportunity that had the greatest potential to increase stockholder value.

In December 2023, based on Newtek’s public disclosure of its commitment made to the Federal Reserve to divest or otherwise terminate the activities conducted by NTS, Mr. Katz approached Barry Sloane, Newtek’s President, Chairman and Chief Executive Officer, to discuss the potential acquisition of NTS by the Company in exchange for cash and equity (the “Proposed Acquisition”). Upon concluding his discussion with Mr. Sloane, Mr. Katz and the other members of our management team continued to discuss the opportunity internally. Our management team preliminarily determined that the Proposed Acquisition had the potential to provide a unique and accretive growth opportunity that would be consistent with the Company’s strategic focus on technology, while providing increased scale, new customers and greater geographic diversity. Following these internal discussions, our management team contacted Mr. Sloane to express the Company’s interest in additional discussions with Newtek regarding the Proposed Acquisition. Mr. Sloane then reached out to members of the management team of NTS to set up a meeting to further discuss the Proposed Acquisition.

On December 28, 2023, Messrs. Katz and Sloane met in person in Ft. Lauderdale, Florida to discuss the Proposed Acquisition. During this meeting, Messrs. Katz and Sloane discussed general parameters that could potentially apply to the Proposed Acquisition but did not agree to any specific terms.

On January 2, 2024, the Company and Newtek executed a mutual nondisclosure agreement relating to the Proposed Acquisition.

On January 4, 2024, Mr. Sloane, Jared Mills, the President of NTS, and Michael Schwartz, the Chief Legal Officer of Newtek, representatives of the Company, including Mr. Katz, Kara Jenny, the Company’s Chief Financial Officer, and Adam Zalko, the Company’s Senior Vice President, held a telephonic meeting to discuss the Company’s preliminary diligence requests, including the need for information relating to specific assets and financial statements of NTS. Throughout the remainder of the week, Ms. Jenny participated in several subsequent telephonic meetings with representatives of NTS to discuss these diligence requests.

On January 5, 2024, Mr. Katz and Ms. Jenny contacted representatives of Haynes and Boone to discuss the potential engagement of Haynes and Boone as legal advisor to the Company in connection with the Proposed Acquisition. Upon confirming that there were no existing conflicts, Haynes and Boone was formally engaged as legal advisor to the Company with respect to the Proposed Acquisition.

On January 5, 2024, Newtek made available to the Company and certain of its representatives a virtual data room containing various preliminary due diligence materials relating to NTS.

On January 18, 2024, the Proposed Acquisition was initially presented by our management to, and discussed with, members of the Board in connection with a special meeting of the Board. During this meeting, the Board provided our management with guidance on next steps in the evaluation process, which guidance included obtaining additional information relating to the Proposed Acquisition, and the Board requested that management provide the Board with periodic updates on the status of discussions concerning the Proposed Acquisition.

On February 9, 2024, at a special meeting of the Board, the Board discussed the status of the ongoing diligence efforts between the Company and Newtek, and the negotiation of the terms of a proposed non-binding letter of intent relating to the Proposed Acquisition. Mr. Katz briefed the Board on the proposed terms of the letter of intent and the Board authorized the Company to negotiate and enter into a non-binding letter of intent with Newtek relating to the Proposed Acquisition.

On February 19, 2024, representatives of Newtek, including Messrs. Sloane and Schwartz, representatives of the Company, including Mr. Katz, Ms. Jenny, and representatives of Haynes and Boone, held a telephonic meeting to discuss the initial parameters, structure and terms of the Proposed Acquisition.

On March 8, 2024, the Company and Newtek executed a non-binding letter of intent setting forth the initial parameters, structure and terms of the Proposed Acquisition (the “Letter of Intent”).

On March 11, 2024, the Board held a regularly scheduled meeting, during which Company management updated the Board on the execution of the Letter of Intent, the projected timeline for the Proposed Acquisition and the status of ongoing diligence efforts.

On April 17, 2024, Messrs. Sloane, Schwartz and Mills held an introductory telephonic meeting with representatives of the Company, including Mr. Katz, Ms. Jenny and Mr. Zalko and attorneys with Haynes and Boone, at which the parties discuss the Proposed Acquisition and certain material terms related thereto.

On April 18, 2024, representatives of Newtek, including Mr. Schwartz, and representatives of Sullivan & Cromwell, legal counsel to Newtek, held a telephonic meeting with representatives of Haynes and Boone to discuss preparation of the definitive transaction documents.

On April 19, 2024, Ms. Jenny held a telephonic meeting with NTS’s controller relating to NTS’s management team and NTS’s systems and structure for accounting.

On April 29, 2024, representatives of Haynes and Boone delivered the initial draft of the Acquisition Agreement to representatives of Sullivan & Cromwell. On this date, representatives of Newtek also informed the Company that, based upon its review and in light of the equity consideration to be received, in order for Newtek to proceed with Proposed Acquisition, divestiture of the Transferred Assets and Tinychat by the Company would be required, such that upon the completion of the Proposed Acquisition, the Company and certain of its related persons would no longer hold any right to operate or control such applications, whether directly or indirectly (the “Proposed Divestiture”).

From April 29, 2024 through May 6, 2024, representatives of NTS, including Mr. Mills, held a series of telephonic meetings with representatives of the Company, including Ms. Jenny and Mr. Zalko to review NTS’s product offering, vendor relationships and organizational structure.

On May 7, 2024, the Board held a regularly scheduled meeting, during which management briefed the Board on the Proposed Acquisition, including the potential transaction structure, closing conditions, timing and potential impact that the Proposed Acquisition could have on the Company’s business and operations.

On May 8, 2024, representatives of Haynes and Boone delivered an updated draft of the Acquisition Agreement to representatives of Sullivan & Cromwell reflecting the inclusion of the completion of the Proposed Divestiture as a condition to the closing of the Proposed Transaction.

On May 13, 2024, representatives of Newtek’s finance team and Mr. Mills held a telephonic meeting with representatives of the Company, including Ms. Jenny, to review NTS’s financial model.

On May 31, 2024, Messrs. Sloane and Mills, and representatives of Newtek’s finance team met with representatives of the Company, including Mr. Katz, to discuss NTS’s financial model.

On June 5, 2024, representatives of Sullivan & Cromwell delivered a revised draft of the Acquisition Agreement to representatives of Haynes and Boone.

On June 5, 2024, representatives of NTS, including Mr. Mills, held a telephonic meeting with representatives of the Company, including Mr. Katz, Ms. Jenny and Mr. Zalko to review NTS’s sales pipeline.

On June 11, 2024, the audit committee of the Board pre-approved the engagement of Anderson Tax LLC (“Anderson”) to conduct certain diligence services in connection with the Proposed Acquisition, including a quality of revenue analysis of NTS and a tax-related assessment. The Company formally engaged Anderson to conduct such diligence services on June 12, 2024.

On June 14, 2024, representatives of Haynes and Boone delivered a revised draft of the Acquisition Agreement to representatives of Sullivan & Cromwell.

From June 16 through June 18, 2024, Messrs. Katz and Zalko conducted a site visit at NTS’s data center located in Phoenix, Arizona. During this site visit, Messrs. Katz and Zalko met with representatives of NTS, including Mr. Mills.

On June 19, 2024, representatives of Haynes and Boone, representatives of Sullivan & Cromwell and members of management from Newtek and the Company held a conference call to discuss the drafts of the Acquisition Agreement that had been exchanged by the parties and their respective counsel and related legal matters, including whether the Proposed Acquisition should be structured as a stock purchase or a merger, applicable regulatory considerations and certain closing conditions.

On June 24, 2024, representatives of Haynes and Boone and representatives of Sullivan & Cromwell held a conference call and further discussed the structure of the Proposed Acquisition, applicable regulatory considerations as well as various aspects of the earn-out contemplated by the parties to be reflected in the draft Acquisition Agreement, the representations and warranties of the parties and interim operating covenants. Around this time, the parties agreed that the Proposed Acquisition would be structured as a two-step merger.

On July 8, 2024, representatives of Sullivan & Cromwell delivered a revised draft of the Acquisition Agreement to representatives of Haynes and Boone reflecting these discussions. Thereafter and in the subsequent weeks leading up to the execution of the Acquisition Agreement, the parties focused their efforts on resolving the remaining legal and commercial issues, including thorough and extensive internal and external discussions and calls and in-person diligence reviews. Representatives of Sullivan & Cromwell and Haynes and Boone exchanged numerous drafts of the Acquisition Agreement addressing various matters, in particular including the representations and warranties of the parties, interim operating covenants applicable to NTS and certain post-closing restrictive covenants. The proposed Registration Rights Agreement was also negotiated during this period, along with other transaction documents, including the Certificate of Designation and the Voting Agreements. The parties also engaged in negotiation with respect to the terms of the proposed Master Services Agreements and discussed the approach to be taken with respect to the employment agreements to be entered into with certain key NTS employees, including Mr. Mills.

On July 15, 2024, the audit committee of the Board pre-approved the engagement of Anderson to conduct additional diligence services in connection with the Proposed Acquisition, including a proof of cash audit of NTS. The Company formally engaged Anderson to conduct the proof of cash audit on July 15, 2024. Beginning with Anderson’s initial engagement on June 11, 2024 through July 29, 2024, Anderson held several discussions with the Company and NTS relating to such diligence services.

On July 17, 2024, the strategic transactions committee of the Board, which consisted of Geoffrey Cook and Lance Laifer, held a special telephonic meeting to discuss the Proposed Acquisition. Members of management gave a presentation to the strategic transactions committee on the Proposed Acquisition, including, other things, the proposed transaction timeline, deal economics, structure, work performed and to be performed by third-party consultants, anticipated expenses to be incurred and additional steps to be taken in connection with negotiation of the definitive documents for the Proposed Acquisition.

On July 22, 2024, the Board held a special telephonic meeting to discuss the Proposed Acquisition. Members of our management, as well as representatives of Haynes and Boone were also present. Representatives of Haynes and Boone reviewed with the Board its fiduciary obligations, particularly in the context of transactions such as the Proposed Acquisition and the Proposed Divestiture. Members of our management team then briefed the Board on, among other things, the status of negotiations that had occurred to date, the anticipated transaction timeline, deal economics, structure, material terms of the Acquisition Agreement, status of NTS’s current revenue streams, anticipated expenses to be incurred in the transaction and anticipated pro forma financial results.

On July 23, 2024, the Company engaged Scalar, LLC (“Scalar”) to provide a third-party valuation to assess the fair value of the contingent consideration arrangements as of the Proposed Acquisition date and to value the intangible assets in accordance with GAAP in order to allocate purchase price and determine goodwill following the Proposed Acquisition.

On July 25, 2024, Mr. Zalko conducted a site visit at NTS’s data center located in Edison, New Jersey, during which he met with representatives from NTS.

On August 1, 2024, at a regularly scheduled meeting of the Board, our management updated the Board on the status of diligence efforts and ongoing negotiations with Newtek relating to the Proposed Acquisition, and the material terms of the Acquisition Agreement, which had been circulated to the Board in advance of the meeting. The Board discussed the merits and risks of the Proposed Acquisition, as well as the financial model of NTS and potential opportunities for synergies and expense optimization.

On August 5, 2024, Mr. Katz contacted the members of the Board and informed them that the parties were able to reach resolution on substantially all outstanding issues and reaffirmed management’s commitment to the Proposed Acquisition substantially as presented to the Board earlier in the month.

On August 9, 2024, the Board held a special telephonic meeting to consider the Proposed Acquisition. Members of our management, as well as representatives of Haynes and Boone were also present. Members of our management team reviewed the negotiations that had occurred to date, reported that due diligence had been completed and, with the assistance of representatives of Haynes and Boone, reviewed in detail the material terms of the Proposed Acquisition. Members of Company management then presented certain financial analyses conducted with respect to the financial terms of the Proposed Acquisition. After a discussion by the Board of the terms of the Proposed Acquisition and the information presented by representatives of Haynes and Boone and Company management, and upon receiving our management’s recommendation to approve the Proposed Acquisition on the terms set forth in the draft Acquisition Agreement, the Board unanimously resolved to approve and adopt the Acquisition Agreement substantially as presented and the associated actions described in the Acquisition Agreement, including the Acquisition.

On the afternoon of August 11, 2024, the Company and Newtek finalized the Acquisition Agreement, including the various schedules and exhibits thereto, and executed the Acquisition Agreement. The Voting Agreements were executed concurrently with the Acquisition Agreement.

Following the execution of the Acquisition Agreement and the Voting Agreements, on the morning of August 12, 2024, the Company and Newtek each issued a press release announcing the transactions contemplated by the Acquisition Agreement, including the Acquisition.

The Board’s Reasons for Approving the Acquisition and the Related Stock Issuance

In evaluating the Acquisition Agreement and the transactions contemplated thereby, the Board consulted with members of our management and our legal, financial and other advisors. In reaching its decision to unanimously approve the Acquisition Agreement and the transactions contemplated thereby, the Board carefully considered a variety of factors supporting its decision, including, but not limited to, the material factors discussed below.

•        Strategic Considerations.

•        The ability to enter the cloud infrastructure and cybersecurity sectors with the acquisition of a business deemed ripe for growth both organically and through potential accretive acquisitions in the future.

•        A belief that the Acquisition will be accretive to the Company on key financial metrics, including revenue, Adjusted EBITDA, free cash flow and earnings per share.

•        The potential for a substantial increase in the Company’s scale with the addition of NTS and the ability to potentially cross-sell the ManyCam product to new customers.

•        The potential for a substantial increase in the depth and breadth to the Company’s technological capabilities, with the addition of NTS’s server hosting, cloud hosting, data storage, managed security, backup and disaster recovery services.

•        The belief that the Company’s business following the Acquisition will provide greater future prospects than the Company’s core video chat products being sold in the Divestiture.

•        The fact that the Acquisition would not require the Company to incur any additional indebtedness, and the fact that the Company following the Acquisition is expected to have greater access to liquidity.

•        Management Experience; Recommendation.    The experience and prior success of our management in integrating acquired businesses and assets, including ManyCam, our management’s understanding of the technology landscape in which NTS operates and our management team’s recommendation of the Acquisition.

•        Terms of the Acquisition Agreement.    The Board’s belief that the terms and conditions of the Acquisition Agreement (including all exhibits and disclosure schedules thereto) and including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the form and structure of the transaction consideration, in each case, are reasonable.

•        Related Agreements.    The terms and conditions of the ancillary agreements to be entered into in connection with the Acquisition, in each case, including the exhibits and disclosure schedules thereto and the Board’s belief that the terms of such agreements, including the Voting Agreements entered into at signing, the Registration Rights Agreement, the Certificate of Designations and the Master Services Agreement, in each case, are reasonable.

•        Stockholder Approval.    The fact that the Acquisition is subject to approval by the Company’s stockholders at the Special Meeting.

•        Board Composition.    The expectation that the addition of the Newtek’s director representative in connection with the Acquisition (as discussed below) will add valuable expertise, experience and in-depth familiarity with NTS to the Board, which is expected to aid in the integration of NTS following closing and enhance the likelihood of realizing the strategic benefits the Company expects to derive from the Acquisition.

•        Likelihood of Closing:    The likelihood, considering the terms of the Acquisition Agreement, that the Acquisition will be completed based on, among other things, the conditions to closing as set forth in the Acquisition Agreement and that the outside date of February 9, 2025 under the Acquisition Agreement allows for sufficient time to complete the Acquisition.

•        No Termination Fee:    The fact that, in the event of termination of the Acquisition Agreement, neither party is required to pay a termination fee.

•        Exclusivity Restrictions.    The restrictions that the Acquisition Agreement imposes on Newtek’s ability to solicit possible alternative transactions.

The Board also considered certain countervailing factors in its deliberations concerning the Acquisition, including, but not limited to, the following:

•        Business Risks.    Certain risks relating to the Acquisition, the Company following the Acquisition, NTS’s business and the Divestiture (in each case, as further described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 15 and 17, respectively, of this Proxy Statement).

•        Risks in Obtaining the Benefits of the Acquisition.    The risk that the integration of NTS may not be as successful as expected and that the anticipated benefits of the Acquisition may not be realized in full or in part.

•        Risks Associated with the Divestiture.    The risk that the Company may not be able to successfully negotiate and enter into the Divestiture Agreement and complete the Divestiture on favorable terms or at all.

•        Significant Stock Issuance.    The potential impact on the market price of the Company’s common stock as a result of the large amount of Conversion Shares issuable upon conversion of the Preferred Stock.

•        Business Disruption Resulting from the Acquisition.    The challenges inherent in the acquisition of a business of the size and complexity of NTS, and the possible disruption of the Company’s business that might result from the announcement and pendency of the Acquisition, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on the Company’s business relationships and pursuit of strategic opportunities.

•        Closing Conditions.    The fact that the completion of the Acquisition requires regulatory approval or a non-objection notice from the Federal Reserve and the satisfaction of other closing conditions that are not within the Company’s control.

•        Risks Associated with Failure to Complete the Acquisition.    The possibility that the Acquisition may not be consummated and the potential adverse consequences if the Acquisition is not completed, including substantial transaction costs incurred, potential loss in value to the Company’s stockholders and market reaction.

•        Litigation Risk.    The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against the Company or the Board in connection with the Acquisition.

This discussion of the information and factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board but is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the number and wide variety of factors considered in connection with its evaluation of the Acquisition Agreement and the transactions contemplated thereby, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Rather, the Board viewed its decision as being based on the totality of the information presented or otherwise made available to it and the various other factors presented to and considered by the Board. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Acquisition and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 15 of this Proxy Statement.

Certain executive officers and non-employee directors of the Company have interests in the Acquisition that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these potential interests, among other matters, in evaluating the Acquisition and in making its recommendation to the Company’s stockholders. For a discussion of these interests, please see the section titled “Interests of Certain Persons in the Acquisition” below.

After careful consideration, the Board concluded that the potential benefits that it expected the Company to achieve as a result of the Acquisition and the Divestiture outweighed the potentially negative factors associated with the Acquisition and the Divestiture, and on August 9, 2024, unanimously approved and adopted the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition, declared advisable the Acquisition Agreement and the transactions contemplated thereby and directed that the Stock Issuance Proposal be submitted to the Company’s stockholders for approval at the Special Meeting and further recommended that the Company’s stockholders approve the Stock Issuance Proposal. The Board unanimously recommends that the Company’s stockholders approve the Stock Issuance Proposal and the related Adjournment Proposal.

Interests of Certain Persons in the Acquisition

In considering the recommendation of the Board to vote for the Stock Issuance Proposal and the Adjournment Proposal presented at the Special Meeting, you should be aware that certain executive officers and non-employee directors of the Company have interests in the Acquisition that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Acquisition and the Acquisition Agreement and before recommending to our stockholders that they vote in favor of the Stock Issuance Proposal and the Adjournment Proposal.

For example, the Divestiture, which is a condition to closing the Acquisition, will constitute a “Change in Control” under the terms of the 2016 Plan. As a result, the vesting of 12,500 shares underlying the stock options held by Mr. Zalko and the vesting of a total of 6,000 shares underlying the stock options held by certain of our non-employee directors will accelerate upon completion of the Divestiture.

Additionally, the Board has approved one-time cash bonus payments to Ms. Jenny in the amount of $100,000 and to Mr. Zalko in the amount of $25,000, which are subject to payment following the closing of the Acquisition (the “Transaction Bonuses”). One-half of the Transaction Bonus will be paid on or as soon as practicable following the closing of the Acquisition, and the remainder will be paid on or as soon as practicable following the date the Company files its Annual Report on Form 10-K for the year ending December 21, 2024, provided that the executive officer is providing services to the Company on such dates.

The Board has also approved awards of stock options to purchase 25,000 shares of common stock to each of Mr. Katz, Ms. Jenny and Mr. Zalko, with such options (i) being granted effective as of three trading days following the date that Company announces the closing of the Acquisition and (ii) having an exercise price that is equal to fair market value of the Company’s common stock on the date of grant (collectively, the “Transaction-Based Stock Options”). Fifty percent (50%) of the shares underlying the Transaction-Based Stock Options will vest on the date of grant, and the remaining fifty percent (50%) of the shares underlying the Transaction-Based Stock Options will vest on the six-month anniversary of the closing of the Acquisition, provided the recipient is providing services to the Company through each applicable vesting date. For a description of our named executive officers’ compensation arrangements in connection with the Acquisition and the Divestiture, see “Proposal 2: The Divestiture Proposal — The Divestiture — Quantification of Potential Payments and Benefits to our Named Executive Officers” beginning on page 81 of this Proxy Statement.

Board of Directors of the Company Following the Acquisition

If the Acquisition is consummated, pursuant to the Acquisition Agreement, the Company is obligated to cause one representative nominated by Newtek to be appointed to the Board (the “Newtek Board Representative”). So long as Newtek, together with its affiliates, beneficially owns shares of Preferred Stock and/or shares of the Company’s common stock that, in the aggregate, constitute at least 10% of the total outstanding shares of the Company (on an as-converted and fully-diluted basis) the Company has agreed to use its reasonable best efforts to have the Newtek Board Representative elected as a member of the Board by the Company’s stockholders and to solicit proxies for the Newtek Board Representative to the same extent as it does for any of its other nominees to the Board at any special meeting or annual meeting of the Company at which directors are to be elected.

Following the closing of the Acquisition, it is anticipated that the Newtek Board Representative will be Barry Sloane, who is currently Newtek’s Chairman, Chief Executive Officer and President.

Management of the Company Following the Acquisition

The table below sets forth the anticipated names and titles of the Company’s executive officers following the closing of the Acquisition:

Name	Title
Jason Katz	Chief Executive Officer and Chairman of the Board
Kara Jenny	Chief Financial Officer and Director
Jared Mills	President
Adam Zalko	Chief Operating Officer

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Acquisition.

Accounting Treatment

The Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed based on a preliminary estimate of their fair value. The Company expects to finalize its allocation of the purchase consideration as soon as practicable and within one year from the closing of the Acquisition.

Effect of Proposal on Current Stockholders

If the Stock Issuance Proposal is approved, up to 9,000,000 shares of Preferred Stock may be issued in connection with the Acquisition (subject to the terms, conditions and limitations set forth in the Acquisition Agreement). The issuance of the Preferred Stock will result in our stockholders holding a smaller ownership interest in the Company.

Post-Acquisition Corporate Matters

We will continue to be listed on The Nasdaq Capital Market. Following the closing of the Acquisition, we plan to change our name from “Paltalk, Inc.” to “Intelligent Protection Management Corp.” and change our ticker symbol such that our common stock would cease trading on The Nasdaq Capital Market under the ticker symbol “PALT” and would instead begin trading on The Nasdaq Capital Market under the ticker symbol “IPM”.

Vote Required

The Stock Issuance Proposal (and consequently, the Acquisition and the transactions contemplated in connection therewith) requires the affirmative vote, in person or by proxy, of a majority of the votes cast for or against the Stock Issuance Proposal. Abstentions will have no effect on the Stock Issuance Proposal. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters, we do not expect there to be any broker non-votes at the Special Meeting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Stock Issuance Proposal.

INFORMATION ABOUT THE COMPANY

General Information about the Company

The Company was incorporated under the laws of the State of Delaware in 2005. The Company is a communications software innovator that powers multimedia social applications. The Company’s existing product portfolio includes Paltalk, Camfrog and Tinychat, which together host a large collection of video-based communities. The Company’s other products include ManyCam and Vumber. ManyCam is a live streaming software and virtual camera that allows users to deliver professional live videos on streaming platforms, video conferencing apps and distance learning tools. Vumber is a telecommunications services provider that enables users to communicate privately by having multiple phone numbers with any area code through which calls can be forwarded to a user’s existing telephone number. The Company has an over 20-year history of technology innovation and holds eight patents. The Company’s principal executive office is located at 30 Jericho Executive Plaza Suite 400E, Jericho, New York 11753. The Company’s telephone number is (212) 967-5120. The Company maintains an internet site at www.paltalk.com. Except for the Company’s filings with the SEC that are incorporated by reference into this Proxy Statement, the information on or accessible through the Company’s website is not a part of this Proxy Statement. For further information about the Company, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. Please see the section titled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

INFORMATION ABOUT NTS

Overview

Background

NTS is a wholly owned subsidiary of Newtek that provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the United States as well as small-and-medium sized businesses. On December 31, 2023, two of Newtek’s indirect subsidiaries, SIDCO, LLC (“SIDCO”) and Excel Web Solutions, LLC (“EWS”), were merged into NTS.

Newtek’s subsidiary, CrystalTech Acquisition Corporation, which was organized under the laws of the State of New York on May 6, 2004, acquired the assets of CrystalTech Web Hosting, Inc. on July 9, 2004, and was renamed CrystalTech Web Hosting, Inc. (“CrystalTech”) on July 12, 2004. On June 29, 2017, CrystalTech was renamed Newtek Technology Solutions, Inc. NTS was a portfolio company of Newtek until the Newtek’s conversion to a financial holding company on January 6, 2023, at which time NTS became a consolidated subsidiary of Newtek. Prior to January 6, 2023, Newtek operated as an internally managed non-diversified closed-end management investment company that was regulated as a business development company (“BDC”) under the Investment Company Act and was treated as a regulated investment company under the Code for U.S. federal income tax purposes. On January 6, 2023, Newtek completed its acquisition of the National Bank of New York City, a national bank regulated and supervised by the Office of the Comptroller of the Currency (the “Bank Acquisition”). In connection with the completion of the Bank Acquisition, Newtek’s former portfolio companies, including NTS, became consolidated non-bank subsidiaries of Newtek. On January 17, 2023, Newtek changed its name from Newtek Business Services Corp. to NewtekOne, Inc. In addition, as a result of commitments made to the Board of Governors of the Federal Reserve in connection with the Bank Acquisition, Newtek agreed to divest or otherwise terminate the activities conducted by NTS by January 6, 2025, subject to any extension of such date.

Business of NTS

NTS provides a comprehensive range of IT-related services, including dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the United States as well as small-and-medium sized businesses.

NTS operates a secure private cloud from private suites in completely isolated areas within two Tier 3 data center facilities located in Phoenix, Arizona, and Edison, New Jersey (the “Data Centers”), pursuant to license agreements that extend until 2025. Although NTS does not own or operate the Data Centers, NTS aims to use the high-level operations and standards provided by the Data Centers through its license agreements to provide NTS customers with secure and flexible cloud services. The Data Centers each conform to The Uptime Institute’s Tier 3 Certification, which is a globally recognized standard for validating critical data center infrastructure. The Tier 3 classification provides NTS with a degree of confidence that the Data Centers provide the necessary power, cooling, maintenance, and fault tolerance required for secure and reliable operations. NTS’s critical infrastructure, hosted within the Data Centers, is designed to meet and exceed Tier 3 standards in all relevant categories. This allows NTS to deliver secure and compliant services to customers within heavily regulated industries, including financial services, healthcare, and other highly regulated industries. Additionally, NTS incorporates a redundant, carrier-neutral network design for communications paths, along with multiple hosting locations for its services, which improve the availability and resilience of NTS’s cloud services.

NTS sells and provides a range of IT-related services and goods, as follows:

Managed IT Security Services

NTS’s managed IT security services provide clients with ongoing management and support of their IT systems and services under a subscription or contract-based model. NTS’s managed IT security services include proactive monitoring, regular system maintenance, comprehensive cybersecurity management, data backup, and disaster recovery, as well as help desk support for users. Managed IT security services are intended to ensure that a client’s

IT infrastructure and services remain operational, secure and optimized. Customers of NTS’s managed IT security services typically pay a recurring fee, often based on service level agreements that define the specific services and performance metrics.

Professional Services

NTS’s professional services include the design and implementation of a wide range of IT products and services, such as cybersecurity, software planning, IT infrastructure, data center design and configuration, designing and implementing on-premises, hybrid or cloud computing solutions, website development, developing or integrating systems and software and IT cost management. Customers of NTS’s professional services are typically invoiced either based on a time and materials basis or on a straight-line basis for all fixed fee arrangements.

Procurement Services

NTS offers two types of procurement services to its customers. NTS can either: (i) obtain software and hardware products on behalf of its customers, in which case NTS’s vendors drop ship the products to the NTS end customer, or (ii) obtain hardware or software on behalf of its customers and perform additional configuration and/or add additional inputs to the products before the products are shipped to the NTS customer. In the instance where NTS sells hardware and software products as a solution bundled with services, NTS typically obtains the products or software from its vendors, adds the additional inputs/configuration as detailed in the customer contract, and then ships the products to the end customer. For each type of procurement service, the NTS customer has their own negotiated contract and payment terms. When NTS provides a combination of hardware and software products with the provision of services, NTS will separately identify its performance obligations under the contract and the hardware and/or software products or services that will be provided. The total transaction price for an arrangement with multiple performance obligations is typically allocated at contract inception to each performance obligation in proportion to the stand-alone selling price of the hardware or software. The selling price is the price at which NTS would sell a promised good or service separately to a customer. NTS estimates the price based on observable inputs, including direct labor hours and allocable costs, or uses observable stand-alone prices when they are available.

Secure Private Cloud Hosting

NTS’s secure private cloud hosting offerings include a digital infrastructure which consists of dedicated and fully isolated cloud environments designed to deliver security, control and compliance for the business-critical applications and data of NTS clients. NTS leverages state-of-the-art security measures, including data encryption, network segmentation, advanced firewalls, multi-factor authentication and continuous monitoring to safeguard against unauthorized access and cyber threats. NTS’s secure private cloud hosting provides NTS’s clients with strong availability, data integrity and reliable performance, while meeting stringent compliance requirements. NTS’s secure private cloud hosting solutions are backed by 24/7 support from NTS’s expert team, with the goal of delivering secure, flexible and resilient infrastructure tailored to each NTS client’s unique business needs.

Managed Backup and Disaster Recovery

NTS’s managed backup and disaster recovery solutions provide comprehensive protection for customers’ critical data and IT infrastructure, ensuring business continuity and rapid recovery in the event of data loss, cyberattacks or system failures. NTS utilizes advanced backup technologies with automated, regular data backups, off-site replication and secure storage to prevent data corruption or loss. NTS’s disaster recovery solutions offer quick restoration of systems and data with minimal downtime, supported by flexible recovery plans tailored to meet customers’ specific needs. With continuous monitoring, end-to-end encryption, and expert support available 24/7, NTS aims to ensure that its customers’ data is secure, accessible and compliant with industry standards.

Web Hosting

NTS’s web hosting services consist of several advanced security measures, including SSL/TLS encryption, firewalls, DDoS protection, malware scanning, and secure server configurations. NTS’s web hosting services include features such as regular data backups, web application firewalls, strict access control policies and continuous monitoring and expert support, all of which help to ensure NTS customers’ compliance with industry standards and provide a reliable and secure environment for NTS customers’ online presence. NTS’s web hosting services are designed to provide customer websites with an additional layer of protection from cyber-attacks and threats. Each NTS customer has their own contract and payment terms with respect to NTS’s web hosting services. The duration of such contracts is typically between one and four years, although the term may vary based on the needs of each particular customer. Customers of NTS’s web hosting services are invoiced on a monthly basis and pay a monthly fee, with revenue recognized on a monthly basis.

Competition

NTS’s main competitors include companies that provide cloud managed IT services, such as Rackspace Technology, Inc., Cognizant Technology Solutions Corporation, NTT Ltd., All Covered, Flexential, DXC Technology Company, Logicalis Group, Insight Enterprises, Inc., and CDW Corporation.

Geographic Areas of Operation

NTS operates in all 50 U.S. states and provides managed IT security services outside of the United States utilizing independent contractors.

Customers

During the fiscal year ended December 31, 2023 and the nine  months ended September  30, 2024, Newtek was NTS’s largest customer based on revenue and accounted for 16% and 27% of NTS’s revenue, respectively. In addition, a material portion of NTS’s revenue in the fiscal year ended December 31, 2023 (51%) and the nine months ended September 30, 2024 (55%) was derived from NTS’s 10 largest customers, including Newtek.

Suppliers

NTS relies on a number of suppliers for the operation of its business, including software companies such as Microsoft®, and suppliers of IT-related hardware, such as Nutanix, and its data center licensors.

Risk Management

NTS maintains an enterprise-wide risk-management (“ERM”) framework to identify, measure, mitigate, monitor and report material risks. NTS’s ERM process includes participation by NTS’s senior management and employees and is overseen by its senior officers. Cybersecurity has been identified among the material risks in NTS’s business and the following approach has been developed to address cybersecurity. NTS has developed an enterprise-wide cybersecurity risk management system and strategy to safeguard NTS’s assets and operations, including the protection of the confidentiality of nonpublic, sensitive personal and business information and the integrity and security of NTS’s information systems. NTS’s cybersecurity risk management processes are integrated into its overall risk management system and corporate governance framework. This integration ensures that cybersecurity considerations are embedded within its strategic decision-making processes and are aligned with its broader business objectives. By integrating cybersecurity into its overall risk management system, NTS promotes a comprehensive approach to risk mitigation and resilience-building across the organization. NTS’s senior management and board of directors oversee material risks facing NTS. NTS’s president and chief information security officer (“CISO”) oversee cybersecurity and technology risk. NTS’s senior officers are responsible for identifying, assessing, and managing its exposure to risks from cybersecurity threats. NTS’s CISO is responsible for assessing and managing material risks from cybersecurity threats, including monitoring the prevention, detection, mitigation and remediation of cybersecurity threats. NTS’s CISO oversees a team that regularly communicates with respect to the prevention, detection, mitigation and remediation of cybersecurity threats and incidents. The CISO’s team consists of individuals that have knowledge, skills and expertise to respond to a cybersecurity incident. NTS’s CISO coordinates with NTS’s executive officers relating to potentially material cybersecurity incidents and regularly discusses with NTS’s board of directors the effectiveness of NTS’s technology security, capabilities for disaster recovery, data protection, cyber threat detection and cyber incident response and management of technology-related compliance risks. NTS’s CISO is a Certified Information System Security Professional with decades of experience with technology in security, architecture, infrastructure and support in the financial, education, healthcare and verticals. NTS’s president has over 25 years of experience in enterprise technology services with expertise in managed services, private cloud, service operations, and security.

Employees

As of September 30, 2024, NTS had 51 full-time employees.

Government Regulations

NTS is subject to a wide range of laws, regulations, and legal requirements in the United States, including those that may apply to NTS’s products and services offerings, and those that impose requirements related to user privacy and data storage. How these laws and regulations apply to NTS’s business is often unclear, subject to change over time and sometimes may be inconsistent from jurisdiction to jurisdiction. To comply with regulatory obligations, NTS has established a system-focused approach to regulatory governance with an initial focus on privacy, digital safety and cybersecurity. The framework is designed to help NTS maintain customer trust and confidence in its products, remain in compliance with regulators and effectively scale its capability to address the growing number of complex regulations. NTS’s subject matter experts develop standards and implementation guidance, and, when appropriate, work with NTS’s staff to develop and implement products to monitor compliance.

Legal Proceedings

NTS is routinely subject to actual or threatened legal proceedings, including litigation, arising in the ordinary course of business. Litigation matters can range from individual actions involving a single plaintiff to class action lawsuits and can involve claims for substantial or indeterminate alleged damages or for injunctive or other relief. At any given time, these legal proceedings are at varying stages of adjudication, arbitration, or investigation, and may relate to a variety of topics. Assessment of exposure that could result from legal proceedings is complex because these proceedings often involve inherently unpredictable factors. As a result of these complexities, NTS may be unable to develop an estimate or range of loss. NTS evaluates legal proceedings based on information currently available, including advice of counsel. NTS establishes accruals for those matters, pursuant to ASC Topic 450, Contingencies, when a loss is considered probable and the related amount is reasonably estimable. While the final outcomes of legal proceedings are inherently unpredictable, NTS management is currently of the opinion that the outcomes of pending and threatened matters will not have a material effect on the NTS’s business, consolidated financial position, results of operations or cash flows as a whole.

NTS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which NTS’s management believes is relevant to an assessment and understanding of NTS’s consolidated results of operations and financial condition. The discussion should be read together with the consolidated and condensed consolidated financial statements and related notes that are included elsewhere in this Proxy Statement. The discussion and analysis should also be read together with the pro forma financial information as of September 30, 2024 and December 31, 2023 and for the nine months ended September  30, 2024 and for the year ended December 31, 2024. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this Proxy Statement. Capitalized terms used and not defined herein shall have the meanings given to such terms elsewhere in this Proxy Statement.

Economic Overview

NTS is a wholly owned subsidiary of Newtek that provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services including consulting and implementing technology solutions for enterprise and commercial clients across the U.S. as well as small-and-medium sized businesses. On December 31, 2023, two of Newtek’s indirect subsidiaries, SIDCO and EWS were merged into NTS.

NTS operates a secure private cloud from space NTS licenses within two Tier 3 data center facilities located in Phoenix, Arizona, and Edison, New Jersey. Although NTS does not own or operate these Data Centers, NTS fully benefits from the high-level operations and standards provided by the facilities. These Data Centers conform to The Uptime Institute’s Tier 3 Certification, which is a globally recognized standard for validating critical data center infrastructure. The Tier 3 classification ensures that the facilities provide the necessary power, cooling, maintenance, and fault tolerance required for secure and reliable operations. NTS’s critical infrastructure, hosted within these Data Centers, is designed to meet and exceed Tier 3 standards in all relevant categories. This allows NTS to deliver secure and compliant services to customers within industries with high regulatory requirements, including financial services, healthcare, and other highly regulated industries. Additionally, NTS incorporates a redundant, carrier-neutral network design for communications paths, along with multiple hosting locations for its services, ensuring high availability and resilience.

Economic Developments

NTS has observed and continues to observe supply chain interruptions, significant labor and resource shortages and commodity inflation, which has negatively impacted its business. Additionally, geopolitical events, such as trade disruptions, the ongoing war between Russia and Ukraine, the Israel conflict with Hamas, rising tensions in Asia, and elements of economic and financial market instability in the United States, the United Kingdom, the European Union and China have led to increased economic uncertainty. One or more of these factors may contribute to increased market volatility, may have long-term effects in the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. Additionally, in the event that the U.S. economy enters into a protracted recession, it is possible that the businesses and industries in which NTS’s customers operate could experience deterioration, which could ultimately lead to cutting back on IT budgets and expenditures, which could negatively affect NTS’s business. While NTS has not seen signs of an overall, broad deterioration in its operating results, there can be no assurance that NTS’s performance will not be negatively impacted by economic conditions, which could have a negative impact on NTS’s future results.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could materially differ from those estimates.

Revenue Recognition

NTS sells a range of services and goods, including managed IT services, product and procurement services, professional services, web hosting, secure private cloud hosting, and backup disaster recovery. NTS sells hardware and software products on both a stand-alone basis without any services and as a solution bundled with services. When NTS provides a combination of hardware and software products with the provision of services, NTS separately identifies its performance obligations under the contract and the hardware and/or software products or services that will be provided. The total transaction price for an arrangement with multiple performance obligations is allocated at contract inception to each performance obligation in proportion to the stand-alone selling price of the hardware or software. The selling price is the price at which NTS would sell a promised good or service separately to a customer. NTS estimates that the price based on observable inputs, including direct labor hours and allocatable costs, or uses observable stand-alone prices when they are available. NTS’s professional services include the design and implementation of a wide range of IT products and services. Such services are typically provided by NTS or third-party subcontractor vendors on a stand-alone basis.

Revenue is measured based on the consideration specified in a contract with a customer. NTS’s contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided. NTS otherwise recognize revenue when it satisfies a performance obligation by transferring control of a product or service or by arranging for the sale of a vendor’s products or service to a customer. NTS recognizes revenue from sale of services as they perform the underlying services, typically based on time and materials basis based upon hours incurred for the performance completed to date for which we have the right to consideration. We recognize revenue on sales of goods at a point in time when customer takes control of goods, which typically occurs when title and risk of loss have passed to the customer. NTS recognizes revenue on a gross basis for each of its services and product offerings principally because it is primarily responsible for fulfilling the promise to provide specified goods or service and it has discretion in establishing the price of specified good or service.

The various revenue types as presented on the condensed consolidated statements of operations are described as follows:

•        Web Hosting services:    These services keep customer websites safer from cyber-attacks and offer an additional layer of protection the customer would not necessarily have. Each customer has their own contract and payment terms. Contract duration is typically between 1-4 years, although the term may vary based on the customer’s needs. Web hosting services customers pay a monthly fee and there are typically no upfront costs associated with web hosting services. Customers are invoiced and revenue is recognized on a monthly basis.

•        Managed services:    These services provide ongoing management and support of IT systems and services under a subscription or contract-based model. They include proactive monitoring, regular system maintenance, security management, data backup, and disaster recovery, as well as help desk support for users. Managed services ensure that IT infrastructure and services remain operational, secure, and optimized. Customers typically pay a recurring fee, often based on service level agreements (SLAs) that define the specific services and performance metrics.

•        Professional services:    These include the design and implementation of a wide range of IT products and services. They include software planning, IT infrastructure, data center design and configuration, designing and implementing on-premises, hybrid or cloud computing solutions, website development, developing or integrating systems and software, & IT cost management. Customers are invoiced either based on a time and materials basis or on a straight-line basis for all fixed fee arrangements. NTS is the principal in these transactions as it controls the specified good or service before it is transferred to the customer, is primarily responsible for fulfillment of the order, and has pricing discretion. Based on this, NTS recognizes professional services revenue on a gross basis.

•        Procurement:    NTS has two types of product & procurement services that it offers to customers.

•        NTS obtains products on behalf of their customers and the NTS’s vendors drop ship the products to the end customer.

•        NTS obtains products or software on behalf of their customers and performs additional configuration and/or adds additional inputs to the products before the products are shipped to the end customer. In this instance, NTS receives the product from their vendors, adds the additional inputs/configuration as detailed in the customer contract, and then ships the product to the end customer.

For both types of procurement services each customer has their own negotiated contract and payment terms. If a customer orders both hardware and additional configurations to those laptops, typically these will both be covered under separate contracts. The services provided are considered distinct as the additional configurations are not required for the hardware purchased to operate effectively. Customers are invoiced, and revenue is recognized, when the hardware purchased is shipped, as control transfers to the customer free on board (“FOB”) shipping point. NTS is an agent in these transactions due to the following:

•        NTS does not obtain control over the product as products are drop shipped from their vendors directly to the customer.

•        NTS has no inventory risk.

•        NTS has pricing discretion in its transactions with customers. However, their pricing discretion is limited. If NTS priced its products at an above market rate, the customer would go elsewhere. In effect, NTS does not have absolute pricing discretion as these products can be purchased from other vendors, and the market limits the price NTS can charge the customer.

Based on this assessment, NTS recognizes revenue from procurement services on a net basis.

Additionally, certain procurement contracts with customers include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided

•        Secure Private Cloud:    The secure private cloud offerings include a digital infrastructure which consists of servers which are dedicated to a single customer. NTS has both on premise and off-premises secure private cloud offerings. The secure private cloud offerings typically are one performance obligation where NTS is providing the cloud storage to the customer and customers pay a monthly fixed fee for the service.

•        Backup and disaster recovery:    These services provide customers with the ability to recover their data in the event of data loss. Pricing for these services is based off of the customer contract and depends on the amount of backup storage needed. Customers are typically charged based off set rates per the contract and are charged monthly based on usage. There are typically no upfront fees for these contracts. Customers are invoiced and revenue is recognized on a monthly basis.

NTS classifies its right to consideration in exchange for deliverables as either a receivable or a contract asset (unbilled receivable). A receivable is a right to consideration that is unconditional (i.e., only the passage of time is required before payment is due). For example, NTS recognizes a receivable for revenue related to its transaction or volume-based contracts when earned regardless of whether amounts have been billed. NTS presents such receivables in accounts receivable, net in its consolidated balance sheets. They maintain an allowance for credit losses to provide for the estimated amount of receivables that may not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables, judgment, and other applicable factors.

A contract asset is a right to consideration that is conditional upon factors other than the passage of time. Contract assets are presented in current and other assets in NTS’s consolidated balance sheets and primarily relate to unbilled amounts on fixed-price contracts utilizing the output method of revenue recognition. Their contract assets and liabilities are reported at the end of each reporting period. The difference between the opening and closing balances of the contract assets and deferred revenue primarily results from the timing difference between performance obligations and the customer’s payment. NTS receives payments from customers based on the terms established in their contracts, which may vary generally by contract type.

NTS’s contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. The difference between the opening and closing balances of the contract assets and deferred revenue primarily results from the timing difference between performance obligations and the customer’s payment. they receive payments from customers based on the terms established in their contracts, which may vary generally by contract type.

Recent Developments

On August 11, 2024, Newtek entered into the Acquisition Agreement to sell NTS to the Company. Pursuant to the Acquisition Agreement, following and the satisfaction or waiver of the conditions to closing set forth therein: (i) NTS will merge with and into First Merger Sub, with NTS continuing as the interim surviving entity, and (ii) immediately following the consummation of the First Step Merger, NTS will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity. At the closing of the Acquisition, pursuant to and subject to the terms and conditions of the Acquisition Agreement, Paltalk will (i) pay Newtek an amount in cash equal to $4,000,000, (ii) issue Newtek 4,000,000 shares of Preferred Stock and (iii) pay Newtek up to $5,000,000 in earn-out payments, payable in cash, shares of Preferred Stock or a combination thereof (in each case, subject to adjustment).

Discussion and Analysis of Financial Condition

Assets

Total assets at September 30, 2024 were $23.3 million, a decrease of $3.1 million, or 11.9%, compared to total assets of $26.4 million at December 31, 2023. Total assets at December 31, 2023 decreased by $1.8 million, or 6.4%, compared to $28.2 million at December 31, 2022.

Accounts Receivable, Net of Allowance

In ‘000s	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Accounts Receivable	$1,895	$5,595	$4,602
Allowance for credit loss	(96)	(812)	(987)
Accounts Receivable, Net of Allowance	$1,799	$4,783	$3,615

As of September 30, 2024, accounts receivable, net of allowance decreased $3.0 million compared to December 31, 2023. The overall decrease in accounts receivable is attributed to the decrease in sales in procurement and professional services for the periods presented as well as a write off of aged balances as of September 30, 2024 compared to December 31, 2023.

As of December 31, 2023, accounts receivable, net of allowance increased $1.2 million compared to December 31, 2022. While accounts receivable balances increased, the credit quality also increased, resulting in a lower allowance for doubtful accounts balance at December 31, 2023 compared to December 31, 2022. NTS’s management monitors the aging of accounts receivable on a monthly basis and writes off uncollectible accounts in accordance with its policy.

Goodwill and Intangible Assets

	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
In ‘000s
Goodwill	$12,818	$12,818	$12,818
Intangible Assets	3,030	3,379	3,845
Total	$15,848	$16,197	$16,663

NTS’s goodwill relates to acquisitions prior to fiscal 2022 and the intangible assets consist primarily of technology customer lists. The change in the net carrying value is attributed to amortization expense. Goodwill is assessed periodically for impairment. No impairment was recorded for any of the periods presented.

Fixed Assets, Net

In ‘000s	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Fixed Assets, Cost	$3,399	$3,476	$3,150
Accumulated Depreciation	2,502	2,029	997
Fixed Assets, Net	$897	$1,447	$2,153

As of September 30, 2024, fixed assets, net decreased $0.6 million compared to December 31, 2023. The change was due to depreciation expense of $0.7 million, during the nine months ended September 30, 2024 along with fixed asset additions of $0.2 million during the period. At December 31, 2023, fixed assets, net decreased $0.7 million compared to December 31, 2022. The change was due to depreciation expense of $1.0 million, net of fixed asset additions of $0.3 million during 2023.

Liabilities

Total liabilities at September 30, 2024, were $8.2 million, a decrease of $3.3 million, or 28.7%, compared to total liabilities of $11.5 million at December 31, 2023. The decrease was primarily as a result of a decrease in accounts payable and accrued expenses. Total liabilities at December 31, 2023, decreased by $11.5 million, or 49.1%, compared to total liabilities of $23.0 million at December 31, 2022, primarily as a result of paydown of related party borrowings of $11.0 during fiscal 2023.

Right of Use Asset and Lease Liability

In ‘000s	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Right of Use Asset	$619	$1,102	$1,489
Lease Liability (current and noncurrent)	685	1,250	1,745
Net Liability Remaining to be Amortized	$(66)	(148)	$(256)

NTS has two colocation licenses for data center space in Phoenix, Arizona and Edison, New Jersey, that extend until 2025, which closely mirror and are therefore treated as operating leases (see the section titled “Index to NTS Financial Information — Note 12 — Leases”). Accounting under ASC 842 requires that a right of use asset and corresponding lease liability be recorded at the commencement of the lease, with rent expense being amortized on a straight-line basis over the lease term. The reduction in the right of use asset and corresponding lease liability is due to amortization.

Deferred Tax Liability

In ‘000s	September 30, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Deferred Tax Liability	$2,568	$2,610	$2,862
Total Deferred Tax Liability	$2,568	$2,610	$2,862

Primarily driven by NTS’s intangible assets, NTS had $2.6 million of deferred tax liability at September 30, 2024 and $2.6 million and $2.9 million in net deferred tax liabilities as of December 31, 2023 and 2022, respectively.

Components of Results of Operations

Managed Technology Revenue

NTS’s Managed Technology Revenue consists of revenue from (i) web hosting, (ii) managed services, (iii) secure private cloud hosting and (iv) backup and disaster recovery. Managed Technology services provide customers with ongoing management and support of IT systems and services under a subscription or contract-based model. Such services include proactive monitoring, regular system maintenance, security management, data backup, and disaster recovery, as well as help desk support for users. Managed services ensure that IT infrastructure and services remain operational, secure, and optimized. Customers typically pay a recurring fee, often based on service level agreements (SLAs) that define the specific services and performance metrics. Included in Managed Technology Revenue is revenue associated with Web Hosting, Secure Private Cloud Hosting, and Backup and Disaster Recovery.

Web Hosting

Web Hosting services keep customer websites safer from cyber-attacks and offer an additional layer of protection the customer would not necessarily have without such services. Each customer has their own contract and payment terms. Contract duration is typically between 1-4 years, although the term may vary based on the customer’s needs. Web hosting services customers pay a monthly fee and there are typically no upfront costs associated with web hosting services. Customers are invoiced, and revenue is recognized, on a monthly basis.

Managed Services

Managed services provide ongoing management and support of IT systems and services under a subscription or contract-based model. They include proactive monitoring, regular system maintenance, security management, data backup, and disaster recovery, as well as help desk support for users. Managed services ensure that IT infrastructure and services remain operational, secure, and optimized. Customers typically pay a recurring fee, often based on service level agreements (SLAs) that define the specific services and performance metrics.

Secure Private Cloud

The secure private cloud offerings include a digital infrastructure, which consists of servers housed in secure data centers. NTS has both on-premise and off-premise secure private cloud offerings. The secure private cloud offerings typically are one performance obligations where NTS is providing the cloud storage to the customer and customers pay a monthly fixed fee for the service.

Backup and Disaster Recovery

Backup and disaster recovery provides customers with the ability to recover their data in the event of data loss. Pricing for these services is based on of the customer contract and depends on the amount of backup storage needed. Customers are typically charged based off set rates per the contract and are charged monthly based on usage. There are typically no upfront fees for these contracts. Customers are invoiced, and revenue is recognized, on a monthly basis.

Professional Services

Professional services include the design and implementation of a wide range of IT products and services. They include software planning, IT infrastructure, data center design and configuration, designing and implementing on-premises, hybrid or cloud computing solutions, website development, developing or integrating systems and software, & IT cost management. Customers are invoiced either based on a time and materials basis or on a straight-line basis for all fixed fee arrangements.

Procurement Services

NTS has two types of product procurement services that it offers to customers.

•        NTS obtains products on behalf of their customers, and NTS’s vendors drop ship the products to the end customer.

•        NTS obtains products or software on behalf of their customers and performs additional configuration and/or adds additional inputs to the products before the products are shipped to the end customer. In this instance, NTS receives the product from its vendors, adds the additional inputs/configuration as detailed in the customer contract, and then ships the product to the end customer.

For both types of procurement services, each customer has their own negotiated contract and payment terms. If a customer orders both hardware and additional configurations, typically these will both be covered under separate contracts. The services provided are considered distinct as the additional configurations are not required for the hardware purchased to operate effectively. Customers are invoiced, and revenue is recognized, when the hardware purchased is shipped, as control transfers to the customer free on board shipping point or when the software license is transferred.

Cost of Revenue

Cost of revenue includes product costs, outbound and inbound freight costs and direct time and materials in delivering service and goods to customers.

Results of Operations

The following table sets forth condensed consolidated statements of operations data for each of the periods indicated as a percentage of total revenues:

	Nine Months Ended September 30, (Unaudited)		Year Ended December 31, (Unaudited)
	2024	2023	2023	2022
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	52.7%	52.5%	55.5%	58.1%
General and administrative expense	41.3%	38.4%	36.1%	40.0%
Depreciation and amortization	5.5%	5.2%	4.9%	4.6%
Total costs and expenses	99.5%	96.1%	96.7%	102.7%
Income (Loss) from operations	0.4%	3.9%	3.3%	(2.7)%
Interest expense	0.0%	(1.1)%	0.1%	(3.5)%
Other income	0.1%	0.1%	—%	—%
Income (loss) from operations before provision for income taxes	0.5%	2.9%	2.5%	(4.1)%
Income tax benefit (provision) expense	0.0%	(0.5)%	0.0%	(0.1)%
Net income (loss)	0.5%	2.4%	2.5%	(4.2)%

Nine Months Ended September 30, 2024 Compared to Nine Months Ended September 30, 2023

Summary

For the nine months ended September 30, 2024, NTS reported net income of $0.1 million compared to net income of $0.5 million for the nine months ended September 30, 2023, primarily as a result of the decrease in revenue discussed below.

Revenue

The following table sets forth total revenue for the nine months ended September 30, 2024, the increase or decrease between those periods, the percentage increase or decrease between those periods, and the percentage of total revenue that each represented for those periods:

	Nine Months Ended September 30, (Unaudited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Nine Months Ended September 30, (Unaudited)
In ‘000s	2024	2023			2024	2023
Managed technology revenue	$10,842	$10,444	$398	3.8%	56.7%	48.0%
Professional services revenue	3,875	6,207	(2,332)	(37.6)%	20.3%	28.5%
Procurement revenue	4,404	5,119	(715)	(14.0)%	23.0%	23.5%
Total revenues	$19,121	$21,770	$(2,649)	(12.2)%	100.0%	100.0%

Managed Technology Revenue

For the nine months ended September 30, 2024, managed technology services revenue increased by $0.4 million, or 3.8%, compared to the nine months ended September 30, 2023. This increase is primarily attributed to an increase of $0.7 million, or 19.4%, in related party revenue in connection with the growth in NTS’s parent’s business.

Professional Services Revenue

For the nine months ended September 30, 2024, professional services revenue decreased by $0.7 million, or 14.0%, compared to the nine months ended September 30, 2023. This decrease is primarily attributed to a large customer putting a global pause on white label services through their acquisition period. NTS believes a portion of this revenue will get pushed into the fourth quarter of 2024.

Procurement Revenue

For the nine months ended September 30, 2024, procurement services revenue decreased by $2.3 million, or 37.6%, compared to the nine months ended September 30, 2023. This decrease is primarily attributed to the timing of renewals of agreements in the first nine months of 2024 compared to when they renewed during the nine months ended September 30, 2023.

Expenses

Total costs and expenses for the nine months ended September 30, 2024 decreased by $1.7 million, or 8.4%, as compared to the nine months ended September 30, 2023. The following table presents costs and expenses for the nine months ended September 30, 2024 and 2023, the increase or decrease between those periods, the percentage increase or decrease between those periods and the percentage of total revenue that each represented for those periods:

	Nine Months Ended September 30, (unaudited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Nine Months Ended September 30, (unaudited)
In ‘000s	2024	2023			2024	2023
Cost of revenue	$10,061	$11,439	$(1,378)	(12.0)%	52.7%	52.5%
General and administrative expense	7,912	8,358	(446)	(5.3)%	41.3%	38.4%
Depreciation and amortization	1,062	1,122	(60)	(5.3)%	5.5%	5.2%
Total expenses	$19,035	$20,919	$(1,884)	(9.0)%	99.5%	96.1%

Cost of revenue

For the nine months ended September 30, 2024, cost of revenue decreased $1.4 million, or 12.0%, compared to the nine months ended September 30, 2023. The decrease was primarily related to the decrease in outside consulting fees incurred in connection with the decrease in professional services revenue.

General and administrative expenses

For the nine months ended September 30, 2024, general and administrative expenses decreased by $0.4 million, or 5.3%, compared to the nine months ended September 30, 2023. The decrease is related to decreases in headcount, as management believes it has aligned its headcount in the proper revenue categories aligning with future needs of the business, which has seen more demand in managed security as compared to legacy services, as well as a decrease in professional fees, and was offset by increased provision for credit losses.

Depreciation and amortization

For the nine months ended September 30, 2024, depreciation and amortization decreased by $60 thousand, or 5.3%, compared to the nine months ended September 30, 2023. The decrease is related to the amount of fixed asset that were fully depreciated /disposed of during the first nine months of fiscal 2024 compared to 2023.

Non-Operating Income (Expense)

The following table presents the components of non-operating income for the nine months ended September 30, 2024, the increase or decrease between those periods, the percentage increase or decrease between those periods and the percentage of total revenue that each represented for those periods:

	Nine Months Ended September 30, (unaudited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Nine Months Ended September 30, (unaudited)
In ‘000s	2024	2023			2024	2023
Interest expense – related party	$—	$(246)	$(246)	100%	—%	(1.1)%
Other income	18	16	2	12.5%	0.1%	0.1%
Total non-operating income (expense), net	$18	$(230)	$248	107.8%	0.1%	(1.0)%

Non-operating income (expense), net for the nine months ended September 30, 2024 was represented interest income of $18 thousand, an increase of $0.2 million or 107.8%, as compared to non-operating expense, net the nine months ended September 30, 2023. During the nine months ended September 30, 2023, NTS incurred interest expense of $246 thousand in connection with the repayment of the notes payable to a related party, as the amount was paid in full there was no interest expense for the nine months ended September 30, 2024.

Comparison of the Year Ended December 31, 2023 and December 31, 2022

Summary

For year ended December 31, 2023, NTS reported net income of $0.7 million compared to net loss of $1.4 million for the year ended December 31, 2022, primarily as a result of the decrease in expenses.

Revenue

The following table sets forth total revenue for the year ended December 31, 2024, the increase or decrease between those periods, the percentage increase or decrease between those periods, and the percentage of total revenue that each represented for those periods:

	Year Ended December 31, (audited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Year Ended December 31, (audited)
In ‘000s	2023	2022			2023	2022
Managed technology services	$14,162	$12,916	$1,246	9.6%	46.8%	40.6%
Procurement revenue	8,118	8,267	(149)	(1.8)%	26.8%	26.0%
Professional services revenue	7,959	10,652	(2,693)	(25.2)%	26.3%	33.5%
Total revenues	$30,239	$31,835	$(1,596)	(5.0)%	100.0%	100.0%

Managed Technology Revenue

For the year ended December 31, 2023, managed technology services increased by $1.2 million, or 9.6%, compared to the year ended December 31, 2022. This increase is primarily attributed to the increased related party revenue of $0.7 million, or 17.9%, in connection with growth in NTS’s parent’s business.

Procurement Revenue

For the year ended December 31, 2023, procurement revenue decreased by $0.1 million, or 1.8%, compared to the year ended December 31, 2022. This decrease is primarily attributed to the timing of renewals of agreements during the year.

Professional Services Revenue

For the year ended December 31, 2023, professional services revenue decreased by $2.7 million, or 25.2%, compared to the year ended December 31, 2022. This decrease is primarily attributed to a large customer putting a global pause on white label services through their acquisition period. NTS believes a portion of this revenue will get pushed into the fourth quarter of 2024.

Expenses

Total costs and expenses for the year ended December 31, 2023 decreased by $0.6 million, or 4.4%, as compared to the year ended December 31, 2022. The following table presents costs and expenses for the year ended December 31, 2023 and 2022, the increase or decrease between those periods, the percentage increase or decrease between those periods and the percentage of total revenue that each represented for those periods:

	Year Ended December 31, (audited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Year Ended December 31, (audited)
In ‘000s	2023	2022			2023	2022
Cost of revenue	$16,774	$18,481	$(1,707)	(9.2)%	55.5%	58.1%
General and administrative expense	10,977	12,732	(1,755)	(13.8)%	36.1%	40.0%
Depreciation and amortization	1,497	1,475	22	1.5%	4.9%	4.6%
Total expenses	$29,248	$32,688	$(3,440)	(10.5)%	96.7%	102.7%

Cost of revenue

For the year ended December 31, 2023, cost of revenue decreased by $1.7 million to $16.8 million, or 9.2%, compared to the year ended December 31, 2022. The decrease was primarily related to the decrease in outside consulting fees incurred in connection with decrease professional services revenue. This decrease was as a result of a professional services customer putting their work on hold.

General and administrative expenses

For the year ended December 31, 2023, general and administrative expenses decreased by $1.8 million, or 13.8%, compared to the year ended December 31, 2022. The decrease is related to decrease in headcount as management believes it has aligned its headcount in the proper revenue categories, aligning with future needs of the business, which has seen more demand in managed security as compared to legacy services.

Depreciation and amortization

For the year ended December 31, 2023, depreciation and amortization increased by $22 thousand, or 1.5%, compared to the year ended December 31, 2022, the increase is related to the amount of fixed asset additions during the twelve months of fiscal 2023 compared to the same period for fiscal 2022.

Non-Operating (Expense) Income

The following table presents the components of non-operating (expense) income for the year ended December 31, 2023, the increase or decrease between those periods, the percentage increase or decrease between those periods and the percentage of total revenue that each represented for those periods:

	Year Ended December 31, (audited)		$ Increase (Decrease)	% Increase (Decrease)	% Revenue Year Ended December 31, (audited)
In ‘000s	2023	2022			2023	2022
Interest expense	$(246)	$(1,117)	$(871)	(78.0)%	0.1%	3.5%
Other income	$21	$46	$(25)	54.3%	—%	—%
Total non-operating (expense), net	$(225)	$(1,071)	$(846)	(79.0)%	0.1%	0.3%

Non-operating expense, net for the year ended December 31, 2023 was of $0.2 million, a decrease of $0.8 million, or 79.0%, as compared to non-operating expense, for the year ended December 31, 2022. During the year ended December 31, 2022, NTS incurred interest expense of $1.1 million in connection with payment of interest on notes payable due to a related party, compared to $0.2 million for the year ended December 31, 2023.

Liquidity and Capital Resources

Overview

NTS’s liquidity and capital resources are derived from its cash flows from operations, including income earned across the various revenue streams described above. For the nine months ended September 30, 2024 and the year ended December 31, 2023, NTS’s primary use of funds from operations included costs of revenue, general and administrative expenses and depreciation and amortization.

Cash Flows and Liquidity

Nine Months Ended September 30, 2024 Compared to Nine Months Ended September 30, 2023

The following table summarizes NTS’s available sources of liquidity as of September 30, 2024:

Availability as of September 30, 2024 (Unaudited)
Unrestricted cash	$2,341
Total liquidity sources	$2,341

NTS generated and used cash as follows:

	Nine Months Ended September 30, 2024 (Unaudited)	Nine Months Ended September 30, 2023 (Unaudited)
Net cash provided by operating activities	$1,670	$1,143
Net cash (used in) investing activities	(163)	(145)
Net cash (used in) financing activities	—	(2,000)
Net increase (decrease) in cash and cash equivalents	1,507	(1,002)
Cash and cash equivalents – beginning of period (Note 2)	834	2,238
Cash and cash equivalents – end of period (Note 2)	$2,341	$1,236

During the nine months ended September 30, 2024, operating activities provided cash of $1.7 million, consisting primarily of a $2.7 million decrease in accounts receivable. For the nine months ended September 30, 2023, operating activities provided cash $1.1 million a decrease of $0.5 million, primarily attributed to lower accounts payable and accrued expenses during that period.

During the nine months ended September 30, 2024 and for year ended December 31, 2023, cash used by investing activities was composed of $0.2 and $0.1 million, respectively, in connection with the purchase of fixed assets.

During the nine months ended September 30, 2024, there was no cash used in or provided by financing activities.

During the nine months ended September 30, 2023, $2.0 million cash was used in financing activities and was related to $11.0 million of related party debt being paid back, as well as payment of dividends of $1.0 million, offset by a $10.0 million capital contribution.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

The following table summarizes NTS’s available sources of liquidity as of December 31, 2023:

Availability as of December 31, 2023 (Audited)
Unrestricted cash	$834
Total liquidity sources	$834

NTS generated and used cash as follows:

	Year Ended December 31, 2023 (Audited)	Year Ended December 31, 2022 (Audited)
Net cash provided by operating activities	$920	$2,235
Net cash (used in) investing activities	(324)	(587)
Net cash (used in) financing activities	(2,000)	(1,575)
Net (decrease) increase in cash and cash equivalents	(1,404)	73
Cash and cash equivalents – beginning of period (Note 2)	2,238	2,165
Cash and cash equivalents – end of period (Note 2)	$834	$2,238

During the year ended December 31, 2023, operating activities provided cash of $0.9 million, consisting primarily of a $1.1 million increase in accounts payable and $0.7 million in net income. These sources of cash were offset by a $1.3 million increase in accounts receivable, net of allowance and a $0.8 million decrease in accrued expenses and other liabilities.

During the year ended December 31, 2023, cash used by investing activities was composed solely of $0.3 million in fixed asset purchases, compared to $0.6 million of fixed asset purchases during the year ended December 31, 2022.

During the year ended December 31, 2023, net cash used by financing activities was $2.0 million, consisting of $11.0 million net paydowns on intercompany notes and $1.0 million in dividends paid. These uses of cash were offset by $10.0 million of capital contributions from Newtek.

Contractual Obligations

The following table represents NTS’s obligations and commitments as of September 30, 2024 and December 31, 2023. Amounts represent principal only and are not shown net of unamortized debt issuance costs. See the section titled “Index to NTS Financial Information — Note 8 — Borrowings”.

	Payments due by period at September 30, 2024
Contractual Obligations	Total	2024	2025	2026	2027	2028	Thereafter
Operating Leases	715	213	502	—	—	—	—
Totals	$715	$213	$502	$—	$—	$—	$—
	Payments due by period at December 31, 2023
Contractual Obligations	Total	2024	2025	2026	2027	2028	Thereafter
Operating Leases	1,347	845	502	—	—	—	—
Totals	$1,347	$845	$502	$—	$—	$—	$—

PROPOSAL 2: THE DIVESTITURE PROPOSAL

Overview

On November 7, 2024, the Company and the other Paltalk Parties entered into the Divestiture Agreement with Meteor Mobile, pursuant to which the Company agreed to sell its telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets related to such services provider and applications to Meteor Mobile in exchange for (i) a cash payment of $1,350,000 and (ii) the assumption of all liabilities and obligations of any Paltalk Party arising out of or relating to the Business or Transferred Assets on or after the closing of the Divestiture, other than certain excluded liabilities, in each case subject to the terms and conditions set forth in the Divestiture Agreement.

Following the closing of the Divestiture, the Company and its subsidiaries will no longer be engaged in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers (as opposed to commercial entities), as and to the extent the Company currently conducts such businesses pursuant to the “Paltalk,” “Camfrog” and “Vumber” applications.

The Company will continue to own certain assets, properties, interests, and rights of the Paltalk Parties other than the Transferred Assets, including any patents, patent applications, and any rights or causes of action related to patent and patent applications, including the Company’s previously disclosed patent litigation against Cisco Systems, Inc., (other than the limited rights to be granted pursuant to the Patent License Agreement (discussed below)), or any assets (including intellectual property) that are not used exclusively in the operation of the Business.

The terms of the Divestiture Agreement are complex and only briefly summarized below. For further information, please see the full text of the Divestiture Agreement, which is attached as Annex B hereto.

Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote for the sale of all or substantially all of its property and assets. We are seeking the approval of the Divestiture by our stockholders in the event that the Divestiture is deemed to be a sale of substantially all of the assets of the Company under Section 271 of the DGCL.

Approval of the Divestiture Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the Divestiture Proposal at the Special Meeting.

The Divestiture Agreement

This subsection of this Proxy Statement describes the material provisions of the Divestiture Agreement but does not purport to describe all of the terms of the Divestiture Agreement. The following summary is qualified in its entirety by reference to the complete text of the Divestiture Agreement, which is attached as Annex B hereto. You are urged to read the Divestiture Agreement in its entirety because it is the primary legal document that governs the Divestiture.

The Divestiture Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Divestiture Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Divestiture Agreement. The representations, warranties and covenants in the Divestiture Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General Description of the Divestiture and the Divestiture Agreement

On November 7, 2024, we entered into that certain Divestiture Agreement with Meteor Mobile, pursuant to which we will sell the Transferred Assets to Meteor Mobile in exchange for the Divestiture Closing Consideration (described below).

Meteor Mobile is an independent company that is not affiliated with the Company or its current directors or management (Michael Levit, a former director of the Company who served on the Board from 2016 to 2020 is the Chief Executive Officer of Tempest Tech Inc., the parent company of Meteor Mobile (“Tempest”)), with a portfolio of 20+ mobile apps that span the communication, privacy and utility categories. Meteor Mobile’s mission is to deliver intuitive tools that connect people and leverage technology to assist in everyday tasks.

The Divestiture Consideration

The Divestiture Closing Cash Consideration

If the Divestiture is completed, pursuant to and subject to the terms and conditions of the Divestiture Agreement, Meteor Mobile will (i) pay us an amount in cash equal to $1,350,000 and (ii) assume the Assumed Liabilities.

The Divestiture Revenue Earn-Out

In addition to the Divestiture Closing Consideration, the Divestiture Agreement provides that we are entitled to receive, with respect to each Earn-Out Period (defined below) an amount, if any (the “Divestiture Earn-Out Amount”), in cash, calculated as set forth below:

•        with respect to Earn-Out Period 1, the Divestiture Earn-Out Amount will equal (i) for any Revenue greater than or equal to $3,500,000 and less than $4,250,000, the amount of such Revenue multiplied by 0.30, plus (ii) for any Revenue greater than or equal to $4,250,000, the amount of such Revenue in excess of $4,250,000 multiplied by 0.40; and

•        with respect to each of Earn-Out Period 2, Earn-Out Period 3 and Earn-Out Period 4, the Divestiture Earn-Out Amount will equal (i) for any Revenue greater than or equal to $7,000,000 and less than $8,500,000, the amount of such Revenue multiplied by 0.30, plus (ii) for any Revenue greater than or equal to $8,500,000, the amount of such Revenue in excess of $8,500,000 multiplied by 0.40.

Within 30 days from the end of each Earn-Out Period, Meteor Mobile will provide us with a written calculation statement setting forth, in reasonable detail and with supporting documentation, the calculation of the Revenue for the applicable Earn-Out Period and the estimate of the Divestiture Earn-Out Amount owed to us. The calculation statement is subject to certain review and agreement rights of both the Company and Meteor Mobile. Further, the calculation statement is subject to the review of, and determination by, an independent accounting firm in the event that we and Meteor Mobile cannot reach an agreement as to the preparation or content of the calculation statement. For purposes of the above earn-out calculations:

“Revenue” means, for each applicable Earn-Out Period, the cash revenue, net of any refunds, attributable to the Business received by Meteor Mobile or any applicable affiliate of Meteor Mobile.

“Earn-Out Period 1” means the six-month period beginning on July 1, 2025, and ending on December 31, 2025.

“Earn-Out Period 2” means the twelve-month period beginning on January 1, 2026, and ending on December 31, 2026.

“Earn-Out Period 3” means the twelve-month period beginning on January 1, 2027, and ending on December 31, 2027.

“Earn-Out Period 4” means the twelve-month period beginning on January 1, 2028, and ending on December 31, 2028.

“Earn-Out Periods” means, collectively, each of Earn-Out Period 1, Earn-Out Period 2, Earn-Out Period 3 and Earn-Out Period 4, and each, individually, an “Earn-Out Period”.

The Acceleration Payment

Pursuant to the Divestiture Agreement, in the event that a Change of Control occurs on any date between the closing of the Divestiture and the end of the Earn-Out Period 4, the Paltalk Parties will be entitled to receive from Meteor Mobile an amount in cash (the “Acceleration Payment”) equal to:

•        if any of the Transferred Assets are sold independently (i.e., not sold contemporaneous with any Meteor Mobile Assets): (i) 50% of the aggregate consideration paid to Meteor Mobile and any of its subsidiaries for the Transferred Assets, minus (ii) the aggregate amount of any Divestiture Earn-Out Amount received by the Paltalk Parties by such date, minus (iii) the aggregate amount of any prior Acceleration Payments made by Meteor Mobile or its subsidiaries to any Paltalk Party; and/or

•        if any of the Transferred Assets are sold contemporaneous with any Meteor Mobile Assets: (i) the aggregate consideration paid to Meteor Mobile and any of its subsidiaries multiplied by the ratio of the trailing twelve month EBITDA of the Transferred Assets that are sold as part of the Change of Control and the trailing twelve month EBITDA of all assets being sold as part of the Change of Control, minus (ii) the aggregate amount of any Divestiture Earn-Out Amount received by the Paltalk Parties by such date, minus (iii) the aggregate amount of any prior Acceleration payments made by Meteor Mobile or its subsidiaries to any Paltalk Party (each an “Acceleration Payment”).

The minimum Acceleration Payment for the sale of “Paltalk,” “Camfrog” and “Vumber” is $1,650,000, $450,000 and $300,000, respectively, and the aggregate Acceleration Payment payable to the Company is capped at $5,000,000. Any Acceleration Payment must be made within 30 days of the Change of Control.

For purposes of the above discussion of the Acceleration Payments:

“Change of Control” means (i) the acquisition of 50% or more of the equity of Meteor Mobile by a third party, which for the avoidance of doubt excludes direct or indirect shareholders of Meteor Mobile as of the day before the closing of the Divestiture, or (ii) a sale of (a) all or substantially all of the assets of Meteor Mobile or (b) the Transferred Assets to a third party.

“Meteor Mobile Assets” means any assets owned by Meteor Mobile or any of its affiliates that are not Transferred Assets.

Material Adverse Effect

Under the Divestiture Agreement, certain representations and warranties of the parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Divestiture Agreement, a “material adverse effect” means, with respect to the Paltalk Parties, any state of facts, event, change, result, circumstance, occurrence or development that has a material adverse effect on the Business, results of operations or financial condition of the Paltalk Parties, taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences or developments, either alone or taken together, relating to or arising from (i) the U.S. or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets (including any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated by the Divestiture Agreement or any disruption thereof and any decline in the price of any security, commodity or market index), (ii) any national or international political, regulatory or social conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) the industries or markets in which any Paltalk Party operates or conducts its business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any person, or any national or international calamity or crisis, (v) the negotiation or execution of the Divestiture Agreement or the announcement, pendency, or performance of the Divestiture Agreement or the transactions contemplated thereby or the identity, nature or ownership of Meteor Mobile, including the impact thereof on the relationships, contractual or otherwise, of any Paltalk Party with any of its business relations or employees, (vi) actions permitted by or contemplated under the Divestiture Agreement, including obtaining any consent from any person or governmental authority, (vii) any action taken or statement made by Meteor Mobile or its affiliates or their respective representatives, (viii) any changes or prospective changes in law or GAAP, (ix) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions or milestones (whether or not shared with Meteor

Mobile or its affiliates or representatives) (but, for the avoidance of doubt, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of material adverse effect), (x) the effect of any breach, violation or non-performance of any provision of the Divestiture Agreement by Meteor Mobile or its affiliates or any action taken by Meteor Mobile or its affiliates with respect to the transactions contemplate by the Divestiture Agreement, (xi) actions required to be taken under applicable laws or contracts or (xii) attributable to any matter set forth on the disclosure schedules to the Divestiture Agreement; provided, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a material adverse effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business, taken as a whole, compared to other participants in the industries in which the Paltalk Parties conduct their respective businesses.

Pursuant to the Divestiture Agreement, a “material adverse effect” means, with respect to Meteor Mobile, any event, change, circumstance or development that (i) prevents, materially impairs or materially delays, or would reasonably be expected to prevent, materially impair or materially delay, the ability of Meteor Mobile to perform their obligations under the Divestiture Agreement and the ancillary agreements to which they are a party, including consummating the transactions contemplated hereby and thereby, or (ii) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, results of operations or financial condition of Meteor Mobile, taken together as a whole.

Closing of the Divestiture

The closing of the Divestiture is expected to take place by electronic communications and transmission of .PDF documents on a date to be designated by the parties to the Divestiture Agreement, which may not be more than two business days after the satisfaction or waiver of the last of the conditions described below under the subsection “— Conditions to the Closing of the Divestiture” (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time).

Representations and Warranties

Under the Divestiture Agreement, Meteor Mobile made customary representations and warranties relating to, among other things, organization and good standing, authority, validity and effect, absence of conflicts, required filings and consents, litigation, financing, solvency, brokers, disclaimer of other representations and reliance.

Under the Divestiture Agreement, we and the other Paltalk Parties made customary representations and warranties relating to, among other things, organization and good standing, authority, validity and effect, absence of conflicts, required filings and consents, solvency, deferred revenue, taxes, title to property, sufficiency of assets, compliance with laws, purchased contracts, litigation, intellectual property, employee benefits plans, labor matters, related party transactions, brokers and disclaimer of other representations.

Covenants of the Parties

Upon the terms and subject to the conditions set forth in the Divestiture Agreement, each of the parties agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Divestiture Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated thereby, including:

•        obtaining all of the consents and the making of all filings and the taking of all steps as may be necessary to obtain a consent from, or to avoid an action by, any governmental authority;

•        obtaining the necessary consents from third parties;

•        defending any action challenging the Divestiture Agreement or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any governmental authority vacated or reversed; and

•        the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Divestiture Agreement.

Covenants of Meteor Mobile

Meteor Mobile made certain covenants under the Divestiture Agreement, including, among others, the covenants set forth below:

•        from the execution date of the Divestiture Agreement until the closing of the Divestiture or the earlier termination of the Divestiture Agreement, Meteor Mobile agreed to not, without the prior written consent of the Paltalk Parties, contact, in any manner, any customers, suppliers, service providers, employees or other business relations of the Paltalk Parties with respect to any matters relating to the Divestiture Agreement or the transactions contemplated thereby; and

•        during the period from the date of the Divestiture Agreement until the closing of the Divestiture or the earlier termination of the Divestiture Agreement, Meteor Mobile agreed to promptly advise the Company in writing if it becomes aware of (i) the occurrence, or non-occurrence, of any event that has caused any representation or warranty to be untrue or inaccurate in any material respect at any time after the signing of the Divestiture Agreement and prior to the closing of the Divestiture, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Divestiture Agreement.

Covenants of the Paltalk Parties

The Company and the other Paltalk Parties made certain covenants under the Divestiture Agreement, including, among others, the covenants set forth below:

•        between the execution date of the Divestiture Agreement and the closing of the Divestiture or the earlier termination of the Divestiture Agreement, each Paltalk Party agreed to use its reasonable best efforts to conduct the business of such Paltalk Party in the ordinary course of business, and to the extent consistent therewith, to use its best efforts to preserve intact its business in all material respects, except as (i) may be required by law, (ii) may be consented to in writing by Meteor Mobile, (iii) may be expressly required, contemplated or permitted pursuant to the Divestiture Agreement, or (iv) set forth on the disclosure schedules to the Divestiture Agreement;

•        each Paltalk Party agreed, subject to certain exceptions, to:

•        comply in all material respects with all laws applicable to the conduct of the Business or the ownership and use of the Transferred Assets;

•        not to (i) acquire or dispose of any Transferred Assets or (ii) mortgage or encumber any Transferred Assets other than permitted liens;

•        other than in the ordinary course of business or a termination by another contract party under the terms of a purchased contract, not enter into, amend, modify or terminate any purchased contract;

•        not enter into any settlement or release with respect to any material action relating to the Transferred Assets, unless such settlement or release contemplates only the payment of money (or the modification, termination or release of any rights or obligations of any Paltalk Party) without ongoing limits on the ownership or operation of the Transferred Assets;

•        not, in each case in respect of the Transferred Assets and in the event such action would cause a material increase in Meteor Mobile’s tax liability, (i) make, revoke, or modify any material tax election or (ii) commence any material tax action or settle or compromise any material tax action; or

•        not take or permit any action that would cause any of the changes, events or conditions described in the foregoing;

•        the Company agreed to take all action necessary in accordance with applicable laws and the organizational documents of the Company to duly give notice of, convene and hold the Special Meeting; and

•        during the period from the date of the Divestiture Agreement until the closing of the Divestiture or the earlier termination of the Divestiture Agreement, the Company agreed to advise Meteor Mobile in writing if a Paltalk Party obtains knowledge of (i) an occurrence or non-occurrence that has caused any representation or warranty made by any Paltalk Party to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, and (ii) any material failure on the part of any Paltalk Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Divestiture Agreement.

Exclusivity

During the period from the execution of the Divestiture Agreement through the closing of the Divestiture or the earlier termination of the Divestiture Agreement, the Paltalk Parties agreed not to, and cause its officers, managers, directors, partners, controlled affiliates and representatives not to, directly or indirectly, (i) solicit, undertake, authorize, propose, enter into or encourage the submission of any proposal or offer from any person (other than Meteor Mobile and its affiliates and representatives) relating to the acquisition of the equity interests of the Paltalk Parties or any portion of Transferred Assets (other than assets sold in the ordinary course of business) of the Paltalk Parties (including any acquisition structured as a merger, consolidation or equity exchange) (each, a “Divestiture Acquisition Proposal”), or (ii) furnish or cause to be furnished to any person (other than Meteor Mobile and its affiliates and representatives) any information with respect to the business, operations, properties or assets of any Paltalk Party or assist or participate in, or facilitate in any other manner any effort or attempt by any person to pursue any Divestiture Acquisition Proposal; provided, however, that a Paltalk Party’s representatives may respond to unsolicited inquiries, but solely for the purpose of communicating that such Paltalk Party is not able to entertain the unsolicited offer. The Paltalk Parties also agreed to instruct their broker to immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Meteor Mobile) conducted with respect to any Divestiture Acquisition Proposal. In addition to the other obligations under this provision, the Paltalk Parties agreed to promptly (and in any event within three business days after receipt thereof by the Paltalk Parties) advise Meteor Mobile orally and in writing of any Divestiture Acquisition Proposal, any request for information with respect to any Divestiture Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Divestiture Acquisition Proposal, the material terms and conditions of such request, Divestiture Acquisition Proposal or inquiry, and the identity of the person making the same.

Employment and Benefit Arrangements

Pursuant to the Divestiture Agreement, commencing on the closing of the Divestiture, the Paltalk Parties will terminate all employees of the Business set forth on the disclosure schedules of the Divestiture Agreement, and, at Meteor Mobile’s sole discretion, Meteor Mobile may offer employment, on an “at will” basis, to any or all of such employees (the “Transferred Employees”).

The Paltalk Parties will remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents, or beneficiaries thereof, which claims relate to events occurring on or prior to the closing of the Divestiture. The Paltalk Parties will remain solely responsible for all workers’ compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate to events occurring on or prior to the closing of the Divestiture.

Each employee of the Business who becomes employed by Meteor Mobile in connection with the transactions contemplated by the Divestiture Agreement will be eligible to receive the salary and benefits maintained for employees of Meteor Mobile on substantially similar terms and conditions in the aggregate as are provided to similarly situated employees of Meteor Mobile.

Non-Competition and Non-Solicitation

For a period commencing on the closing of the Divestiture and ending on the date that is the last day of Earn-Out Period 4 (the “Restricted Period”), each Paltalk Party agreed not to, and to not permit any of its affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers (the “Divestiture Restricted Business”) in the United States, (ii) have an interest in any person that engages directly or indirectly in the Divestiture Restricted Business in the

United States in any capacity, including as a partner, shareholder, member, principal, agent, trustee or consultant, or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after November 7, 2024) between Meteor Mobile and customers or suppliers of the Business.

During the Restricted Period, no Paltalk Party will, and no Paltalk Party will permit any of its affiliates to, directly or indirectly, hire or solicit any Transferred Employee or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that any Paltalk Party or any of its affiliates may hire (i) any employee whose employment has been terminated by Meteor Mobile, (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee, or (iii) any employee (A) not offered employment by Meteor Mobile or (B) not otherwise hired by Meteor Mobile pursuant to the Divestiture Agreement.

During the Restricted Period, no Paltalk Party will, and no Paltalk Party will permit any of its affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Business or potential clients or customers of the Business for purposes of diverting their business or services from Meteor Mobile.

Indemnification

The representations and warranties contained in the Divestiture Agreement will survive the closing of the Divestiture and will remain in full force and effect until the end of the Earn-Out Period 4; provided, that the representations and warranties in Section 5.1, Section 5.2(a), Section 5.2(b)(i), Section 5.2(d), Section 6.1, Section 6.2 and Section 6.3(a)(i) of the Divestiture Agreement will survive until the expiration of the applicable statute of limitations provided by law. All covenants and agreements of the parties contained in the Divestiture Agreement will survive the closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

From and after the closing of the Divestiture, Meteor Mobile agreed to indemnify and hold harmless each Paltalk Party and each of their respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equity holders and affiliates and each of their heirs and personal representatives from and against any and all losses actually incurred, sustained by, or imposed upon any of such persons following the closing date of the Divestiture to the extent based upon (i) any assumed liability, (ii) Meteor Mobile or Meteor Mobile’s affiliates use of any nonassignable assets following the closing date, (iii) any liability (other than excluded liabilities) relating to the ownership, conduct, or operation of the Business or the ownership or use of the Transferred Assets following the closing, (iv) any inaccuracy in or breach of any representation or warranty set forth in Article VI of the Divestiture Agreement or (v) any breach or non-fulfillment of any covenant, agreement or obligation pursuant to the Divestiture Agreement or any ancillary agreement which are to be performed by Meteor Mobile after the closing of the Divestiture.

From and after the closing of the Divestiture, the Company agreed to indemnify and hold harmless Meteor Mobile and its successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equity holders and affiliates and each of their heirs and personal representatives from and against any and all losses actually incurred, sustained by or imposed upon any of such persons following the closing date of the Divestiture to the extent resulting from (i) any inaccuracy in or breach of any of the representations or warranties of any Paltalk Party contained in the Divestiture Agreement, the ancillary documents or in any certificate or instrument delivered by or on behalf of a Paltalk Party pursuant to the Divestiture Agreement, (ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by any Paltalk Party pursuant to the Divestiture Agreement, the ancillary documents or any certificate or instrument delivered by or on behalf of a Paltalk Party pursuant to the Divestiture Agreement or (iii) any excluded asset, any excluded liability or any action related to the employee retention tax credit.

The foregoing indemnity obligations are subject to the following limitations: (i) the aggregate maximum liability of the Company relating to any inaccuracy or breach of any representations and warranties shall not exceed $750,000, and the maximum liability of the Company relating to clauses (ii) and (iii) of the foregoing paragraph shall not exceed the Divestiture Closing Consideration received by the Paltalk Parties, (ii) the amount of any losses subject to indemnification shall be reduced by the amounts recoverable by any indemnified person, as applicable, under applicable insurance policies or an indemnification, contribution or similar obligation of another person with respect to claims related to such losses and (iii) no party is entitled to recover or make a claim for consequential, incidental or indirect damages, lost profits or punitive damages.

Each party is subject to a duty to mitigate indemnifiable losses. Except with respect to fraud, from and after the closing of the Divestiture, the indemnity provided in the Divestiture Agreement will be the sole and exclusive remedy of each of the parties with respect to any and all actions for losses sustained or incurred relating to, arising out of or resulting from the Divestiture Agreement.

Termination

The Divestiture Agreement may be terminated at any time prior to the closing as follows:

•        by mutual written consent of the Company and Meteor Mobile;

•        by either the Company or Meteor Mobile if any governmental authority enacts, promulgates, issues, enters or enforces any injunction, judgment, order or ruling permanently enjoining, restraining or prohibiting the transactions contemplated by the Divestiture Agreement, which becomes final and non-appealable; provided, however, that the right to terminate the Divestiture Agreement under the foregoing is not available to any party whose violation or breach of the Divestiture Agreement was the cause of, or resulted in, such injunction, judgment, order or ruling;

•        by Meteor Mobile if:

•        there has been a violation or breach by a Paltalk Party of any covenant, representation or warranty contained in the Divestiture Agreement that has caused any of the conditions to the obligations of Meteor Mobile to consummate the Divestiture not to be satisfied and (i) such violation or breach has not been waived in writing by Meteor Mobile, (ii) Meteor Mobile has provided written notice to the Company of such violation or breach and its intent to terminate the Divestiture Agreement, and (iii) the applicable Paltalk Party has not cured such violation or breach within 10 business days (or by midnight Eastern Time on March 11, 2025, if sooner) after receiving written notice thereof from Meteor Mobile; provided, however, that Meteor Mobile is not entitled to terminate the Divestiture Agreement pursuant to the foregoing if there has been a violation or breach by Meteor Mobile of the Divestiture Agreement that has caused any of the conditions to the obligations of Meteor Mobile to consummate the Divestiture not to be satisfied; and provided, further, that the Paltalk Parties’ failure to consummate the closing on the closing date will not be subject to cure hereunder; or

•        the transactions contemplated by the Divestiture Agreement have not been consummated by March 11, 2025; provided, however, Meteor Mobile is not entitled to terminate the Divestiture Agreement pursuant if Meteor Mobile’s breach of the Divestiture Agreement has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated thereby to occur by the March 11, 2025;

•        by the Company if:

•        there has been a violation or breach by Meteor Mobile of any covenant, representation or warranty contained in the Divestiture Agreement that has caused any of the conditions to the obligations of the Paltalk Parties to consummate the Divestiture not to be satisfied and (i) such violation or breach has not been waived in writing by the Company, (ii) the Company has provided written notice to Meteor Mobile of such violation or breach and its intent to terminate the Divestiture Agreement, and (iii) Meteor Mobile has not cured such violation or breach within 10 business days (or by midnight Eastern Time on March 11, 2025, if sooner) after receiving written notice thereof from the Paltalk Parties (provided, however, that the failure of Meteor Mobile to make the Closing Cash Consideration payment will only be subject to at most a one business day cure period unless otherwise agreed to in writing by the Company); provided, further, that the Company is not entitled to terminate the Divestiture Agreement pursuant to the foregoing if there has been a violation or breach of the Divestiture Agreement by a Paltalk Party that has caused any of the conditions to the obligations of the Paltalk Parties to consummate the Divestiture not to be satisfied; and provided, further, that Meteor Mobile’s failure to consummate the closing on the closing date shall not be subject to cure hereunder; or

•        the transactions contemplated hereby have not been consummated by March 11, 2025; provided, however, that the Company is not entitled to terminate the Divestiture Agreement if a Paltalk Party’s breach of the Divestiture Agreement has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated thereby to occur by March 11, 2025.

Notwithstanding the foregoing, termination of the Divestiture Agreement will not relieve any party from liability as a result of any knowing and willful breach by such party of any of its representations, warranties, covenants or other agreements set forth in the Divestiture Agreement prior to the time of such termination.

Termination Fee

If the Company terminates the Divestiture Agreement by reason of the parties to the Acquisition Agreement not having satisfied or waived all conditions to the closing of the Acquisition, Meteor Mobile will be entitled to recover its actual out of pocket fees incurred in connection with the Divestiture Agreement, which fees shall not exceed $50,000.

Amendments

The Divestiture Agreement may be amended by the parties at any time before or after approval of the matters presented to the Company’s stockholders the Special Meeting, but, after any such approval, no amendment will be made that by law requires further approval by such stockholders without such further approval. The Divestiture Agreement can be amended or modified, and any provision thereof can be waived, only by written instrument signed by the Company and Meteor Mobile.

Conditions to the Closing of the Divestiture

Conditions to Each Party’s Obligations

The respective obligations of the Paltalk Parties and Meteor Mobile to consummate the Divestiture are subject to the satisfaction, on or prior to the closing of the Divestiture, of each of the following conditions, any one or more of which may be waived in writing subject to applicable law, in whole or in part, as to a party by such party (in such party’s sole discretion):

•        no provision of any applicable law shall prohibit the consummation of the transactions contemplated by the Divestiture Agreement; and

•        no final order shall have been issued, promulgated, enacted or enforced by any governmental authority after the execution date of the Divestiture Agreement enjoining or otherwise prohibiting the performance of the Divestiture Agreement or the consummation of any of the transactions contemplated thereby.

Conditions to Meteor Mobile’s Obligations

The obligations of Meteor Mobile to consummate the transactions contemplated by the Divestiture Agreement are subject to the satisfaction or waiver (if permitted by applicable law) at or prior to the closing of each of the following additional conditions:

•        (i) each of the fundamental representations and warranties of the Paltalk Parties (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the execution date of the Divestiture Agreement and as of the closing date as though made at and as of the closing date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to Meteor Mobile, and (ii) each of the other representations and warranties of the Paltalk Parties (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the execution date of the Divestiture Agreement and as of the closing date as though made at and as of the closing date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a material adverse effect on the Paltalk Parties;

•        each Paltalk Party shall have performed and complied in all material respects with all covenants and agreements required by the Divestiture Agreement to be performed or complied with such Paltalk Party, as applicable, on or prior to the closing date;

•        Meteor Mobile shall have received an omnibus certificate, dated as of the closing date, signed by a responsible officer of each Paltalk Party certifying that the applicable conditions set forth in Sections 9.3(a) and 9.3(b) of the Divestiture Agreement have been satisfied with respect to each applicable Paltalk Party;

•        the Paltalk Parties shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2 of the Divestiture Agreement and in the other ancillary documents;

•        the Paltalk Parties shall have obtained and delivered to Meteor Mobile all necessary consents, approvals, and/or authorizations from third parties to assign, transfer, or otherwise convey all applicable agreements, contracts, or rights described in Schedule 5.2(b) of the Divestiture Agreement, in a form satisfactory to Meteor Mobile; and

•        there shall not have been or occurred any event, change, occurrence, or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or could reasonably be expected to have a material adverse effect on the Paltalk Parties.

Conditions to the Company’s Obligations

The obligations of the Paltalk Parties to consummate the transactions contemplated by the Divestiture Agreement are subject to the satisfaction or waiver (if permitted by applicable law) at or prior to the closing of each of the following additional conditions:

•        (i) each of the fundamental representations and warranties of Meteor Mobile (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the execution date of the Divestiture Agreement and as of the closing date as though made at and as of the closing date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to the Paltalk Parties, and (ii) each of the other representations and warranties of Meteor Mobile (disregarding all qualifications or limitations as to “materially”, “material adverse effect” and words of similar import) shall be true and correct in all respects as of the execution date of the Divestiture Agreement and as of the closing date as though made at and as of the closing date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a material adverse effect on Meteor Mobile;

•        Meteor Mobile shall have performed and complied in all material respects with all covenants and agreements required by the Divestiture Agreement to be performed or complied with by Meteor Mobile on or prior to the closing date;

•        the Company shall have received a certificate, dated as of the closing date, signed by a responsible officer of Meteor Mobile certifying that, to the best of such responsible officer’s knowledge, the conditions set forth in Sections 9.2(a) and 9.2(b) of the Divestiture Agreement have been satisfied;

•        Meteor Mobile shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.3 of the Divestiture Agreement and in the other ancillary agreements;

•        there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a material adverse effect on Meteor Mobile; and

•        all conditions to closing required to be satisfied in connection the transactions contemplated by the Acquisition Agreement have been satisfied or waived and the parties to the Acquisition Agreement stand ready, willing and able to close the transactions contemplated by the Acquisition Agreement, subject only to the closing of the transactions contemplated by the Divestiture Agreement.

The Patent License Agreement

Pursuant to the Divestiture Agreement, the parties agreed to negotiate in good faith to draft, execute, and deliver, prior to the closing of the Divestiture, a mutually agreed perpetual, irrevocable, royalty-free, fully paid-up, worldwide, non-exclusive license to use, reproduce, modify, display, distribute, and otherwise exploit the Vumber patent (the “Patent License Agreement”). The Patent License Agreement will provide, among other things, (i) the right of Meteor Mobile, at Meteor Mobile’s sole discretion, to enforce the Vumber patent against any third-party infringers that are competitors of Vumber, Phoner or any other phone software application owned by Meteor Mobile or any of its affiliates, which provision will specifically exclude the right to enforce the Vumber patent against public companies with revenues higher than the revenues generated by Vumber, (ii) the right of first refusal of Meteor Mobile in case of a sale or transfer of ownership rights in the Vumber patent to any third parties, (iii) the right of the Paltalk Parties to grant licenses on the Vumber patent to third parties, limited to parties with revenues of at least $1.0 billion, and (iv) if any of Meteor Mobile’s or any of its affiliates’ phone software applications, including Vumber, are acquired by a third party, the Patent License Agreement will remain in full force and effect only with respect to the phone software applications acquired by such third party. Any third party that acquires any of Meteor Mobile’s or any of its affiliates’ phone software applications will not receive the Patent License Agreement or any rights thereunder or with respect thereto for any of such third party’s existing phone software applications.

The Divestiture

Background of the Divestiture

On April 29, 2024, representatives of Newtek informed the Company that, as a closing condition of the Acquisition, the Company would be required to divest the Transferred Assets and Tinychat, such that upon the completion of such transaction, the Company and certain of its related persons would no longer hold any right to operate or control such applications, whether directly or indirectly.

On May 9, 2024, the Company met with Roth, who had been engaged in June 2022 to serve as the Company’s exclusive financial advisor and investment banker for strategic initiatives, to update Roth on the Company’s desire for Roth to find potential buyers of the Transferred Assets.

From May 9, 2024 through September 13, 2024, Roth prepared a summary selling memorandum and reviewed lists of potential acquirors of the Transferred Assets with the Company. In addition, Roth assisted with the preparation and coordination of the execution of non-disclosure agreements and coordinated access into virtual data rooms for potential buyers. During such time, the Company executed 12 non-disclosure agreements, contacted 34 potential buyers of the Transferred Assets through internal efforts and through assistance from Roth and received two potential competitive bids for the Transferred Assets (excluding the bid from Meteor Mobile).

On August 15, 2024, Mr. Katz held a telephonic meeting with Michael Levit, a former director of the Company and Chief Executive Officer of Tempest, to inquire as to whether Meteor Mobile would be interested in purchasing the Transferred Assets. Messrs. Katz and Levit discussed the potential transaction structure and certain material terms of the proposed transaction (the “Proposed Divestiture”).

On August 26, 2024, the Company and Meteor Mobile executed a mutual nondisclosure agreement relating to the Proposed Divestiture.

On August 28, 2024, the Company invited Meteor Mobile into the virtual data room in order for Meteor Mobile to begin diligence efforts in connection with the Proposed Divestiture. From August 29, 2024 through September 24, 2024, Meteor Mobile conducted diligence and held numerous telephonic calls with representatives of the Company, including Mr. Katz and Ms. Jenny, relating to material terms of the Proposed Divestiture, including employee matters.

On September 18, 2024, Meteor Mobile delivered a non-binding indication of interest for the Proposed Divestiture. Upon confirming that there were no existing conflicts, Haynes and Boone was formally engaged as legal advisor to the Company with respect to the Proposed Divestiture.

On September 24, 2024, Meteor Mobile provided updated business terms for the Proposed Divestiture based on its diligence efforts, and the Company formally agreed to the updated terms.

On October 7, 2024, Mr. Katz and other representatives from the Company met with Mr. Levit in New York, New York to discuss the material terms of the Proposed Divestiture.

On October 7, 2024, representatives of Haynes and Boone delivered an initial draft of the Divestiture Agreement to the Company, who then delivered the draft to Meteor Mobile.

On October 17, 2024, Meteor Mobile delivered an updated draft of the Divestiture Agreement to the Company.

On October 25, 2024, Mr. Katz and representatives from Meteor Mobile, including Mr. Levit and Brent Vegliacich, the outside general counsel of Tempest, held a telephonic conference to discuss outstanding business terms and remaining items to be addressed for the Divestiture Agreement.

On October 31, 2024, Newtek agreed to waive the condition requiring the sale of the Company’s Tinychat application so long as all operations of Tinychat and the Tinychat application have ceased on the date of the closing of the Acquisition.

On October 28, 2024, representatives of Haynes and Boone delivered an updated draft of the Divestiture Agreement to Meteor Mobile.

On October 29, 2024, Meteor Mobile delivered an updated draft of the Divestiture Agreement to representatives of Haynes and Boone.

On November 1, 2024, Mr. Katz and Mr. Vegliacich, held a telephonic conference to discuss outstanding business terms and remaining items to be addressed for the Divestiture Agreement.

On November 1, 2024, representatives of Haynes and Boone delivered an updated draft of the Divestiture Agreement to Meteor Mobile.

Thereafter, and in the subsequent days leading up to the execution of the Divestiture Agreement, the parties focused their efforts on resolving the remaining legal and commercial issues, including internal and external discussions and calls. Representatives of Meteor Mobile and Haynes and Boone exchanged numerous drafts of the Divestiture Agreement addressing various matters.

After a discussion by the Board of the terms of the Proposed Divestiture and the information presented by representatives of Haynes and Boone and Company management, and upon receiving our management’s recommendation to approve the Proposed Divestiture on the terms set forth in the draft Divestiture Agreement, on November 6, 2024, the Board unanimously resolved to approve and adopt the Divestiture Agreement substantially as presented and the associated actions described in the Divestiture Agreement, including the Divestiture.

On the afternoon of November 7, 2024, the Company and Meteor Mobile finalized the Divestiture Agreement, including the various schedules and exhibits thereto, and executed the Divestiture Agreement.

The Board’s Reasons for Approving the Divestiture

In evaluating the Divestiture Agreement and the transactions contemplated thereby, the Board consulted with members of our management and our legal, financial and other advisors. In reaching its decision to unanimously approve the Divestiture Agreement and the transactions contemplated thereby, the Board carefully considered a variety of factors supporting its decision, including, but not limited to, the material factors discussed below.

•        Strategic Considerations.

•        The fact that consummation of the Divestiture is a closing condition of the Acquisition and that the Acquisition Agreement provides a termination right to Newtek if the Divestiture Agreement has not been executed by November 30, 2024.

•        The belief that the Company’s business following the Acquisition and the Divestiture will provide greater future prospects than the Company’s core video chat products.

•        The fact that the Divestiture could provide greater liquidity, after receipt of the Divestiture Closing Cash Consideration and Divestiture Earn-Out Amount (if any), to facilitate growth of the Company following the Acquisition.

•        Prior History with Meteor Mobile Leadership; Management Recommendation.    The experience and prior history of Mr. Levit, who previously served on the Board, Mr. Levit’s familiarity with our core video chat products and Vumber, and our management team’s recommendation of the Divestiture.

•        Terms of the Divestiture Agreement.    The Board’s belief that the terms and conditions of the Divestiture Agreement (including all exhibits and disclosure schedules thereto) and including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the form and structure of the transaction consideration, in each case, are reasonable.

•        Ancillary Agreements.    The terms and conditions of the ancillary agreements to be entered into in connection with the Divestiture, in each case, including the exhibits and disclosure schedules thereto, and the Board’s belief that the terms of such agreements are reasonable.

•        Stockholder Approval.    The fact that the Divestiture is subject to approval by the Company’s stockholders at the Special Meeting.

•        Likelihood of Closing:    The likelihood, considering the terms of the Divestiture Agreement, that the Divestiture will be completed based on, among other things, the conditions to closing as set forth in the Divestiture Agreement and that the outside date of March 11, 2025 under the Divestiture Agreement allows for sufficient time to complete the Divestiture.

The Board also considered certain countervailing factors in its deliberations concerning the Divestiture, including, but not limited to, the following:

•        Business Risks.    Certain risks relating to the Divestiture and the Company following the Divestiture and the Acquisition (in each case, as further described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 15 and 17, respectively, of this Proxy Statement).

•        Risks Associated with the Acquisition.    The risk that the Company may not be able to successfully complete the Acquisition.

•        Investor Perception.    The potential impact on the market price of the Company’s common stock as a result of the announcement of the Company’s entry into the Divestiture Agreement.

•        Business Disruption Resulting from the Divestiture.    The challenges inherent in the sale of a business of the size and complexity of the Company, and the possible disruption of the Company’s business that might result from the announcement and pendency of the Divestiture, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on the Company’s business relationships and pursuit of strategic opportunities.

•        Closing Conditions.    The fact that the completion of the Divestiture requires all conditions required to be satisfied in connection with the Acquisition and the satisfaction of other closing conditions that are not within the Company’s control.

•        Risks Associated with Failure to Complete the Divestiture.    The possibility that the Divestiture may not be consummated and the potential adverse consequences if the Divestiture is not completed, including substantial transaction costs incurred and a potential termination fee, potential loss in value to the Company’s stockholders and market reaction.

•        Exclusivity Restrictions.    The restrictions that the Divestiture Agreement imposes on the Company’s ability to solicit possible alternative transactions.

•        Litigation Risk.    The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against the Company or the Board in connection with the Divestiture.

This discussion of the information and factors considered by the Board in reaching its conclusions and recommendation includes the principal factors considered by the Board but is not intended to be exhaustive and may not include all of the factors considered by the Board. In light of the number and wide variety of factors considered in connection with its evaluation of the Divestiture Agreement and the transactions contemplated thereby, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Rather, the Board viewed its decision as being based on the totality of the information presented or otherwise made available to it and the various other factors presented to and considered by the Board. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Divestiture and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 15 of this Proxy Statement.

Certain executive officers and non-employee directors of the Company have interests in the Divestiture that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these potential interests, among other matters, in evaluating the Divestiture and in making its recommendation to the Company’s stockholders. For a discussion of these interests, please see the section titled “Interests of Certain Persons in the Divestiture” below.

After careful consideration, the Board concluded that the potential benefits that it expected the Company to achieve as a result of the Acquisition and the Divestiture outweighed the potentially negative factors associated with the Acquisition and the Divestiture, and on November 6, 2024, unanimously approved and adopted the Divestiture Agreement and the transactions contemplated thereby, including the Divestiture, declared expedient the Divestiture, declared advisable the Divestiture Agreement and the transactions contemplated thereby and directed that the Divestiture Proposal be submitted to the Company’s stockholders for approval at the Special Meeting and further recommended that the Company’s stockholders approve the Divestiture Proposal. The Board unanimously recommends that the Company’s stockholders approve the Divestiture Proposal and the related Adjournment Proposal.

Interests of Certain Persons in the Divestiture

In considering the recommendation of the Board to vote for the Divestiture Proposal presented at the Special Meeting, you should be aware that certain executive officers and non-employee directors of the Company may have interests in the Divestiture that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Divestiture and related documents and before recommending to our stockholders that they vote in favor of the Divestiture Proposal.

For purposes of the plans and agreements described below, the completion of the Divestiture will constitute a “Change in Control” as defined within the applicable documents.

Treatment of Equity Awards

The Company has granted nonqualified stock option awards to certain key employees, key contractors and outside directors under the 2016 Plan. As of November 13, 2024, there were 64,887 shares of common stock underlying outstanding and unvested stock options awarded under the 2016 Plan. Mr. Zalko, the Company’s Senior Vice President, is the only executive officer with unvested shares of common stock underlying outstanding stock option awards granted pursuant to the 2016 Plan. Each of our non-employee directors has 2,000 unvested shares of common stock underlying outstanding stock option awards granted pursuant to the 2016 Plan.

Under the 2016 Plan and the applicable award agreements for the stock option awards, the vesting of the stock options will only be accelerated upon a “Change in Control.”

For purposes of the 2016 Plan and the award agreements thereunder:

•        “Change in Control” generally means: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction, (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (x) at the date of the 2016 Plan were directors or (y) become directors after the date of the 2016 Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of the 2016 Plan or whose election or nomination for election was previously so approved, or (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the date of the 2016 Plan.

Pursuant to the 2016 Plan and the stock option award agreements relating to Mr. Zalko’s stock option awards, (i) 50% of the then unvested shares underlying the stock options shall immediately vest on the date of the Change in Control; and (ii) the remaining 50% of the unvested shares shall vest on the earlier of (A) the original date such shares would have vested under the time-based vesting provisions in the applicable award agreement, or (B) equally on the first and second anniversary of the effective date of the Change in Control; provided that Mr. Zalko remains continuously employed by the Company through such earlier date.

Pursuant to the 2016 Plan and the stock option award agreements, all of the then-unvested shares underlying stock options awarded to our non-employee directors shall immediately vest and become fully exercisable, if not previously so exercisable, on the date of the Change in Control.

Except with respect to the shares underlying stock options that will vest in connection with the Divestiture, which is a condition to closing the Acquisition, no shares underlying outstanding stock options will vest in connection with the Acquisition pursuant to the 2016 Plan.

Quantification of Potential Payments and Benefits to our Named Executive Officers

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to each “named executive officer” of the Company that is based on, or otherwise relates to, the Acquisition and the Divestiture. Under applicable SEC rules, our named executive officers for this purpose are required to consist of the named executive officers for whom disclosure was required in our most recent Definitive Proxy Statement on Schedule 14A filed with the SEC, who are:

•        Jason Katz, our Chief Executive Officer;

•        Kara Jenny, our Chief Financial Officer; and

•        Adam Zalko, our Senior Vice President.

For a description of our named executive officers’ compensation arrangements in connection with the Acquisition quantified below, see above in “Proposal 1: The Stock Issuance Proposal — The Acquisition — Interests of Certain Persons in the Acquisition” beginning on page 46 of this Proxy Statement. The amounts set forth in the table below represent an estimate of each named executive officer’s compensation that is based on, or otherwise relates to, the Acquisition and the Divestiture and assume the following:

•        each named executive officer remains employed by the Company through the closing of the Acquisition and the Divestiture;

•        the closing of both the Acquisition and the Divestiture occurs on November 21, 2024, the latest practicable date prior to the filing of this Proxy Statement;

•        the value of the vesting acceleration of any equity awards in connection with the Divestiture is calculated assuming that the closing price per share of Company common stock on the date of the closing of the Divestiture was $1.89, which was the average closing price per share of Company common stock as reported on The Nasdaq Capital Market over the first five business days following the first public announcement of the Divestiture on November 8, 2024; and

•        the value of the Transaction-Based Stock Options is calculated assuming that (i) the exercise price of the Transaction-Based Stock Options is $1.78 per share, which was the closing price per share of Company common stock as reported on The Nasdaq Capital Market on November 21, 2024 and (ii) that the closing price per share of Company common stock on the date of the closing of the Acquisition was $4.02, which was the average closing price per share of Company common stock as reported on The Nasdaq Capital Market over the first five business days following the first public announcement of the Acquisition on August 11, 2024.

The amounts reported below are estimated based on multiple assumptions that may or may not actually occur, including the assumptions described above and elsewhere in this Proxy Statement. As a result, the compensation, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

	Equity ($)(1)		Other ($)(2)	Total ($)
Jason Katz	$56,000		$—	$56,000
Kara Jenny	$56,000		$100,000	$156,000
Adam Zalko	$56,000	(3)	$25,000	$81,000

____________

(1)      Represents a Transaction-Based Stock Option to purchase 25,000 shares of the Company’s common stock. This is a single-trigger amount payable in connection with the closing of the Acquisition. The Transaction-Based Stock Option will be granted effective as of three trading days following the date that Company announces the closing of the Acquisition and have an exercise price that is equal to the fair market value of the Company’s common stock on the date of grant. Fifty percent (50%) of the shares underlying the Transaction-Based Stock Option will vest on the date of grant, and the remaining fifty percent (50%) of the shares underlying the Transaction-Based Stock Option will vest on the six-month anniversary of the closing of the Acquisition, provided the recipient is providing services to the Company through each applicable vesting date. The aggregate dollar value reported reflects the value of the shares of Company common stock obtained upon exercise of the Transaction-Based Stock Option by taking the difference between (i) the assumed closing price per share of Company common stock at the closing of the Acquisition and (ii) the assumed exercise price of the Transaction-Based Stock Option, and multiplying it by the number of shares of Company common stock underlying the Transaction-Based Stock Option.

(2)      Represents a Transaction Bonus payable following the closing of the Acquisition. This is a single-trigger amount payable in connection with the closing of the Acquisition. The Transaction Bonuses are payable as follows: (i) fifty percent (50%) on or as soon as practicable following the closing of the Acquisition and (ii) fifty percent (50%) on or as soon as practicable following the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, provided the recipient is providing services to the Company through each date.

(3)      The aggregate dollar value reported does not include the potential value of the acceleration of Mr. Zalko’s stock option awards (other than the Transaction-Based Stock Option) in connection with the Divestiture, as all of such stock options were out-of-the-money based on the assumed closing price per share of Company common stock at the closing of the Divestiture.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Divestiture.

Accounting Treatment

The disposal of the Transferred Assets represents a strategic shift that will have a material effect on the Company’s operations and financial results. Accordingly, the Divestiture meets the definition of a discontinued operation, as defined by ASC 205-20 — Discontinued Operations (“ASC 205-20”). Beginning in the period in which stockholder approval is received for the Divestiture, the Transferred Assets will be presented as a discontinued operation, including for all comparative prior periods presented in the Company’s financial statements. The difference in the proceeds received and the carrying value of the Transferred Assets, including allocated goodwill, will be recorded as a loss on sale in the period in which stockholder approval for the Divestiture is received.

Vote Required

The Divestiture Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Divestiture Proposal. Abstentions have the same effect as a vote “against” the Divestiture Proposal. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters, we do not expect there to be any broker non-votes at the Special Meeting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Divestiture Proposal.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 present (i) the combination of the financial information of the Company and NTS after giving effect to the Acquisition and related adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information and (ii) the disposal of the Transferred Assets in connection with the Divestiture, which Divestiture is a closing condition to the Acquisition. The unaudited pro forma condensed combined financial information is intended to provide you with information about how the Acquisition and the Divestiture might have affected the Company’s historical financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheets of the Company and NTS and reflects the deconsolidation of the Transferred Assets as if the Acquisition and the Divestiture had each occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 combine the historical statements of operations of the Company and NTS and reflect the Transferred Assets as a discontinued operation for such periods on a pro forma basis as if the Acquisition and the Divestiture had each been consummated on January 1, 2023.

The following unaudited pro forma condensed combined financial information for the nine months ended September 30, 2024 and the year ended December 31, 2023 gives effect to the following:

•        the Divestiture, including the disposal of certain assets and liabilities and operations that comprise the Transferred Assets, and the resulting treatment as a discontinued operation (see Note 6);

•        the Acquisition, inclusive of the following:

•        reclassification of certain NTS historical financial information to conform to Company’s presentation of similar revenues and expenses;

•        other adjustments including expense associated with the allocation of the purchase price to the acquired assets (i.e. amortization expense);

•        the payment of consideration, including the closing cash payment, issuance of the Preferred Stock, and recognition of contingent consideration at fair value; and

•        the related income tax effects of the pro forma adjustments.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and, therefore, do not include any other transaction adjustments.

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805. Under the acquisition method of accounting, the total estimated purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed from NTS based on a preliminary estimate of their fair value. The preliminary allocation of the estimated purchase price is based upon management’s estimates using information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets acquired and liabilities assumed become available and final appraisals and analyses are completed. Differences between these preliminary estimates and the final acquisition accounting could occur, and such differences could be material. A change in the fair value of the net assets of NTS may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The disposal of the Transferred Assets represents a strategic shift that will have a material effect on the Company’s operations and financial results. Accordingly, the Divestiture meets the definition of a discontinued operation, as defined by ASC 205-20. Beginning in the period in which stockholder approval is received for the Divestiture, the Transferred Assets will be presented as a discontinued operation, including for all comparative prior periods presented in the Company’s financial statements. The difference in the proceeds received and the carrying value of the Transferred Assets, including allocated goodwill, will be recorded as a loss on sale in the period in which stockholder approval for the Divestiture is received.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with Rule 8-05 of Regulation S-X, Pro Forma Financial Information, as amended, and is not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Acquisition, nor does it reflect any costs or expenditures that may be required to achieve any possible synergies.

The unaudited pro forma condensed combined financial information was derived from, and should be read together with, the accompanying notes to the unaudited pro forma condensed combined financial information, the Company’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024 that are incorporated by reference in this Proxy Statement. The unaudited pro forma condensed combined financial information should also be read together with the information under “NTS’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to NTS Financial Information”.

PALTALK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024
(Amounts in thousands, except per share amounts)

	Paltalk (Historical)	Discontinued Operations (Note 6(E))	NTS (as reclassified) (Note 3)	Transaction Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$12,056	$—	$2,341	$(4,000)	5(A)	$11,747
				1,350	6(G)
Accounts receivable, net	116	(84)	1,799	—		1,831
Employee retention tax credit receivable, net	114	—	—	—		114
Prepaid expense and other current assets	868	(579)	1,765	—		2,054
Total current assets	13,154	(663)	5,905	(2,650)		15,746
Property and equipment, net	—	—	897	—		897
Operating lease right-of-use asset, non-current	95	—	619	—		714
Goodwill	6,326	(6,326)	12,818	1,535	5(B)	14,353
Intangible assets	2,088	—	3,030	8,255	5(B)	13,373
Other assets	14	—	—	—		14
Total assets	21,677	(6,989)	23,269	7,140		45,097

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,426	$—	$1,270	$—		$2,696
Accrued expenses and other current liabilities	213	(8)	375	—		580
Operating lease liabilities, current portion	82	—	685	—		767
Deferred subscription revenue	2,067	(1,498)	3,353	—		3,922
Total current liabilities	3,788	(1,506)	5,683	—		7,965
Operating lease liabilities, non-current portion	14	—	—	—		14
Contingent consideration	—	—	—	2,088	5(A)	2,088
Deferred tax liabilities	512	—	2,568	—		3,080
Total liabilities	4,314	(1,506)	8,251	2,088		13,147

Stockholder’s equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,236,987 outstanding as of September 30, 2024	10	—	—	—		10
Series A non-voting common equivalent stock, $0.001 par value, 10,000,000 shares authorized, 4,000,000 shares issued and outstanding as of September 30, 2024	—	—	—	18,720	5(A)	18,720
Treasury stock, 641,963 shares repurchased as of September 30, 2024	(1,199)	—	—	—		(1,199)
Additional paid-in capital	36,373		—			36,373
Accumulated deficit	(17,821)		—	(4,133)	6(G)	(21,954)
Historical implied equity/net assets acquired/divested	—		15,018	(15,018)		—
		(5,483)		5,483	6(G)
Total stockholders’ equity	17,363	(5,483)	15,018	5,052		31,950
Total liabilities and equity	$21,677	$(6,989)	$23,269	$7,140		$45,097

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

PALTALK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER  30, 2024
(Amounts in thousands, except per share amounts)

	Paltalk (Historical)	Discontinued Operations (Note 6(F))	NTS (as reclassified) (Note 3)	Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Subscription revenue	$6,649	$(5,831)		—		$818
Advertising revenue	294	(294)	—	—		(0)
Managed Technology revenue (includes $4,509 of revenue from affiliate)			10,842			10,842
Procurement revenue (includes $247 of revenue from affiliate)	—	—	4,404	—		4,404
Professional services revenue (includes $458 of revenue from affiliate)	—	—	3,875	—		3,875
Total revenue	6,943	(6,125)	19,121	—		19,939
Costs and expenses
Costs of revenue	2,390	(2,199)	10,061	—		10,252
Sales and marketing expense	586	(538)	1,631	—		1,679
Production development expense	3,633	(3,469)	—	—		164
General and administrative expense	3,958	—	7,343	472	5(C)	11,773
Total expenses	10,567	(6,206)	19,035	472		23,868
Income (Loss) from operations	(3,624)	81	86	(472)		(3,929)
Interest income, net	454	—	—	—		454
Other income, net	146	—	18	—		164
Loss before income taxes	(3,024)	81	104	(472)		(3,311)
Income tax benefit (expense)	88	—	(5)	—	5(D)	83
Net loss	$(2,936)	$81	$99	$(472)		$(3,228)

Net loss per share of common stock:
Basic	$(0.32)	$0.01	$0.02	$0.05		$(0.24)
Diluted	$(0.32)	$0.01	$0.02	$0.05		$(0.24)

Weighted average number of common shares outstanding:
Basic	9,223,886	—	—	4,000,000		13,223,886
Diluted	9,223,886	—	—	4,000,000		13,223,886

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

PALTALK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2023
(Amounts in thousands, except per share amounts)

	Paltalk (Historical)	Discontinued Operations (Note 6(F))	NTS (as reclassified) (Note 3)	Transaction Adjustments (Note 5)	Notes	Pro Forma Combined
Revenues
Subscription revenue	$10,647	(9,685)	$—	$—		$962
Advertising revenue	333	(333)	—	—		(0)
Managed Technology revenue (includes $5,022 of revenue from affiliate)			14,162			14,162
Procurement revenue (includes $292 of revenue from affiliate)	—	—	8,118	—		8,118
Professional services revenue (includes $160 of revenue from affiliate)	—	—	7,959	—		7,959
Total revenue	10,980	(10,018)	30,239	—		31,201
Costs and expenses
Costs of revenue	3,238	(2,953)	16,774	—		17,059
Sales and marketing expense	879	(787)	1,789	—		1,881
Production development expense	4,861	(4,654)	—	—		206
General and administrative expense	4,073	—	10,684	950	5(C)	15,707
Total expenses	13,050	(8,394)	29,248	950		34,854
(Loss) income from operations	(2,070)	(1,623)	991	(950)		(3,653)
Interest income (expense), net	640	—	(246)	—		394
Other income (expense), net	343	—	21	—		364
(Loss) income before income taxes	(1,088)	(1,623)	766	(950)		(2,895)
Income tax benefit	20	—	25	—	5(D)	45
Net (loss) income	(1,067)	(1,623)	741	(950)		(2,899)

Net (loss) income per share of common stock:
Basic	$(0.12)	$(0.18)	$0.08	$(0.00)		$(0.22)
Diluted	$(0.12)	$(0.18)	$0.08	$(0.00)		$(0.22)

Weighted average number of common shares outstanding:
Basic	9,222,206	—	—	4,000,000		13,222,206
Diluted	9,222,206	—	—	4,000,000		13,222,206

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

PALTALK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2022
(Amounts in thousands, except per share amounts)

	Paltalk (Historical)	Discontinued Operations (Note 6(F))	Pro Forma Combined
Revenues
Subscription revenue	$10,663	$(10,428)	$234
Advertising revenue	327	(327)	(0)
Total revenue	10,990	(10,755)	234
Costs and expenses
Costs of revenue	2,824	(2,593)	230
Sales and marketing expense	1,571	(1,546)	25
Production development expense	5,934	(5,581)	354
General and administrative expense	4,312	—	4,312
Impairment loss on digital tokens	7	—	7
Total expenses	14,648	(9,720)	4,928
Loss from operations	(3,659)	(1,035)	(4,694)
Interest income (expense), net	75	—	75
Other income (expense), net	—	—	—
Loss before income taxes	(3,584)	(1,035)	(4,619)
Income tax benefit	172	—	172
Net loss	(3,412)	(1,035)	(4,447)

Net loss per share of common stock:
Basic	$(0.35)		$(0.46)
Diluted	$(0.35)		$(0.46)

Weighted average number of common shares outstanding:
Basic	9,638,567		9,638,567
Diluted	9,638,567		9,638,567

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.      Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with GAAP and Rule 8-05 of Regulation S-X. The accompanying pro forma financial information is based on the historical consolidated financial statements of the Company and the historical combined financial statements of NTS after giving effect to the Acquisition (see Note 4 and Note 5), as well as certain reclassifications (see Note 3), and the Divestiture (see Note 6).

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805 with the Company as the acquirer of NTS. Under the acquisition method of accounting, the Company will record the preliminary estimated fair value of assets acquired and liabilities assumed from NTS upon acquisition. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed upon the closing of the transactions, and as additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. Differences between these preliminary estimates and the final acquisition accounting could occur, and these differences could be material. A change in the fair value of the net assets of NTS may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheets of the Company and NTS and reflects the deconsolidation of the Transferred Assets as if the Acquisition and the Divestiture had each occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 combine the historical statements of operations of the Company and NTS and reflect the Transferred Assets as a discontinued operation for such periods on a pro forma basis as if the Acquisition and the Divestiture had each been consummated on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

•        The Company’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2024 and the related notes as included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024; and

•        NTS’s unaudited combined financial statements as of and for the nine months ended September 30, 2024 and the related notes included elsewhere in this Proxy Statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•        The Company’s audited consolidated statement of operations for the year ended December 31, 2023 and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•        NTS’s audited combined statement of operations for the year ended December 31, 2023 and the related notes included elsewhere in this Proxy Statement.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and, therefore, do not include any other transaction adjustments.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition or the Divestiture.

The pro forma adjustments reflecting the completion of the Acquisition and the Divestiture are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition and the Divestiture based on information available to management as of the date hereof and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Acquisition and the Divestiture taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

2.      Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial information, the Company conducted an initial review of the accounting policies and practices of NTS to determine if differences in accounting policies and practices require reclassification of results of operations to conform to the Company’s accounting policies and practices. Preliminary reclassifications were identified and are reflected in the unaudited pro forma condensed combined financial information (see Note 3). The Company will continue its detailed review of NTS’s accounting policies and practices following the Acquisition. As a result of such review, the Company may identify additional differences between the accounting policies and practices of the Company and NTS that, when conformed, could have a material impact on the consolidated financial statements of the Company following the Acquisition.

3.      NTS Historical Financial Statement Reclasses

Certain preliminary reclassification adjustments have been made to the historical presentation of NTS financial information in order to conform to a combined Company balance sheet and statement of operations (see Note 2).

There were no material reclassification adjustments to NTS’s historical balance sheet identified as September 30, 2024, other than to reclassify related party balances to Prepaid and other assets.

The following summarizes reclassification adjustments to NTS’s historical statement of operations for the nine months ended September 30, 2024 for purposes of the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, to conform classification of operating expenses to be consistent with the Company’s classification.

	NTS (Historical)	Reclassification	NTS (as reclassified)
Revenues
Managed technology services revenue (includes $4,509 of revenue from affiliate)	$10,842		$10,842
Procurement revenue (includes $247 of revenue from affiliate)	4,404		4,404
Professional services revenue (includes $458 of revenue from affiliate)	3,875		3,875
Total revenue	19,121	—	19,121

	NTS (Historical)	Reclassification		NTS (as reclassified)
Costs and expenses
Cost of revenue	10,061	—		10,061
Depreciation and amortization	1,062	(1,062	)(2)	—
Sales and marketing expense	—	1,631	(1)	1,631
General and administrative expense	7,912	(1,631	)(1)	7,343
		1,062	(2)
Total other expenses	19,035	—		19,035
Operating income	86	—		86
Interest/Other Income	—	—		—
Other Income	18	—		18
Pre-tax income	104	—		104
Income tax expense	(5)	—		(5)
Net income	$99	$—		$99

The following summarizes reclassification adjustments to NTS’s historical statement of operations for the year ended December 31, 2023 for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, to conform classification of operating expenses to be consistent with the Company’s classification.

	NTS (Historical)	Reclassification		NTS (as reclassified)
Revenues
Managed technology revenue (includes $5,022 of revenue from affiliate)	$14,162	$—		$14,162
Procurement revenue (includes $292 of revenue from affiliate)	8,118	—		8,118
Professional services revenue (includes $160 of revenue from affiliate)	7,959	—		7,959
Total revenue	30,239	—		30,239
Costs and expenses
Cost of revenue	16,774	—		16,774
Depreciation and amortization	1,497	(1,497	)(2)	—
Sales and marketing expense	—	1,789(1)		1,789
General and administrative expense	10,977	(1,789	)(1)	10,684
		1,497(2)
Total other expenses	29,248	—		29,248
Operating income	991	—		991
Interest/Other Income	(246)	—		(246)
Other Income	21	—		21
Pre-tax income (loss)	766	—		766
Income tax benefit	25	—		25
Net income (loss)	$741	$—		$741

____________

(1)      Adjustment to reclassify General and administrative expense to Sales and marketing expense to conform to the Company’s presentation of similar expenses.

(2)      Adjustment to reclassify Depreciation and amortization expense to General and administrative expense to conform to the Company’s presentation of similar expenses.

4.      Preliminary Consideration and Fair Value Estimate of Assets Acquired and Liabilities Assumed

The Company will account for the Acquisition as a business combination in accordance with GAAP. Accordingly, for presentation in the unaudited pro forma condensed combined financial information, the preliminary estimated purchase price attributable to the Acquisition has been allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the accompanying unaudited pro forma condensed combined balance sheet and condensed combined statements of operations. For purposes of preparing the unaudited pro forma condensed combined financial statements, the estimated fair value amounts and corresponding purchase price allocation incorporate the amount of NTS’s assets as of September 30, 2024, the required period under Article 11 of Regulation S-X. These amounts will be different than those on hand upon closing of the Acquisition. The final purchase price allocation will incorporate NTS’s assets on hand at the time of the closing of the Acquisition and will be determined when the Company has completed its detailed valuations and necessary calculations.

The Acquisition Agreement includes purchase consideration including cash consideration upon closing of $4.0 million and 4,000,000 shares of Preferred Stock. The Acquisition Agreement provides that Newtek is also entitled to receive additional consideration (i.e., the Acquisition Earn-Out Amount) of up to $5.0 million based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The Acquisition Earn-Out Amount may be paid, at the Company’s sole discretion (subject to certain exceptions), in cash, in shares of Preferred Stock or in a combination thereof. Pursuant to the Acquisition Agreement, to the extent that all or a portion of the Acquisition Earn-Out Amount is paid in shares of Preferred Stock, the number of shares of Preferred Stock to be issued to Newtek will be calculated based on the average of the VWAPs during each trading day during a sixty (60) calendar day period ending on December 31, 2026; provided, however, that in no event shall such price be less than $1.00. As a result, the maximum number of additional shares of Preferred Stock issuable to Newtek is 5,000,000 shares.

For purposes of the unaudited pro forma condensed combined financial information, the Company has estimated the preliminary purchase consideration to be $24.8 million (see details in Note 5(A)).

The following table represents a preliminary allocation of the estimated purchase consideration to the assets acquired and liabilities assumed (in thousands):

Preliminary purchase price allocation	Amount
Cash and cash equivalents	$2,341
Accounts receivable	1,799
Prepaid expenses and other current assets	1,765
Property and equipment, net	897
Right-of-use assets	619
Intangible assets, net	11,285
Goodwill	14,353
Accounts payable	(1,270)
Accrued expenses and other current liabilities	(375)
Operating lease liabilities	(685)
Deferred revenue	(3,353)
Deferred tax liability	(2,568)
Total consideration	$24,808

The identifiable intangible assets acquired include the customer relationships, order backlog and trademarks and trade names associated with NTS. The customer relationships and order backlog intangible assets were valued using a multi-period excess earnings method and will be amortized over a remaining useful life of eight years and one year, respectively. The trademarks and trade name intangible asset were valued using a relief-from-royalty method and will be amortized over a remaining useful life of eight years.

The fair value of goodwill represents expected synergies from combining operations, intangible assets that do not qualify for separate recognition and other factors.

5.      Adjustments to Unaudited Pro Forma Condensed Combined Financial Information Related to the Acquisition

Transaction adjustments to the unaudited pro forma condensed combined balance sheet

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 includes the following adjustments:

(A)    Reflects an adjustment for estimated total preliminary purchase consideration for the Acquisition of approximately $24.8 million, including the following:

•        $4.0 million of cash consideration;

•        The issuance of the Acquisition Closing Stock Consideration at estimated fair value of $18.7 million, based on an estimated fair value of $4.68 per share; and

•        recognition of the Acquisition Earn-Out Amount as contingent consideration at estimated fair value of $2.1 million, determined using a Monte Carlo simulation using projected Adjusted EBITDA for the measurement periods.

The purchase consideration is preliminary and subject to certain customary adjustments. The following table summarizes the components of the purchase consideration (in thousands):

Preliminary purchase consideration	Amount
Closing cash consideration	$4,000
Equity consideration	18,720
Contingent consideration	2,088
Purchase price to be allocated	$24,808

(B)    Reflects the preliminary adjustment to intangible assets and goodwill from the Acquisition based on the preliminary purchase price allocation detailed in Note 4.

Transaction adjustments to the unaudited pro forma condensed combined statements of operations

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 includes the following adjustments:

(C)    Reflects estimated differences of $0.4 million and $0.8 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, in amortization expense resulting from the preliminary allocation of purchase consideration to definite-lived intangible assets subject to amortization. See Note 4 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired definite-lived intangible assets subject to amortization.

(D)    No income tax adjustment is reflected for the nine months ended September 30, 2024 and year ended December 31, 2023 based on the Company’s estimated annual effective tax rate for the years ending December 31, 2024 and 2023, respectively, and the Company having a full valuation allowance on its net deferred tax asset.

6.      Transaction Adjustments to Unaudited Pro forma Condensed Combined Financial Information Related to the Divestiture

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and fiscal years ended December 31, 2023 and 2022 includes the following adjustments:

(E)    Reflects the balance sheet deconsolidation adjustments for the discontinued operations of the Transferred Assets, including the associated assets and liabilities that are directly related to the Divestiture based on the carrying value as of September 30, 2024.

(F)    Reflects the discontinued operations of the Transferred Assets that are directly related to the Divestiture. The following is a description of selected financial information from the “Discontinued Operations” column:

•        No portion of the Company’s historical corporate general and administrative expenses were allocated to discontinued operations because GAAP precludes the elimination of these amounts from continuing operations.

•        Expenses incurred directly attributable to the Divestiture, including legal, accounting and tax expenses, are reflected as discontinued operations.

•        Income taxes attributable to discontinued operations were calculated by applying tax allocation methods in accordance with GAAP.

(G)    Reflects the estimated Divestiture cash proceeds of approximately $1.4 million on the unaudited pro forma condensed combined balance sheet as of September 30, 2024. The resulting estimated after-tax loss on sale related to the Divestiture of approximately $4.1 million based on the carrying value of the Divestiture’s net assets as of September 30, 2024 is reflected as an adjustment to accumulated deficit on the unaudited pro forma condensed combined balance sheet as of September 30, 2024. No adjustment is reflected in the unaudited pro forma condensed combined statements of operations as such impact will be reported within discontinued operations.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON TRANSACTION-RELATED NAMED
EXECUTIVE OFFICER COMPENSATION

Overview

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to our named executive officers in connection with the Acquisition and the Divestiture, as discussed in the section titled “Proposal 2: The Divestiture Proposal — The Divestiture — Quantification of Potential Payments and Benefits to our Named Executive Officers,” including the footnotes to the table and the associated narrative discussion. The Board recommends that stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Acquisition and the Divestiture, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the Proxy Statement titled “Proposal 2: The Divestiture Proposal — The Divestiture — Quantification of Potential Payments and Benefits to our Named Executive Officers,” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

Vote Required

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Stock Issuance Proposal and the Divestiture Proposal. Approval of the Compensation Proposal is not a condition to the closing of the Acquisition or the Divestiture. Because the vote on the Compensation Proposal is advisory only, it will not be binding on the Company. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the Stock Issuance Proposal and Divestiture Proposal are approved and the Acquisition and Divestiture are consummated, the transaction-related compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Compensation Proposal.

The approval of the Compensation Proposal requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Special Meeting. Abstentions will have no effect on the Compensation Proposal. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters, we do not expect there to be any broker non-votes at the Special Meeting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 4: ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow adjournment of the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of either the Stock Issuance Proposal or the Divestiture Proposal. The presiding chairperson of the Special Meeting also has the power to adjourn the Special Meeting to another date or dates. If a quorum is not present at the Special Meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting may adjourn the meeting to another place, date or time. The Special Meeting may be adjourned for up to 30 days without further notice other than by an announcement made at the Special Meeting.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote, in person or by proxy, of the majority of votes cast for or against such proposal at the Special Meeting. Abstentions will have no effect on the Adjournment Proposal. Because all of the proposals currently expected to be voted on at the Special Meeting are non-routine matters, we do not expect there to be any broker non-votes at the Special Meeting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of November 13, 2024 certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) each member of the Board and each of our named executive officers with respect to the year ended December 31, 2023 and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, all common stock is owned directly, the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated and the address for each beneficial owner is c/o Paltalk, Inc., 30 Jericho Executive Plaza, Suite 400E, Jericho, New York 11753. The applicable percentage ownership is based on 9,236,987 shares of our common stock, excluding shares held by the Company as treasury stock, issued and outstanding as of November 13, 2024.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number		Percentage
Directors and Named Executive Officers
Jason Katz	927,177	(2)	10.0%
Kara Jenny	135,000	(3)	1.4%
Yoram “Rami” Abada	67,500	(4)	*
Lance Laifer	424,595	(5)	4.6%
John Silberstein	215,515	(6)	2.3%
Adam Zalko	14,500	(7)	*
Current Officers and Directors as a Group (6 persons)	1,787,287		18.6%
5% Stockholders
The J. Crew Delaware Trust B	1,470,755	(8)	15.9%
Adam Katz 2012 Revocable Trust	850,000	(9)	9.2%

____________

*        Less than 1%.

(1)      For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock that such person has the right to acquire within 60 days of November 13, 2024, including through the exercise of stock options. For purposes of computing the percentage of outstanding shares of the Company’s common stock held by each person or group of persons named above, any common stock that such person or persons has the right to acquire within 60 days of November 13, 2024, is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)      Includes 201,265 shares of common stock held by Mr. Katz’s spouse that may be deemed to be beneficially owned by Mr. Katz. Mr. Katz disclaims beneficial ownership of these shares, and nothing herein shall be deemed an admission that Mr. Katz is the beneficial owner of these shares for any purpose. Includes 75,000 shares of common stock underlying a stock option granted on March 28, 2022, all of which have vested.

(3)      Includes (i) 75,000 shares of common stock underlying a stock option granted on December 9, 2019, all of which have vested and (ii) 60,000 shares of common stock underlying a stock option granted on March 28, 2022, all of which have vested.

(4)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, all of which have vested, (iv) a stock option representing the right to purchase 6,000 shares of common stock granted on March 25, 2020, all of which have vested, (v) a stock option representing the right to purchase 8,000 shares of common stock granted on March 26, 2021, all of which have vested, (vi) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2022, all of which have vested, (vii) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2023, all of which have vested and (viii) a stock option representing the right to purchase 8,000 shares of common stock granted on March 20, 2024, 6,000 shares of which have vested and 2,000 shares of which will vest within 60 days of November 13, 2024.

(5)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 6,000 shares of common stock granted on February 2, 2017, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, all of which have vested, (iv) a stock option representing the right to purchase 6,000 shares of common stock granted on March 25, 2020, all of which have vested, (v) a stock option representing the right to purchase 8,000 shares of common stock granted on March 26, 2021, all of which have vested, (vi) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2022, all of which have vested, (vii) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2023, all of which have vested and (viii) a stock option representing the right to purchase 8,000 shares of common stock granted on March 20, 2024, 6,000 shares of which have vested and 2,000 shares of which will vest within 60 days of November 13, 2024. Also includes (i) 354,109 shares of common stock held by Hilltop Partners, L.P. and (ii) 14,486 shares of common stock held by Hilltop Offshore, Ltd. Mr. Laifer is the sole director and principal stockholder of Laifer Capital Management, Inc. (“LCM”), which has the sole power to vote and to direct the voting of, and to dispose and to direct the disposition of, the shares of the Company’s common stock beneficially owned by Hilltop Partners, L.P. (of which LCM serves as general partner and investment adviser) and Hilltop Offshore, Ltd. (of which LCM serves as investment adviser).

(6)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 6,000 shares of common stock granted on February 16, 2018, all of which have vested, (ii) a stock option representing the right to purchase 6,000 shares of common stock granted on January 11, 2019, all of which have vested, (iii) a stock option representing the right to purchase 6,000 shares of common stock granted on March 25, 2020, all of which have vested, (iv) a stock option representing the right to purchase 8,000 shares of common stock granted on March 26, 2021, all of which have vested, (v) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2022, all of which have vested, (vi) a stock option representing the right to purchase 8,000 shares of common stock granted on March 28, 2023, all of which have vested and (vii) a stock option representing the right to purchase 8,000 shares of common stock granted on March 20, 2024, 6,000 shares of which have vested and 2,000 shares of which will vest within 60 days of November 13, 2024. Also includes 10,202 shares of common stock held by MLS Family Investors LLC (“MLS”). Mr. Silberstein is the sole manager of MLS and owns approximately 15% of the interest in MLS, and he is co-trustee of JJS New Trust B utd 12/31/2001, a trust of which Mr. Silberstein is a beneficiary, which owns approximately 18% of the interest in MLS. As a result, Mr. Silberstein may be deemed to beneficially own the shares of common stock held by MLS. Mr. Silberstein disclaims beneficial ownership of the shares held by MLS except to the extent of his pecuniary interest therein and nothing herein shall be deemed an admission that Mr. Silberstein is the beneficial owner of these shares for any purpose. Also includes 44 shares of common stock held by Mr. Silberstein’s spouse that may be deemed to be beneficially owned by Mr. Silberstein. Mr. Silberstein disclaims beneficial ownership of the shares held by his spouse and nothing herein shall be deemed an admission that Mr. Silberstein is the beneficial owner of these shares for any purpose.

(7)      Includes the vested or deemed vested portion of (i) a stock option representing the right to purchase 2,000 shares of common stock granted on February 1, 2017, all of which have vested, (ii) a stock option representing the right to purchase 15,000 shares of common stock granted on March 28, 2022, of which 10,000 shares have vested and (iii) a stock option representing the right to purchase 10,000 shares of common stock granted on March 28, 2023, of which 2,500 shares have vested.

(8)      Based on the information contained in the Amendment No. 1 to Schedule 13G filed with the SEC on November 14, 2024. The principal address of The J. Crew Delaware Trust B is c/o J.P. Morgan Trust Company of Delaware, Trustee, 500 Stanton-Christiana Road, DE3-1600, Newark, Delaware 19713.

(9)      Based on the information contained in the Schedule 13G filed with the SEC on June 14, 2023 and other information available to the Company. The principal address of Adam Katz 2012 Revocable Trust is c/o Roxann Management, 7110 Republic Airport, 2nd Floor, Farmingdale, New York 11735.

Except with respect to the Divestiture, there are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

Statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file, or portions of documents we file, with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement. This Proxy Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Proxy Statement.

We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•        the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on October 21, 2024;

•        our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 9, 2024, for the quarterly period ended June 30, 2024, filed with the SEC on August 13, 2024, and for the quarterly period ended September 30, 2024, filed with the SEC on November 12, 2024; and

•        our Current Reports on Form 8-K filed with the SEC on March 22, 2024, August 12, 2024, August 30, 2024, September 27, 2024, October 11, 2024, October 17, 2024, November 8, 2024 and November 14, 2024 (other than documents or portions of those documents deemed to be furnished but not filed).

Copies of any of the documents we file with the SEC may be obtained free of charge on our website, the SEC’s website, by contacting Corporate Secretary, Paltalk, Inc., 30 Jericho Executive Plaza, Suite 400E, Jericho, New York, 11753 or by calling (212) 967-5120.

If you would like to request documents from us, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of such documents prior to the Special Meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE IT WAS FIRST MAILED, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER BUSINESS

The Board knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting must be received no later than June 23, 2025. However, pursuant to such rule, if the 2025 annual meeting is held on a date that is before October 14, 2025 or after December 13, 2025, then a stockholder proposal submitted for inclusion in our proxy statement for the 2025 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2025 annual meeting.

Stockholders wishing to submit proposals to be presented directly at our next annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our Bylaws and applicable law concerning stockholder proposals. To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations or other business must be received by the Company at its principal executive offices between July 16, 2025 and August 15, 2025; provided, however, if and only if the 2025 annual meeting is not scheduled to be held between October 14, 2025 or January 12, 2026 such stockholder’s notice must be received by the Company at its principal executive offices not earlier than 120 days prior to the date of the 2025 annual meeting and not later than the later of (A) the tenth day following the date of the public announcement of the date of the 2025 annual meeting or (B) the date which is 90 days prior to the date of the 2025 annual meeting.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with, and within the time period prescribed in, the advance notice provisions of our Bylaws.

A copy of the Company’s 2023 Annual Report on Form 10-K (and any exhibits thereto) is available without charge upon written request to Paltalk, Inc., Attention: Kara Jenny, Financial Reporting, 30 Jericho Executive Plaza, Suite 400E, Jericho, New York 11753.

INDEX TO NTS FINANCIAL INFORMATION

NEWTEK TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$2,341	$834
Accounts receivable, net of allowance	1,799	4,783
Due from related parties	1,059	1,191
Prepaid and other assets	706	876
Total current assets	5,905	7,684
Fixed assets, net	897	1,447
Operating lease right of use asset, net	619	1,102
Goodwill	12,818	12,818
Intangible assets	3,030	3,379
Total assets	$23,269	$26,430

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,270	$3,415
Accrued expenses and other liabilities	375	915
Deferred revenue	3,353	3,321
Operating lease liabilities, current portion	685	765
Total current liabilities	5,683	8,416
Operating lease liabilities, non-current	—	485
Deferred tax liabilities, net	2,568	2,610
Total liabilities	8,251	11,511

Commitment and contingencies (Note 10)
Shareholders’ Equity:
Additional paid-in capital	30,134	30,134
Accumulated deficit	(15,116)	(15,215)
Total shareholder’s equity	15,018	14,919
Total liabilities and shareholder’s equity	$23,269	$26,430

The accompanying notes are an integral part of these condensed consolidated financial statements (“unaudited”).

NEWTEK TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, except Share and Per Share Data)

	Nine Months Ended September 30,
Revenue	2024	2023
Managed technology services	$10,842	$10,444
Professional services revenue	3,875	6,207
Procurement revenue	4,404	5,119
Total revenue	19,121	21,770
Expenses
Cost of revenue	10,061	11,439
General and administrative	7,912	8,358
Depreciation and amortization	1,062	1,122
Total expenses	19,035	20,919
Operating income (loss)	86	851
Interest expense – related party	—	(246)
Other income	18	16
Net income/(loss) before taxes	104	621
Income tax expense/(benefit)	5	94
Net income (loss)	$99	$527

Weighted Average Shares Outstanding	100	100
Earnings per share	$990	$5,270

See accompanying notes to condensed consolidated financial statements (“unaudited”).

NEWTEK TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (UNAUDITED)
(In Thousands)

	Additional paid-in capital	Accumulated deficit	Total shareholder’s equity
Balance at December 31, 2023	$30,134	$(15,215)	$14,919
Net income/(loss)	—	99	99
Balance at September 30, 2024	$30,134	$(15,116)	$15,018

See accompanying notes to condensed consolidated financial statements (“unaudited”).

NEWTEK TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (UNAUDITED)
(In Thousands, except for Per Share Data)

	Additional paid-in- capital	Accumulated deficit	Total shareholder’s equity
Balance at December 31, 2022	$19,904	$(14,726)	$5,178
Dividends declared	—	(1,000)	(1,000)
Capital contributed	10,000	—	10,000
Net income	—	527	527
Balance at September 30, 2023	$29,904	$(15,199)	$14,705

See accompanying notes to condensed consolidated financial statements (“unaudited”).

NEWTEK TECHNOLOGY SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income/(loss)	$99	$527
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Allowance for doubtful accounts	298	31
Deferred income tax benefit	(42)	(60)
Depreciation and amortization	1,062	1,122
Noncash lease expense	483	279
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	2,686	368
Due from related parties	132	(221)
Prepaid and other assets	170	(203)
Accounts payable	(2,145)	443
Lease liabilities	(565)	(319)
Deferred revenue	32	(18)
Accrued expenses and other liabilities	(540)	(806)
Net cash provided by operating activities	1,670	1,143
Cash flows from investing activities:
Purchase of fixed assets	(163)	(145)
Net cash used in investing activities	(163)	(145)
Cash flows from financing activities:
Paydowns on related party borrowings	—	(11,000)
Dividends paid	—	(1,000)
Capital contributed	—	10,000
Net cash used in financing activities	—	(2,000)
Net (decrease) increase in cash and cash equivalents	1,507	(1,002)
Cash and cash equivalents – beginning of period (Note 2)	834	2,238
Cash and cash equivalents – end of period (Note 2)	$2,341	$1,236

Supplemental disclosure of cash flow information:
Interest paid on related party borrowings	$—	$246

See accompanying notes to condensed consolidated financial statements (“unaudited”).

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

NewtekOne, Inc.’s (“Parent”) subsidiary CrystalTech Acquisition Corporation, which was organized under the laws of the State of New York on May 6, 2024, acquired the assets of CrystalTech Web Hosting on July 9, 2004, and was renamed CrystalTech Web Hosting, Inc. (“CrystalTech”) on July 12, 2004. CrystalTech was renamed Newtek Technology Solutions, Inc. (“NTS”) on June 29, 2017. NTS was a portfolio company of the Parent until the Parent’s conversion to a financial holding company on January 6, 2023, at which time NTS became a consolidated subsidiary of Parent.

The accompanying Condensed Consolidated financial statements as of and for the years ended December 31, 2023 and 2022 include the accounts of NTS and its former wholly-owned subsidiary, SIDCO. SIDCO was merged into NTS on December 31, 2023. For the year ended December 31, 2023, NTS also includes EWS, following the Parent’s contribution of EWS to NTS effective December 31, 2023. The contribution of EWS was treated as a transfer of net assets. EWS was a former portfolio company of the Parent. All significant intercompany accounts and transactions have been eliminated in these Condensed Consolidated financial statements.

The reorganization noted above are accounted for as common control transactions in accordance with ASC 805 — Business Combinations. The accounting treatment for such transactions is dependent on whether the characteristics of the transaction triggers a change in reporting entity for the recipient, necessitating a retrospective combination of entities across all reporting periods. Given the reorganization involved a transfer of the entire business of EWS it is deemed to be a net asset transfer resulting in a change of reporting entity and requires a retrospective combination of the entities for all periods presented.

Given that all of the entities shared the same ultimate Parent, under common control, the assets and liabilities are recognized at historical cost and thus carrying values do not differ from the parent’s basis. The transaction is accounted for under the pooling of interests method whereas NTS is the receiving entity. The financial statements are being presented as though the transfer of net assets had occurred at the beginning of the periods presented. Results of operations comprise those of the previously separate entities combined from the beginning of the periods presented to the date the transfers were completed and those of the combined operations to the end of the periods presented. The Condensed Consolidated balance sheet and other financial information is also presented as of the beginning of the periods presented as though the assets and liabilities had been transferred at that date.

NTS, along with SIDCO, and including the net assets of EWS, are hereinafter referred to as the “Company” or NTS.

Except as otherwise noted, all financial information included in the tables in the following footnotes is stated in thousands, except per share data.

Recent Developments

On August 11, 2024, the Parent entered into a definitive agreement (the “Agreement”) to sell NTS to Paltalk, Inc. (“Paltalk”) (Nasdaq: PALT) (the “NTS Sale”). As discussed herein, in connection with the Acquisition and transition to a financial holding company, Parent made a commitment to the Board of Governors of the Federal Reserve System to divest or terminate the activities of NTS.

Pursuant to the Agreement, Paltalk has agreed to pay to Parent, at the closing of the NTS Sale, (i) $4,000,000 in cash, subject to certain purchase price adjustments (the “Cash Consideration”) and (ii) issue to Parent 4,000,000 shares of a newly created series of Paltalk non-voting preferred stock, the Series A Non-Voting Common Equivalent Stock (the “Preferred Stock”) (the “Stock Consideration,” and together with the Cash Consideration, the “Closing Consideration”). Upon the occurrence of certain specified transfers of the Preferred Stock, each share of Preferred Stock will automatically convert into one share of common stock of Paltalk, subject to certain anti-dilution adjustments. In addition to the Closing Consideration, Parent may be entitled to receive an earn-out amount of up to $5,000,000, payable in cash or Preferred Stock (or a combination thereof, determined in Paltalk’s discretion), based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The issuance of Preferred Stock to Parent as Stock Consideration or as consideration for the earn-out, if any, will be subject to the limitation that any such issuance of Preferred Stock may not result in Parent’s equity interest in Paltalk

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION: (cont.)

exceeding one third of Paltalk’s “total equity,” determined in accordance with the Bank Holding Company Act of 1956, as amended, and to the extent necessary a corresponding increase in the Cash Consideration or cash paid in respect of the earn-out will be made. Following the closing of the NTS Sale, Parent will be entitled to one representative on the Paltalk board of directors. The consummation of the NTS Sale is subject to approval by Paltalk’s stockholders, regulatory approvals and the satisfaction of other closing conditions, including the completion of the divestiture of certain specified assets by Paltalk. At the closing of the NTS Sale, based on the number of shares of Paltalk common stock outstanding as of August 8, 2024, the Company’s equity interest in Paltalk would represent, on an as-converted and fully-diluted basis, approximately 30.3% of Paltalk’s total equity.

Consolidation

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2024, and its results of operations for the nine months ended September 30, 2024 and 2023, and cash flows for the nine months ended September 30, 2024 and 2023. The condensed consolidated balance sheet at December 31, 2023 was derived from audited annual financial statements, but does not contain all of the footnote disclosures from the annual financial statements.

Operating results for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ended December 31, 2024. The unaudited condensed consolidated financial statements as of September 30, 2024 should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2023 and the notes thereto.

The unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. Significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in the Preparation of Financial Statements

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenue and expense during the reporting period. The level of uncertainty in estimates and assumptions increases with the length of time until the underlying transactions are complete. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 require an entity to record an allowance for credit losses for certain financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The new guidance is effective for the years beginning after December 15, 2022. The Company prospectively adopted ASU2016-13 as of January 1, 2023. The adoption of ASU 2016-13 did not have a material impact to the Company’s consolidated financial statements or related disclosures. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13, none of which were applicable to the Company’s instruments within the scope of the standard.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09: Income Taxes (Topic 740)–Improvements to Income Tax Disclosures. The new guidance requires additional disclosures relating to the tax rate reconciliation and the income taxes paid information. The guidance is effective for fiscal years beginning after December 15, 2024. The Company is in the process of evaluating the requirements of the update. Management does not expect the impact of these amendments to be material.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash. Invested cash is held exclusively at financial institutions of high credit quality. The Company maintains cash in bank deposit accounts which at times may exceed the United States Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per depositor.

The following table provides a summary of cash and cash equivalents as of September 30, 2024 and December 31, 2023:

	September 30, 2024 (unaudited)	December 31, 2023 (audited)
Cash and cash equivalents	$2,341	$834

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The levels of the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of September 30, 2024, and December 31, 2023, the Company did not have any level 1, 2 or 3 fair value assets or liabilities.

The Company’s financial instruments consist of cash equivalents, accounts receivable and due from related parties, related party borrowings, accounts payable, accrued expenses and other liabilities. Cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities are stated at their carrying value, which approximates fair value due to their short-term nature.

Accounts Receivable, net of allowance

Accounts receivable represent amounts owed to NTS by third parties for technology services and related residuals. The Company generally records a receivable when revenue is recognized as the timing of revenue recognition may differ from the timing of payment from customers. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 60 days. The Company’s accounts receivables do not bear interest, and

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

they are recorded at the invoiced amount, for those with unconditional rights to consideration), and presented net of an allowance for credit loss on the Consolidated Balance Sheets, for any potentially uncollectible accounts under the current expected credit loss (“CECL”) model.

Allowance for credit loss

The CECL model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors for its accounts receivable, including the age of the balance, collection and loss history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Recoveries of accounts receivables previously written off, if any, are recorded when received. Credit losses and recoveries are recorded in general and administrative expenses in the Consolidated Statements of Operations.

At September 30, 2024 and December 31, 2023, the allowance for credit loss was $0.1 million and $0.8 million, respectively.

Fixed Assets

Fixed assets, which are composed of software, telephone systems, computer equipment, website and leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation of fixed assets is provided on a straight-line basis using estimated useful lives of the related assets ranging from three to ten years. Amortization of leasehold improvements is provided on a straight-line basis using the lesser of the useful life of the asset, which is generally three to seven years, or lease term.

Goodwill and Intangible Assets

Goodwill is an indefinite lived asset, which is not amortized and is instead subject to impairment testing, at least annually. The Company assesses goodwill for impairment at the reporting unit level, at least annually, as of December 31, and whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For the purposes of impairment testing, NTS has determined that it has one reporting unit. The Company may elect to perform either a qualitative test or a quantitative test to determine if it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value. Fair value reflects the price a market participant would be willing to pay in a potential sale of the reporting unit. If the estimated fair value exceeds carrying value, then the Company concludes that no goodwill impairment has occurred. If the carrying value of the reporting unit exceeds its estimated fair value, the Company recognizes an impairment loss in an amount equal to the excess, not to exceed the amount of goodwill assigned to the reporting unit.

Intangible assets, such as customer merchant accounts, with finite lives are amortized over an estimated useful life of 84 months. The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. (See NOTE 6 — INTANGIBLE ASSETS.)

The Company considers the following to be some examples of indicators that may trigger an impairment review outside of its annual impairment review: (i) significant under-performance or loss of key contracts acquired in an acquisition relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of the acquired assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s fair value for a sustained period of time; and (vi) regulatory changes. In assessing the recoverability of the Company’s goodwill and customer merchant accounts, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. These include estimation of future cash flows, which is dependent on internal

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

forecasts, estimation of the long-term rate of growth for the Company, the period over which cash flows will occur, and determination of the Company’s cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and conclusions on impairment.

Leases — Right of use assets and lease liabilities

The Company recognizes its leases in accordance with ASU 2016-02, “Leases” (Topic 842), and classifies its leases as either operating or finance leases at lease commencement, for all leases with arrangements that have a lease term of 12 months or more. The Company currently has no finance leases and has only two operating lease agreements for office space and data centers with remaining contractual terms through 2025, some of which include renewal options that extend the leases. These renewal options are not considered in the remaining lease term unless it is reasonably certain the Company will exercise such options. The operating lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company measures its lease liability as the present value of the remaining lease payments, discounted using the rate implicit in the lease (or if that rate cannot be readily determined, the lessee’s incremental borrowing rate). The Company measures its right of use asset as the carrying amount of the operating lease liability, plus any initial direct costs, less any accrued lease payments and any unamortized lease incentives. The company recognizes operating lease expense on a straight-line basis over the term of the lease.

As the rate implicit in the leases generally is not readily determinable for the operating leases, the discount rates used to determine the present value of the lease liability are based on the Company’s incremental borrowing rate at the lease commencement date and commensurate with the remaining lease term. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Leases with an initial term of 12 months or less are not recorded on the balance sheet and are excluded from the weighted-average remaining lease term.

Software Development Costs

The Company capitalizes certain software development costs for internal use. Costs incurred during the preliminary project stage are expensed as incurred, while application stage projects are capitalized. The latter costs are typically employee and/or consulting services directly associated with the development of the internal use software. Software and website costs are included in fixed assets in the accompanying condensed consolidated balance sheets. Amortization commences once the software and website costs are ready for their intended use and are amortized using the straight-line method over the estimated useful life, typically three years.

Dividends to Shareholders

Dividends and distributions to the Parent are recorded on the declaration date. The timing and amount to be paid out as a dividend or distribution, if any, is determined by NTS’ board of directors each quarter, which is recorded against accumulated deficit following the legal character of a dividend and not a return of capital.

Revenue

NTS sells a range of services and goods, including managed IT services, product and procurement services, professional services, webhosting, secure private cloud hosting, and backup disaster recovery. NTS sells hardware and software products on both a stand-alone basis without any services and as solutions bundled with services. When we provide a combination of hardware and software products with the provision of services, we separately identify our performance obligations under its contract with the customer as the distinct goods (hardware and/or software products) or services that will be provided. The total transaction price for an arrangement with multiple performance obligations is allocated at contract inception to each distinct performance obligation in proportion to its stand-alone selling price. The stand-alone selling price is the price at which it would sell a promised good or service separately to a customer. We estimate the price

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

based on observable inputs, including direct labor hours and allocatable costs, or uses observable stand-alone prices when they are available. Our professional services include the design and implementation of a wide range of IT products and services. Such services are typically provided by us or third-party sub-contractor vendors on a stand-alone basis.

Revenue is measured based on the consideration specified in a contract with a customer. Our contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided. We otherwise recognize revenue when it satisfies a performance obligation by transferring control of a product or service or by arranging for the sale of a vendor’s products or service to a customer. We recognize revenue from sale of services as we perform the underlying services, typically based on time and materials basis based upon hours incurred for the performance completed to date for which we have the right to consideration. We recognize revenue on sales of goods at a point in time when customer takes control of goods, which typically occurs when title and risk of loss have passed to the customer. We recognize revenue on a gross basis for each of its services and product offerings principally because it is primarily responsible for fulfilling the promise to provide specified goods or service and it has discretion in establishing the price of specified good or service.

The various revenue types as presented on the condensed consolidated statements of operations are described as follows:

•        Web Hosting services:    These services keep customer websites safer from cyber-attacks and offer an additional layer of protection the customer would not necessarily have. Each customer has their own contract and payment terms. Contract duration is typically between 1-4 years, although the term may vary based on the customer’s needs. Web hosting services customers pay a monthly fee and there are typically no upfront costs associated with web hosting services. Customers are invoiced and revenue is recognized on a monthly basis.

•        Managed services:    These services provide ongoing management and support of IT systems and services under a subscription or contract-based model. They include proactive monitoring, regular system maintenance, security management, data backup, and disaster recovery, as well as help desk support for users. Managed services ensure that IT infrastructure and services remain operational, secure, and optimized. Customers typically pay a recurring fee, often based on service level agreements (SLAs) that define the specific services and performance metrics.

•        Professional services:    These include the design and implementation of a wide range of IT products and services. They include software planning, IT infrastructure, data center design and configuration, designing and implementing on-premises, hybrid or cloud computing solutions, website development, developing or integrating systems and software, & IT cost management. Customers are invoiced either based on a time and materials basis or on a straight-line basis for all fixed fee arrangements. The Company is the principal in these transactions as it controls the specified good or service before it is transferred to the customer, is primarily responsible for fulfillment of the order, and has pricing discretion. Based on this, the Company recognizes professional services revenue on a gross basis.

•        Procurement:    The Company has two types of product & procurement services that it offers to customers.

•        The Company obtains products on behalf of their customers and the Company’s vendors drop ship the products to the end customer.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

•        The Company obtains products or software on behalf of their customers and performs additional configuration and/or adds additional inputs to the products before the products are shipped to the end customer. In this instance, NTS receives the product from their vendors, adds the additional inputs/configuration as detailed in the customer contract, and then ships the product to the end customer.

For both types of procurement services each customer has their own negotiated contract and payment terms. If a customer orders both hardware and additional configurations to those laptops, typically these will both be covered under separate contracts. The services provided are considered distinct as the additional configurations are not required for the hardware purchased to operate effectively. Customers are invoiced, and revenue is recognized, when the hardware purchased is shipped, as control transfers to the customer free on board (“FOB”) shipping point. The Company is an agent in these transactions due to the following:

•        The Company does not obtain control over the product as products are drop shipped from their vendors directly to the customer.

•        The Company has no inventory risk.

•        The Company has pricing discretion in its transactions with customers. However, their pricing discretion is limited. If the Company priced its products at an above market rate, the customer would go elsewhere. In effect the Company does not have absolute pricing discretion as these products can be purchased from other vendors, and the market limits the price the Company can charge the customer.

Based on this assessment the Company recognizes revenue from procurement services on a net basis.

Additionally, certain procurement contracts with customers include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided

•        Secure Private Cloud:    The secure private cloud offerings include a digital infrastructure which consists of servers which are dedicated to a single customer. The Company has both on premise and off-premises secure private cloud offerings. The secure private cloud offerings typically are one performance obligation where the Company is providing the cloud storage to the customer and customers pay a monthly fixed fee for the service.

•        Backup and disaster recovery:    These services provide customers with the ability to recover their data in the event of data loss. Pricing for these services is based off of the customer contract and depends on the amount of backup storage needed. Customers are typically charged based off set rates per the contract and are charged monthly based on usage. There are typically no upfront fees for these contracts. Customers are invoiced and revenue is recognized on a monthly basis.

We classify our right to consideration in exchange for deliverables as either a receivable or a contract asset (unbilled receivable). A receivable is a right to consideration that is unconditional (i.e. only the passage of time is required before payment is due). For example, we recognize a receivable for revenue related to our transaction or volume-based contracts when earned regardless of whether amounts have been billed. We present such receivables in accounts receivable, net

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

in our consolidated balance sheets We maintain an allowance for credit losses to provide for the estimated amount of receivables that may not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables, judgment, and other applicable factors.

A contract asset is a right to consideration that is conditional upon factors other than the passage of time. Contract assets are presented in current and other assets in our consolidated balance sheets and primarily relate to unbilled amounts on fixed-price contracts utilizing the output method of revenue recognition. Our contract assets and liabilities are reported at the end of each reporting period. The difference between the opening and closing balances of our contract assets and deferred revenue primarily results from the timing difference between our performance obligations and the customer’s payment. We receive payments from customers based on the terms established in our contracts, which may vary generally by contract type.

Our contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. The difference between the opening and closing balances of our contract assets and deferred revenue primarily results from the timing difference between our performance obligations and the customer’s payment. We receive payments from customers based on the terms established in our contracts, which may vary generally by contract type.

Deferred revenue

Cash payments received prior to meeting revenue recognition criteria are recorded in Deferred revenue. Amounts are reclassified out of Deferred revenue once the revenue recognition criteria have been met.

Cost of Revenue

Cost of revenue includes product costs, outbound and inbound freight costs, and direct time and materials in delivering service and goods to customers.

Expenses

General and administrative expenses presented on the condensed consolidated statements of operations include salaries and benefits (wages for staff who are not directly associated with delivering services, bonuses and incentives, and employee-related expenses), facility-related expenses, professional fees, and other general and administrative expenses (including marketing and advertising expense, provisions for losses on accounts receivable and other operating expenses).

Stock — Based Compensation

NTS participates in the Parent’s stock compensation program, which accounts for its equity-based compensation plans using the fair value method, as prescribed by ASC Topic 718 — Stock Compensation. Accordingly, for restricted stock awards, the Company measures the grant date fair value based upon the market price of the Company’s Common Stock on the date of the grant and amortizes this fair value to salaries and benefits ratably over the requisite service period or vesting term on a straight-line basis. Forfeitures are recognized as incurred. Stock compensation expense is allocated to the Company based on participation.

Income Taxes

Our income tax expense, deferred tax assets and liabilities, and reserves for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. We are subject to income taxes in the United States and its political subdivisions. Significant judgments and estimates are required in determining the consolidated income tax expense.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Deferred tax assets and liabilities are computed based upon the differences between the financial statement and income tax basis of assets and liabilities using the enacted tax rates in effect for the year in which those temporary differences are expected to be realized or settled. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Such deferred tax assets and liabilities recorded on the consolidated balance sheets were a deferred tax liability, net of $2.6 million and $2.6 million at September 30, 2024 and December 31, 2023, respectively.

NOTE 3 — TRANSACTIONS WITH AFFILIATED COMPANIES AND RELATED PARTY TRANSACTIONS:

Due to/from related parties

The following table summarizes the amounts due to and due from affiliated companies as of September 30, 2024 and December 31, 2023:

	September 30, 2024 (unaudited)	December 31, 2023 (audited)
Due from affiliated companies	$1,059	$1,191
Due to affiliated companies(1)	5	—
Total due from affiliated companies	$1,054	$1,191

____________

(1)      Included within Accrued expenses and other liabilities

Revenue from related parties

The Company recognizes revenue from certain transactions and services performed for affiliates. See NOTE 7 — REVENUE.

NOTE 4 — FIXED ASSETS

In ‘000s	September 30, 2024 (unaudited)	December 31, 2023 (audited)
Fixed Assets, Cost	$3,399	$3,476
Accumulated Depreciation	2,502	2,029
Fixed Assets, Net	$897	$1,447

Fixed assets, net decreased $0.6 million compared to December 31, 2023. The change was due to depreciation expense of $0.7 million, along with fixed asset additions of $0.2 million during 2024.

NOTE 5 — GOODWILL

The following table summarizes the carrying amount of goodwill from acquisitions prior to 2022. No impairment to goodwill was recognized for the nine months ended September 30, 2024 and December 31, 2023.

	September 30, 2024 (unaudited)	December 31, 2023 (audited)
Goodwill	12,818	$12,818

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 — INTANGIBLE ASSETS:

The following table summarizes intangible assets:

	At September 30, 2024 (unaudited)			At December 31, 2023 (audited)
	Gross carrying Amount	Accumulated Amortization	Net Carrying amount	Gross carrying Amount	Accumulated Amortization	Net Carrying amount
Technology Customer Lists	6,525	(3,495)	3,030	6,525	(3,146)	3,379
Total intangible assets	$6,525	$(3,495)	$3,030	$6,525	$(3,146)	$3,379

The Company had $3.0 million and $3.4 million of intangible assets relating to technology customer lists as of September 30, 2024 and December 31, 2023, respectively.

Amortization expense for the nine months ended September 30, 2024 and 2023 was $0.3 million and $0.3 million, respectively, and is included in Depreciation and amortization on the Consolidated Statements of Operations.

No impairment charges for intangible assets were recognized for the nine months ended September 30, 2024 and 2023, as no impairment indicators were noted for the periods presented in these condensed consolidated financial statements.

The remaining estimated aggregate future amortization expense for intangible assets as of September 30, 2024 is as follows:

Amortization Expense
2024 (3 months remaining)	$117
2025	466
2026	466
2027	466
2028	466
Thereafter	1,049
Total	$3,030

NOTE 7 — REVENUE:

Revenue is presented by type on the consolidated statements of operations. See Note 2 — Significant accounting policies for description by type.

Contract balances

Contract assets primarily consist of work completed for procurement revenue but not billed at the reporting date. Contract liabilities primarily consist of customer prepayments for management-type services, for which the Company has not yet satisfied the related performance obligations.

The opening and closing balances of the Company’s contract balances are as follows:

(In thousands)	Balance Sheet	September 30, 2024 (unaudited)	December 31, 2023 (audited)	September 30, 2023 (unaudited)	December 31, 2022 (audited)
Contract liabilities(1)	Deferred revenue	3,353	$3,321	$3,392	$3,410

____________

(1)      Contract liabilities balance includes deferred revenue within the scope of Revenue from Contracts with Customers (Topic 606).

For the nine months ended September 30, 2024 and 2023 the Company recognized $3.1 million and $3.2 million of revenue, respectively, that was included in Contract liabilities as of December 31, 2023 and 2022.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 — REVENUE: (cont.)

Related party revenue

The Company has entered into transactions and agreements to provide certain services to related parties, which include the Parent and/or companies under common control of the Parent. We recognized revenue of $5.2 million and $4.1 million for the nine months ended September 30, 2024 and 2023 respectively, for the performance of these services. The following table presents related party revenue in thousands by type (unaudited):

	Nine Months Ended September 30,
	2024	2023
Managed technology services	$4,509	$3,775
Professional services revenue	458	160
Procurement revenue	247	206
Total related parties revenue	$5,214	$4,141
Related parties revenue as a % of total revenue	27%	19%

Customer concentration

Customer A represented 20% of total accounts receivable as of September 30, 2024. Customer B represented 13% of total accounts receivable as of September 30, 2024. Customer C represented 13% of accounts receivable as of December 31, 2023.

No other customers exceeded 10% of the total accounts receivable as September 30, 2024 and December 31, 2023.

NOTE 8 — ACCRUED EXPENSES AND OTHER LIABILITIES:

The following table details the components of accrued expenses and other liabilities at September 30, 2024 and December 31, 2023:

	September 30, 2024 (unaudited)	December 31, 2023 (audited)
Professional fees	$44	$44
Accrued payroll	16	307
Sales tax payable	3	93
Vendor payables	312	422
401k match	—	49
Total accrued expenses and other liabilities	$375	915

NOTE 9 — BORROWINGS:

In November 2018, the Company entered into a related party revolving line of credit (“RLOC”) between NTS and the Parent. Maximum borrowings under the Related Party RLOC were $7.5 million. The Company repaid the RLOC in March 2023 and the RLOC was terminated as of December 2023. The interest rate was 10.0% during 2023 prior to the repayment.

SIDCO had a $2.0 million line of credit with the Parent, that was undrawn in 2023 and terminated as of December 2023.

At September 30, 2024 and December 31, 2023, the Company had no related party borrowings.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 10 — COMMITMENTS AND CONTINGENCIES:

Legal Matters

The Company and its subsidiaries are routinely subject to actual or threatened legal proceedings, including litigation and regulatory matters, arising in the ordinary course of business. Litigation matters range from individual actions involving a single plaintiff to class action lawsuits and can involve claims for substantial or indeterminate alleged damages or for injunctive or other relief. Regulatory investigations and enforcement matters may involve formal or informal proceedings and other inquiries initiated by various governmental agencies, law enforcement authorities, and self-regulatory organizations, and can result in fines, penalties, restitution, changes to the Company’s business practices, and other related costs, including reputational damage. At any given time, these legal proceedings are at varying stages of adjudication, arbitration, or investigation, and may relate to a variety of topics.

Assessment of exposure that could result from legal proceedings is complex because these proceedings often involve inherently unpredictable factors, including, but not limited to, the following: whether the proceeding is in early stages; whether damages or the amount of potential fines, penalties, and restitution are unspecified, unsupported, or uncertain; whether there is a potential for punitive or other pecuniary damages; whether the matter involves legal uncertainties, including novel issues of law; whether the matter involves multiple parties and/or jurisdictions; whether discovery or other investigation has begun or is not complete; whether material facts may be disputed or unsubstantiated; whether meaningful settlement discussions have commenced; and whether the matter involves class allegations. As a result of these complexities, the Company may be unable to develop an estimate or range of loss.

The Company evaluates legal proceedings based on information currently available, including advice of counsel. The Company establishes accruals for those matters, pursuant to ASC 450, when a loss is considered probable and the related amount is reasonably estimable. While the final outcomes of legal proceedings are inherently unpredictable, management is currently of the opinion that the outcomes of pending and threatened matters will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole.

As available information changes, the matters for which the Company is able to estimate, as well as the estimates themselves, will be adjusted accordingly. The Company’s estimates are subject to significant judgment and uncertainties, and the matters underlying the estimates will change from time to time. In the event of unexpected future developments, it is possible that an adverse outcome in any such matter could be material to the Company’s business, consolidated financial position, results of operations, or cash flows as a whole for any particular reporting period of occurrence.

NOTE 11 — SHAREHOLDER’S EQUITY:

Dividends and Distributions

The Company’s dividends and distributions to the Parent are recorded on the declaration date. There were no dividends declared during the nine months ended September 30, 2024. The following table summarizes the Company’s dividend declarations and distributions during the nine months ended September 30, 2023:

Date Declared	Payment Date	Amount
Nine months ended September 30, 2023
June 30, 2023	August 14, 2023	$600
September 29, 2023	September 30, 2023	400
		$1,000

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 12 — LEASES:

The Company has entered into license agreements for colocation space in data centers in Phoenix, Arizona and Edison, New Jersey, which closely mirror and are treated as operating lease agreements. The agreements expire at various dates through 2025 and the agreements, which are for more than one year generally contain scheduled fee increases or escalation clauses.

The Company measures its lease liability as the present value of the remaining lease payments, discounted using the rate implicit in the lease (or if that rate cannot be readily determined, the lessee’s incremental borrowing rate). The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The Company measures its right of use asset as the carrying amount of the operating lease liability, plus any initial direct costs, less any accrued lease payments and any unamortized lease incentives. The company recognizes operating lease expense on a straight-line basis over the term of the lease. See Note 2 — Significant accounting policies — Leases.

The following table summarizes supplemental cash flow and other information related to the Company’s operating leases (unaudited):

	Nine Months Ended September 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities (operating cash flows)	$632	$619
Weighted-average remaining lease term – operating leases (in years)	0.8	1.8
Weighted-average discount rate – operating leases	9.2%	9.2%
Total lease costs	$551	$538

The following table represents the maturity of the Company’s operating lease liabilities as of September 30, 2024:

Maturity of Lease Liabilities
2024 (3 months remaining)	$213
2025	502
2026	—
2027	—
2028	—
Thereafter	—
Total future minimum lease payments	$715
Less: Imputed interest	(30)
Present value of future minimum lease payments	$685

NOTE 13 — BENEFIT PLANS:

Defined Contribution Plan

NTS’ employees participate in Parent’s defined contribution 401(k) plan (the “Plan”) adopted in 2004 by Parent, which covers substantially all NTS employees based on eligibility. The Plan is designed to encourage savings on the part of eligible employees and qualifies under Section 401(k) of the Code. Under the Plan, eligible employees may elect to have a portion of their pay, including overtime and bonuses, reduced each pay period, as pre-tax contributions up to the maximum allowed by law. The Parent may elect to make a matching contribution, which is allocated to NTS, equal to a specified percentage of the NTS participant’s contribution, on their behalf as a pre-tax contribution.

For the nine months ended September 30, 2024 and 2023, the Company matched 50% of the first 2% of employee contributions, resulting in $25 thousand and $60 thousand, respectively.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 14 — TAXES:

The Company’s quarterly provision for income taxes is measured using an estimated annual effective tax rate adjusted for discrete items that occur within the period. For the nine months ended September 30, 2024 and 2023, the Company recorded a tax provision of $5 thousand and $94 thousand on pretax book income of $104 thousand and $621 thousand, resulting in an effective tax rate of 4.6% and 15.2%. The Company’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to state taxes and true up on fixed assets.

NOTE 15 — SUBSEQUENT EVENTS:

The Company evaluated subsequent events through November 26, 2024 and noted no subsequent events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Stockholders of
Newtek Technology Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Newtek Technology Solutions, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2024.

Jericho, New York

November 12, 2024

NEWTEK TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$834	$2,238
Accounts receivable, net of allowance	4,783	3,615
Due from related parties	1,191	1,148
Prepaid and other assets	876	920
Total current assets	7,684	7,921
Fixed assets, net	1,447	2,153
Operating lease right of use assets, net	1,102	1,489
Goodwill	12,818	12,818
Intangible assets	3,379	3,845
Total assets	$26,430	$28,226

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$3,415	$2,340
Accrued expenses and other liabilities	915	1,691
Deferred revenue	3,321	3,410
Operating lease liabilities, current portion	765	878
Total current liabilities	8,416	8,319
Borrowings – related party	—	11,000
Operating lease liabilities, non-current	485	867
Deferred tax liabilities, net	2,610	2,862
Total liabilities	11,511	23,048

Commitment and contingencies (Note 9)
Shareholder’s Equity:
Additional paid-in capital	30,134	19,904
Accumulated deficit	(15,215)	(14,726)
Total shareholder’s equity	14,919	5,178
Total liabilities and shareholder’s equity	$26,430	$28,226

The accompanying notes are an integral part of these consolidated financial statements.

NEWTEK TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands except share data)

	Year ended December 31,
	2023	2022
Revenue
Managed technology services	$14,162	$12,916
Professional services revenue	7,959	10,652
Procurement revenue	8,118	8,267
Total revenue	30,239	31,835
Expenses
Cost of revenue	16,774	18,481
General and administrative expenses	10,977	12,732
Depreciation and amortization	1,497	1,475
Total expenses	29,248	32,688
Operating income (loss)	991	(853)
Interest expense – related party	(246)	(1,117)
Other income	21	46
Net income/(loss) before taxes	766	(1,924)
Income tax expense/(benefit)	25	(551)
Net income/(loss)	$741	$(1,373)

Weighted Average Shares Outstanding	100	100
Earnings per share	$7,410	$(13,730)

See accompanying notes to consolidated financial statements.

NEWTEK TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(In Thousands)

	Additional paid-in capital	Accumulated deficit	Total shareholder’s equity
Balance at December 31, 2022	$19,904	$(14,726)	$5,178
Dividends declared	—	(1,000)	(1,000)
Contributions of net assets and assumption of liabilities by parent	—	(230)	(230)
Capital contributed	10,230	—	10,230
Net income	—	741	741
Balance at December 31, 2023	$30,134	$(15,215)	$14,919

See accompanying notes to consolidated financial statements.

NEWTEK TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(In Thousands, except for Per Share Data)

	Additional paid-in- capital	Accumulated deficit	Total shareholder’s equity
Balance at December 31, 2021	$19,731	$(11,603)	$8,128
Stock-based compensation expense	(227)	—	(227)
Dividends declared	—	(1,750)	(1,750)
Capital contributed	400	—	400
Net income/(loss)	—	(1,373)	(1,373)
Balance at December 31, 2022	$19,904	$(14,726)	$5,178

See accompanying notes to consolidated financial statements.

NEWTEK TECHNOLOGY SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income/(loss)	$741	$(1,373)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Allowance for doubtful accounts	384	438
Deferred income tax benefit	(252)	(551)
Depreciation and amortization	1,497	1,474
Noncash lease expense	387	509
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(1,552)	417
Due from related parties	(43)	(82)
Prepaid and other assets	43	695
Accounts payable	1,075	(183)
Lease liabilities	(495)	(601)
Deferred revenue	(89)	1,662
Accrued expenses and other liabilities	(776)	57
Net cash provided by operating activities	920	2,235
Cash flows from investing activities:
Purchase of fixed assets	(324)	(587)
Net cash used in investing activities	(324)	(587)
Cash flows from financing activities:
Paydowns on related party borrowings	(11,000)	(225)
Dividends paid	(1,000)	(1,750)
Capital contributed	10,000	400
Net cash used in financing activities	(2,000)	(1,575)
Net (decrease) increase in cash and cash equivalents	(1,404)	73
Cash and cash equivalents – beginning of period (Note 2)	2,238	2,165
Cash and cash equivalents – end of period (Note 2)	$834	$2,238

Supplemental disclosure of cash flow information:
Interest paid on related party borrowings	$246	$1,118
Income taxes paid	—	91

See accompanying notes to consolidated financial statements.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

NewtekOne, Inc.’s (“Parent”) subsidiary CrystalTech Acquisition Corporation, which was organized under the laws of the State of New York on May 6, 2024, acquired the assets of CrystalTech Web Hosting on July 9, 2004, and was renamed CrystalTech Web Hosting, Inc. (“CrystalTech”) on July 12, 2004. CrystalTech was renamed Newtek Technology Solutions, Inc. (“NTS”) on June 29, 2017. NTS was a portfolio company of the Parent until the Parent’s conversion to a financial holding company on January 6, 2023, at which time NTS became a consolidated subsidiary of Parent.

The accompanying consolidated financial statements as of and for the years ended December 31, 2023 and 2022 include the accounts of NTS and its former wholly-owned subsidiary, SIDCO. SIDCO was merged into NTS on December 31, 2023. For the year ended December 31, 2023, NTS also includes EWS, following the Parent’s contribution of EWS to NTS effective December 31, 2023. The contribution of EWS was treated as a transfer of net assets. EWS was a former portfolio company of the Parent. All significant intercompany accounts and transactions have been eliminated in these consolidated financial statements.

The reorganization noted above are accounted for as common control transactions in accordance with ASC 805 — Business Combinations. The accounting treatment for such transactions is dependent on whether the characteristics of the transaction triggers a change in reporting entity for the recipient, necessitating a retrospective combination of entities across all reporting periods. Given the reorganization involved a transfer of the entire business of EWS it is deemed to be a net asset transfer resulting in a change of reporting entity and requires a retrospective combination of the entities for all periods presented.

Given that all of the entities shared the same ultimate Parent, under common control, the assets and liabilities are recognized at historical cost and thus carrying values do not differ from the parent’s basis. The transaction is accounted for under the pooling of interests method whereas NTS is the receiving entity. The financial statements are being presented as though the transfer of net assets had occurred at the beginning of the periods presented. Results of operations comprise those of the previously separate entities combined from the beginning of the periods presented to the date the transfers were completed and those of the combined operations to the end of the periods presented. The consolidated balance sheet and other financial information is also presented as of the beginning of the periods presented as though the assets and liabilities had been transferred at that date.

NTS, along with SIDCO, and including the net assets of EWS, are hereinafter referred to as the “Company” or NTS.

Except as otherwise noted, all financial information included in the tables in the following footnotes is stated in thousands, except per share data.

Consolidation

The consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. The consolidated financial statements include the accounts of NTS, SIDCO, and EWS. Significant intercompany balances and transactions have been eliminated. We consider a voting rights entity to be a subsidiary and consolidates it if the Company has a controlling financial interest in the entity.

Comprehensive Income

The consolidated financial statements do not include a statement of comprehensive income as there are no reportable components of other comprehensive income to be applied to net income. Refer to the Consolidated Statements of Operations for total net income presented separately.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting period. The level of uncertainty in estimates and assumptions increases with the length of time until the underlying transactions are complete. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash. Invested cash is held exclusively at financial institutions of high credit quality. The Company maintains cash in bank deposit accounts which at times may exceed the United States Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per depositor.

The following table provides a summary of cash as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$834	$2,238

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The levels of the fair value hierarchy are as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2023 and 2022, the Company did not have any level 1, 2 or 3 fair value assets or liabilities.

The Company’s financial instruments consist of cash equivalents, accounts receivable and due from related parties, related party borrowings, accounts payable, accrued expenses and other liabilities. Cash equivalents, accounts receivable, accounts payable and accrued expenses and other liabilities are stated at their carrying value, which approximates fair value due to their short-term nature.

Accounts Receivable, net of allowance

Accounts receivable represent amounts owed to NTS by third parties for technology services and related residuals. The Company generally records a receivable when revenue is recognized as the timing of revenue recognition may differ from the timing of payment from customers. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 60 days. The Company’s accounts receivables do not bear interest, and they are recorded at the invoiced amount, for those with unconditional rights to consideration, and presented net of an allowance for credit loss on the Consolidated Balance Sheets, for any potentially uncollectible accounts under the current expected credit loss (“CECL”) model.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Allowance for credit loss

The CECL model requires an estimate of expected credit losses, measured over the contractual life of an instrument, which considers forecasts of future economic conditions in addition to information about past events and current conditions. Based on this model, the Company considers many factors for its accounts receivable, including the age of the balance, collection and loss history, and current economic trends. Bad debts are written off after all collection efforts have ceased. Recoveries of accounts receivables previously written off, if any, are recorded when received. Credit losses and recoveries are recorded in general and administrative expenses in the Consolidated Statements of Operations.

At December 31, 2023 and 2022, the allowance for credit loss was $0.8 million and $1.0 million, respectively.

Fixed Assets

Fixed assets, which are composed of software, telephone systems, computer equipment, website and leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation of fixed assets is provided on a straight-line basis using estimated useful lives of the related assets ranging from three to ten years. Amortization of leasehold improvements is provided on a straight-line basis using the lesser of the useful life of the asset, which is generally three to seven years, or lease term. Depreciation expense recorded for fixed assets was $1 million for the year ended December 31, 2023 and 2022 respectively.

Goodwill and Intangible Assets

Goodwill is an indefinite lived asset, which is not amortized and is instead subject to impairment testing, at least annually. The Company assesses goodwill for impairment at the reporting unit level, at least annually, as of December 31, and whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. For the purposes of impairment testing, NTS has determined that it has one reporting unit. The Company may elect to perform either a qualitative test or a quantitative test to determine if it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value. Fair value reflects the price a market participant would be willing to pay in a potential sale of the reporting unit. If the estimated fair value exceeds carrying value, then the Company concludes that no goodwill impairment has occurred. If the carrying value of the reporting unit exceeds its estimated fair value, the Company recognizes an impairment loss in an amount equal to the excess, not to exceed the amount of goodwill assigned to the reporting unit.

Intangible assets, such as customer merchant accounts, with finite lives are amortized over an estimated useful life of 84 months. The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets might not be recoverable. (See NOTE 6 — INTANGIBLE ASSETS.)

The Company considers the following to be some examples of indicators that may trigger an impairment review outside of its annual impairment review: (i) significant under-performance or loss of key contracts acquired in an acquisition relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of the acquired assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s fair value for a sustained period of time; and (vi) regulatory changes. In assessing the recoverability of the Company’s goodwill and customer merchant accounts, the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. These include estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Company, the period over which cash flows will occur, and determination of the Company’s cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and conclusions on impairment.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Leases — Right of use assets and lease liabilities

The Company recognizes its leases in accordance with ASU 2016-02, “Leases” (Topic 842), and classifies its leases as either operating or finance leases at lease commencement, for all leases with arrangements that have a lease term of 12 months or more. The Company currently has no finance leases and has only two operating lease agreements for office space and data centers with remaining contractual terms up to two years, some of which include renewal options that extend the leases. These renewal options are not considered in the remaining lease term unless it is reasonably certain the Company will exercise such options. The operating lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company measures its lease liability as the present value of the remaining lease payments, discounted using the rate implicit in the lease (or if that rate cannot be readily determined, the lessee’s incremental borrowing rate). The Company measures its right of use asset as the carrying amount of the operating lease liability, plus any initial direct costs, less any accrued lease payments and any unamortized lease incentives. The company recognizes operating lease expense on a straight-line basis over the term of the lease.

As the rate implicit in the leases generally is not readily determinable for the operating leases, the discount rates used to determine the present value of the lease liability are based on the Company’s incremental borrowing rate at the lease commencement date and commensurate with the remaining lease term. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Leases with an initial term of 12 months or less are not recorded on the balance sheet and are excluded from the weighted-average remaining lease term.

Software Development Costs

The Company capitalizes certain software development costs for internal use. Costs incurred during the preliminary project stage are expensed as incurred, while application stage projects are capitalized. The latter costs are typically employee and/or consulting services directly associated with the development of the internal use software. Software and website costs are included in fixed assets in the accompanying consolidated balance sheets. Amortization commences once the software and website costs are ready for their intended use and are amortized using the straight-line method over the estimated useful life, typically three years.

Dividends to Shareholders

Dividends and distributions to the Parent are recorded on the declaration date. The timing and amount to be paid out as a dividend or distribution, if any, is determined by NTS’board of directors each quarter, which is recorded against accumulated deficit following the legal character of a dividend and not a return of capital.

Revenue

NTS sells a range of services and goods, including managed IT services, product and procurement services, professional services, webhosting, secure private cloud hosting, and backup disaster recovery. NTS sells hardware and software products on both a stand-alone basis without any services and as solutions bundled with services. When we provide a combination of hardware and software products with the provision of services, we separately identify our performance obligations under its contract with the customer as the distinct goods (hardware and/or software products) or services that will be provided. The total transaction price for an arrangement with multiple performance obligations is allocated at contract inception to each distinct performance obligation in proportion to its stand-alone selling price. The stand-alone selling price is the price at which it would sell a promised good or service separately to a customer. We estimate the price based on observable inputs, including direct labor hours and allocatable costs, or uses observable stand-alone prices when they are available. Our professional services include the design and implementation of a wide range of IT products and services. Such services are typically provided by us or third-party sub-contractor vendors on a stand-alone basis.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

Revenue is measured based on the consideration specified in a contract with a customer. Our contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided. We otherwise recognize revenue when it satisfies a performance obligation by transferring control of a product or service or by arranging for the sale of a vendor’s products or service to a customer. We recognize revenue from sale of services as we perform the underlying services, typically based on time and materials basis based upon hours incurred for the performance completed to date for which we have the right to consideration. We recognize revenue on sales of goods at a point in time when customer takes control of goods, which typically occurs when title and risk of loss have passed to the customer. We recognize revenue on a gross basis for each of its services and product offerings principally because it is primarily responsible for fulfilling the promise to provide specified goods or service and it has discretion in establishing the price of specified good or service.

The various revenue types as presented on the consolidated statements of operations are described as follows:

•        Web Hosting services:    These services keep customer websites safer from cyber-attacks and offer an additional layer of protection the customer would not necessarily have. Each customer has their own contract and payment terms. Contract duration is typically between 1-4 years, although the term may vary based on the customer’s needs. Web hosting services customers pay a monthly fee and there are typically no upfront costs associated with web hosting services. Customers are invoiced and revenue is recognized on a monthly basis.

•        Managed services:    These services provide ongoing management and support of IT systems and services under a subscription or contract-based model. They include proactive monitoring, regular system maintenance, security management, data backup, and disaster recovery, as well as help desk support for users. Managed services ensure that IT infrastructure and services remain operational, secure, and optimized. Customers typically pay a recurring fee, often based on service level agreements (SLAs) that define the specific services and performance metrics.

•        Professional services:    These include the design and implementation of a wide range of IT products and services. They include software planning, IT infrastructure, data center design and configuration, designing and implementing on-premises, hybrid or cloud computing solutions, website development, developing or integrating systems and software, & IT cost management. Customers are invoiced either based on a time and materials basis or on a straight-line basis for all fixed fee arrangements. The Company is the principal in these transactions as it controls the specified good or service before it is transferred to the customer, is primarily responsible for fulfillment of the order, and has pricing discretion. Based on this, the Company recognizes professional services revenue on a gross basis.

•        Procurement:    The Company has two types of product & procurement services that it offers to customers.

•        The Company obtains products on behalf of their customers and the Company’s vendors drop ship the products to the end customer.

•        The Company obtains products or software on behalf of their customers and performs additional configuration and/or adds additional inputs to the products before the products are shipped to the end customer. In this instance, NTS receives the product from their vendors, adds the additional inputs/configuration as detailed in the customer contract, and then ships the product to the end customer.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

For both types of procurement services each customer has their own negotiated contract and payment terms. If a customer orders both hardware and additional configurations to those laptops, typically these will both be covered under separate contracts. The services provided are considered distinct as the additional configurations are not required for the hardware purchased to operate effectively. Customers are invoiced, and revenue is recognized, when the hardware purchased is shipped, as control transfers to the customer free on board (“FOB”) shipping point. The Company is an agent in these transactions due to the following:

•        The Company does not obtain control over the product as products are drop shipped from their vendors directly to the customer.

•        The Company has no inventory risk.

•        The Company has pricing discretion in its transactions with customers. However, their pricing discretion is limited. If the Company priced its products at an above market rate, the customer would go elsewhere. In effect the Company does not have absolute pricing discretion as these products can be purchased from other vendors, and the market limits the price the Company can charge the customer.

Based on this assessment the Company recognizes revenue from procurement services on a net basis.

Additionally, certain procurement contracts with customers include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment. When a cloud-based service includes both on-premises software licenses and cloud services, judgment is required to determine whether the software license is considered distinct and accounted for separately, or not distinct and accounted for together with the cloud service and recognized over time. Certain cloud services depend on a significant level of integration, interdependency, and interrelation between the desktop applications and cloud services, and are accounted for together as one performance obligation. Revenue from such cloud services is recognized ratably over the period in which the cloud services are provided.

•        Secure Private Cloud:    The secure private cloud offerings include a digital infrastructure which consists of servers which are dedicated to a single customer. The Company has both on premise and off-premises secure private cloud offerings. The secure private cloud offerings typically are one performance obligation where the Company is providing the cloud storage to the customer and customers pay a monthly fixed fee for the service.

•        Backup and disaster recovery:    These services provide customers with the ability to recover their data in the event of data loss. Pricing for these services is based off of the customer contract and depends on the amount of backup storage needed. Customers are typically charged based off set rates per the contract and are charged monthly based on usage. There are typically no upfront fees for these contracts. Customers are invoiced and revenue is recognized on a monthly basis.

We classify our right to consideration in exchange for deliverables as either a receivable or a contract asset (unbilled receivable). A receivable is a right to consideration that is unconditional (i.e. only the passage of time is required before payment is due). For example, we recognize a receivable for revenue related to our transaction or volume-based contracts when earned regardless of whether amounts have been billed. We present such receivables in accounts receivable, net in our consolidated balance sheets We maintain an allowance for credit losses to provide for the estimated amount of receivables that may not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables, judgment, and other applicable factors.

A contract asset is a right to consideration that is conditional upon factors other than the passage of time. Contract assets are presented in current and other assets in our consolidated balance sheets and primarily relate to unbilled amounts on fixed-price contracts utilizing the output method of revenue recognition. Our contract assets and liabilities

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

are reported at the end of each reporting period. The difference between the opening and closing balances of our contract assets and deferred revenue primarily results from the timing difference between our performance obligations and the customer’s payment. We receive payments from customers based on the terms established in our contracts, which may vary generally by contract type.

Our contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. The difference between the opening and closing balances of our contract assets and deferred revenue primarily results from the timing difference between our performance obligations and the customer’s payment. We receive payments from customers based on the terms established in our contracts, which may vary generally by contract type.

Deferred revenue

Cash payments received prior to meeting revenue recognition criteria are recorded in Deferred revenue. Amounts are reclassified out of Deferred revenue once the revenue recognition criteria have been met.

Cost of Revenue

Cost of revenue includes product costs, outbound and inbound freight costs, and direct time and materials in delivering service and goods to customers.

Expenses

General and administrative expenses presented on the consolidated statements of operations include salaries and benefits (wages for staff who are not directly associated with delivering services, bonuses and incentives, and employee-related expenses), facility-related expenses, professional fees, and other general and administrative expenses (including marketing and advertising expense, provisions for losses on accounts receivable and other operating expenses).

Stock — Based Compensation

NTS participates in the Parent’s stock compensation program, which accounts for its equity-based compensation plans using the fair value method, as prescribed by ASC Topic 718 — Stock Compensation. Accordingly, for restricted stock awards, the Company measures the grant date fair value based upon the market price of the Company’s Common Stock on the date of the grant and amortizes this fair value to salaries and benefits ratably over the requisite service period or vesting term on a straight-line basis. Forfeitures are recognized as incurred. Stock compensation expense is allocated to the Company based on participation.

Income Taxes

NTS accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

NTS recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

NTS is included in the consolidated tax return of Parent. We calculate the provision for income taxes by using a “separate return” method. Under this method, we are assumed to file a separate return with the tax authority, thereby reporting our taxable income or loss and paying the applicable tax to or receiving the appropriate refund from Parent which is in accordance to the tax sharing agreement. Our current provision is the amount of tax payable or refundable on the basis of a hypothetical, current-year separate return. We provide deferred taxes on temporary differences and on any carryforwards that we could claim on our hypothetical return and assess the need for a valuation allowance on the basis of our projected separate return results.

Any difference between the tax provision (or benefit) allocated to us under the separate return method and payments to be made to (or received from) Parent for tax expense are treated as either a due to or due from related party. Accordingly, the amount by which our tax liability under the separate return method exceeds the amount of tax liability ultimately settled as a result of using incremental expenses of Parent is periodically settled as a capital contribution from Parent to us.

NTS reviews uncertain tax positions taken, or expected to be taken, in the course of preparing NTS’s consolidated financial statements to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Management of the Company is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which include federal and certain states. The Company has no examinations in progress and none are expected at this time. The Company has reviewed the open tax years in major jurisdictions and concluded there is no tax liability, interest, or penalties resulting from unrecognized tax benefits relating to uncertain income tax positions taken, or expected to be taken, in future tax returns.

Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The purpose of this guidance is to enhance the rate reconciliation and income taxes paid disclosures. This ASU requires that an entity disclose, on an annual basis, specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. For the state and local income tax category of the rate reconciliation, entities must disclose a qualitative description of the states and local jurisdictions that make up the majority (greater than 50 percent) of the category. For the income taxes paid disclosures, entities will be required to disclose, on an annual basis, the amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign taxes. The amendments are effective on January 1, 2025, with early adoption permitted. The amendments must be applied using either a prospective or retrospective approach. Management does not expect the impact of these amendments to be material.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 require an entity to record an allowance for credit losses for certain financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The new guidance is effective for the years beginning after December 15, 2022. The Company prospectively adopted ASU2016-13 as of January 1, 2023. The adoption of ASU 2016-13 did not have a material impact to the Company’s consolidated financial statements or related disclosures. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13, none of which were applicable to the Company’s instruments within the scope of the standard.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — TRANSACTIONS WITH AFFILIATED COMPANIES AND RELATED PARTY TRANSACTIONS:

Due to/from related parties

The following table summarizes the amounts due to and due from affiliated companies as of December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
Due from affiliated companies	$1,191	$1,148
Due to affiliated companies(1)	—	13
Total due from affiliated companies	$1,191	$1,135

____________

(1)      Included within Accrued expenses and other liabilities

Notes payable — related parties

NTS had a line of credit with the Parent that was repaid during 2023. See NOTE 9 — BORROWINGS.

Revenue from related parties

The Company recognizes revenue from certain transactions and services performed for affiliates. See NOTE 7 — REVENUE.

NOTE 4 — FIXED ASSETS:

	December 31, 2023	December 31, 2022
Fixed Assets, Cost	$3,476	$3,150
Accumulated Depreciation	2,029	997
Fixed Assets, Net	$1,447	$2,153

Fixed assets, net decreased $0.7 million compared to December 31, 2022. The change was due to depreciation expense of $1.0 million, along with fixed asset additions of $0.3 million during 2023.

NOTE 5 — GOODWILL:

The following table summarizes the carrying amount of goodwill from acquisitions prior to 2022. No impairment to goodwill was recognized for the years ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022
Goodwill	12,818	$12,818

NOTE 6 — INTANGIBLE ASSETS:

The following table summarizes intangible assets:

	At December 31, 2023			At December 31, 2022
	Gross carrying Amount	Accumulated Amortization	Net Carrying amount	Gross carrying Amount	Accumulated Amortization	Net Carrying amount
Technology Customer Lists	6,525	(3,146)	3,379	6,525	(2,680)	3,845
Total intangible assets	$6,525	$(3,146)	$3,379	$6,525	$(2,680)	$3,845

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS: (cont.)

The Company had $3.4 million and $3.8 million of intangible assets relating to technology customer lists as of December 31, 2023 and December 31, 2022, respectively.

Amortization expense for the years ended December 31, 2023 and December 31, 2022 was $0.5 million and $0.5 million, respectively, and is included in Depreciation and amortization on the Consolidated Statements of Operations.

No impairment charges for intangible assets were recognized for the years ended December 31, 2023 and 2022, based on the determination that the intangible assets were recoverable.

The remaining estimated aggregate future amortization expense for intangible assets as of December 31, 2023 is as follows:

Amortization Expense
2024	$466
2025	466
2026	466
2027	466
2028	466
Thereafter	1,049
Total	$3,379

NOTE 7 — REVENUE:

Revenue is presented by type on the consolidated statements of operations. See Note 2 — Significant accounting policies for description by type.

Contract balances

Contract assets primarily consist of work completed for railcar maintenance but not billed at the reporting date. Contract liabilities primarily consist of customer prepayments for new railcars and other management-type services, for which the Company has not yet satisfied the related performance obligations.

The opening and closing balances of the Company’s contract balances are as follows:

(In thousands)	Balance sheet classification	12/31/2023	12/31/2022	$ change
Contract assets	Accounts receivable, net of allowance	$4,783	$3,615	$1,168
Contract assets	Due from related parties	1,191	1,148	43
Contract liabilities(1)	Deferred revenue	3,321	3,410	(89)

____________

(1)      Contract liabilities balance includes deferred revenue within the scope of Revenue from Contracts with Customers (Topic 606).

For the years ended December 31, 2023 and 2022 the Company recognized $3.4 million and $1.4 million of revenue, respectively, that was included in Contract liabilities as of December 31, 2022 and 2021.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — REVENUE: (cont.)

Related party revenue

The Company has entered into transactions and agreements to provide certain services to related parties, which include the Parent and/or companies under common control of the Parent. We recognized revenue of $5.3 million and $6.1 million for the years ended December 31, 2023 and 2022, respectively, for the performance of these services. The following table presents related party revenue in thousands by type:

	Year Ended December 31,
	2023	2022
Web hosting	3,441	2,946
Professional services	199	1
Procurement	79	1,771
Other(1)	1,623	1,349
Total related parties revenue	$5,342	$6,067
Related parties revenue as a % of total revenue(2)	18%	19%

____________

(1)      Other income is comprised primarily of IT support services provided to the related parties, with additional immaterial amounts from Secure Private Cloud revenue type.

Customer concentration

One other non-affiliate customer represented 13% of total accounts receivable as of December 31, 2023, and less than 10% of total accounts receivable as of December 31, 2022.

No other customers exceeded 10% of the total accounts receivable as December 31, 2023 and 2022.

NOTE 8 — ACCRUED EXPENSES AND OTHER LIABILITES:

The following table details the components of accrued expenses and other liabilities at December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
Professional fees	$44	$30
Accrued payroll	307	456
Sales tax payable	93	48
Vendor payables	422	950
401k match	49	76
Other	—	131
Total accrued expenses and other liabilities	$915	$1,691

NOTE 9 — BORROWINGS:

In November 2018, the Company entered into a related party revolving line of credit (“RLOC”) between NTS and the Parent. Maximum borrowings under the Related Party RLOC were $7.5 million. The Company repaid the RLOC in March 2023 and the RLOC was terminated as of December 2023. The interest rate was 10.0% during 2023 prior to the repayment.

SIDCO had a $2.0 million line of credit with the Parent, with an outstanding balance of $225 thousand, that was repaid in April 2022 and terminated as of December 2023. Maximum borrowings under that RLOC were $2.0 million. The interest rate was 4.0% during 2022 prior to the repayment.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — BORROWINGS: (cont.)

At December 31, 2023 and December 31, 2022, the Company had related party borrowings composed of the following:

	December 31, 2023			December 31, 2022
Notes payable – related parties	Commitments	Borrowings Outstanding	Weighted Average Interest Rate	Commitments	Borrowings Outstanding	Weighted Average Interest Rate
NTS	$—	$—	—%	$11,000	$11,000	10.00%
SIDCO	—	—	—%	2,000	—	—%
Total	$—	$—	—%	$13,000	$11,000	10.00%

For the years ended December 31, 2023 and 2022, interest expense for the related party borrowings was $0.2 million and $1.1 million. respectively.

NOTE 10 — COMMITMENTS AND CONTINGENCIES:

Legal Matters

The Company and its subsidiaries are routinely subject to actual or threatened legal proceedings, including litigation and regulatory matters, arising in the ordinary course of business. Litigation matters range from individual actions involving a single plaintiff to class action lawsuits and can involve claims for substantial or indeterminate alleged damages or for injunctive or other relief. Regulatory investigations and enforcement matters may involve formal or informal proceedings and other inquiries initiated by various governmental agencies, law enforcement authorities, and self-regulatory organizations, and can result in fines, penalties, restitution, changes to the Company’s business practices, and other related costs, including reputational damage. At any given time, these legal proceedings are at varying stages of adjudication, arbitration, or investigation, and may relate to a variety of topics.

Assessment of exposure that could result from legal proceedings is complex because these proceedings often involve inherently unpredictable factors, including, but not limited to, the following: whether the proceeding is in early stages; whether damages or the amount of potential fines, penalties, and restitution are unspecified, unsupported, or uncertain; whether there is a potential for punitive or other pecuniary damages; whether the matter involves legal uncertainties, including novel issues of law; whether the matter involves multiple parties and/or jurisdictions; whether discovery or other investigation has begun or is not complete; whether material facts may be disputed or unsubstantiated; whether meaningful settlement discussions have commenced; and whether the matter involves class allegations. As a result of these complexities, the Company may be unable to develop an estimate or range of loss.

The Company evaluates legal proceedings based on information currently available, including advice of counsel. The Company establishes accruals for those matters, pursuant to ASC 450, when a loss is considered probable and the related amount is reasonably estimable. While the final outcomes of legal proceedings are inherently unpredictable, management is currently of the opinion that the outcomes of pending and threatened matters will not have a material effect on the Company’s business, consolidated financial position, results of operations or cash flows as a whole.

As available information changes, the matters for which the Company is able to estimate, as well as the estimates themselves, will be adjusted accordingly. The Company’s estimates are subject to significant judgment and uncertainties, and the matters underlying the estimates will change from time to time. In the event of unexpected future developments, it is possible that an adverse outcome in any such matter could be material to the Company’s business, consolidated financial position, results of operations, or cash flows as a whole for any particular reporting period of occurrence.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — STOCK BASED COMPENSATION:

Stock-based compensation

For the year ended December 31, 2023, the Company did not recognize any stock compensation expense. For the year ended December 31, 2022, the Company recognized total stock-based compensation expense of $0.3 million, which is included in general and administrative expense. During 2021, the NTS board adopted the NTS 2021 Stock Incentive Plan (the “2021 Stock Plan”). The purpose of the 2021 Stock Plan was to advance the interests of the Company through providing select employees of the Company with the opportunity to acquire shares of common stock of the Parent. Awards were granted under the 2021 Stock Plan only during 2021. No new awards may be granted under the 2021 Stock Incentive Plan, which was terminated by the Board in 2021.

NOTE 12 — SHAREHOLDER’S EQUITY:

Dividends and Distributions

The Company’s dividends and distributions to the Parent are recorded on the declaration date. The following table summarizes the Company’s dividend declarations and distributions during the years ended December 31, 2023 and 2022:

Date Declared	Payment Date	Amount
Year ended December 31, 2023
June 30, 2023	August 14, 2023	$600
September 29, 2023	September 30, 2023	400
Total		$1,000

Year ended December 31, 2022
March 31, 2022	May 4, 2022	$1,500
Total		$1,500

NOTE 13 — LEASES:

The Company has entered into license agreements for colocation space in data centers in Phoenix, Arizona and Edison, New Jersey, which closely mirror and are treated as operating lease agreements. The agreements expire at various dates through 2025 and the agreements, which are for more than one year generally contain scheduled fee increases or escalation clauses.

The Company measures its lease liability as the present value of the remaining lease payments, discounted using the rate implicit in the lease (or if that rate cannot be readily determined, the lessee’s incremental borrowing rate). The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The Company measures its right of use asset as the carrying amount of the operating lease liability, plus any initial direct costs, less any accrued lease payments and any unamortized lease incentives. The company recognizes operating lease expense on a straight-line basis over the term of the lease. See Note 2 — Significant accounting policies — Leases.

The following table summarizes supplemental cash flow and other information related to the Company’s operating leases:

	Year Ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities (operating cash flows)	$204	$199
Weighted-average remaining lease term – operating leases (in years)	1.6	2.6
Weighted-average discount rate – operating leases	9.0%	9.0%
Total lease costs(1)	$406	$396

____________

(1)      Included in general and administrative costs on the consolidated statements of operations.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — LEASES: (cont.)

The following table represents the maturity of the Company’s operating lease liabilities as of December 31, 2023:

Maturity of Lease Liabilities
2024	$845
2025	502
2026	—
2027	—
2028	—
Thereafter	—
Total future minimum lease payments	$1,347
Less: Imputed interest	(97)
Present value of future minimum lease payments	$1,250

NOTE 14 — BENEFIT PLANS:

Defined Contribution Plan

NTS’ employees participate in Parent’s defined contribution 401(k) plan (the “Plan”) adopted in 2004 by Parent, which covers substantially all NTS employees based on eligibility. The Plan is designed to encourage savings on the part of eligible employees and qualifies under Section 401(k) of the Code. Under the Plan, eligible employees may elect to have a portion of their pay, including overtime and bonuses, reduced each pay period, as pre-tax contributions up to the maximum allowed by law. The Parent may elect to make a matching contribution, which is allocated to NTS, equal to a specified percentage of the NTS participant’s contribution, on their behalf as a pre-tax contribution.

For the years ended December 31, 2023 and 2022, the Company matched 50% of the first 2% of employee contributions, resulting in $34 thousand and $55 thousand, respectively.

NOTE 15 — TAXES:

The Company is subject to federal and state income taxes in the United States. For the year ended December 31, 2022 and 2023, the provision for income taxes on income (loss) from operations consisted of the following:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Current:
Federal	$218	$—
State	$59	$—
Total Current	$277	$—
Deferred:
Federal	$(69)	$(430)
State	$(183)	$(121)
Total Deferred	$(252)	$(551)
Total income tax expense (benefit)	$25	$(551)

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — TAXES: (cont.)

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 21% as shown in the following table:

	2023	2022
Tax on income computed at statutory federal income tax rate	$161	$(404)
Increase (decrease) in taxes resulting from:
State income tax, net of federal tax benefit	$31	$(113)
Non-deductible expenses	$2	$2
State rate change	$(169)	$—
Other, net	$—	$(36)
Income tax expense (benefit)	$25	$(551)

Significant components of the Company’s net deferred tax liability at December 31 are listed below:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Allowance for bad debt	$225	$286
Lease liability	$315	$470
Interest expense limitation	$365	$468
Federal and state net operating losses	$—	$57
	$905	$1,281
Valuation allowance	$—	$—
Total deferred tax assets, net of valuation allowance	$905	$1,281
Deferred tax liabilities:
Intangible assets, net	$2,851	$3,157
Fixed assets, net	$386	$585
Right of use asset	$278	$401
	$3,515	$4,143
Net deferred tax asset (liability)	$(2,610)	$(2,862)

At December 31, 2023 and 2022, the Company had net operating losses in the amount of zero and $0.4M, respectively. The loss carryforwards can be carried forward indefinitely but are subject to certain limitations on annual usage.

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company files tax returns in federal and certain state and local jurisdictions. The periods subject to examination are generally for tax years ended 2019 through 2022, including the following major jurisdictions: U.S. Federal, New York State, New York City, and Florida.

The Company does not have any material interest and penalties recorded in the income statement for the years ended December 31, 2023 and 2022, respectively.

NOTE 16 — SUBSEQUENT EVENTS:

On August 11, 2024, the Parent entered into a definitive agreement (the “Agreement”) to sell NTS to Paltalk, Inc. (“Paltalk”) (Nasdaq: PALT) (the “NTS Sale”). As discussed herein, in connection with the Acquisition and transition to a financial holding company, Parent made a commitment to the Board of Governors of the Federal Reserve System to divest or terminate the activities of NTS.

NEWTEK TECHNOLOGY SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SUBSEQUENT EVENTS: (cont.)

Pursuant to the Agreement, Paltalk has agreed to pay to Parent, at the closing of the NTS Sale, (i) $4,000,000 in cash, subject to certain purchase price adjustments (the “Cash Consideration”) and (ii) issue to Parent 4,000,000 shares of a newly created series of Paltalk non-voting preferred stock, the Series A Non-Voting Common Equivalent Stock (the “Preferred Stock”) (the “Stock Consideration,” and together with the Cash Consideration, the “Closing Consideration”). Upon the occurrence of certain specified transfers of the Preferred Stock, each share of Preferred Stock will automatically convert into one share of common stock of Paltalk, subject to certain anti-dilution adjustments. In addition to the Closing Consideration, Parent may be entitled to receive an earn-out amount of up to $5,000,000, payable in cash or Preferred Stock (or a combination thereof, determined in Paltalk’s discretion), based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The issuance of Preferred Stock to Parent as Stock Consideration or as consideration for the earn-out, if any, will be subject to the limitation that any such issuance of Preferred Stock may not result in Parent’s equity interest in Paltalk exceeding one third of Paltalk’s “total equity,” determined in accordance with the Bank Holding Company Act of 1956, as amended, and to the extent necessary a corresponding increase in the Cash Consideration or cash paid in respect of the earn-out will be made. Following the closing of the NTS Sale, Parent will be entitled to one representative on the Paltalk board of directors. The consummation of the NTS Sale is subject to approval by Paltalk’s stockholders, regulatory approvals and the satisfaction of other closing conditions, including the completion of the divestiture of certain specified assets by Paltalk. At the closing of the NTS Sale, based on the number of shares of Paltalk common stock outstanding as of August 8, 2024, the Company’s equity interest in Paltalk would represent, on an as-converted and fully-diluted basis, approximately 30.3% of Paltalk’s total equity.

There were no other subsequent events through November 12, 2024.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

PALTALK, INC.,

PALT MERGER SUB 1, INC.,

PALT MERGER SUB 2, LLC,

NEWTEK TECHNOLOGY SOLUTIONS, INC.,

and

NEWTEKONE, INC.

Dated as of August 11, 2024

Annex A Page
Article I DEFINITIONS AND INTERPRETATIONS		A-2
1.1	Definitions	A-2
1.2	Interpretations	A-2

Article II The MERGERS		A-3
2.1	The Merger	A-3
2.2	The Second Step Merger	A-3
2.3	Tax Consequences	A-4

Article III CLOSING		A-4
3.1	Purchase Price	A-4
3.2	Closing	A-5
3.3	Payments and Issuances	A-5
3.4	Other Deliveries and Actions at Closing	A-5
3.5	Purchase Price Adjustment	A-6
3.6	Potential Earn-Out.	A-7

Article IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		A-10
4.1	Organization; Qualification	A-10
4.2	Authority; Enforceability	A-10
4.3	Non-Contravention	A-11
4.4	Consents and Approvals	A-11
4.5	Capitalization	A-11
4.6	Subsidiaries	A-12
4.7	Compliance with Law	A-12
4.8	Real Property	A-13
4.9	Title To and Sufficiency of Assets	A-13
4.10	Financial Statements; Accountants	A-13
4.11	Absence of Certain Changes	A-14
4.12	Environmental Matters	A-14
4.13	Material Contracts	A-15
4.14	Proceedings; Orders	A-16
4.15	Permits	A-16
4.16	Taxes	A-17
4.17	Employee Benefits	A-18
4.18	Labor Matters	A-19
4.19	Affiliate Transactions	A-21
4.20	Insurance Coverage	A-21
4.21	Intellectual Property and Data Privacy	A-21
4.22	Customers and Suppliers	A-23
4.23	Accounts and Notes Receivable and Payable	A-24
4.24	CARES Act and PPP Loan	A-24
4.25	Bank Accounts	A-24
4.26	Brokers’ Fee	A-24
4.27	Anti-Takeover Statutes	A-24
4.28	No Other Representations	A-24

Annex A-i

Annex A Page
Article V REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUBS		A-25
5.1	Organization; Qualification	A-25
5.2	Authority; Enforceability	A-25
5.3	Non-Contravention	A-26
5.4	Consents and Approvals	A-26
5.5	Capitalization	A-26
5.6	Subsidiaries	A-27
5.7	Taxes	A-27
5.8	Parent SEC Reports	A-28
5.9	Listing	A-29
5.10	Proceedings; Orders	A-29
5.11	Compliance with Law	A-29
5.12	Absence of Certain Changes	A-30
5.13	Material Contracts	A-30
5.14	Affiliate Transactions	A-30
5.15	Permits	A-31
5.16	Insurance Coverage	A-31
5.17	Intellectual Property and Data Privacy	A-31
5.18	Parent Board Approval	A-33
5.19	Private Placement	A-33
5.20	Brokers’ Fee	A-34
5.21	Investment Company Act	A-34
5.22	Labor Matters	A-34
5.23	Anti-Takeover Statutes	A-35
5.24	Formation of Merger Sub	A-35
5.25	No Other Representations	A-35

Article VI REPRESENTATIONS AND WARRANTIES OF Newtek		A-35
6.1	Authority; Enforceability	A-35
6.2	Non-Contravention	A-36
6.3	Consents and Approvals	A-36
6.4	Ownership and Transfer of Company Common Stock	A-36
6.5	Litigation	A-36
6.6	Brokers’ Fee	A-36
6.7	Investment Representation	A-36
6.8	Investment Company Act	A-37
6.9	No Other Representations	A-37

Article VII COVENANTS OF THE PARTIES		A-37
7.1	Conduct of the Company’s Business	A-37
7.2	Access to Information	A-39
7.3	Third Party Consents	A-39
7.4	Governmental Approvals	A-40
7.5	Further Assurances	A-40
7.6	Public Statements	A-40
7.7	Confidentiality; Non-Solicitation	A-40
7.8	Non-Solicitation	A-42
7.9	Preservation of Records	A-42
7.10	Terminations	A-43
7.11	Resignation of Officers, Directors, Managers and Employees	A-43

Annex A-ii

Annex A Page
7.12	Indemnification Provisions	A-43
7.13	Employee Matters.	A-43
7.14	Tax Matters	A-44
7.15	Company Audited Financial Statements	A-46
7.16	Listing	A-47
7.17	Settlement of Intercompany Obligations	A-47
7.18	Parent Stockholder Approval	A-47
7.19	Proxy Statement.	A-48
7.20	Conversion and Exercise Procedures	A-48
7.21	BHC Act Matters	A-49
7.22	Specified Parent Post-Closing Covenants	A-50
7.23	Remediation of Material Weaknesses	A-50
7.24	Parent Board Matters	A-50
7.25	R&W Insurance Policy	A-51
7.26	Conduct of the Parent’s Business	A-51
7.27	Use of Name	A-52

Article VIII CONDITIONS TO CLOSING		A-53
8.1	Conditions to Obligations of Each Party	A-53
8.2	Conditions to Obligations of the Parent	A-53
8.3	Conditions to Obligations of the Company and Newtek	A-54

Article IX TERMINATION RIGHTS		A-55
9.1	Termination Rights	A-55
9.2	Effect of Termination	A-55

Article X INDEMNIFICATION		A-56
10.1	Indemnification by Newtek	A-56
10.2	Indemnification by the Parent	A-56
10.3	Limitations and Other Indemnity Claim Matters	A-57
10.4	Indemnification Procedures	A-58
10.5	Release	A-59

Article XI GENERAL PROVISIONS		A-60
11.1	Governing Law	A-60
11.2	Consent to Jurisdiction	A-60
11.3	Waiver of Jury Trial	A-60
11.4	Specific Performance	A-60
11.5	Expenses	A-60
11.6	Complete Agreement; Amendments and Waivers	A-60
11.7	Notices	A-61
11.8	Assignment	A-61
11.9	Third Party Beneficiaries	A-61
11.10	Severability	A-62
11.11	Representation by Counsel	A-62
11.12	Counterparts	A-62
11.13	Non-Recourse	A-62
11.14	Confidential Supervisory Information	A-62
11.15	Fraud	A-62

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 11, 2024 (the “Execution Date”), is entered into by and among Paltalk, Inc., a Delaware corporation (the “Parent”), PALT Merger Sub 1, Inc., a New York corporation and a direct and wholly owned subsidiary of Parent (“Merger Sub”), PALT Merger Sub 2, LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of Parent (“Second Merger Sub”), Newtek Technology Solutions, Inc., a New York corporation (the “Company”), and NewtekOne, Inc., a Maryland corporation and the sole stockholder of the Company (“Newtek”).

R E C I T A L S

A.     Newtek is the beneficial and record owner of all of the issued and outstanding common stock of the Company, par value $0.01 (the “Company Common Stock”), which comprises all of the issued and outstanding capital stock of the Company.

B.      The respective boards of directors of each of Newtek, the Company, the Parent, Merger Sub and Second Merger Sub (together, the “Parties” and each, a “Party”) have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the strategic business combination transaction upon the terms and conditions hereinafter set forth and enter into the transactions contemplated by this Agreement and the other Transaction Documents (the “Transactions”), pursuant to which Merger Sub will, subject to the terms and conditions set forth in this Agreement, merge with and into the Company (the “Merger”), so that the Company is the surviving entity in the Merger (sometimes referred to in such capacity as the “Interim Surviving Entity”), and, immediately following the Merger as set forth in this Agreement, the Interim Surviving Entity shall, subject to the terms and conditions set forth in this Agreement, merge with and into Second Merger Sub (the “Second Step Merger” and, together with the Merger, the “Mergers”), so that Second Merger Sub is the surviving entity in the Second Step Merger (sometimes referred to in such capacity as the “Surviving Entity”).

C.     Prior to the date hereof, the board of directors of the Company (the “Company Board”): (a) determined that the Transactions, are advisable and in the best interests of, the Company, (b) authorized the execution and delivery of this Agreement and the Transaction Documents and approved and declared advisable the consummation of the Transactions, (c) directed that this Agreement and the Transaction Documents be submitted for consideration of Newtek, and (d) resolved to recommend that Newtek, as sole stockholder of the Company, approve the adoption of this Agreement in accordance with the New York Business Corporation Law (“NYBCL”).

D.     Prior to the Closing, Newtek will deliver a written consent, in the form attached as Exhibit C hereto (the “Written Consent”), (a) adopting and approving this Agreement and the transactions contemplated hereby, and (b) irrevocably and unconditionally waiving, and agreeing not to exercise, assert or perfect, any rights of dissent or appraisal under Section 910 NYBCL in connection with the Transactions, in each case, in accordance with the Organizational Documents of the Company and the NYBCL.

E.      Prior to the date hereof, the board of directors of the Parent: (a) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Parent, (b) approved and declared advisable this Agreement and the transactions contemplated hereby and (c) approved the execution and delivery of this Agreement and the other Transaction Documents and the performance of the Transactions by the Parent, including the Parent Stock Issuance (as defined below).

F.      Prior to the date hereof, the board of directors of the Parent has resolved to recommend that the holders of shares of the Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), approve the issuance of shares of Series A Non-Voting Common Equivalent Stock, par value $0.001 per share (the “Parent Preferred Stock”), having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation, in the form attached hereto as Exhibit B (the “Certificate of Designation”), which Parent Preferred Stock will be convertible into shares (the “Conversion Shares”) of the Parent Common Stock, in accordance with the terms set forth in the Certificate of Designation and on the terms and subject to the conditions set forth in this Agreement (the “Parent Stock Issuance”).

Annex A-1

G.     Prior to the date hereof, the board of directors of the Parent has resolved to recommend that the holders of shares of the Parent Common Stock approve this Agreement, the other Transaction Documents and the Transactions.

H.     As an inducement to Newtek entering into this Agreement, concurrently with the execution and delivery of this Agreement, (a) certain stockholders of the Parent set forth on Section 1.1(a) of the Parent Disclosure Schedule have each entered into a voting and support agreement, and (b) all directors and certain management team members of the Parent set forth on Section 1.1(b) of the Parent Disclosure Schedule have each entered into voting and support agreements (collectively, the “Voting Agreements”).

I.       For federal income tax purposes, it is intended that the Mergers, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, Newtek, the Company, Merger Sub and Second Merger Sub agree as follows:

Article I
DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A, which is hereby incorporated as part of this Agreement as if set forth in this Article I in full. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2 Interpretations. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa, (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity, (c) reference to a gender includes any gender, (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise, (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition, (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement, (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”, (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, if applicable, (i) references to “days” are to calendar days, (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day and (k) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement. Where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, (i) in the case of “made available” to the Parent, material that has been posted at least two Business Day prior to the Execution Date and has remained continuously available in a “data room” (virtual or otherwise) established by or on behalf of the Company (the “Data Room”) or information disclosed in any Newtek SEC Report filed with or furnished to the SEC and (ii) in the case of “made available,” to the Company or Newtek, information disclosed in any Parent SEC Report filed with or furnished to the SEC or otherwise delivered to a Representative of the Company or Newtek, in each case, at least two Business Day prior to the Execution Date.

Annex A-2

Article II
The MERGERS

2.1 The Merger.

(a) General. Subject to the terms and conditions of this Agreement, in accordance with the NYBCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the NYBCL. At the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue, as the surviving corporation of the Merger, as a corporation incorporated under the laws of the State of New York.

(b) Effective Time. On or, if agreed to by the Company and the Parent, prior to the Closing Date, the Company and Merger Sub shall duly execute and deliver, or cause to be delivered, a certificate of merger (the “Certificate of Merger”) for filing with the Secretary of State of the State of New York. The Merger shall become effective at such time as specified in the Certificate of Merger in accordance with the relevant provisions of the NYBCL, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).

(c) Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of this Agreement and the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers and franchises of Merger Sub shall vest in the Interim Surviving Entity, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of the Interim Surviving Entity.

(d) Company Common Stock. All of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall collectively be converted into the right of Newtek, as sole stockholder of the Company, to receive the Purchase Price in accordance with Section 3.3 (as may be adjusted pursuant to Section 3.5) and any Earn-Out Amount in accordance with Section 3.6, shall cease to be outstanding, shall be cancelled and shall cease to exist and each certificate, if any (a “Certificate”), formerly representing any of the shares of Company Common Stock shall thereafter represent only the right to receive the Cash Consideration and the Stock Consideration, without interest.

(e) Merger Sub Stock. At and after the Effective Time, each share of the common stock, no par value, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value, of the Interim Surviving Entity.

(f) Certificate of Incorporation of the Interim Surviving Entity. At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Interim Surviving Entity until thereafter amended in accordance with applicable law.

(g) Bylaws of the Interim Surviving Entity. At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Interim Surviving Entity until thereafter amended in accordance with applicable law.

(h) Directors and Officers of the Interim Surviving Entity. The directors and officers of the Company as of immediately prior to the Effective Time shall, at and after the Effective Time, be the directors and officers, respectively, of the Interim Surviving Entity, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

(i) Name of the Interim Surviving Entity. The legal name of the Interim Surviving Entity shall be the name of the Company.

2.2 The Second Step Merger.

(a) General. Immediately following the Effective Time, Parent and Second Merger Sub shall cause the Interim Surviving Entity to be, and the Interim Surviving Entity shall be merged with and into Second Merger Sub in accordance with, and with the effects provided in, this Agreement and the applicable provisions of the NYBCL and the Delaware Limited Liability Company Act (“DLLCA”). At the Second Step Effective Time (as defined below), the separate corporate existence of the Interim Surviving Entity shall cease to exist and Second Merger Sub shall continue, as the surviving entity of the Second Step Merger, as a limited liability company organized under the DLLCA.

Annex A-3

(b) Second Step Effective Time. In order to effect the Second Step Merger, Second Merger Sub and Interim Surviving Entity shall duly execute and deliver a certificate of merger for filing with each of (i) the Secretary of State of the State of New York and (ii) the Secretary of State of Delaware (such certificates, collectively, the “Second Step Certificates of Merger”), and such Second Step Certificates of Merger to be in such form and of such substance as is consistent with the applicable provisions of the NYBCL and DLLCA and otherwise mutually agreed by Second Merger Sub and the Interim Surviving Entity. The Second Step Merger shall become effective at such time as specified in the Second Step Certificates of Merger in accordance with the relevant provisions of the NYBCL and DLLCA, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Second Step Effective Time”).

(c) Effects of the Second Step Merger. The Second Step Merger shall have the effects set forth in this Agreement and applicable provisions of the NYCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Step Effective Time, all property, rights, interests, privileges, powers and franchises of the Interim Surviving Entity shall vest in Second Merger Sub, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Interim Surviving Entity shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of Second Merger Sub.

(d) Cancellation of Interim Surviving Entity Stock. Each share of common stock, no par value, of the Interim Surviving Entity, as well as each share of any other class or series of capital stock of the Interim Surviving Entity, in each case that is issued and outstanding immediately prior to the Second Step Effective Time, shall, at the Second Step Effective Time, solely by virtue and as a result of the Second Step Merger and without any action on the part of any holder thereof, automatically be cancelled for no consideration and shall cease to exist.

(e) Second Merger Sub Membership Interests. The membership interests of Second Merger Sub immediately prior to the Second Step Effective Time shall not be affected by the Second Step Merger and, accordingly, each such membership interest immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, remain issued and outstanding.

(f) Articles of Organization of the Surviving Entity. At the Second Step Effective Time, the articles of organization of Second Merger Sub, as in effect immediately prior to the Second Step Effective Time, shall be the articles of organization of the Surviving Entity until thereafter amended in accordance with applicable law.

(g) Limited Liability Company Agreement of the Surviving Entity. At the Second Step Effective Time, the limited liability company agreement of Second Merger Sub as in effect immediately prior to the Second Step Effective Time, shall be the limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with applicable law.

(h) Directors and Officers of the Surviving Entity. Except as otherwise set forth in Section 7.11 or otherwise agreed by Second Merger Sub and the Company, the managers, directors and officers of Second Merger Sub as of immediately prior to the Second Step Effective Time shall, at and after the Second Step Effective Time, continue as the managers, directors and officers, respectively, of the Surviving Entity, such individuals to serve in such capacities until such time as their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal from office.

(i) Name of the Surviving Entity. The legal name of the Surviving Entity shall be IPM Merger Sub LLC.

2.3 Tax Consequences. It is intended that the Mergers, taken together, shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

Article III
CLOSING

3.1 Purchase Price. The aggregate consideration for the Company Common Stock delivered at the Closing shall be the Cash Consideration plus the Stock Consideration (the “Purchase Price”) as determined in accordance with this Agreement.

Annex A-4

3.2 Closing. The closing (the “Closing”) shall take place at 10:00 a.m., Eastern Time, on a date that is two Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VIII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Haynes and Boone, LLP in Dallas, Texas, or such other place as the Parent and Newtek may agree in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs.

3.3 Payments and Issuances.

(a) Payments and Issuances. At the Closing:

(i) the Parent shall pay, or cause to be paid, by wire transfer of immediately available funds to Newtek (to an account designated in writing by Newtek not later than two Business Days prior to the Closing), the Cash Consideration;

(ii) the Parent shall cause to be issued to Newtek the Stock Consideration in book-entry form;

(iii) the Parent shall pay or cause to be paid, on behalf of Newtek, 50% of the R&W Insurance Premium.

(b) No Fractional Shares of Stock Consideration. No certificates or scrip or shares representing fractional shares of the Stock Consideration shall be issued in connection with the transactions contemplated hereby and in lieu thereof, Newtek shall receive from the Parent, an amount of cash equal to the product (rounded upwards to the nearest whole cent) of such fraction of a share of Stock Consideration based on the Designated Value.

(c) Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, the Parent and the Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, including from any shares of Stock Consideration issuable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment or issuance under applicable Tax Laws. If the applicable withholding agent determines that deduction or withholding is required pursuant to this Section 3.3(c), it shall give prior written notice at least 10 Business Days prior to making any such deduction or withholding of any amount to be deducted or withheld (which notice shall include the basis and method of calculation of the proposed deduction or withholding) to the Person in respect of which such deduction or withholding would be made, other than for withholdings required on any compensatory payments payable to any Employee or former employee. The Parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate to the extent permissible under applicable Laws the amount of any such deduction or withholding, other than for withholdings required on any compensatory payments payable to any Employee or former employee. To the extent that any amounts are so deducted or withheld, such amounts shall be timely paid to the applicable Governmental Body on behalf of the Person from whom deducted or withheld and, to the extent so paid, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

3.4 Other Deliveries and Actions at Closing.

(a) At the Closing, the Parent shall deliver the following to Newtek in accordance with the applicable provisions of this Agreement:

(i) the certificate contemplated by Section 8.3(c);

(ii) the Registration Rights Agreement, duly executed by the Parent; and

(iii) a certified copy of the Certificate of Designation, as filed with the Secretary of State of the State of Delaware;

(iv) the Employment Agreement, duly executed by the Parent and Jared Mills; and

(v) certificates of good standing dated not more than five Business Days prior to the Closing Date with respect to the Parent issued by the appropriate official of the jurisdiction in which the Parent is organized.

Annex A-5

(b) At the Closing, the Company and Newtek shall deliver to the Parent:

(i) the Registration Rights Agreement, duly executed by Newtek;

(ii) certificates in form and substance reasonably satisfactory to the Parent, dated as of the Closing Date, duly executed by an officer or director of the Company given by him on behalf of the Company and not in his individual capacity, certifying as to: (A) an attached copy of the resolutions of the board of directors of the Company authorizing and approving the execution, delivery and performance of, and the consummation of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and stating that such resolutions have not been amended, modified, revoked or rescinded, (B) the incumbency, authority and specimen signature of each officer, director or manager (as applicable) of the Company executing this Agreement or any Transaction Document on behalf of the Company, and (C) true and complete attached copies of the Organizational Documents, as applicable, of the Company;

(iii) the certificate contemplated by Section 8.2(c);

(iv) the Master Services Agreements, duly executed by each of the Company, Newtek and Newtek Bank, as applicable;

(v) a properly completed and duly executed IRS Form W-9 of Newtek;

(vi) a termination agreement with respect to each of the Contracts listed on Section 3.4(b)(vi) of the Company Disclosure Schedule;

(vii) certificates of good standing dated not more than five Business Days prior to the Closing Date with respect to the Company issued by the Secretary of State of the State of New York; and

(viii) a complete and accurate electronic copy of the Data Room.

3.5 Purchase Price Adjustment.

(a) At least five Business Days prior to the Closing Date, the Company shall prepare and deliver, or shall cause to be prepared and delivered, to the Parent a statement (the “Estimated Closing Statement”) setting forth, in reasonable detail and accompanied by reasonably detailed backup documentation, the Company’s calculation of its good faith estimate of (i) the Closing Indebtedness (the “Estimated Closing Indebtedness”), (ii) the Transaction Expenses (the “Estimated Transaction Expenses”), (iii) the Working Capital (the “Estimated Working Capital”), including a calculation of the Estimated Working Capital Deficit or the Estimated Working Capital Excess, as the case may be, (iv) the Closing Cash (the “Estimated Closing Cash”) and (v) the Purchase Price resulting therefrom; provided that, if the Parent indicates in writing to the Company at least two Business Days prior to the Closing that it does not agree with the Company’s calculation of the Estimated Working Capital or the Purchase Price, then the Parent and the Company shall use commercially reasonable efforts to mutually reconcile such dispute and if any adjustments are made thereto, then the adjusted calculation of the Estimated Working Capital and/or the Purchase Price, as so mutually reconciled, shall be the Estimated Working Capital and/or the Purchase Price; provided, however, that if the Parties cannot agree on the calculation of the Estimated Working Capital or the Purchase Price on or prior to the Business Day prior to the Closing, then the Company’s calculation of the Estimated Working Capital and the Purchase Price delivered pursuant to this Section 3.5(a) shall be deemed the Estimated Working Capital and the Purchase Price for purposes of the Closing. The Estimated Working Capital shall be prepared in accordance with GAAP. An illustrative example calculation of Working Capital calculated as if the Closing had occurred on December 31, 2023 is set forth on Exhibit D

(b) Within 45 calendar days following the Closing, the Parent shall prepare and deliver to Newtek a statement (the “Closing Statement”), which shall include (i) a calculation of the Closing Indebtedness, (ii) a calculation of the Closing Transaction Expenses, (iii) a calculation of Working Capital, including a calculation of the Working Capital Deficit or the Working Capital Excess, as the case may be, (iv) a calculation of the Closing Cash and (v) the Parent’s determination of the Final Adjustment Amount resulting therefrom. Newtek shall have a period of 30 calendar days after delivery of the Closing Statement to review such documents and make any objections in writing to the Parent (the “Objection Notice”); provided that the Objection Notice shall specify the amount of each such objection along with a reasonable basis and supporting documentation to substantiate each such objection. Any items not specifically

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objected to in the Objection Notice will be deemed agreed upon as set forth in the Closing Statement. For purposes of Newtek’s evaluation of the Closing Statement, the Parent shall, upon advance notice and during normal business hours, make available or provide reasonable access to such information, books and records and data as may be requested by Newtek to analyze the Closing Statement. If Newtek delivers the Objection Notice to the Parent within such 30-day period, then the Parent and Newtek shall attempt to resolve the matter or matters in dispute. If no Objection Notice is delivered by Newtek within such 30-day period, then the Closing Statement shall be final and binding on the Parties. If disputes with respect to the Closing Statement cannot be resolved by the Parent and Newtek within 30 calendar days after timely delivery of the Objection Notice, then the specific items remaining in dispute (but no others) shall be submitted to such independent accounting or consulting firm as shall be mutually agreed to by Newtek and the Parent (the “Auditor”), which firm shall render its determination (it being understood that in making such determination, the Auditor shall be functioning as an accounting expert and not as an arbitrator) as to such specific items remaining in dispute (provided that (w) such Auditor shall not have performed services for the Company, Newtek, the Parent or their respective Affiliates in connection with this Agreement or the Transactions and (x) any professionals engaged by the Auditor to resolve the dispute pursuant to the Objection Notice shall not have performed services for the Company, Newtek, the Parent or their respective Affiliates within the past three years). The matters to be resolved by the Auditor shall be limited to the unresolved items remaining in dispute between the Parent and Newtek, and the Auditor shall make such determination based solely on written submissions by the Parent and Newtek. If unresolved disputed items are submitted to the Auditor, Parent and Newtek shall each furnish to the Auditor such schedules and other documents and information relating to the unresolved disputed items as the Auditor may reasonably request. The Auditor shall promptly deliver to the Parent and Newtek a written report setting forth its resolution of the disputes and the reasonable basis for each of its determinations, along with its determination of the Final Adjustment Amount, which shall be prepared in a manner consistent with the principles set forth in this Agreement and shall be final and binding on the Parties. Prior to and until the delivery of the Auditor’s written report, there shall be no ex parte communications between the Parties and the Auditor. In resolving any disputed item, the Auditor, (y) shall be bound by the provisions of this Section 3.5(b) and (z) may not assign a value to any item greater than the greatest value for such items claimed by either the Parent or Newtek or less than the smallest value for such items claimed by either the Parent or Newtek. The fees and expenses of the Auditor shall be borne in the same proportion that the aggregate dollar amount of such remaining disputed items so submitted to the Auditor that are unsuccessfully disputed by Newtek, on the one hand, and the Parent, on the other hand, as finally determined by the Auditor, bears to the total dollar amount of such remaining disputed items so submitted. By way of example only, if closing accounts receivable is the only disputed item submitted to the Auditor, and Newtek claims that closing accounts receivable is $1,000, and the Parent contests only $500 of the amount claimed by Newtek and if the Auditor ultimately resolves the dispute by awarding Newtek $300 of the $500 contested, then the costs and expenses of the Auditor will be allocated 60% (i.e., 300 / 500) to the Parent and 40% (i.e., 200 / 500) to Newtek.

(c) If the Final Adjustment Amount exceeds the Purchase Price set forth in the Estimated Closing Statement (the “Underpayment”), then within five Business Days following the final determination thereof, the Parent shall pay to Newtek an amount equal to the Underpayment by wire transfer of immediately available funds to the account designated by Newtek in writing.

(d) If the Purchase Price set forth in the Estimated Closing Statement exceeds the Final Adjustment Amount (the amount of any such excess, the “Overpayment”), then, within five Business Days after the final determination thereof, Newtek will pay by wire transfer of immediately available funds to the account designated by the Parent in writing any Overpayment.

3.6 Potential Earn-Out.

(a) Subject to the terms of this Section 3.6 and the consummation of the transactions contemplated hereby, if the Business (whether or not conducted through the Surviving Entity) meets or exceeds the thresholds described in this Section 3.6, the Parent shall deliver to Newtek the additional amount described in Section 3.6(b) below (which amount, if any, shall be payable once and without duplication depending on which of clauses (i)-(iv) of Section 3.6(b) below is satisfied). Notwithstanding anything to the contrary in this Agreement, the rights of Newtek under this Section 3.6 are a non-transferable contract right and may not be transferred or assigned to any other Person.

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(b) If the Business (whether or not conducted through the Surviving Entity) achieves a cumulative average Adjusted EBITDA for the 2025 and 2026 fiscal years (the “Earn-Out Period” and such Adjusted EBITDA calculated based upon the Audited Financial Statements (as defined below), the “Average Adjusted EBITDA”):

(i) that is (A) less than $0 or (B) greater than or equal to $0 but less than $3,000,000, Newtek shall not be entitled to receive any Earn-Out Amount;

(ii) that is greater than $3,000,000 but less than $3,500,000, Newtek shall be entitled to receive an Earn-Out Amount equal to $2,500,000;

(iii) that is greater than $3,500,000 but less than $4,000,000, Newtek shall be entitled to receive an Earn-Out Amount equal to $3,750,000; or

(iv) that is greater than $4,000,000, Newtek shall be entitled to receive an Earn-Out Amount equal to $5,000,000. For the avoidance of doubt, in no event shall the Earn-Out Amount exceed $5,000,000.

For purposes of this Section 3.6:

“Earn-Out Amount” means the Earn Out Stock Consideration Amount plus the Earn-Out Cash Consideration Amount, if any.

“Earn-Out Cash Consideration Amount” means an amount in cash, if any, equal to the applicable amount set forth in clauses (i)-(iv) of this Section 3.6(b) minus (i) the Earn-Out Stock Consideration Amount (as may be reduced pursuant to the proviso in the definition thereof) multiplied by (ii) the Parent Stock Price.

“Earn-Out Stock Consideration Amount” means a number of shares of Parent Preferred Stock that equals (i) the applicable amount set forth in clauses (i)-(iv) of this Section 3.6(b) divided by the Parent Stock Price; provided, however, that if the Newtek Total Equity after giving effect to the issuance of the Earn-Out Stock Consideration Amount would exceed the Total Equity Cap, the Earn-Out Stock Consideration Amount shall be reduced to the number of shares that, once issued, would cause the Newtek Total Equity to be equal to the Total Equity Cap.

“Parent Stock Price” means the average of the VWAPs during each Trading Day during a 60 calendar day period ending on December 31, 2026; provided, however, that in no event shall such price be less than $1.00.

(c) Within 10 days after March 31, 2027, Parent shall prepare and deliver to Newtek copies of the Audited Financial Statements and a written statement (the “Earn-Out Calculation Statement”) setting forth in reasonable detail its determination of the Average Adjusted EBITDA and its calculation of the resulting Earn-Out Amount, if any (the “Earn-Out Calculation”). By way of illustration only, an Earn-Out Amount Scenario Illustration is set forth on Exhibit E. Newtek shall have 30 days after receipt of the Earn-Out Calculation Statement (the “Review Period”) to review the Earn-Out Calculation Statement and the Earn-Out Calculation set forth therein. During the Review Period, Newtek and its representatives shall, upon reasonable prior notice and during regular business hours, have reasonable access to the books and records used by Parent in the preparation of the Earn-Out Calculation Statement, and to personnel of the Parent involved in the preparation of such Earn-Out Calculation Statement, in each case, solely for the purpose of verifying the Earn-Out Calculation. Prior to the expiration of the Review Period, Newtek may object to the Earn-Out Calculation set forth in the Earn-Out Calculation Statement by delivering a written notice of objection (an “Earn-Out Calculation Objection Notice”) to the Parent. Notwithstanding the foregoing, if any items included in the Audited Financial Statements are included in an Earn-Out Calculation Objection Notice, any dispute with respect to such items shall be governed by GAAP. Any Earn-Out Calculation Objection Notice shall specify the items in the applicable Earn-Out Calculation disputed by Newtek and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute, and any portion of the Earn-Out Calculation Objection Notice or calculations of the Average Adjusted EBITDA that do not constitute the basis for an Earn-Out Calculation Objection Notice shall be deemed to have been accepted by Newtek and shall be final, binding and conclusive on the Parties. If Newtek fails to deliver an Earn-Out Calculation Objection Notice to Parent prior to the expiration of the Review Period, then the Earn-Out Calculation set forth in the Earn-Out Calculation Statement shall be final and binding on the Parties. If Newtek timely delivers an

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Earn-Out Calculation Objection Notice, the Parent and Newtek shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the Average Adjusted EBITDA and the resulting Earn-Out Amount and any written resolution by them as to any disputed amount will be final and binding for all purposes under this Agreement.

(d) If the Parent and Newtek are unable to reach agreement within 30 days after an Earn-Out Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Auditor. The Auditor (which must continue to satisfy the conditions for eligibility set forth in Section 3.6(b), otherwise an alternative Auditor that then-satisfies such conditions shall be selected by the Parent and Newtek) (i) shall be requested to render a written report delivering its opinion on the unresolved disputed items with respect to the applicable Earn-Out Calculation within 30 days of its selection and engagement hereunder and (ii) shall be directed to resolve only those unresolved disputed items set forth in the Earn-Out Calculation Objection Notice. If unresolved disputed items are submitted to the Auditor, Parent and Newtek shall each furnish to the Auditor such schedules and other documents and information relating to the unresolved disputed items as the Auditor may reasonably request. The Auditor shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Parent and Newtek. The resolution of the dispute and the calculation of the Earn-Out Amount that is the subject of the applicable Earn-Out Calculation Objection Notice by Auditor shall be final and binding on the Parties. The fees and expenses of the Auditor shall be borne by Parent and Newtek in proportion to the amounts by which their respective calculations of the Earn-Out Amount differ from the amount of the Earn-Out Amount as finally determined by the Auditor (i.e. in the manner illustrated in the last sentence Section 3.6(b) above).

(e) Any Earn-Out Amount that Parent is required to deliver pursuant to Section 3.6(b) hereof shall be delivered in full no later than 10 days following the date upon which the determination of Average Adjusted EBITDA and resulting Earn-Out Amount becomes final and binding upon the Parties as provided in this Section 3.6 (including any final resolution of any dispute raised by Newtek in an Earn-Out Calculation Objection Notice as described in Section 3.6(c) and Section 3.6(d)). Notwithstanding anything herein to the contrary, in the Parent’s sole discretion, the Parent may elect to deliver the entirety of any Earn-Out Amount required to be delivered pursuant to Section 3.6(b) in cash in lieu of any issuing any shares of Parent Preferred Stock; provided, however, that any such election by the Parent will be done in a manner that would not prevent or impede, or be reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) Following the Closing and until the end of the Earn-Out Period, Parent shall, and shall cause its subsidiaries to: (i) not take or cause to be taken any action or make or cause to be made any changes to the Business (whether or not conducted through the Surviving Entity) with the primary purpose or the primary intended effect of which is to (A) avoid or reduce the Earn-Out Amount or (B) otherwise frustrate the triggering of any Earn-Out Amount; (ii) continue to operate the Business (whether or not conducted through the surviving entity) in good faith and in a commercially reasonable manner in accordance with its business judgement and (iii) maintain books and records in a manner reasonably calculated to facilitate the preparation of the Earn-Out Calculation Statement. Subject to the foregoing sentence, the Parent (1) shall have the right to own, operate and manage the Business (whether or not conducted through the surviving entity) in a manner determined solely by the Parent and shall have no obligation to operate the Business (whether or not conducted through the surviving entity) to maximize any Earn-Out Amount and (2) shall have the right to make any and all business decisions relating to Parent and its business (including the Business), including capital expenditures, procurement decisions, pricing of products and compensation of employees, that Parent in good faith determines is in the best interest of Parent and its stockholders. Newtek further acknowledges and agrees: (A) there is no assurance that Newtek will receive any Earn-Out Amount; and (B) the Parties intend the express provisions of this Section 3.6 to govern their rights and obligations with regard to the Earn-Out Calculation and the Earn-Out Amount.

(g) If a restatement of the Audited Financial Statements is required by Law, the Parent shall, within 10 days after the receipt of such restated Audited Financial Statements, prepare and deliver a revised Earn-Out Calculation Statement to Newtek, including a revised Earn-Out Calculation. The other provisions of this Section 3.6 shall apply, mutatis mutandis, to any revised Earn-Out Calculation Statement or revised Earn-Out Calculation.

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Article IV
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except as set forth (a) in the Company Disclosure Schedule or (b) in each of Newtek’s forms, reports, registration statements and other documents filed or furnished by Newtek with the SEC since December 31, 2022 including all exhibits and schedules thereto and documents incorporated by reference therein (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, other than, in each of the foregoing, any historical facts included therein)(such forms, reports, registration statements and other documents are collectively referred to herein as the “Newtek SEC Reports”), the Company represents and warrants to the Parent as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date):

4.1 Organization; Qualification; Corporate Records.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted. The Company is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified, registered, licensed or in good standing would not, individually or in the aggregate, be or reasonably be expected to be material to the business of the Company.

(b) The Company has provided to the Parent true and complete copies of the Organizational Documents of the Company in effect as of the Execution Date.

(c) The minute books and/or other corporate records of the Company previously made available to the Parent contain, in all material respects, true, correct and complete records of all meetings prior to the Execution Date and accurately reflect all other action of the sole stockholder and board of directors (including committees thereof) of the Company taken on or prior to such date. The stock certificate books, if any, and transfer ledgers of the Company previously made available to the Parent are true, correct and complete in all material respects. All transfer taxes levied, if any, or payable with respect to all transfers of equity of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

4.2 Authority; Enforceability.

(a) The Company has the requisite power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to perform its obligations hereunder and thereunder, subject to the receipt of the Written Consent, and to consummate the Transactions. The execution and delivery by the Company of the Transaction Documents to which the Company is, or will be, a party, and the performance by the Company of the Transaction Agreements has been duly and validly authorized by the Company, and no other corporate proceedings are necessary to authorize the Transaction Documents to which the Company is, or will be, a party or, subject to the receipt of the Written Consent, to consummate the Transactions contemplated by, or perform the obligations under, the Transaction Documents to which the Company is, or will be, a party.

(b) The Transaction Documents to which the Company is, or will be, a party have been (or will be, subject to the receipt of the Written Consent, when executed and delivered at Closing) duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which the Company is, or will be a party, constitutes (or will constitute, subject to the receipt of the Written Consent, when executed and delivered at Closing) the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and conditions, except as limited by (i) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar Laws from time to time in effect relating to or affecting the enforcement of creditors’ rights generally from time to time in effect, and (ii) general equitable principles with respect to the availability of specific performance or the availability of other equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (collectively, “Enforceability Exceptions”).

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(c) Company Board and Stockholder Approval.

(i) The Company Board, by unanimous written consent of all directors of the Company, in lieu of a meeting, has unanimously adopted resolutions (A) determining that this Agreement and the Transactions are advisable and in the best interests of the Company, (B) approving and declaring advisable this Agreement and the Transactions, (C) approving the Transaction Documents and the transactions contemplated thereby, (D) directing that the adoption and approval of this Agreement and the transactions contemplated hereby be submitted to a vote of Newtek, and (E) recommending to Newtek that Newtek, as the sole stockholder adopt and approve this Agreement and the transactions contemplated hereby in accordance with the NYBCL.

(ii) The only vote or Consent of the holders of the equity of the Company required to adopt this Agreement and approve the Transaction Documents, the Transactions, and the other transactions contemplated hereby and thereby, is the Written Consent. Other than obtaining the Written Consent, (A) the Company has taken all necessary action to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the transactions contemplate hereby, and (B) the Company has taken all necessary entity action to authorize the execution, delivery and performance of its and their obligations under each of the other Transaction Documents to which it is, or shall be, a party and to consummate the transactions contemplated hereby and thereby. As of the Execution Date, the Company Board has approved this Agreement and the other Transaction Documents to which the Company is party. No other vote is required by Law, the Organizational Documents of the Company, or any Contract to which the Company is a party.

4.3 Non-Contravention. The execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by the Company of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Company, (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Company or any of the assets of the Company under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Company Material Contract, (c) assuming compliance with the matters referred to in Section 4.4, conflict with or violate any Law to which the Company is subject, (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Company, or (e) assuming compliance with the matters referred to in Section 4.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company, or that otherwise relates to the business of, or any of the assets owned or used by, the Company, other than, in the cases of clauses (b), (c), (d) and (e), such conflicts, breaches, violations, defaults, terminations, cancellations, modifications, amendments, revocations, suspensions, accelerations or events that would not, individually or in the aggregate, be or would reasonably be expected to be material to the business of the Company.

4.4 Consents and Approvals. The execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by the Company of the Transactions do not and will not, require any Consent, waiver, approval, Order, Permit, or authorization of, or declaration or filing with or notification to, any Governmental Body on the part of the Company, except for (a) those Consents, filings or notifications listed on Section 4.4(a) of the Company Disclosure Schedule, (b) the Written Consent and (c) the Certificate of Merger and the Second Step Certificates of Merger.

4.5 Capitalization.

(a) Newtek is the sole record and beneficial owner of all of the Company Common Stock. All of the authorized, issued and outstanding Company Common Stock comprises all of the authorized, issued and outstanding capital stock of the Company and there are no other outstanding equity interests of the Company or any securities or obligations that are convertible, exchangeable or exercisable for equity interests of the Company.

(b) The Company Common Stock is duly authorized, validly issued, fully paid and non-assessable. The Company Common Stock was not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. The Company Common Stock has been issued in compliance with applicable federal and state securities Laws and is free and clear of all Liens.

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(c) There are no preemptive rights or other outstanding rights, options (whether compensatory or non-compensatory), warrants, calls, puts, conversion rights, exchange rights, stock appreciation rights, restricted stock units, phantom stock, profit participation, any other equity-based compensation, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind (contingent or otherwise) that obligate the Company to issue or sell or transfer any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or that will give any Person a right to subscribe for or acquire, any equity interests in the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no obligations, contingent or otherwise, of the Company to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person.

(d) There are no (i) stockholder agreements, voting trusts, irrevocable proxies or other agreements to which the Company or Newtek is a party or by which it is bound relating to the voting of any shares of Company Common Stock, or (ii) obligations or commitments restricting the transfer of, or requiring the registration or sale of, any membership interests, shares of capital stock or other equity interests of the Company.

(e) The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or consent (or that are convertible into or exercisable for securities having the right to vote or consent) with the holders of equity interests in the Company on any matter. There are no existing rights with respect to registration under the Securities Act, of any equity interests of the Company.

4.6 Subsidiaries. The Company does not own (beneficially or of record), directly or indirectly, any equity interests of any Entity.

4.7 Compliance with Law.

(a) The Company is and has since January 1, 2021 been in compliance in all material respects with all Laws applicable to its properties, operations or assets, or the conduct of its business. The Company has not received any notice of, or been charged with, the violation of any Laws. To the Knowledge of the Company or Newtek, (i) the Company is not under investigation with respect to the violation of any Laws, and (ii) there are no facts or circumstances which could reasonably form the basis for any such violation. The Company is duly licensed under Law and no material Permits are required for the conduct of the business of the Company.

(b) In the past three years, none of the Company or, to the Knowledge of the Company or Newtek, any current or former directors, officers, agents, employees, shareholders or any other Person, in each case acting for or on behalf of the Company, (i) is in violation of the Anti-Corruption Laws, (ii) has offered, promised, or given anything of value, directly or indirectly, to a Person in violation of applicable Anti-Corruption Laws, (iii) has used or caused to be used, directly or indirectly, any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (iv) has made or caused to be made, directly or indirectly, any unlawful payment to any Government Official, or (v) has taken or caused to be taken, directly or indirectly, any corrupt action in furtherance of any offer, payment, promise to pay, or authorization of the payment of any money or anything of value, or any action in furtherance of any offer, gift, promise to give, or authorization of the giving of anything of value, to any Government Official, or to any Person while knowing that all or some portion of the consideration remitted to that Person will be offered, paid, promised, or given to a Government Official, for the purposes of inducing or influencing a Government Official to do or refrain from doing any official act, in order to assist in obtaining or retaining business or directing business to any Person, or securing any improper advantage and none of the current directors or officers of the Company is a “Politically Exposed Person”.

(c) In the past three years, neither the Company nor any of its Affiliates has received notice that the Company has been the subject of any investigation, complaint or claim of any violation of any Anti-Corruption Laws, or any similar applicable law by any Governmental Body. The operations of the Company are, and have been conducted since January 1, 2021, in material compliance with all applicable anti-money laundering Laws.

(d) Neither the Company nor any of its directors, officers, employees or, to the Knowledge of the Company, any agent acting on behalf of the Company is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that

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is the subject of Sanctions. Neither the Company nor, to the Knowledge of the Company, any of its directors, officers or employees has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.

(e) The Company is and has been in compliance with all applicable Laws concerning the exportation, re-exportation, importation and temporary importation of any products, technology, technical data or services (together, “Export Control Laws”) and all applicable Sanctions. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and applicable Export Control Laws and Sanctions.

4.8 Real Property.

(a) The Company does not own any real property.

(b) Section 4.8(b) of the Company Disclosure Schedule sets forth a complete list of all leases, subleases, licenses and sublicenses granting a right to use or occupy any leased real property, and any amendments and modifications to such leases, subleases, licenses and sublicenses (collectively, the “Leases” and such property, the “Leased Real Property”). The Company has not subleased any portion of the Leased Real Property to a third party. Each of the Leases is a valid and binding agreement of the Company, and is in full force and effect, and neither the Company, nor any other party thereto, is in default or breach in any respect under the terms of any such Lease, and, to the Knowledge of the Company or Newtek, the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Leases for the Leased Real Property. To the Knowledge of the Company or Newtek, no party to any Lease has exercised any termination rights with respect to any Lease.

4.9 Title To and Sufficiency of Assets. Except as set forth on Section 4.9(a) of the Company Disclosure Schedule, the Company, as of the Closing, will have (in the case of owned tangible assets) valid, good and marketable title to, or (in the case of leased tangible assets) a valid leasehold interest in all of the tangible assets used or held for use by the Company in the conduct of its business, as currently conducted and as currently contemplated to be conducted, free and clear of all Liens except for Permitted Liens. As of the Closing, all such assets will be adequate and sufficient in all respects to conduct such business as conducted or currently contemplated to be conducted. As of the Closing, there will be no defects in any of the Company’s tangible assets that individually or in the aggregate would be material to the business of the Company, and all of such tangible assets are in good operating condition and repair, normal wear and tear excepted and other than items currently under repair.

4.10 Financial Statements; Accountants.

(a) Attached hereto as Section 4.10(a) of the Company Disclosure Schedule are true and complete copies of the unaudited consolidated balance sheets of the Company as of December 31, 2023 and for the three month period ended March 31, 2024 and the related unaudited consolidated statements of operations, comprehensive loss, cash flows and changes in equity for such fiscal year and three month period, as applicable, then ended, together with all related notes thereto (collectively, the “Company Unaudited Financial Statements” and together with the financial statements set forth in Section 7.15, the “Company Financial Statements”).

(b) Each of the Company Financial Statements (i) has been or, with respect to the Company Audited Financial Statements, will be, prepared in accordance with GAAP, applied on a consistent basis based on past practices, (ii) is or, with respect to the Company Audited Financial Statements, will be, in accordance with the books and records of the Company during the periods involved, and (iii) fairly presents or, with respect to the Company Audited Financial Statements, will fairly present in all material respects, the financial position and operating results, equity and cash flows of the Company as of, and for the periods ended on, the respective dates thereof. No financial statements of any Person other than the Company are required by GAAP to be included in the Company Financial Statements.

(c) All books, records and accounts of the Company are accurate and complete and are maintained in all material respects in accordance with good business practice and all applicable Laws. Except, for the avoidance of doubt, as set forth in the Newtek SEC Reports and as otherwise made available to the Parent, the Company maintains systems of internal accounting controls sufficient, in all material respects, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

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(d) The Company has no liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto), except (i) liabilities or obligations reflected on or reserved against on the Company Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent Company Financial Statement, or (iii) that would not reasonably be expected, individually, or in the aggregate, to have a Material Adverse Effect on the Company.

(e) The Company is not a party to, and does not have any commitment to become a party to (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand), or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of Form 8-K under the Exchange Act or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).

(f) The Company has no Indebtedness.

(g) Within the past five years: (i) neither the Company nor any director or executive officer thereof has, and, to the Knowledge of the Company or Newtek, no other officer, employee or accountant of the Company has, received any material complaint, allegation, assertion or claim that the Company has engaged in improper, illegal or fraudulent accounting or auditing practices; and (ii) no attorney representing the Company has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company or any of their respective officers, directors, employees or agents to the board of directors or any committee thereof.

(h) All accounts payable and notes payable by the Company to third parties contained in the Company Financial Statements have arisen in the ordinary course of business consistent with past practice.

4.11 Absence of Certain Changes. From (a) December 31, 2023, (i) except as expressly contemplated by this Agreement, the business of the Company has been conducted in the ordinary course of business consistent with past practice, and (ii) there have not occurred any changes, events, circumstances, occurrences, effects or developments that have had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect and (b) March 31, 2024, to the Execution Date, no action has been taken by the Company that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of any of the covenants set forth in Sections 7.1(b)(i)-(x), (xii) and (xiv)-(xvi) Since December 31, 2023, there has not occurred any damage, destruction or casualty loss resulting in damages exceeding $100,000 in the aggregate (whether or not covered by insurance) with respect to any individual asset owned or operated by the Company.

4.12 Environmental Matters.

(a) The Company is and has been in compliance in the past five years, in all material respects, with all Environmental Laws and to the extent required, possesses all material Environmental Permits for the operations of the business as they are currently conducted.

(b) The Company and their properties and operations are not subject to any pending or, to the Knowledge of the Company or Newtek, threatened Proceeding arising under any Environmental Law, nor has the Company received any notice, written order or complaint from any Governmental Body or Person alleging any Environmental Claim, or violation of or liability arising under any Environmental Law or threatening to bring any type of Proceeding under Environmental Law, in each case that would reasonably be expected to result, individually or in the aggregate, in material Environmental Costs and Liabilities.

(c) (i) There has been no Release by the Company of Hazardous Substances (A) on, at, under, to, or from any of the Real Property (for purposes of this Section 4.12, “Real Property” shall mean that real property owned, operated, leased or partially or wholly occupied by the Company as of the Closing Date) and (B) during the time the time of the Company’s ownership, lease, or occupation, on, at, under, to or from any property formerly owned, operated, leased or occupied by the Company and for which the Company reasonably would be expected to bear liability.

(d) The Company has not assumed, undertaken or provided an indemnity with respect to any liability of any other Person pursuant to Environmental Law or relating to contamination by or exposure to Hazardous Substances.

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(e) The Company has furnished or made available for review any material non-privileged written materials within the possession of the Company regarding non-compliance by the Company with, Environmental Permits issued under, or material liability by the Company under, Environmental Laws and Environmental Costs and Liabilities associated therewith, as well as all (i) Environmental Permits, and (ii) Phase I and Phase II environmental site assessment reports.

4.13 Material Contracts.

(a) Section 4.13 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the Execution Date, of any Contract (each such Contract, a “Company Material Contract” and, collectively, the “Company Material Contracts”) that the Company is a party to or bound by that:

(i) provides (or would reasonably be expected to provide) for payments to a vendor or supplier in excess of $250,000 in any 12-month period;

(ii) provides (or would reasonably be expected to provide) for payments to the Company of more than $250,000 in any 12-month period;

(iii) contains any (A) covenants of the Company not to compete in any line of business or with any Person in any geographical area or in any line of business or (B) minimum commitment, exclusivity or “most favored nation” provisions, fixed pricing arrangements or commitments, or any exclusivity obligation;

(iv) is a lease or sublease of personal property involving, or expected to involve, aggregate payments by the Company in excess of $100,000 in any calendar year;

(v) is a Contract relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements, or evidences a Capitalized Lease;

(vi) grants any third Person, or obligates the Company to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property, including any material property of the Company;

(vii) (A) relates to the acquisition, issuance, voting, registration, sale, or transfer of any securities of the Company or (B) provides any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any such securities;

(viii) is in respect of the formation of any partnership, strategic alliance, licensing arrangement, sharing of profits, or joint venture or otherwise relates to the joint ownership or operation of the assets owned by the Company;

(ix) is a Contract (A) with Newtek or its Affiliates or (B) with any current or former officer, director, equity holder, manager, member of the Company entered into outside the ordinary course of the business (exclusive of any Benefit Programs);

(x) is a collective bargaining agreement or contract with any trade union or other labor organization;

(xi) is a Contract pursuant to which the Company or any of its Subsidiaries acquired another operating business that (A) was entered into at any time within the three-year period prior to the date hereof or (B) pursuant to which the Company has remaining liabilities or obligations;

(xii) pursuant to which the Company has (i) received from any third party a license or other grant of rights under any Intellectual Property that is material to the business of the Company (including any such license or grant of rights that, if lost, retracted, or otherwise discontinued, would be difficult to replace or would otherwise disrupt the operation of the business of the Company in any material respect and excluding “off-the-shelf” software licensed to the Company on generally standard terms or conditions for less than $20,000 annually), or (ii) granted to any third party a license or other grant of rights under any Company Owned Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business;

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(xiii) is a (A) Contract that limits the freedom or right of the Company to use or otherwise exploit Company Owned Intellectual Property, or (B) settlement, consent-to-use, co-existence or similar agreement relating to Intellectual Property;

(xiv) is a Contract which is not terminable by the Company party thereto upon less than 60 days’ notice without penalty or additional liability and involves payments in excess of $250,000 annually;

(xv) is a Contract pursuant to which the Company has continuing obligations, involving any settlement, release, compromise or waiver of any material rights, claims, obligations, duties or liabilities in connection with any actual or threatened Proceeding involving the Company;

(xvi) is a Contract with any 2024 Top Customer;

(xvii) is a Contract with any 2024 Top Vendor;

(xviii) is a Contract whereby a breach or termination of such Contract could have a Material Adverse Effect on the Company; and

(xix) is a Contract of guaranty, surety or indemnification, direct or indirect, by the Company.

(b) Each of the Company Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company, and of the other parties thereto, enforceable against each of them in accordance with its terms subject to the Enforceability Exceptions and, upon consummation of the transactions contemplated hereby, shall, except as otherwise set forth on Section 4.13(b) of the Company Disclosure Schedule, continue in full force and effect, unless terminated by a party in accordance with its terms, without penalty or other adverse consequence to the business of the Company. The Company has performed, in all material respects, all of the obligations required under any Company Material Contract to be performed by the Company prior to the date of this Agreement. There exists no material default or event of default or event, occurrence, condition or act, with respect to the Company or, to Knowledge of the Company or Newtek, with respect to any other person, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to become a material breach or default or event of default under any Company Material Contract, except for breaches or defaults that have been cured and for which the breaching or defaulting party has no continuing obligation or liability. Except as otherwise set forth on Section 4.13(b) of the Company Disclosure Schedule, no party to any of the Company Material Contracts has exercised any termination rights with respect thereto, and no party has given notice of any significant dispute with respect to any Company Material Contract. The Company has made available to the Parent true, correct and complete copies (or, to the extent any Company Material Contract is oral, an accurate and comprehensive summary of the material terms thereof) of all of the Company Material Contracts, together with all amendments, modifications or supplements thereto.

4.14 Proceedings; Orders. Except as set forth on Section 4.14(a) of the Company Disclosure Schedule, there is no, and for the past three years there has not been any, Proceeding pending or, to the Knowledge of the Company or Newtek, threatened against the Company (or pending or, to the Knowledge of the Company and Newtek, threatened against any of the officers, managers, directors or Employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party before any Governmental Body, in each case that would reasonably be expected to be, individually or in the aggregate, material to the business of the Company. Except as set forth on Section 4.14(b) of the Company Disclosure Schedule, the Company is not subject to any Order, and the Company is not in breach or violation of any Order, in each case that would reasonably be expected to be, individually or in the aggregate, material to the business of the Company. Except as set forth on Section 4.14(c) of the Company Disclosure Schedule, the Company is not engaged in any Proceeding to recover monies due to it or for damages sustained by it. There are no Proceedings pending or, to the Knowledge of the Company or Newtek, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or any Transaction Document or the transactions contemplated hereby or thereby.

4.15 Permits. There are no material Permits required for the Company to conduct its business as currently, or as currently intended to be, conducted. The Company has filed all material registrations, reports, and documents, in each case, that are necessary or required in connection with the conduct of its business or the ownership, lease, use or operation of its assets or properties under applicable Laws.

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4.16 Taxes.

(a) All Tax Returns required to be filed by or with respect to the Company have been timely filed (taking into account extensions of time for filing) and all such Tax Returns are complete and correct in all material respects. All Taxes that are due and payable by the Company have been paid in full, except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. All estimated Tax payments required to be filed by or with respect to the Company sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company.

(b) There is no outstanding claim, deficiency or assessment against the Company for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Company does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination, or other proceeding (and the Company has not received notice in writing of any proposed or threatened audit, examination or other proceeding) relating to the assessment or collection of any Taxes due from the Company.

(c) All Taxes required to be withheld, collected, or deposited by or with respect to the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Company.

(e) There are no Liens (other than Permitted Liens) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(f) The Company does not have, nor has ever had, a permanent establishment in any country other than the United States or been subject to any income tax obligation in any such country. The Company has not participated, nor is currently participating, in any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2). The Company has disclosed on its federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) The Company has not in the past ten (10) years been a member of a U.S. affiliated group electing to file a consolidated Tax Return (other than a group of which Newtek or the Company is the common parent).

(h) Except as set forth on Section 4.16 of the Company Disclosure Schedule, the Company is not a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt, (i) any such agreement or arrangement solely between or among the Company and Newtek and the Company and its Subsidiaries, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). The Company does not have any liability for Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(i) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Pre-Closing Taxable Period, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) executed prior to the Closing, (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) made or existing prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount or deferred revenue received or accrued prior to the Closing, or (vi) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law).

(j) The Company has not constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

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(k) The Company has not taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding anything to the contrary contained in this Agreement: (i) nothing in this Agreement (including this Section 4.16) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including amounts related to losses, basis, credits or any other similar item) with respect to the Company; and (ii) the representations and warranties in this Section 4.16 refer only to activities prior to the Closing and shall not serve as representations and warranties regarding Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date.

4.17 Employee Benefits.

(a) Section 4.17(a) of the Company Disclosure Schedule provides a list of each material Benefit Program (as defined herein) that is sponsored or maintained by the Company or any of its Subsidiaries, or for which the Company has or could have any material liability or obligation, contingent or otherwise. The term “Benefit Program” shall mean any benefit program that is sponsored, maintained, or contributed to, or is required to be contributed to, by the Company, or has been sponsored, maintained, or contributed to, or with respect to which the Company has or could have any liability or obligation (whether on an actual or contingent basis, including, without limitation, by or through an ERISA Affiliate) in connection with or for the benefit of any Employee or former employee (or individual service provider) of the Company, including, but not limited to:

(i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

(ii) any employment, consulting, separation, severance, retention, profit-sharing, savings, stock option, stock appreciation right, phantom stock, equity or equity-based compensation, phantom equity, collective bargaining agreement, change-in-control, bonus, incentive compensation, equity purchase right, salary continuation, severance pay, deferred compensation, supplemental income, vacation, paid-time off, sick leave, disability, death benefit, group welfare insurance, hospitalization, medical, dental, life, Code Section 125 “cafeteria” or “flexible” benefit, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement and each other compensation or benefit plan, policy, agreement, arrangement, program, practice or understanding, whether written or unwritten, which is not described in Section 4.17(a)(i).

(b) True, correct and complete copies of each material Benefit Program have been furnished to the Parent, as well as (i) the IRS Forms 1094-C and 1095-C filed with the IRS and provided to employees for the most recent tax year, (ii) with respect to each material Benefit Program for which such report is required to be filed, the most recent report on Form 5500, and (iii) the most recent determination letter (or opinion letter, if applicable) from the Internal Revenue Service for each material Benefit Program intended to be qualified under Section 401(a) of the Code has been furnished to the Parent. If a material Benefit Program has not been reduced to writing, a written summary of all material terms of such plan has been provided to the Parent.

(c) Each Benefit Program has been and currently is administered in compliance in all material respects with its terms, the applicable provisions of ERISA, any collective bargaining agreement, the Code, and all other applicable Laws.

(d) There are no Proceedings pending (other than routine claims for benefits) or, to the Knowledge of the Company or Newtek, threatened against, or with respect to, any Benefit Program or its assets, and, to the Knowledge of the Company or Newtek, no set of circumstances exists which may reasonably be expected to give rise to a Proceeding (other than routine claims for benefits), against any Benefit Program, any fiduciaries thereof with respect to their duties to the Benefit Program or the assets of any of the trusts under any Benefit Program, which in each case could reasonably be expected to result in any material liability to the Company.

(e) Neither the Company nor any of its ERISA Affiliates sponsors, contributes to or is required to contribute to or has sponsored, maintained or contributed to, or has been required to contribute to, or has any liability or obligation (whether on an actual or contingent basis) with respect to, any of the following: (A) any plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (B) any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of

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Section 4063 of ERISA, (C) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, (D) any “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, or (E) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) No circumstances exist that could result in, any Controlled Group Liability that would be, or could reasonably be expected to become, a material liability of the Parent or any of its Affiliates.

(g) The Company has no post-termination or post-retirement liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (or similar state Law) and at the sole expense of the electing individual.

(h) Each Benefit Program that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code, or (ii) is unfunded.

(i) Neither the Company nor, to the Knowledge of the Company or Newtek, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Benefit Programs or their related trusts, the Company, or any person that the Company has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(j) Each Benefit Program that is intended to be qualified under Section 401(a) of the Code (“Qualified Plan”) has received a favorable determination letter (or may rely upon a favorable opinion letter, if applicable) that has not been revoked, and there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or its related trust.

(k) Neither the execution of this Agreement, stockholder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will result in, or cause, (i) any increase in the amount or value of, any payment or benefit to any current or former employee, officer or director of the Company, including any severance, retention or change of control bonus or similar payments or (ii) accelerated vesting, funding (through a grantor trust or otherwise), delivery or time of payment to any current or former employee, officer or director of the Company of any payment or benefit. No amount or benefit paid or payable by the Company or that could otherwise be received on account of the Closing (whether in cash, in property, in the form of benefits or vesting in cash or property) in connection with the consummation of the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event), or any portion thereof, will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(l) Each Benefit Program that is a nonqualified deferred compensation plan (within the meaning of Code Section 409A) has been operated in compliance with Code Section 409A and the regulations and other authoritative guidance issued thereunder in all material respects, and the Company has no obligation to “gross-up” or otherwise indemnify any individual for the imposition of the excise taxes under Code Section 409A or Section 4999.

4.18 Labor Matters.

(a) Within ten days prior to the Execution Date, the Company has provided to the Parent a true and correct schedule (which schedule is contained within Section 4.18(a) of the Company Disclosure Schedule) as of such date setting forth the name of each Employee of the Company as of such date, and, with respect to each such Employee, his or her: (i) employing entity, (ii) job title, location of employment and full-time or part-time status, (iii) base annual salary (if paid by salary) or hourly rate of pay (if paid by an hourly rate), (iv) status as exempt or non-exempt under the FLSA and any other applicable, similar Laws, (v) total bonus compensation or other incentive compensation paid in 2023, (vi) bonus compensation and other incentive or other compensation paid, payable or potentially payable for 2024, (vii) hire date and service date (if different), (viii) accrued, unused paid time off of any sort (e.g. vacation, sick leave, etc.), (ix) if active or inactive and, if inactive, expected duration of leave, and (x) if employment requires now or in the future any visa sponsorship. Except as stated on Section 4.18(a) of the Company Disclosure Schedule, all Employees of the Company are employed with the Company on an at-will basis. No former employee of the Company has any right to recall or reemployment. Section 4.18(a) of the Company Disclosure Schedule lists any bonus, incentive, severance, retention, change in control, restrictive covenant, or other agreement providing for any penalty or other payment upon termination of employment applicable to each such Employee’s employment with the Company.

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(b) As of the date hereof, (i) the Company is not a party to or bound by any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated, (ii) no labor organization or group of employees of the Company has provided notice to the Company of a pending demand for recognition or certification, (iii) there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Company or Newtek, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, (iv) there are no pending or, to the Knowledge of the Company or Newtek, threatened union organizing activities with respect to the Company and no such activities have occurred within the past three years and (v) there is no labor strike, work stoppage, slowdown, lockout, arbitration, unfair labor practice charge or grievance, or other material labor dispute pending or, to the Knowledge of the Company or Newtek, threatened against or involving the Company, and no such dispute has occurred within the past three years.

(c) The Company is, and for at least the past four years has been, in compliance in all material respects with all Laws with respect to the employment or engagement of employees (including, without limitation, the FLSA and all such Laws regarding wages and/or hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, accommodation, recordkeeping, employee leave, Tax withholding and reporting, eligibility to be legally employed, break periods, reinstatement from leave, harassment or other training, use of consumer reports, WARN, pay equity, workers’ compensation, immigration, safety and Florida Statutes § 448.095) and has been in compliance, except for immaterial non-compliance, with all Contracts with Employees, former employees, and independent contractors. As of the Closing Date, each Employee and each other current and former employee or independent contractor of the Company who has provided services with respect to the Company will have been paid all wages, bonuses, compensation, and other sums owed to such Employee or other individual as of such date. All individuals employed by the Company are authorized to work in the United States or, if applicable, Canada under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Company or Newtek, threatened to make, any Claim that such individuals are not authorized to work in the United States. There has been no “mass layoff” or “plant closing” (as defined by WARN), reduction of employees’ hours by more than 50% (sufficient to trigger WARN), or other layoff or employment action that would cause any notice to be provided or liability under WARN or any other similar applicable Law with respect to the Company within the past five years.

(d) Section 4.18(d) of the Company Disclosure Schedule lists all currently engaged independent contractors of the Company who have performed services for the Company within the two years preceding the Execution Date, the compensation rate paid to each such independent contractor, and information with respect to the terms of the agreements with any such currently-engaged independent contractor. Each independent contractor who provides, or provided, services to the Company is, and has been, properly classified as an “independent contractor” under all applicable Laws and each Benefit Program.

(e) There are no, and in the past 12 months there have been no, claims, Proceedings or material actions pending or, to the Knowledge of the Company or Newtek, threatened by or before any Governmental Body brought by any former employee, Employee, or independent contractor, relating to labor or employment practices, or any alleged non-compliance with any Laws relating to labor or employment. During the past four years, to the Knowledge of the Company or Newtek, no former employee or Employee has made any sexual harassment claim against any Employee of the Company concerning or relating to such former employee’s or Employee’s employment with the Company. The Company is not engaged in any material dispute or controversy with any independent contractor.

(f) To the Knowledge of the Company or Newtek, no officer or executive of the Company: (i) has indicated any present intention to terminate his or her employment with the Company prior to or at Closing or within the first 12 months immediately following the Closing Date, or (ii) is party to or bound by any non-competition, non-solicitation, confidentiality, non-disclosure, no-hire, or similar agreement that could restrict such person in the performance of his or her duties for the Company or the ability of the Company to conduct its business.

(g) Except as set forth on Section 4.18(g) of the Company Disclosure Schedule, the Company has not paid, nor will it be required to pay, any bonus, fee, distribution, remuneration, or other compensation to any Person (other than salaries, wages or bonuses paid or payable in the ordinary course of business in accordance with current compensation levels and practices as set out on Section 4.18(a) of the Company Disclosure Schedule) as a result of the transactions contemplated by this Agreement or any contractual right triggered by any of the transactions contemplated by this Agreement.

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4.19 Affiliate Transactions. Except for employment relationships and compensation benefits, and travel advances in the ordinary course and as set forth on Section 4.19(a) of the Company Disclosure Schedule, no officer, director, equityholder, employee, partner or member of the Company, or any such Person’s immediate family (or any legal entity in which any such Person has the power to direct or control the actions of such legal entity) or any of their respective Affiliates (such persons, in relation to any entity, “Related Persons”) (i) to the Knowledge of the Company or Newtek, owes any material amount to the Company nor does the Company owe any material amount to, or has the Company committed to make any material loan or extend or guarantee material credit to or for the benefit of, any Related Person of the Company, (ii) to the Knowledge of the Company or Newtek, is involved in any material business arrangement or other material relationship with the Company (whether written or oral) entered into outside the ordinary course of the business, (iii) to the Knowledge of the Company or Newtek, owns any property that is used by the Company, (iv), to the Knowledge of the Company or Newtek, has any material claim or cause of action against the Company, or (iv) to the Knowledge of the Company or Newtek, owns any material direct or indirect interest of any kind in, or controls or is a manager, director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, service provider, customer, client, landlord, tenant, creditor or debtor of the Company (each, an “Affiliate Transaction”). Except as set forth on Section 4.19(b) of the Company Disclosure Schedule, no obligations, Contracts, or other liabilities exist between the Company, on the one hand, and Newtek or Newtek’s Affiliates (other than the Company), on the other hand, that will continue in effect subsequent to the Closing.

4.20 Insurance Coverage. The Company has made available to the Parent all insurance policies and all fidelity bonds under which the Company is the named insured as of the date hereof, a list of which is included on Section 4.20(a) of the Company Disclosure Schedule, and copies of all pending applications for such policies of insurance. Except as would not reasonably be expected to be material to the business of the Company, to the Knowledge of the Company, (i) no event directly relating to the Company has occurred within the past twelve months which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums under any such insurance policies held by the Company, (ii) excluding insurance policies that have expired and been replaced in the ordinary course of business consistent with past practices, no insurance policy has been cancelled within the last two years and no threat has been made to cancel any insurance policy of the Company during such period and (iii) no event has occurred, including the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under any such insurance policies. All policies of insurance to which the Company is a party, an insured or a beneficiary are valid and enforceable and are of the types and in the amounts customarily carried by Persons conducting a business similar to the Company.

4.21 Intellectual Property and Data Privacy.

(a) Section 4.21(a) of the Company Disclosure Schedule contains a complete and accurate list, as of the Execution Date hereof, of all Company Owned Intellectual Property that is (i) Registered (collectively, the “Registered Company Owned Intellectual Property”) or (ii) material proprietary Software.

(b) All Registered Company Owned Intellectual Property currently used in the business of the Company is subsisting and, to the Knowledge of the Company or Newtek, valid and enforceable. No Registered Company Owned Intellectual Property is subject to any outstanding order, judgment or decree issued by a Governmental Body restricting the use by the Company, or adversely affecting the validity or enforceability of, any such Registered Company Owned Intellectual Property.

(c) The Company owns all right, title and interest in and to, or otherwise possess valid licenses or other rights to use, all Intellectual Property Rights necessary for the operation of the business of the Company as presently conducted or as contemplated to be conducted, free and clear of all Liens (other than Permitted Liens). The consummation of the Transactions will not alter or impair the ownership or right of the Company to use any such Intellectual Property Rights or any component thereof.

(d) The operation of the business of the Company, as currently conducted, does not infringe upon, misappropriate, or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved and pending or, to the Knowledge of the Company or Newtek, threatened actions or claims, in each case, that allege that the Company has infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any third party,

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or that any of the Company Owned Intellectual Property is invalid, unenforceable, not owned or not owned exclusively by the Company. To the Knowledge of the Company or Newtek, no third party is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property.

(e) No Company Owned Intellectual Property is subject to any outstanding court order or decree by a Governmental Body restricting the use, sale, or exploitation thereof by the Company.

(f) The Company has maintained commercially reasonable practices to protect the confidentiality of the trade secrets and Software source code included in the Company Owned Intellectual Property and has required all employees and other Persons with access to such trade secrets or source code to execute contracts requiring them to maintain the confidentiality of any such information and to use such information only for the benefit of the Company and the Company’s customers.

(g) All current and former employees who contributed to the development of any Intellectual Property Rights that are material to the business of the Company and owned or purported to be owned by the Company have executed contracts that presently assign to the Company all of such Person’s interest in such Intellectual Property Rights, or a similar assignment of rights has occurred by operation of Law.

(h) The Company IT Systems are adequate, in all material respects, for the current requirements of the business of the Company as currently conducted, including in terms of functionality, capacity, and performance. The Company IT Systems have not, for the three-year period preceding the Execution Date, experienced a failure, virus, bug, breakdown, malfunction or breach, in each case, which has (i) caused material disruption or interruption to the use by the Company or the Company’s customers of the Company IT Systems, or (ii) resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Company or the Company’s customers. The Company has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. To the Knowledge of the Company or Newtek, the Company IT Systems do not contain any Malicious Code designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware, or data, or (iii) any other similar type of unauthorized activities. The Company has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the Company IT Systems from unauthorized use, access, or modification by third parties.

(i) The Software owned by the Company is not distributed to any third party with any Open Source Software in a manner that requires (i) the disclosure to any Person of any source code of any such Software or (ii) the licensing of any such source code for the purpose of making derivative works.

(j) All Company IT Systems owned or controlled or operated by the Company for the benefit of its customers (collectively, the “Company Hosting Computer Systems”) are in good working order and condition in all material respects. The Company lawfully owns, leases, or licenses all Company Hosting Computer Systems that are used in the operations of the business of the Company as of the date of this Agreement. The Company maintains reasonable and appropriate administrative, physical and technical security controls for the Company Hosting Computer Systems that are designed to safeguard the Company Hosting Computer Systems against the risk of business disruption arising from attacks (including virus, exploit and denial-of-service attacks) by, or unauthorized activities of, any employee or contractor of the Company or any other Person. To the Knowledge of the Company or Newtek, in the three-year period preceding the Execution Date there has been no successful unauthorized incidents of access, use, disclosure, modification or destruction of Personal Information on the Company Hosting Computer Systems or any Security Breach with respect to the Company Hosting Computer Systems that required notice to any third party. In the three-year period preceding the Execution Date, there have been no failure or malfunction of any Company Hosting Computer System, in each case which has caused a material disruption to the business operations of the Company. The Company is not in material breach of any of its contracts or licenses relating to Company Hosting Computer Systems.

(k) The use of the Company Data by the Company does not infringe or violate the rights of any person or otherwise violate any Law in any material respect. The Company has collected, stored, and processed Personal Information from distributors, resellers, partners or customers in accordance with all Privacy and Security Laws in all material respects and such Personal Information can be used by the Company after the Closing in substantially the same manner presently used. The Company does not transmit any Personal Information or other non-public Company Data of its distributors, resellers, partners, or end users across country borders, unless permitted by and in accordance

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with Privacy and Security Laws. The Company does not provide, nor has it been legally required to provide in the three year period preceding the Execution Date, any notice to Company Data owners in connection with any unauthorized access to, use or disclosure of Personal Information.

(l) The Company complies, and has at all times in the three-year period preceding the Execution Date, complied in all material respects with (i) all Privacy and Security Laws, (ii) all Privacy Policies of the Company, and (iii) its contractual obligations with respect to the Processing of Personal Information (collectively, “Company Privacy Commitments”). To the extent required by applicable Company Privacy Commitments, Personal Information is Processed by the Company in an encrypted manner. The Company has at all times in the three-year period preceding the Execution Date presented or otherwise made available a Privacy Policy of the Company to individuals prior to the collection of any Personal Information, and all such Privacy Policies are and have been accurate, consistent and complete and not misleading or deceptive (including by omission). With respect to Personal Information collected by or on behalf of the Company, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any Company Privacy Commitments or require the consent of any Person concerning such Person’s Personal Information. In the three year period preceding the Execution Date, the Company has entered into contracts with all of its Data Partners which comply in all material respects with Privacy and Security Laws, and to the Knowledge of the Company or Newtek, its Data Partners have at all such times during and pursuant to their contractual engagement by the Company, complied with the requirements of Privacy and Security Laws, including with respect to protection of Personal Information in a manner consistent with the Company Privacy Commitments.

(m) In the three-year period preceding the Execution Date, (i) the Company has implemented and maintained, at a minimum, reasonable security measures, including a written and comprehensive information security program, designed to: (A) protect and maintain the security of any Personal Information and to protect such Personal Information against any Security Breach, and (B) identify and address risks relating to Personal Information in their possession or control; and (ii) the Company and, to the Knowledge of the Company or Newtek, each of its Data Partners (with respect to Personal Information Processed by or on behalf of the Company), has not (A) experienced any Security Breach impacting the Company, (B) been required pursuant to any Privacy and Security Law to notify any customer, consumer, employee, Governmental Body, or other Person of any Security Breach or voluntarily elected to give any such notice, (C) been the subject of any inquiry, investigation or enforcement action of any Governmental Body with respect to compliance with any Privacy and Security Law, or (D) received any notice, request, claim, complaint, correspondence or other communication from any Governmental Body or owner of any Personal Information relating to any Security Breach or violation of any Privacy and Security Laws. Neither the Company nor any third-party acting at the direction or authorization of the Company, has paid any perpetrator of any actual or threatened Security Breach or cyberattack, including a ransomware attack or a denial-of-service attack.

4.22 Customers and Suppliers.

(a) Set forth on Section 4.22(a) of the Company Disclosure Schedule, are the 10 largest customers of the Company (“Top Customers”), by dollar volume, during the periods beginning (i) January 1, 2023 and ending on December 31, 2023 (the “2023 Top Customers”), and (ii) January 1, 2024 and ending on June 30, 2024 (the “2024 Top Customers”), and set forth opposite the name of each such Top Customer is the dollar amount of revenue attributable to such Top Customer for such periods. The Company is not engaged in any material dispute with any 2024 Top Customer, except as set forth on Section 4.22(a)(iii) of the Company Disclosure Schedule, no 2024 Top Customer has notified the Company that it intends to terminate, suspend or materially reduce its business relations with the Company, and to the Knowledge of the Company or Newtek, as of the Execution Date there is no reason why any 2024 Top Customer would terminate, suspend, or materially reduce its business relations with the Company after the Closing.

(b) Set forth on Section 4.22(b) of the Company Disclosure Schedule are the 10 largest suppliers and vendors of the Company (“Top Vendors”), by dollar volume, during the periods beginning (i) January 1, 2023 and ending on December 31, 2023 (the “2023 Top Vendors”), and (ii) January 1, 2024 and ending on June 30, 2024 (the “2024 Top Vendors”), and set forth opposite the name of each such Top Vendor is the dollar amount of costs attributable to such Top Vendor for such periods. The Company is not engaged in any material dispute with any 2024 Top Vendor, except as set forth on Section 4.22(b)(iii) of the Company Disclosure Schedule, no 2024 Top Vendor has notified the Company that it intends to terminate, suspend or materially reduce its business relations with the Company, and to the Knowledge of the Company or Newtek, as of the Execution Date there is no reason why any such 2024 Top Vendor would terminate, suspend or materially reduce its business relations with the Company after the Closing.

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(c) No material warranty claim is currently pending against the Company (excluding customer claims for normal rework in the ordinary course of business consistent with past experience in scope and amount).

4.23 Accounts and Notes Receivable and Payable.

(a) All accounts and notes receivable of the Company reflected on the Company Financial Statements: (i) have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms; and (ii) are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns, discounts or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable of the Company arising after December 31, 2023 are, to the Knowledge of the Company, bona fide and valid obligations arising from sales actually made or services actually performed. None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims, or (ii) represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

(b) All accounts payable of the Company reflected in the Company Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business consistent with past practice and have been paid or are not yet due and payable.

4.24 CARES Act and PPP Loan. Except as set forth on Section 4.25 of the Company Disclosure Schedule, the Company has not (a) received any funds or grants (including a PPP loan) under the CARES Act and COVID Relief Programs, (b) deferred any payroll Taxes, or (c) availed itself of any of the Tax deferral, credits or any other benefits pursuant to the CARES Act and COVID Relief Programs.

4.25 Bank Accounts. Section 4.26 of the Company Disclosure Schedule sets forth a true and complete list of each of the Company’s bank accounts, including lock-box accounts, and each safety deposit box. Such list also specifies the type of account (e.g., checking account, payroll, etc.) and the names and identification of all persons authorized to draw on, or who otherwise have access to, such accounts or such safety deposit boxes.

4.26 Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

4.27 Anti-Takeover Statutes. The approval of the Company Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law or any anti-takeover provision in the Company’s Organizational Documents that is applicable to the Company, the shares of Company Common Stock, this Agreement or the Transactions.

4.28 No Other Representations.

(a) Except for the representations and warranties contained in this Article IV and, with respect to Newtek, Article VI, (including, in each case, the related portions of the Company Disclosure Schedule) and in the Transaction Documents, neither Newtek, the Company nor any other person has made or makes any other express or implied representation or warranty at law or in equity, either written or oral, in respect of Newtek, the Company or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement and the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose). Any such other representation or warranty is hereby expressly disclaimed by Parent on behalf of itself and its Affiliates. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.29 shall limit, or shall be construed or deemed to limit in any way whatsoever, any right or remedy of any Person against any other Person in the event of Fraud.

(b) The Company and Newtek each acknowledge and agree that, except for the representations and warranties contained in Article V and in the Transaction Documents, neither the Parent, Merger Sub nor Second Merger Sub, nor any other person, has made or makes any other express or implied representation or warranty at law or in equity, either written or oral in respect of the Parent or its business or the Merger Sub or Second Merger Sub or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects

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in connection with this Agreement and the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose).

Article V
REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUBS

Except (a) as set forth in any Parent SEC Report (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by the Parent with the SEC and other publicly available documents furnished on or after December 31, 2022 and prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, other than, in each of the foregoing, any historical facts included therein), or (b) as set forth in the Parent Disclosure Schedule, each of the Parent, Merger Sub and Second Merger Sub represent and warrants to the Company and Newtek as follows as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date):

5.1 Organization; Qualification.

(a) Each of the Parent, Merger Sub and Second Merger Sub is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets, to carry on its business as now conducted, and is duly qualified, registered or licensed to do business as a foreign entity in each jurisdiction in which its ownership of property or conduct of business requires it to qualify or be licensed, except where the failure to be so duly qualified, registered or licensed would not (i) be or reasonably be expected to be material to the business of the Parent or (ii) individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(b) The Parent has provided to Newtek true and complete copies of the Organizational Documents of the Parent, and as of the Closing, will have provided to Newtek true and complete copies of the Organizational Documents of the Merger Sub and Second Merger Sub.

(c) The minute books and/or other corporate records of the Parent previously made available to Newtek contain, in all material respects, true, correct and complete records of all meetings and accurately reflect all other action of the stockholders or equity owners and board of directors (including committees thereof) or other governing body of the Parent. The stock certificate books, if any, and transfer ledgers of the Parent previously made available to Newtek are true, correct and complete in all material respects. All transfer taxes levied, if any, or payable with respect to all transfers of equity of the Parent, Merger Sub and Second Merger Sub prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

5.2 Authority; Enforceability. Each of the Parent, Merger Sub and Second Merger Sub has the requisite corporate or similar power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions, the execution and delivery by each of the Parent, Merger Sub and Second Merger Sub of the Transaction Documents to which it is, or will be, a party, and the consummation by each of the Parent, Merger Sub and Second Merger Sub of the Transactions, have been duly and validly authorized by the Parent, Merger Sub and Second Merger Sub, respectively, and other than the Parent Stockholder Approval at the Parent Stockholders Meeting, no other corporate or similar proceedings on the part of the Parent, Merger Sub and Second Merger Sub are necessary to authorize the Transaction Documents to which each of the Parent, Merger Sub and Second Merger Sub is, or will be, a party or to consummate the Transactions contemplated by or perform the obligations under the Transaction Documents to which each of the Parent, Merger Sub and Second Merger Sub is, or will be, a party.

(b) The Transaction Documents to which the Parent, Merger Sub and Second Merger Sub is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly and validly executed and delivered by each of the Parent, Merger Sub and Second Merger Sub, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which each of the Parent, Merger Sub and Second Merger Sub is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the legal, valid and binding agreement of the Parent, Merger Sub or Second Merger Sub, enforceable against such party in accordance with its terms, except as limited by Enforceability Exceptions.

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5.3 Non-Contravention. The execution, delivery and performance of the Transaction Documents to which the Parent, Merger Sub and Second Merger Sub is, or will be, a party, and the consummation by each of the Parent, Merger Sub and Second Merger Sub of the Transactions does not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of the Parent, Merger Sub or Second Merger Sub, (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration (with or without the giving of notice, or the passage of time or both) under, materially impair the rights of the Parent, Merger Sub and Second Merger Sub or any of the assets of the Parent, Merger Sub and Second Merger Sub under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any of the terms, conditions or provisions of any Parent Material Contract, (c) assuming compliance with the matters referred to in Section 5.4, conflict with or violate any Law to which the Parent, Merger Sub or Second Merger Sub is subject or by which any of the Parent’s, Merger Sub’s or Second Merger Sub’s properties or assets is bound, (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of the Parent, Merger Sub or Second Merger Sub, or (e) assuming compliance with the matters referred to in Section 5.4, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Parent, or that otherwise relates to the business of, or any of the assets owned or used by, the Parent other than, in the cases of clauses (b) and (d), such conflicts, breaches, violations, defaults, terminations, cancellations, modifications, amendments, revocations, suspensions, accelerations or events that would not, individually or in the aggregate, be or would reasonably be expected to be material to the business of the Parent.

5.4 Consents and Approvals. The execution, delivery and performance of the Transaction Documents to which the Parent, Merger Sub or Second Merger Sub is, or will be, a party, and the consummation by the Parent, Merger Sub or Second Merger Sub of the Transactions do not and will not, require any Consent, waiver, approval, Order, Permit, or authorization of, or declaration or filing with or notification to, any Person on the part of the Parent, Merger Sub or Second Merger Sub, except for (a) the mailing of the Proxy Statement (or such other filings with the SEC as may be required under applicable Law), the Parent Stockholder Approval, and the Certificate of Designation, (b) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder and under state securities or “blue sky” laws, as may be required in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents, (c) such filings, notices, approvals or consents required under the rules and regulations of the SEC or any other applicable regulatory organization, and (d) any filings required to be made with The Nasdaq Capital Market to maintain the listing of Parent Common Stock.

5.5 Capitalization.

(a) The authorized capital stock of the Parent consists of (i) 25,000,000 shares of common stock, par value $0.001 and (ii) 10,000,000 shares of preferred stock, par value $0.001. As of the close of business on August 9, 2024, (x) 9,222,157 shares of Parent Common Stock are issued and outstanding (excluding 641,963 shares of Parent Common Stock that are held by the Parent in treasury) and (y) no shares of Parent Preferred Stock are issued and outstanding.

(b) The authorized capital stock of Merger Sub consists of 200 shares of common stock, no par value. As of the close of business on August 9, 2024, the Parent owns 100% of the equity interests.

(c) As of the close of business on August 9, 2024, the Parent owns 100% of the equity interests of Second Merger Sub.

(d) The shares of Parent Preferred Stock constituting the Stock Consideration and any shares of Parent Preferred Stock constituting Earn-Out Stock Consideration Amount will be, when issued pursuant to the terms of the Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any option, call, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law or the Parent’s Organizational Documents and free of all Liens other than restrictions on transfer imposed by state and federal securities Laws and restrictions pursuant to the Registration Rights Agreement. For the avoidance of doubt, such shares of Stock Consideration and of Earn-Out Stock Consideration Amount will be, when issued, (i) characterized as “restricted securities” under state and federal securities Laws and

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may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws, and (ii) subject to the lock-up provisions set forth in the Registration Rights Agreement.

5.6 Subsidiaries. Section 5.6 of the Parent Disclosure Schedule contains a complete and accurate list of each Entity in which the Parent owns (beneficially or of record), directly or indirectly, any equity interests.

5.7 Taxes.

(a) All Tax Returns required to be filed by or with respect to the Parent and its Subsidiaries have been timely filed (taking into account extensions of time for filing) and all such Tax Returns are complete and correct in all material respects. All Taxes that are due and payable by the Parent and its Subsidiaries have been paid in full, except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. All estimated Tax payments required to be filed by or with respect to the Parent and its Subsidiaries sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Parent and its Subsidiaries, as applicable.

(b) There is no outstanding claim, deficiency or assessment against the Parent or any of its Subsidiaries for any Taxes that has been asserted in writing by any Governmental Body, and no written claim has been made, within the preceding four years, by a Governmental Body in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax returns or pay Taxes that it is obligated to file Tax Returns or pay Taxes in such jurisdiction. There is no pending audit, examination, or other proceeding (and the Parent or any of its Subsidiaries has not received notice in writing of any proposed or threatened audit, examination or other proceeding) relating to the assessment or collection of any Taxes due from the Parent or any of its Subsidiaries.

(c) All Taxes required to be withheld, collected, or deposited by or with respect to the Parent and its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

(d) There are no outstanding agreements or waivers extending the time for the assessment or payment of any Taxes of the Parent or any of its Subsidiaries.

(e) There are no Liens (other than Permitted Liens) on any of the assets of the Parent or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(f) Except as set forth on Section 5.7(f) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States or been subject to any income tax obligation in any such country. Neither Parent nor any of its Subsidiaries has participated, or is currently participating, in any “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2). The Parent and its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(g) Neither Parent nor any of its Subsidiaries has previously been a member of a U.S. affiliated group electing to file a consolidated Tax Return (other than a group of which the Parent or its Subsidiaries, as applicable, is the common parent).

(h) Neither Parent nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt, (i) any such agreement or arrangement solely between or among the Parent and its Subsidiaries, or (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). Neither Parent nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Parent or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(i) Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Pre-Closing Taxable Period, (ii) “closing

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agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) executed prior to the Closing, (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) made or existing prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount or deferred revenue received or accrued prior to the Closing, or (vi) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law).

(j) Neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(k) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) Second Merger Sub is disregarded as an entity separate from its owner for federal income tax purposes under Treasury Regulations Section 301.7701-3.

Notwithstanding anything to the contrary contained in this Agreement: (i) nothing in this Agreement (including this Section 5.7) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute (including amounts related to losses, basis, credits or any other similar item) with respect to the Parent or any of its Subsidiaries; and (ii) the representations and warranties in this Section 5.7 refer only to activities prior to the Closing and shall not serve as representations and warranties regarding Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date.

5.8 Parent SEC Reports; Financial Statements; Accountants.

(a) The Parent has timely filed or otherwise furnished all forms, reports, registration statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) required to be filed or furnished by it with the SEC since December 31, 2022.

(b) Each of the Parent’s forms, reports, registration statements and other documents filed or furnished by the Parent with the SEC since December 31, 2022 (such forms, reports, registration statements and other documents are collectively referred to herein as the “Parent SEC Reports”) (i) as of the date of the filing thereof (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The consolidated financial statements of the Parent included in the Parent SEC Reports (the “Parent Consolidated Financial Statements”), including all notes and schedules thereto, complied as to form in all material respects, when filed or if amended prior to the Closing Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP as in effect from time to time applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Parent as of their respective dates and the results of operations of the Parent for the periods presented therein.

(d) The Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The disclosure controls and procedures of the Parent are reasonably designed to ensure that all material information required to be disclosed by the Parent in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods

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specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to management of the Parent as appropriate to allow timely decisions regarding required disclosures. All books, records and accounts of the Parent are accurate and complete and are maintained in all material respects in accordance with good business practice and all applicable Laws.

(e) The Parent has no liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto), except (i) liabilities or obligations reflected on or reserved against on the Parent Consolidated Financial Statements, or (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent Parent Consolidated Financial Statements that are not material, individually or in the aggregate, to the Parent.

(f) The Parent is not a party to, and does not have any commitment to become a party to (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Parent, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand), or (ii) any “off-balance sheet arrangements” (as defined in Item 2.03(d) of Form 8-K under the Exchange Act or as described in Instruction 8 to Item 303(b) of Regulation S-K promulgated by the SEC).

(g) The Parent has no Indebtedness.

(h) Neither the Parent nor any director or executive officer thereof has, and, to the Knowledge of the Parent, no other officer, employee or accountant of the Parent has, received any material complaint, allegation, assertion or claim that the Parent has engaged in improper, illegal or fraudulent accounting or auditing practices. No attorney representing the Parent has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Parent or any of their respective officers, directors, employees or agents to the board of directors or any committee thereof.

(i) All accounts payable and notes payable by the Parent to third parties have arisen in the ordinary course of business consistent with past practice.

5.9 Listing. The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on The Nasdaq Capital Market. No Order of the SEC or The Nasdaq Capital Market preventing or suspending trading in the Parent Common Stock has been issued and is continuing, and no proceedings for such purpose are, to the Knowledge of the Parent, pending, contemplated, or threatened.

5.10 Proceedings; Orders. Except as set forth on Section 5.10(a) of the Parent Disclosure Schedule, there is no, and for the past three years there has not been any, Proceeding ongoing, pending, threatened in writing or, to the Knowledge of the Parent, otherwise threatened against the Parent (or ongoing, pending, threatened in writing, or, to the Knowledge of the Parent, otherwise threatened, against any of the officers, managers, directors or Employees of the Parent with respect to their business activities on behalf of the Parent), or to which the Parent is otherwise a party before any Governmental Body, nor is there any reasonable basis for any such Proceeding. Except as set forth on Section 5.10(b) of the Parent Disclosure Schedule, the Parent is not subject to any Order, and the Parent is not in breach or violation of any Order, in each case that would reasonably be expected to be, individually or in the aggregate, material to the business of the Parent. Except as set forth on Section 5.10(c) of the Parent Disclosure Schedule, the Parent is not engaged in any Proceeding to recover monies due to it or for damages sustained by it, in each case that would reasonably be expected to be, individually or in the aggregate, material to the business of the Parent. There are no Proceedings pending or, to the Knowledge of the Parent, threatened against the Parent or to which the Parent is otherwise a party relating to this Agreement or any Transaction Document or the transactions contemplated hereby or thereby.

5.11 Compliance with Law.

(a) The Parent is and has, since January 1, 2021, been in compliance in all material respects with all Laws applicable to its properties, operations or assets, or the conduct of its business. The Parent has not received any notice of, or been charged with, the violation of any Laws. To the Knowledge of the Parent, (i) the Parent is not under investigation with respect to the violation of any Laws, and (ii) there are no facts or circumstances which could reasonably form the basis for any such violation. The Parent is duly licensed under Law and possesses all material Permits necessary for the conduct of the business of the Parent, and the Parent is in compliance in all material respects with such Permits.

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(b) In the past three years, none of the Parent or, to the Knowledge of the Parent, any current or former directors, officers, agents, employees, shareholders or any other Person, in each case acting for or on behalf of the Parent, (i) is in violation of the Anti-Corruption Laws, (ii) has offered, promised, or given anything of value, directly or indirectly, to a Person in violation of applicable Anti-Corruption Laws, (iii) has used or caused to be used, directly or indirectly, any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (iv) has made or caused to be made, directly or indirectly, any unlawful payment to any Government Official, (v) has taken or caused to be taken, directly or indirectly, any corrupt action in furtherance of any offer, payment, promise to pay, or authorization of the payment of any money or anything of value, or any action in furtherance of any offer, gift, promise to give, or authorization of the giving of anything of value, to any Government Official, or to any Person while knowing that all or some portion of the consideration remitted to that Person will be offered, paid, promised, or given to a Government Official, for the purposes of inducing or influencing a Government Official to do or refrain from doing any official act, in order to assist in obtaining or retaining business or directing business to any Person, or securing any improper advantage, and none of the current directors or officers of the Parent is a Government Official.

(c) Neither the Parent nor any of its Affiliates has received notice that the Parent has been the subject of any investigation, complaint or claim of any violation of any Anti-Corruption Laws, or any similar applicable law by any Governmental Body. The operations of the Parent are, and have been conducted, since January 1, 2021, in material compliance with all applicable anti-money laundering Laws.

(d) Neither the Parent nor any of its directors, officers, or employees is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions. To the Knowledge of the Parent, neither the Parent nor any of its directors, officers or employees has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.

(e) The Parent is and has been in compliance with all applicable Export Control Laws and all applicable Sanctions. The Parent has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and applicable Export Control Laws and Sanctions.

5.12 Absence of Certain Changes. (a) From December 31, 2023, (i) except as expressly contemplated by this Agreement, the business of the Parent has been conducted in the ordinary course of business consistent with past practice, and (ii) there have not occurred any changes, events, circumstances, occurrences, effects or developments that have had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect and (b) from December 31, 2023, to the Execution Date, no action has been taken by the Parent that, if taken after the Execution Date without the written consent of the Parent, would constitute a breach of any of the covenants set forth in Section 7.27(b). Since December 31, 2023, there has not occurred any damage, destruction or casualty loss resulting in damages exceeding $100,000 in the aggregate (whether or not covered by insurance) with respect to any individual asset owned or operated by the Parent.

5.13 Material Contracts. The Parent or its Subsidiaries or Affiliates have duly performed and complied in all material respects with their respective obligations under each Parent Material Contract to which the Parent (or its Subsidiary or Affiliate thereof) is a party. Each of the Parent Material Contracts is in full force and effect and constitutes the legal, valid and binding obligation of the Parent or its Subsidiary or Affiliates that is party thereto and, to the Knowledge of the Parent, the other parties thereto in accordance with their respective terms. None of the Parent or any of its Subsidiaries or Affiliates has received any notice of termination or default from any other party to such Parent Material Contract, and to the Knowledge of the Parent, no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Parent Material Contract. None of the Parent or any of its Subsidiaries or Affiliates, and to the Knowledge of the Parent, no other party to any such Parent Material Contract, is in material default of its obligations thereunder. The Parent has made available to Newtek and the Company true, correct and complete copies (or, to the extent any Parent Material Contract is oral, an accurate and comprehensive summary of the material terms thereof) of all of the Parent Material Contracts, together with all amendments, modifications or supplements thereto.

5.14 Affiliate Transactions. Except for employment relationships and compensation benefits, and travel advances in the ordinary course, no Related Person of the Parent (i) owes any amount to the Parent nor does the Parent owe any amount to, or has the Parent committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) to the Knowledge of the Parent, is involved in any business arrangement or other relationship

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with the Parent (whether written or oral), (iii) to the Knowledge of the Parent, owns any property or right, tangible or intangible, that is used by the Parent, (iv) to the Knowledge of the Parent, has any claim or cause of action against the Parent, or (v) to the Knowledge of the Parent, is party to an Affiliate Transaction with the Parent. Any transaction between any Related Person, on the one hand, and the Parent, on the other hand, has been conducted at arms’ length and in compliance with all applicable Laws. No obligations, Contracts, or other liabilities exist between the Parent, on the one hand, and the Parent’s Affiliates (other than the Parent), on the other hand, that will continue in effect subsequent to the Closing.

5.15 Permits. Section 5.15 of the Parent Disclosure Schedule sets forth all material Permits held by the Parent, which are all of the Permits required for the Parent to conduct the Business as currently, or as currently intended to be, conducted (the “Parent Permits”). The Parent is in compliance in all material respects with the Parent Permits, all of which are in full force and effect, and has filed all material registrations, reports, and documents, in each case, that are necessary or required in connection with the conduct of its business or the ownership, lease, use or operation of its assets or properties under applicable Laws. The Parent is not in default under or in violation of any Parent Permits, and, to the Knowledge of the Parent, no event or condition exists that, with or without notice or lapse of time or both, would constitute a default or violation of any term, condition or provision of any Parent Permit and, to the Knowledge of the Parent, there are no facts or circumstances which could form the basis for any such default or violation. There are no Proceedings pending or, to the Knowledge of the Parent, threatened, relating to the suspension, revocation, or modification of any Parent Permit. None of the Parent Permits will be impaired or in any way affected by the consummation of the transactions contemplated by this Agreement. The Parent has not received any written notice, or to Knowledge of the Parent, oral notice, from any Governmental Body regarding (a) any actual or alleged violation of or failure to comply with any term or requirement of any Parent Permit, or (b) any actual revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Parent Permit.

5.16 Insurance Coverage. Set forth on Section 5.16(a) of the Parent Disclosure Schedule is a list of all insurance policies and all fidelity bonds held by or applicable to the Parent. Parent has also provided all pending applications for insurance coverage. Except as would not reasonably be expected to be material to the business of the Parent, to the Knowledge of the Parent, (i) no event directly relating to the Parent has occurred within the past twelve months which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums under any such insurance policies held by the Parent, (ii) excluding insurance policies that have expired and been replaced in the ordinary course of business consistent with past practices, no insurance policy has been cancelled within the last two years and no threat has been made to cancel any insurance policy of the Parent during such period and (iii) no event has occurred, including the failure by the Parent to give any notice or information or the Parent giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Parent under any such insurance policies. All policies of insurance to which the Parent is a party, an insured or a beneficiary are valid and enforceable and are of the types and in the amounts customarily carried by Persons conducting a business similar to the Parent.

5.17 Intellectual Property and Data Privacy.

(a) Section 5.17(a) of the Parent Disclosure Schedule contains a complete and accurate list, as of the Execution Date, of all Parent Owned Intellectual Property that is (i) Registered (collectively, the “Registered Parent Owned Intellectual Property”) or (ii) material proprietary Software.

(b) All Registered Parent Owned Intellectual Property currently used in the business of the Parent is subsisting and, to the Knowledge of the Parent, valid and enforceable. No Registered Parent Owned Intellectual Property is subject to any outstanding order, judgment or decree issued by a Governmental Body restricting the use by the Parent, or adversely affecting the validity or enforceability of, any such Registered Parent Owned Intellectual Property.

(c) The Parent owns all right, title and interest in and to, or otherwise possesses valid licenses or other rights to use, all Intellectual Property Rights necessary for the operation of the business of the Parent as presently conducted or as contemplated to be conducted, free and clear of all Liens (other than Permitted Liens). The consummation of the Transactions will not alter or impair the ownership or right of the Parent to use any such Intellectual Property Rights or any component thereof.

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(d) The operation of the business of the Parent, as currently conducted, does not infringe upon, misappropriate, or otherwise violate any Intellectual Property Rights of any third party. There are no unresolved and pending or, to the Knowledge of the Parent, threatened actions or claims, in each case, that allege that the Parent has infringed, misappropriated, or otherwise violated the Intellectual Property Rights of any third party, or that any of the Parent Owned Intellectual Property is invalid, unenforceable, not owned or not owned exclusively by the Parent. Except as set forth on Section 5.17(d) of the Parent Disclosure Schedule, to the Knowledge of the Parent, no third party is infringing, misappropriating or otherwise violating any Parent Owned Intellectual Property.

(e) No Parent Owned Intellectual Property is subject to any outstanding court order or decree by a Governmental Body restricting the use, sale, or exploitation thereof by the Parent.

(f) The Parent has maintained commercially reasonable practices to protect the confidentiality of the trade secrets and Software source code included in the Parent Owned Intellectual Property and have required all employees and other Persons with access to such trade secrets or source code to execute contracts requiring them to maintain the confidentiality of any such information and to use such information only for the benefit of the Parent and the Parent’s customers.

(g) All current and former employees who contributed to the development of any Intellectual Property Rights that are material to the business of the Parent and owned or purported to be owned by the Parent have executed contracts that presently assign to the Parent all of such Person’s interest in such Intellectual Property Rights, or a similar assignment of rights has occurred by operation of Law.

(h) The Parent IT Systems are adequate, in all material respects, for the current requirements of the business of the Parent as currently conducted, including in terms of functionality, capacity, and performance. The Parent IT Systems have not, for the three-year period preceding the Execution Date, experienced a failure, virus, bug, breakdown, malfunction or breach, in each case, which has (i) caused material disruption or interruption to the use by the Parent or the Parent’s customers of the Parent IT Systems, or (ii) resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Parent or Parent’s customers. The Parent has taken commercially reasonable steps to provide for the backup and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. To the Knowledge of the Parent, the Parent IT Systems do not contain any Malicious Code designed to permit (x) unauthorized access to a computer or network, (y) unauthorized disablement or erasure of software, hardware, or data, or (z) any other similar type of unauthorized activities. The Parent has taken commercially reasonable technical, administrative, and physical measures to protect the integrity and security of the Parent IT Systems from unauthorized use, access, or modification by third parties.

(i) The Software owned by the Parent is not distributed to any third party with any Open Source Software in a manner that requires (i) the disclosure to any Person of any source code of any such Software or (ii) the licensing of any such source code for the purpose of making derivative works.

(j) All Parent IT Systems owned or controlled or operated by the Parent for the benefit of its customers (collectively, the “Parent Hosting Computer Systems”) are in good working order and condition in all material respects. The Parent lawfully owns, leases, or licenses all Parent Hosting Computer Systems that are used in the operations of the business of the Parent as of the date of this Agreement. The Parent maintains reasonable and appropriate administrative, physical and technical security controls for the Parent Hosting Computer Systems that are designed to safeguard the Parent Hosting Computer Systems against the risk of business disruption arising from attacks (including virus, exploit and denial-of-service attacks) by, or unauthorized activities of, any employee or contractor of the Parent or any other Person. To the Knowledge of the Parent, in the three-year period preceding the Execution Date, there has been no successful unauthorized incidents of access, use, disclosure, modification or destruction of Personal Information on the Parent Hosting Computer Systems or any Security Breach with respect to the Parent Hosting Computer Systems that required notice to any third party. In the three-year period preceding the Execution Date, there has been no failure or malfunction of any Parent Hosting Computer System, in each case which has caused a material disruption to the business operations of the Parent. The Parent is not in material breach of any of its contracts or licenses relating to Parent Hosting Computer Systems.

(k) The use of the Parent Data by the Parent does not infringe or violate the rights of any person or otherwise violate any Law. The Parent has collected, stored, and processed Personal Information from distributors, resellers, partners or customers in accordance with all Privacy and Security Laws and such Personal Information can

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be used by the Parent after the Closing in substantially the same manner presently used. The Parent does not transmit any Personal Information or other non-public Parent Data of its distributors, resellers, partners, or end users across country borders, unless permitted by and in accordance with Privacy and Security Laws. The Parent does not provide, nor has it been legally required to provide in the three) year period preceding the Execution Date, any notice to Parent Data owners in connection with any unauthorized access to, or use or disclosure of Personal Information.

(l) The Parent complies, and has at all times in the three-year period preceding the Execution Date, complied in all material respects with (i) all Privacy and Security Laws, (ii) all Privacy Policies of the Parent, and (iii) its contractual obligations with respect to the Processing of Personal Information (collectively, the “Parent Privacy Commitments”). To the extent required by applicable Parent Privacy Commitments, Personal Information is Processed by the Parent in an encrypted manner. The Parent has at all times in the three-year period preceding the Execution Date, presented or otherwise made available a Privacy Policy of the Parent to individuals prior to the collection of any Personal Information, and all such Privacy Policies are and have been accurate, consistent and complete and not misleading or deceptive (including by omission). With respect to Personal Information collected by or on behalf of the Parent, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any Parent Privacy Commitments or require the consent of any Person concerning such Person’s Personal Information. In the three year period preceding the Execution Date, the Parent has entered into contracts with all of its Data Partners which comply in all material respects with Privacy and Security Laws, and to the Knowledge of the Parent, its Data Partners have at all times during and pursuant to their contractual engagement by the Parent, complied with the requirements of Privacy and Security Laws, including with respect to protection of Personal Information in a manner consistent with the Parent Privacy Commitments.

(m) In the three-year period preceding the Execution Date, (i) The Parent has implemented and maintained, at a minimum, reasonable security measures, including a written and comprehensive information security program, designed to: (A) protect and maintain the security of any Personal Information and to protect such Personal Information against any Security Breach, and (B) identify and address risks relating to Personal Information in their possession or control, and (ii) the Parent and, to the Knowledge of the Parent, each of its Data Partners (with respect to Personal Information Processed by or on behalf of the Parent), has not (A) experienced any Security Breach, (B) been required pursuant to any Privacy and Security Law to notify any customer, consumer, employee, Governmental Body, or other Person of any Security Breach, (C) been the subject of any inquiry, investigation or enforcement action of any Governmental Body with respect to compliance with any Privacy and Security Law, or (D) received any notice, request, claim, complaint, correspondence or other communication from any Governmental Body or owner of any Personal Information relating to any Security Breach or violation of any Privacy and Security Laws. Neither the Parent nor any third-party acting at the direction or authorization of the Parent, has paid any perpetrator of any actual or threatened Security Breach or cyberattack, including a ransomware attack or a denial-of-service attack.

5.18 Parent Board Approval. The board of directors of the Parent (the “Parent Board”), by unanimous written consent or by resolutions duly adopted by a unanimous vote at a meeting of the Parent Board, duly called and held and, not subsequently rescinded or modified in any way, has (a) determined that this Agreement and the Transactions and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein and in the Certificate of Designation, are fair to, and in the best interests of, Parent and the stockholders of the Parent, (b) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by hereby and the Parent Stock Issuance, upon the terms and subject to the conditions set forth herein, (c) directed the Company to pursue the Divestiture Transaction and to negotiate an agreement or agreements relating to the Divestiture Transaction (collectively, the “Divestiture Agreement”) and determined that the pursuit of the Divestiture Transaction and negotiation of the Divestiture Agreement would be in the best interests of the Parent and its stockholders, (d) directed that the Parent Stock Issuance and the Divestiture Transaction be submitted to a vote of the stockholders of the Parent for adoption at the Parent Stockholders Meeting, and (e) resolved to recommend that the stockholders of the Parent’s vote in favor of approval of the Parent Stock Issuance and the Divestiture Transaction (collectively, the “Parent Board Recommendation”).

5.19 Private Placement. Assuming the accuracy of the representations and warranties of Newtek set forth in Article VI, no registration under the Securities Act is required for the issuance of the Stock Consideration by the Parent as contemplated hereby. The issuance of the Stock Consideration pursuant to the terms and conditions of this Agreement (including, for the avoidance of doubt, following Parent Stockholder Approval) will not contravene the rules and regulations of The Nasdaq Capital Market.

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5.20 Brokers’ Fee. Except as set forth on Section 5.20 of the Parent Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent, Merger Sub or Second Merger Sub.

5.21 Investment Company Act. None of the Parent, Merger Sub or Second Merger Sub are, nor will any of the Parent, Merger Sub or Second Merger Sub become after giving effect to the transactions contemplated by this Agreement, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

5.22 Labor Matters.

(a) Except as stated on Section 5.22(a) of the Parent Disclosure Schedule, all Parent Employees are employed with the Parent on an at-will basis. No former employee of the Parent has any right to recall or reemployment. Section 5.22(a) of the Parent Disclosure Schedule lists any employment, consulting, bonus, incentive, severance, retention, change in control, restrictive covenant, or other agreement applicable to each such Parent Employee’s employment with the Parent. The Parent Employees constitute all of the individuals required to manage and operate the businesses of the Parent as presently managed and operated.

(b) As of the date hereof, (i) the Parent is not a party to or bound by any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated, (ii) no labor organization or group of employees of the Parent has provided notice to the Parent of a pending demand for recognition or certification, (iii) there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Knowledge of the Parent, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, (iv) there are no pending or, to the Knowledge of the Parent, threatened union organizing activities with respect to the Parent and no such activities have occurred within the past three years and (v) there is no labor strike, work stoppage, slowdown, lockout, arbitration, unfair labor practice charge or grievance, or other material labor dispute pending or, to the Knowledge of the Parent, threatened against or involving the Parent, and no such dispute has occurred within the past three years.

(c) The Parent is, and for at least the past four years has been, in compliance in all material respects with all applicable Laws with respect to the employment or engagement of employees (including, without limitation, the FLSA and all such Laws regarding wages and/or hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, accommodation, recordkeeping, employee leave, Tax withholding and reporting, eligibility to be legally employed, break periods, reinstatement from leave, harassment or other training, use of consumer reports, WARN, pay equity, workers’ compensation, immigration, and safety) and has been in compliance, except for immaterial non-compliance, with all Contracts with Parent Employees, former employees, and independent contractors. As of the Closing Date, each Parent Employee and each other current and former employee or independent contractor of the Parent who has provided services with respect to the Parent will have been paid all wages, bonuses, compensation, and other sums owed to such Parent Employee or other individual as of such date. All individuals employed by the Parent are authorized to work in the United States or, if applicable, Canada under all federal and applicable state immigration Laws and no Person has made, or to the Knowledge of the Parent, threatened to make, any Claim that such individuals are not authorized to work in the United States. There has been no “mass layoff” or “plant closing” (as defined by WARN), reduction of employees’ hours by more than 50% (sufficient to trigger WARN), or other layoff or employment action that would cause any notice to be provided or liability under WARN or any other similar applicable Law with respect to the Parent within the past five years.

(d) Each independent contractor who provides, or provided, services to the Parent is, and has been, properly classified as an “independent contractor” under all applicable Laws.

(e) There are no, and in the past 12 months there have been no claims, Proceedings or material actions pending or, to the Knowledge of the Parent, threatened by or before any Governmental Body brought by any former employee, Parent Employee, or independent contractor, relating to labor or employment practices, or any alleged non-compliance with any Laws relating to labor or employment. During the past four years, to the Knowledge of the Parent, no former employee or Parent Employee has made any sexual harassment claim against any Parent Employee concerning or relating to such former employee’s or Parent Employee’s employment with the Parent. The Parent is not engaged in any material dispute or controversy with any independent contractor.

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(f) To the Knowledge of the Parent, no officer, executive or key employee of the Parent: (i) has any present intention to terminate his or her employment with the Parent within the first 12 months immediately following the Closing Date, or (ii) is party to or bound by any non-competition, non-solicitation, confidentiality, non-disclosure, no-hire, or similar agreement that could restrict such person in the performance of his or her duties for the Parent or the ability of the Parent to conduct its business.

5.23 Anti-Takeover Statutes. The approval of the Parent Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law or any anti-takeover provision in the Parent’s Organizational Documents that is applicable to the Parent, the shares of Parent Common Stock and Parent Preferred Stock, this Agreement or the Transactions.

5.24 Formation of Merger Subs. Merger Sub and Second Merger Sub have been formed for the sole and exclusive purpose of acquiring and holding the Company through the Mergers, and, at all times from the time of the formation of Merger Sub and Second Merger Sub through the Closing, Merger Sub and Second Merger Sub will not and have not engaged in any activities other than such acquisition and holding activities, including any activities with any Person and do not have, and have not had at any time, any liabilities.

5.25 No Other Representations.

(a) Except for the representations and warranties contained in this Article V and in the Transaction Documents, neither the Parent, Merger Sub nor Second Merger Sub, nor any other person, has made or makes any other express or implied representation or warranty at law or in equity, either written or oral in respect of the Parent or its business or the Merger Sub or Second Merger Sub or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement and the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose. Any such other representation or warranty is hereby expressly disclaimed by each of the Company and Newtek on behalf of itself and its respective Affiliates. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.26 shall limit, or shall be construed or deemed to limit in any way whatsoever, any right or remedy of any person against any other person in the event of Fraud.

(b) Each of the Parent, Merger Sub and Second Merger Sub acknowledge and agree that except for the representations and warranties contained in Article IV and Article VI (including the related portions of the Company Disclosure Schedule) and in the Transaction Documents, neither Newtek, the Company nor any other person has made or makes any other express or implied representation or warranty at law or in equity, either written or oral, in respect of Newtek, the Company or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement and the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose).

Article VI
REPRESENTATIONS AND WARRANTIES OF Newtek

Except as set forth (a) in the Company Disclosure Schedule or (b) in each of Newtek SEC Reports, Newtek represents and warrants to the Parent as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date):

6.1 Authority; Enforceability.

(a) Newtek is a corporation, validly existing and in good standing under the Laws of the State of Maryland and has full corporate power and authority to execute and deliver the Transaction Documents to which it is, or will be, a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which Newtek is, or will be a party, and the consummation of the transactions contemplated hereby and thereby and the performance of the obligations under the Transaction Documents, has been duly authorized and approved by all required corporate action on the part of Newtek.
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(b) The Transaction Documents to which Newtek is, or will be, a party have been (or will be when executed and delivered at the Closing) duly and validly executed and delivered by Newtek, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which Newtek is, or will be a party, constitutes (or will constitute when executed and delivered at the Closing) the legal, valid and binding agreement of Newtek, enforceable against Newtek in accordance with its terms and conditions, subject to the Enforceability Exceptions.

6.2 Non-Contravention. The execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by Newtek of the Transactions do not and will not: (a) conflict with or result in any breach of or violate (with or without the giving of notice, or the passage of time or both) any provision of the Organizational Documents of Newtek, (b) conflict with or result in any breach of or violate or constitute a default (or an event that with the giving of notice or the passage of time or both would give rise to a default) under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration (with or without the giving of notice, or the passage of time or both) under any Material Contract to which Newtek is a party, (c) assuming compliance with the matters referred to in Section 6.3, conflict with or violate any Law to which Newtek is subject or by which any of Newtek’s properties or assets is bound, or (d) constitute (with or without the giving of notice or the passage of time or both) an event which would result in the creation of any Lien (other than Permitted Liens) on any asset of Newtek other than, in the cases of clauses (b), (c) and (d), such conflicts, breaches, violations, defaults, terminations, cancellations, modifications, amendments, revocations, suspensions, accelerations or events that would not, individually or in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect on Newtek.

6.3 Consents and Approvals. The execution, delivery and performance of the Transaction Documents to which it is, or will be, a party, and the consummation by Newtek of the Transactions does not and will not, require any written Consent, waiver, approval, Order, Permit, or authorization of, or declaration or filing with or notification to, any Governmental Body on the part of Newtek, except as set forth on Section 6.3 of the Company Disclosure Schedule.

6.4 Ownership and Transfer of Company Common Stock. Newtek is the record and beneficial owner of all the Company Common Stock free and clear of any and all Liens.

6.5 Litigation. There are no Proceedings pending or, to Newtek’s knowledge, threatened against Newtek at law or in equity, before or by any Governmental Body, which would, individually or in the aggregate, materially and adversely affect Newtek’s ability to perform this Agreement or consummate the Transactions. Newtek is not subject to any outstanding Order that would materially and adversely affect Newtek’s ability to perform this Agreement or the Transactions.

6.6 Brokers’ Fee. Except as set forth on Section 6.6 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Newtek.

6.7 Investment Representation.

(a) Newtek is receiving the Stock Consideration for its own account with the present intention of holding such Stock Consideration for investment purposes and not with a view to, or for sale in connection with, any distribution. Newtek has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Preferred Stock to be acquired hereby. Newtek acknowledges that the Stock Consideration is subject to the terms and conditions of the lock-up set forth in the Registration Rights Agreement and the terms and conditions set forth in the Certificate of Designation and has not been registered under applicable federal and state securities Laws and that the Stock Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities Laws or is made pursuant to an exemption from registration under any federal or state securities Laws, in each case in accordance with the lock-up provisions set forth in the Registration Rights Agreement and the terms and conditions set forth in the Certificate of Designation.

(b) Newtek is not a party to any agreement or other arrangement for the disposition of the Stock Consideration other than this Agreement and the other agreements or arrangements contemplated hereby.

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(c) Newtek is (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is able to bear the economic risk of an investment in the Parent Preferred Stock and can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Preferred Stock, and (iv) has had an adequate opportunity to ask questions of and receive answers from the officers of the Parent concerning the Parent and the Parent Preferred Stock.

(d) Newtek is not receiving the Parent Stock Consideration as a result of any “general solicitation” or “general advertising” (as those terms are defined in Regulation D promulgated under the Securities Act).

(e) Newtek acknowledges that the information supplied by Newtek and the Company in the warranties contained herein may be relied upon by the Parent in concluding that the Parent Stock Consideration will be issued pursuant to Section 4(a)(2) of the Securities Act or another exemption from the registration requirements of the Securities Act.

6.8 Investment Company Act. Newtek is not, nor will Newtek become after giving effect to the issuance of the Parent Preferred Stock, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

6.9 No Other Representations. Except for the representations and warranties contained in this Article VI and in the Transaction Documents, neither Newtek nor any other person has made or makes any other express or implied representation or warranty at law or in equity, either written or oral, in respect of Newtek or any of its businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement and the Transactions (including any implied warranties that may otherwise be applicable because of the provisions of the Uniform Commercial Code or any other applicable Law, including the warranties of merchantability and fitness for a particular purpose). Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.9 shall limit, or shall be construed or deemed to limit in any way whatsoever, any right or remedy of any Person against any other Person in the event of Fraud.

Article VII
COVENANTS OF THE PARTIES

7.1 Conduct of the Company’s Business.

(a) From the Execution Date through the Closing, except as expressly required by law, permitted by this Agreement, or as otherwise approved with the prior written consent of the Parent, Newtek and the Company shall, use their reasonable best efforts to conduct the business of the Company in all material respects in the ordinary course of business consistent with past practices and shall use their reasonable best efforts to maintain and preserve intact the current organization, material assets, Permits and relationships and goodwill of key Employees, customers, suppliers and others having material business relationships with the Company.

(b) Without limiting the generality of the foregoing, except as otherwise expressly required or permitted by this Agreement, or as set forth on Section 7.1(b) of the Company Disclosure Schedule, or with the prior written consent of the Parent, the Company shall not:

(i) (A) split, combine, or reclassify any of the equity or voting interests of the Company, or issue any other securities in respect of, in lieu of, or in substitution for shares of the capital stock or other equity or voting interests of the Company or (B) purchase, redeem, or otherwise acquire any securities of the Company or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities;

(ii) transfer, offer, issue, deliver, grant, sell, pledge, dispose of, or otherwise encumber any shares of the equity or voting interests of the Company or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such interests, or securities or any stock appreciation rights, phantom stock awards, or any other similar rights that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof;

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(iii) acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof of any Person;

(iv) acquire any equity interest in any Person or any assets or a license therefor, other than acquisitions of assets that are used or held for use in the ordinary course of business consistent with past practice or in order to maintain the Company’s material personal property in good working order; or pursuant to existing Contracts as of the date of this Agreement that have been provided to the Parent prior to the date hereof;

(v) amend the Organizational Documents of the Company (other than ministerial amendments to such Organizational Documents);

(vi) make or commit to make any capital expenditure or series of related capital expenditures in excess of $250,000 individually or in excess of $500,000 in the aggregate;

(vii) sell or otherwise dispose of any of its material properties or assets, other than (A) the sales and dispositions of inventory and products in the ordinary course of business consistent with past practice, (B) licenses or other rights with respect to Intellectual Property Rights granted in the ordinary course of business consistent with past practice, and (C) lapse, abandonment or other cancellation of any Registered Company Owned Intellectual Property at the end of its statutory term;

(viii) (A) make or rescind any material election relating to Taxes, (B) amend any material previously-filed Tax Returns relating to the Company or the business of the Company, (C) compromise any material Proceeding relating to Taxes, or (D) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years;

(ix) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(x) unless required by Law, make any material change in its accounting, cash management or Tax reporting principles, methods, or policies;

(xi) amend, restate, or supplement (in each case, in any material way) or waive any material rights under, terminate, or abandon, any Company Material Contract or Permit or otherwise enter into or extend any Contract that would be considered a Company Material Contract (other than amendments, restatements, renewals, supplements or extensions of existing Company Material Contracts that are on terms that are not materially adverse to the Company, provided that the Company shall provide reasonable prior notice to Parent of any amendment, restatement, renewal, supplement or extension of any Contract described in Sections 4.13(a)(xviii) and 4.13(a)(xix) of this Agreement);

(xii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company to compete with or conduct any business or line of business in any geographic area;

(xiii) except as required by applicable Laws or the existing terms of the Benefit Programs: (A) materially increase the salary or wages, bonus or incentive compensation of any officer, Employee, director or independent contractor who is a natural person, (B) materially increase the coverage or benefits available to any Employee, officer, director or independent contractor, including any new severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan, (C) enter into any employment, deferred compensation, severance, retention, change in control, bonus, consulting, non-competition or similar agreement (or materially amend any such agreement) involving any officer, employee, director or independent contractor, (D) grant any severance or termination pay to any current or former officer, Employee, director or independent contractor who is a natural person, other than in the ordinary course and consistent with past practice, (E) establish, adopt, enter into, materially amend or terminate any Benefit Program, (F) grant any equity or equity-based awards, (G) terminate the employment of any Employee with an annual salary or wage rate in excess of $150,000 other than for cause, (H) hire any individual who would become an Employee with an annual salary or wage rate or consulting fees in excess of $150,000, unless necessary to replace an Employee whose employment has terminated, or (I) enter into any collective bargaining agreement or contract with any trade union or other labor organization;

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(xiv) (A) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness or subject to any Lien (other than Permitted Liens) any of the properties or assets of or used by the Company, (B) except in the ordinary course of business consistent with past practices, pay, repay, discharge, purchase, repurchase or satisfy any of the Company’s Indebtedness, or (C) modify the terms of any Indebtedness or other liability in any material respect;

(xv) settle or compromise any pending or threatened claim, liability or Proceeding;

(xvi) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation, or other reorganization;

(xvii) enter into any Affiliate Transaction not in the ordinary course of business;

(xviii) terminate or amend the coverage of any policies of title, liability, fire, workers’ compensation, property, or any other form of insurance covering the assets or operations of the Company (other than renewals of existing policies with terms that are not materially adverse to the Company);

(xix) cancel or compromise any material debt or material claim or waive or release any material right of the Company;

(xx) take any action which would knowingly adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

(xxi) from and after the Determination Time, use or transfer any assets of the Company, to the extent such assets are sold, liquidated, disposed of or otherwise used to (A) make payment in respect of or discharge any Closing Indebtedness or Closing Transaction Expenses, (B) pay any dividends or distributions or repurchase any securities of the Company or (C) pay any fees, commissions or similar amounts to Newtek or any of Newtek’s Affiliates or representatives; or

(xxii) agree to do anything prohibited by this Section 7.1.

7.2 Access to Information. Newtek and the Company shall afford to the Parent and its Affiliates and its and their employees, accountants, counsel, financial advisors and other representatives, reasonable access to, during normal business hours upon reasonable notice throughout the period prior to the Closing, and the right to inspect, the Company’s respective properties and facilities, books, assets, financial information (including working papers and data in the possession of the Company), Contracts and records of the Company and, during such period, shall furnish promptly such information concerning the businesses, properties and personnel of the Company as the Parent shall reasonably request provided, however, that any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Company’s business or any other business or operations of Newtek or any of its subsidiaries. Prior to the Closing, Newtek and the Company shall generally keep Parent informed as to all material matters involving the operations and businesses of the Company. Newtek and the Company shall and shall authorize and direct their respective officers, directors, managers and Employees to, (i) discuss matters involving the operations and business of the Company with representatives of the Parent, and (ii) cooperate with the Parent and its representatives in connection with integration efforts and the Parent’s investigation regarding the Company’s operations and business (including assisting with coordinating and scheduling customer and supplier calls or meetings between the Parent and the customers and suppliers of the Company); provided, however, that in no event shall Parent have access to any information that (i) would violate or create any liability of Newtek or any of its subsidiaries under applicable Law, (ii) would violate any obligation of Newtek or any of its subsidiaries with respect to confidentiality or data protection requirements, or (iii) would reasonably be expected to cause the loss or waiver of the protection of any attorney-client privilege, attorney work product privilege or other relevant legal privilege of Newtek or any of its subsidiaries; provided, further, that the Newtek and the Company shall use commercially reasonable efforts to make other arrangements (including redacting information or making substitute disclosure arrangements) that would enable such access or furnishing of information to Parent to occur without contravening any of the immediately foregoing clauses (i), (ii) and (iii). All information received by Parent pursuant to this Section 7.2 shall be governed by the terms of the Nondisclosure Agreement.

7.3 Third Party Consents. The Company shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers and approvals from, and provide all notices to, all Persons that are not a Governmental Body, required to consummate, or in connection with, the transactions contemplated by this

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Agreement, including the consents, waivers, approvals and notices referred to in Section 5.4 and Section 6.3 hereof (except for such matters covered by Section 7.4). The Company shall deliver executed counterparts (or copies) of all such consents, waivers and approvals or notices to the Parent as promptly as reasonably practicable after receipt thereof. In no event shall the Company, Newtek, Parent or their respective Affiliates be required to make any payment, incur any material liability, commence any litigation or make any material concession to obtain any consents of third-parties contemplated by this Section 7.3 and the failure to receive any such consents, in and of itself, shall not be taken into account with respect to whether any conditions set forth in Article VIII shall have been satisfied, provided that the Company and Newtek comply with their obligations set forth in this Section 7.3.

7.4 Governmental Approvals. Each of the Parent, Newtek and the Company shall use its commercially reasonable efforts to obtain at the earliest practical date all consents, waivers, approvals, Orders, Permits, authorizations and declarations from, make all filings with, and provide all notices to, all Governmental Bodies which are required to consummate, or in connection with, the transactions contemplated by this Agreement, including the consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings and notices referred to in Section 4.4, Section 5.4 and Section 6.3. Notwithstanding the foregoing but without limitation of any other provision of this Agreement, nothing in this Section 7.4 shall require the Parent or any of its Affiliates to agree to (a) sell, hold, divest, discontinue or limit, before or after the Closing, any assets businesses or interests of the Parent or the Company, (b) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to materially and adversely impact the Company, the Parent or the Parent’s Affiliates (as the case may be), or (c) any material modification or waiver of the terms and conditions of this Agreement.

7.5 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Law to consummate the Transactions.

7.6 Public Statements. The Parent and Newtek shall consult with each other prior to issuing any press release, public announcement or other public disclosure with respect to the Transaction Documents or the Transactions and none of Newtek or any of their respective Affiliates, on the one hand, nor the Parent or any of its Affiliates, on the other hand, shall issue any press release or make any public announcement or disclosure regarding the Transaction Documents or the Transactions without the prior approval of the other Party; provided that for the avoidance of doubt, such other Party from whom such approval must be obtained for purposes of this Section 7.6 is (a) the Parent, in the case of any press release, public announcement or other public disclosure of Newtek or any of its Affiliates and (b) Newtek, in the case of the Parent or any of its Affiliates, except as may be required to comply with any applicable Law (including, for the avoidance of doubt, any applicable securities Laws or SEC rules or requirements) or the rules of any securities exchange on which shares of capital stock of the Parent may be listed, in which case the Party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts, consistent with such applicable Law or securities exchange rules, to consult with the other Party with respect to the text thereof prior to making such press release, public announcement, or disclosure.

7.7 Confidentiality; Non-Solicitation.

(a) Unless this Agreement is terminated pursuant to the terms hereof, Newtek hereby agrees that it will not, and that it will cause its Affiliates, stockholders, partners, managers, members, directors, officers, agents and representatives not to, at any time after the Execution Date, directly or indirectly, without the prior written consent of the Parent, disclose or use any Confidential Information of, involving or relating to the Company, other than in the performance of such Person’s duties as an employee or agent of, or otherwise on behalf of, the Company, Parent, Newtek or any of their respective Affiliates; provided, that the provisions of this Section 7.7(a) will not (x) prohibit any retention of copies of records or disclosure (i) required by applicable Law so long as, to the extent practicable, reasonable prior notice is given to the Parent of such disclosure and a reasonable opportunity is afforded to contest the same (except that prior notice shall not be required with respect to any disclosures to any federal banking regulator with competent jurisdiction over Newtek or any of its Affiliates), (ii) reasonably necessary and made in connection with the enforcement of any right or remedy relating to this Agreement and done in a manner where such disclosure does not make Confidential Information publicly-available or (y) prohibit Newtek or any of its Affiliates, stockholders, partners, managers, members, directors, officers, employees, agents and representatives from using, in the ordinary course of Newtek’s and its Affiliates’ businesses, any Confidential Information of, involving or relating to, the Company which was routinely used in Newtek’s and its Affiliates’ businesses as of or prior to the Execution Date (provided that, for the avoidance of doubt, the use of such Confidential Information otherwise complies with the other obligations of Newtek and its Affiliates in this Section 7.7).

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(b) For a period of five years from and after the Closing Date, Newtek shall not, and shall cause its officers then-employed and its Affiliates (including each such Affiliate’s then-employed officers) (collectively, the “Restricted Persons”) not to, directly or indirectly, in the Restricted Area own, manage, operate, or control any entity, (other than the Company and the Parent), whether in corporate, proprietorship or partnership form or otherwise, engaged in the Business (the “Restricted Business”) anywhere in the world; provided, that the foregoing obligation (i) shall apply with respect to officers only while such executive officers are employed by Newtek or its Affiliates and (ii) shall not restrict or prevent Newtek from engaging in any ordinary course banking activity or any business (other than the Business) in which Newtek currently engages (including the incidental ownership, management, operation or control by Newtek or its Affiliates of an entity engaged in the Business resulting directly from such ordinary course banking activity or any business (other than the Business) in which Newtek currently engages).

(c) For a period of five years from and after the Closing Date, Newtek shall not, and shall cause the other Restricted Persons not to, directly or indirectly: (i) cause, induce or encourage any customer, supplier or licensor of the Parent, the Company or any of their Affiliates (as of the Closing Date) to terminate or modify any such relationship or (ii) hire or solicit the employment or engagement (whether as an employee, consultant, or otherwise) of, or attempt to recruit for employment or engagement any individual employed by the Parent or the Company or contracting with the Parent or the Company who was employed by or, to the extent known by Newtek, who was contracting with the Parent or the Company during the previous 12 months prior to such hiring, solicitation or attempt to recruit, provided that the foregoing shall not prohibit general solicitations of employment not targeted at any such current or former employee or consultant of the Parent or the Company (and the hiring any person as a result of such solicitation).

(d) From and after the Closing Date, Newtek shall not and shall cause the other Restricted Persons not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Parent or the Company or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Company, any Confidential Information. Newtek shall not have any obligation to keep confidential (or cause its officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, that in the event disclosure is required by applicable Law, Newtek shall, to the extent permitted or reasonably possible, provide the Parent with prompt notice of such requirement prior to making any disclosure so that the Parent may seek an appropriate protective order at Parent’s sole cost and expense. Notwithstanding anything in the foregoing to the contrary, Newtek will be entitled to disclose Confidential Information to any federal banking regulator with competent jurisdiction over it or any of its Affiliates.

(e) Newtek acknowledges and agrees that the geographic scope, scope of activity restrictions, and duration of the covenants contained in this Section 7.7 are the result of arm’s-length bargaining and are fair and reasonable. It is the desire and intent of the Parties that the provisions of this Section 7.7 (and portions thereof) be enforced to the fullest extent permitted under applicable Law. Nonetheless, if any of the restrictions of this Section 7.7 (or portions thereof) are found by a court of competent jurisdiction to be unreasonable, overly broad, or otherwise unenforceable, the Parties agree and intend that such restrictions (and portions thereof) shall not be thereby terminated but shall be modified by such court so as to be valid and enforceable and, as so modified, to be fully enforced against the applicable party.

(f) Newtek acknowledges that the covenants and obligations in this Section 7.7 have been a material inducement for Parent to consummate this Agreement. Accordingly, Newtek irrevocably waives any right existing as of the Closing Date or arising in the future to: (i) file any declaratory judgment or similar action seeking to declare unenforceable any covenant or obligations under this Section 7.7 or challenge the validity of such covenants or obligations, (ii) otherwise contest the enforceability of any such covenants or obligations as being unreasonable or unenforceable, or (iii) assert any defenses to any action or effort by the Parent, the Company or any of either of their Affiliates to enforce any such covenants or obligations based on their reasonableness.

(g) Newtek acknowledges that a breach or threatened breach of this Section 7.7 could give rise to irreparable harm to the Parent and, following the Closing, the Company, for which monetary damages might not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened of any such obligations, the Parent and, following the Closing, the Company shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(h) No claim against the Parent, the Company, Newtek or any of their respective Affiliates under this Agreement or otherwise shall constitute a defense to the enforcement by the Parent or, following the Closing, the Company of the covenants and obligations in this Section 7.7. In the event of any actual or threatened violation of any of the covenants or obligations under this Section 7.7 by Newtek, the Parent shall be entitled to recover from Newtek its reasonable attorneys’ fees and all costs and expenses associated with the enforcement of any provision of this Section 7.7 in addition to any other available hereunder. If any court of competent jurisdiction finds that Newtek has breached any of its covenants or obligations under this Section 7.7, the time period during which such covenants and obligations are effective shall be suspended and shall not run in favor of Newtek from the date of such breach until the date when such breach is cured or remedied.

7.8 Non-Solicitation.

(a) Prior to the termination of this Agreement, Newtek and the Company shall not, and shall not permit their respective Affiliates, directors, officers, employees, investment bankers, financial advisors, representatives or agents (collectively, “Representatives”) to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any business combination transaction, whether by way of merger, consolidation, business combination, purchase or disposition of the assets or equity interests of the Company (an “Acquisition Transaction”) other than the Transactions, (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of written offers, inquiries, proposals or indications of interest (other than an offer, inquiry, proposal or indication of interest by the Parent) contemplating or relating to any Acquisition Transaction (each an “Acquisition Proposal”), (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse, or recommend any Acquisition Proposal, (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction, or (vi) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

(b) Commencing on the Execution Date, Newtek shall, and shall cause the Company and their Affiliates and Representatives to, (i) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Parent) conducted heretofore with respect to an Acquisition Proposal, (ii) notify the Parent orally and in writing promptly (but in no event later than two Business Days) after receipt of any inquiry that could reasonably be expected to lead to an Acquisition Proposal or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than the Parent (such notice shall indicate the identity of the Person making the Acquisition Proposal, or intending to make an Acquisition Proposal or offer or requesting non-public information relating to the Company or access to the properties, books or records of the Company, the material terms of any Acquisition Proposal, or modification or amendment to such Acquisition Proposal and shall include copies of any written Acquisition Proposal or amendments or supplements thereto, and Newtek shall keep the Parent informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal), (iii) to the extent not previously requested, request the return or destruction of any confidential written or electronic materials provided to any Person in connection with a contemplated or potential Acquisition Proposal, and (iv) and immediately prohibit any access by any Person (other than the Parent and its representatives) to any physical or electronic data room relating to a possible Acquisition Proposal.

(c) Newtek and the Company agree not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which Newtek or the Company is a party that is applicable to the Company and will enforce or cause to be enforced each such agreement at the request of the Parent, at the Parent’s cost and expense, with any such cost or expense being approved in advance by Parent before Parent is responsible for payment of any such cost or expense.

7.9 Preservation of Records. Subject to any retention requirements relating to the preservation of Tax records, Newtek and the Parent agree that each of them shall (and shall cause the Company or Surviving Entity to) preserve and keep the records held by them or their Affiliates relating to the business of the Company for a period of five years from the Closing Date and shall make such records and personnel available to the other as may be reasonably requested by such Party in connection with, among other things, any insurance claims by, Proceedings against or governmental investigations of the Company, Surviving Entity or the Parent or any of their Affiliates or in

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order to enable Newtek or the Parent to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby; provided, however, that Newtek and the Parent may destroy (or permit to be destroyed) any such records after such time period or at any time if done so in accordance with their respective existing data retention/destruction policies.

7.10 Terminations. On or prior to the Closing Date, the Company shall terminate (a) all Affiliate Transactions, other than those Contracts set forth on Section 7.10(a) of the Company Disclosure Schedule, and (b) all Contracts set forth on Section 3.4(b)(vi) of the Company Disclosure Schedule; provided, that in no event shall the Company pay any fee or otherwise incur any liability with respect to any such termination or release unless otherwise consented to in writing by the Parent.

7.11 Resignation of Officers, Directors, Managers and Employees. Newtek shall cause each of the Employees, officers and directors of the Company listed on Section 7.11 of the Parent Disclosure Schedule to submit a letter of resignation and to execute and submit any other documentation and take any other action necessary to effectuate such resignation, in each case, effective on or before the Closing Date.

7.12 Indemnification Provisions. The Parent agrees that, from and after the Closing, all rights to indemnification, advancement of expenses and exculpation by the Company or Surviving Entity now existing in favor of each person who is now, or has been at any time prior to the Closing Date, a director, manager or officer of the Company, as provided in the Organizational Documents of the Company, in each case as in effect on date hereof, or pursuant to any other agreements in effect on the date hereof and disclosed in Section 7.12(a) of the Company Disclosure Schedule and made available to the Parent, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

7.13 Employee Matters.

(a) The Parent agrees that the Employees who continue to remain employed with the Company after Closing (the “Continuing Employees”) shall, during the period commencing at the Closing and ending on the first anniversary of the Closing, be provided with (i) base wages that are no less favorable than the base wages provided to each such Continuing Employee immediately prior to the Closing, and (ii) pension and welfare benefits that are no less favorable in the aggregate than those provided by the Company to such Continuing Employees immediately prior to the Closing.

(b) The Parent shall take commercially reasonable actions to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of the Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with the Company, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits, or to the extent it would result in a duplication of benefits.

(c) Prior to the Closing and thereafter (as applicable), the Company and Parent shall take any and all actions as may be required to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, shares of Parent Common Stock, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from Newtek’s 401(k) plan to a tax-qualified defined contribution retirement plan designated by Parent (the “Parent 401(k) Plan”). Each Continuing Employee shall become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 7.13(b)); it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan; provided that such Continuing Employee, after giving effect to the service crediting provisions of Section 7.13(b), has satisfied the eligibility provisions of the Parent 401(k) Plan.

(d) Nothing in this Agreement is intended to or shall (i) be treated as an amendment of any particular Benefit Program, (ii) prevent the Parent or its Affiliates from amending or terminating any of its benefit plans or, after the Closing, any Benefit Program, in accordance with their terms, (iii) prevent the Company or, after the Closing, the Parent or any of its Affiliates, from terminating the employment of any Continuing Employee, or (iv) create

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any third-party beneficiary rights in any employee of the Company, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by the Parent or the Company or under any benefit plan which the Parent or the Company may maintain.

7.14 Tax Matters.

(a) Newtek shall prepare or cause to be prepared (i) any Consolidated Group Tax Return that includes Newtek or any of its Affiliates (other than the Company), on the one hand, and the Company, on the other hand (a “Newtek Combined Tax Return”) and (ii) each Tax Return of the Company (other than any Newtek Combined Tax Return) that solely relates to any Pre-Closing Taxable Period (a “Pre-Closing Separate Tax Return”) that is required to be filed after the Closing Date. Each such Pre-Closing Separate Tax Return shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Reasonably in advance of (but no later than 15 Business Days (or, if such Pre-Closing Separate Tax Return is due within 15 Business Days of the Closing Date, as soon as is reasonably practicable after the Closing Date) prior to) the due date, including extensions, for filing any Pre-Closing Separate Tax Return under this Section 7.14(a) that is an income or other material Tax Return, Newtek shall deliver a copy of each such Pre-Closing Separate Tax Return to the Parent for its review and reasonable comment. The Parent shall provide any reasonable comments to Newtek within 10 Business Days (or, if such Pre-Closing Separate Tax Return is due within 10 Business Days of the date delivered to the Parent, as soon as is reasonably practicable) after the receipt of such Tax Return for Newtek’s good-faith consideration. The Parent shall cause all such Pre-Closing Separate Tax Returns prepared or caused to be prepared by Newtek under this Section 7.14(a) to be timely filed and payment of Taxes to be timely paid with the appropriate Governmental Body and shall provide a copy thereof to Newtek. Prior to the due date for the payment of Taxes with respect to such Pre-Closing Separate Tax Returns prepared or caused to be prepared by Newtek under this Section 7.14(a), Newtek shall pay to (or at the direction of) the Parent the amount of any Company Taxes with respect to such Tax Return, which the Parent shall cause to be timely paid to the applicable Governmental Body.

(b) Except for any Tax Return required to be prepared, or caused to be prepared, by Newtek pursuant to Section 7.14(a), the Parent shall prepare or cause to be prepared, and timely file or cause to be timely filed, all Tax Returns of the Company for all Straddle Periods. Each such Tax Return shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law. Reasonably in advance of (but no later than 15 Business Days prior to) the due date, including extensions, for filing any such Tax Return that is an income or other material Tax Return, the Parent shall deliver a copy of each such Tax Return to Newtek for its review, reasonable comment and consent (which consent shall not be unreasonably withheld, conditioned or delayed). Newtek shall provide any reasonable comments to the Parent within 10 Business Days after the receipt of such Tax Return for the Parent’s good-faith consideration. The Parent shall cause each such Tax Return to be filed timely and payment of Taxes to be timely paid with the appropriate Governmental Body and shall provide a copy thereof to Newtek. Prior to the due date for the payment of Taxes with respect to each Tax Return for a Straddle Period, Newtek shall pay to (or at the direction of) the Parent the amount of any Company Taxes with respect to the Pre-Closing Taxable Period for such Tax Return.

(c) For any U.S. federal, state or local or non-U.S. Tax purposes, Taxes that are payable with respect to any Straddle Period shall be allocated between the portion of such Straddle Period ending on and including the Closing Date and the portion of such Straddle Period beginning after the Closing Date in the following manner. For allocations of income or deductions required to determine any income Taxes, sales and use Taxes, payroll Taxes or other transactional Taxes for a Straddle Period, such allocation shall be made by means of a closing of the books of the Company as of the close of business on the Closing Date. The amount of all Taxes other than income Taxes, sales and use Taxes, payroll Taxes or other transactional Taxes in respect of the Straddle Period shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date based on the number of days for the portion of the Straddle Period ending on and including the Closing Date, on the one hand, and the number of days for the portion of the Straddle Period beginning after the Closing Date, on the other hand. For purposes of this paragraph, exemptions, allowances, or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis. Any franchise Tax or other Tax providing the right to do business for a specified period shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such Tax.

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(d) Any Tax refunds (or credits received in lieu of a refund) that are received by the Parent or its Affiliates (including, for this purpose, the Company) of or against Taxes of Newtek or its Affiliates, including the Company, that relate to any Pre-Closing Taxable Period or the portion of any Straddle Period ending on the Closing Date shall be for the account of Newtek. Parent shall pay over, or cause its Affiliates to pay over, the amount of any such refund or credit to Newtek within 5 Business Days after the receipt thereof or the application of such refund or credit against amounts otherwise payable. The Parent shall, if Newtek so requests and at Newtek’s sole expense, use commercially reasonable efforts to file for and obtain or cause its Affiliates, including the Company, to file for and obtain, any refunds or credits to which Newtek is entitled under this paragraph, and shall remit to Newtek the amount of such refund or credit to which Newtek is entitled pursuant to this paragraph. If an amount for Taxes that was included as a liability in the calculation of Purchase Price is later determined to not be payable (a “Tax Overprovision”), the amount of such Tax Overprovision shall be for the account of Newtek and shall be treated as being received by the Parent upon reversal of such Tax liability in the financial statements of the Parent, the Company, or any of their Affiliates pursuant to GAAP. The Parent shall pay over to Newtek the amount of any such Tax Overprovision pursuant to this paragraph.

(e) Newtek, the Parent, the Company and each of their respective Affiliates shall reasonably cooperate with each other in connection with the filing of Tax Returns or in contesting or defending against any audit, litigation or other claim for Taxes (each, a “Tax Proceeding”) imposed on or with respect to the assets, operations or activities of the Company relating to any Pre-Closing Taxable Period or any Straddle Period. Such cooperation shall include the retention and, upon the request of the Party or Parties preparing the Tax Return or controlling the Tax Proceeding, the provision to such Party or Parties of records and information which are reasonably relevant to such Tax Return or Tax Proceeding and making employees reasonably available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. All out-of-pocket expenses related to such cooperation shall be borne by the Party requesting such cooperation. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding, or as may otherwise be necessary to enforce the provisions of this Agreement. If notice of any Tax Proceeding with respect to Taxes of the Company shall be received by either party for which the other party may reasonably be expected to be liable pursuant to Article X, the notified party shall notify such other party in writing of such Tax Proceeding within 10 Business Days of receipt of such notice; provided, that the failure of the notified party to give the other party notice as provided herein shall not relieve such other party of its obligations under Article X except to the extent that such other party is actually and materially prejudiced thereby. Newtek shall have the right, at its own expense, to the extent such Tax Proceeding relates solely to a Pre-Closing Taxable Period or the portion of a Straddle Period ending on the Closing Date for which Newtek would be required to indemnify the Parent Indemnitees under this Agreement, to represent the interests of the Company in such Tax Proceeding with respect to the Pre-Closing Taxable Period or the portion of a Straddle Period that ends on the Closing Date, provided, that (i) the Parent shall have the right to participate in such Tax Proceeding at its own expense, and (ii) Newtek shall not settle any such Tax Proceeding without the consent of the Parent, which consent shall not be unreasonably withheld, conditioned or delayed. All other Tax Proceedings shall be controlled by the Parent. To the extent there is a conflict between this Section 7.14(e) and any other provision of this Agreement, this Section 7.14(e) shall govern.

(f) The Parent and Newtek shall each be liable for half of all Transfer Taxes imposed in connection with the transactions contemplated by this Agreement and shall cooperate together to prepare and timely file any required Tax Returns in connection with such Transfer Taxes (“Transfer Tax Returns”). The Parent and Newtek shall cooperate with each other and, as required by applicable Law, join in the execution of all necessary Transfer Tax Returns.

(g) The Parent shall not, and shall cause its Affiliates not to, make any election under Section 338 of the Code (or any comparable election under state, local or foreign Law) with respect to the purchase of the Company.

(h) Neither the Parent nor any of its Affiliates (including, following the Closing Date, the Company) shall (or shall cause or permit the Company to) (A) make or change any Tax election with respect to the Company (including any entity classification election pursuant to Treasury Regulations Section 301.7701-3), or change any method of Tax accounting or any Tax accounting period of the Company, which election or change would be effective on or prior to the Closing Date, (B) amend, re-file or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Company for any Pre-Closing Taxable

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Period or the portion of any Straddle Period ending on the Closing Date, (C) file a Tax Return for a Pre-Closing Taxable Period or the portion of a Straddle Period ending on the Closing Date in a jurisdiction where the Company did not file such Tax Return for such period or Newtek did not file such Tax Return with respect to the Company for such period, or (D) initiate any voluntary disclosure or similar proceedings with respect to the Company for any Pre-Closing Taxable Period or the portion of any Straddle Period ending on the Closing Date, in each case, without the prior written consent of Newtek.

(i) Prior to the Effective Time, each of the Parent and the Company shall execute and deliver to Sullivan & Cromwell LLP respective certificates of officers of the Parent and the Company, reasonably satisfactory in form and substance to Sullivan & Cromwell LLP in connection with the opinion to be issued pursuant to Section 8.3(g).

(j) Second Merger Sub shall be disregarded as an entity separate from its owner for federal income tax purposes under Treasury Regulations Section 301.7701-3 at the Second Effective Time.

(k) Notwithstanding anything to the contrary in this Agreement, and unless required by applicable Law, neither Newtek nor any of its Affiliates shall be required to provide any Person with any Tax Return or copy of any Tax Return of (i) Newtek or any of its Affiliates or (ii) a Consolidated Group that includes Newtek or any of its Affiliates, except, in each case, for materials or portions thereof that relate solely to the Company.

7.15 Company Audited Financial Statements.

(a) Newtek shall furnish to the Parent as soon as practically possible after the Execution Date, true and complete copies of the audited consolidated balance sheets of the Company as of December 31, 2022 and December 31, 2023, and the related audited consolidated statements of operations, comprehensive loss, cash flows and changes in equity for the fiscal years then ended, together with all related notes thereto, accompanied by the report thereon of Grassi & Co., CPAs, P.C. (the “Company Audited Financial Statements”).

(b) From the Execution Date to the Closing Date, Newtek will make available to the Parent any quarterly unaudited balance sheets and statements of operations, comprehensive loss, cash flows and changes in equity of the Company, on a consolidated basis prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise stated in the footnotes related thereto) and shall present fairly in all material respects the consolidated financial position, results of operations, loss, cash flows and equity of the Company as of the dates thereof and for the periods covered thereby, except as disclosed therein.

(c) From and after the Execution Date until the Parent files an Item 2.01 Form 8-K in respect of the Transactions and in connection therewith, the Company Audited Financial Statements (and any other audited financial statements required to be included therein by the requirements of Form 8-K) at Newtek’s sole cost and expense (except as expressly set forth below):

(i) Newtek shall furnish, and shall direct its Affiliates to, as soon as practically possible, true and complete information about the Company and all financial information related thereto to the Parent as the Parent may reasonably request in connection with the preparation and filing of any filings that the Parent or any of its Affiliates may be required to make with the SEC under applicable Law or any other matters that includes information regarding the Company, including the Preliminary Proxy Statement and the Definitive Proxy Statement (the “Required Parent Filings”). In connection with such cooperation, from and after the Execution Date, Newtek shall provide to the Parent, its Affiliates, and the Parent’s auditors reasonable access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to the Company’s officers, managers, employees, agents and representatives who were responsible for preparing or maintaining the financial records and work papers and other supporting documents used in the preparation of such financial statements; provided, however, that any such access shall be provided in such manner as not to interfere unreasonably with the conduct of the Company’s business or any other business or operations of Newtek or any of its subsidiaries. The Parent or any applicable Affiliate shall indemnify and hold harmless Newtek and its Affiliates from and against any and all losses or damages actually suffered or incurred by them directly in connection with any Required Parent Filing (other than to the extent such losses or damage result from information provided by Newtek or any of its Affiliates regarding the Company (“Company Information”). Newtek shall indemnify and hold harmless the Parent and its Affiliates from and against any and all losses or damages incurred by them directly resulting from any untrue statement of material fact contained in the Company Information or any omission of a material fact required to be stated in such Company Information or necessary to make the statements

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in such Company Information not misleading in light of the circumstances in which they were made, but only to the extent that (i) such untrue statement or omission is contained in any Company Information so furnished in writing by Newtek expressly for use in the Required Parent Filings, (ii) Parent included such untrue statement or omission in the Required Parent Filings in reliance upon and in conformity with such Company Information and (ii) such untrue statement or omission has not been corrected in a subsequent writing;

(ii) At the Parent’s request, Newtek shall use commercially reasonable efforts to obtain the consents of Grassi & Co., CPAs, P.C. to include the reports of Grassi & Co., CPAs, P.C. with respect to any financial statements related to the Company in the Required Parent Filings, each dated as of the filing date of the applicable Required Parent Filing or such other date as reasonably requested by the Parent, with such efforts at the Parent’s expense. In addition, Newtek will not object to the use of any such financial statements in connection therewith;

(iii) To the extent requested by any underwriters in an underwritten public securities offering of securities by Parent, at the Parent’s request, Newtek shall use commercially reasonable efforts to cause to be delivered to the Parent, at the Parent’s expense, “comfort” letters of Grassi & Co., CPAs, P.C., each dated as of a date as reasonably requested by the underwriters in such offering, and addressed to the underwriters in such offering with regard to financial statements and financial information related to the Company included in, or incorporated by reference into, any Required Parent Filing made in connection with such underwritten public securities offering, in form and substance customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with underwritten public securities offerings; and

(iv) Newtek shall reasonably cooperate with Parent to the extent necessary in connection with the filing of any audited financial statements, unaudited financial statements or pro forma financial information that is required to be included under Item 2.01 and 9.01 of Form 8-K under the Exchange Act as a result of consummation of the transactions contemplated hereby.

7.16 Listing. The Parent shall use its commercially reasonable efforts to maintain the listing (subject to official notice of issuance) of the Parent Common Stock on The Nasdaq Capital Market.

7.17 Settlement of Intercompany Obligations. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing Date, the Company and Newtek shall cause all Intercompany Obligations to be paid or performed by the applicable obligors or otherwise discharged, with the result that as of the Closing there shall be no Intercompany Obligations.

7.18 Parent Stockholder Approval. The Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Parent to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the approval of the stockholders of the Parent (the “Parent Stockholder Approval”), to be held as promptly as reasonably practicable following completion of the review of the Preliminary Proxy Statement by the SEC (subject to applicable notice requirements). The Parent Board shall solicit from stockholders of the Parent proxies in favor of the Parent Stock Issuance and the Divestiture Transaction, and the Definitive Proxy Statement shall include, among other proposals, the Parent Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Parent (a) shall be required to adjourn or postpone the Parent Stockholders Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to the Definitive Proxy Statement is provided to the Parent’s stockholders, or (ii) if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Stockholders Meeting, and (b) may adjourn or postpone the Parent Stockholders Meeting if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 15 Business Days after the date for which the meeting was previously scheduled (it being understood that such Parent Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (a)(i) and (a)(ii) exist, and such Parent Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (b) exist); and provided, further, that the Parent Stockholders Meeting shall not be adjourned or postponed to a date on or after three Business Days prior to the Termination Date. The Parent shall promptly provide Newtek with all proxy tabulation reports relating to the Parent Stockholders Meeting that have been prepared by the Parent or the Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Newtek reasonably informed regarding the status of the solicitation and any material oral or written communications from or

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to the Parent’s stockholders with respect thereto. The Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Parent’s stockholders or any other Person to prevent the Parent Stockholder Approval from being obtained.

7.19 Proxy Statement.

(a) The Parent shall within 45 days of the later of the (i) Execution Date (ii) delivery of Company Audited Financial Statements, and (iii) execution of the Divestiture Agreement, prepare and file with the SEC in connection with the transactions contemplated hereby, a preliminary proxy statement of the Parent relating to the meeting of the stockholders of the Parent to be held for the purposes of obtaining the Parent Stockholder Approval (including any postponement, adjournment or recess thereof, the “Parent Stockholders Meeting”) therein, and any amendments or supplements thereto necessary to complete the review of such proxy statement by the SEC (the “Preliminary Proxy Statement”). The Parties shall cooperate in preparing and filing with SEC the Preliminary Proxy Statement (or such other filings as may be necessary under applicable Law). The Parent shall disseminate a definitive proxy statement (the “Definitive Proxy Statement”) to the holders of Parent Common Stock as promptly as reasonably practicable following completion of the review of the Preliminary Proxy Statement by the SEC. Newtek shall furnish all information concerning Newtek or the Company as may be reasonably requested by the Parent or required by applicable Law in connection with the preparation and filing of the Preliminary Proxy Statement and the Definitive Proxy Statement and any necessary amendments or supplements thereto (or such other filings as may be necessary under applicable Law). The Parent shall, as promptly as practicable after the receipt thereof, provide Newtek with copies of any written comments and advise Newtek of any oral comments with respect to the Preliminary Proxy Statement received by the Parent from the SEC, including any request from the SEC for amendments or supplements thereto (or such other filings as may be necessary under applicable Laws), and shall promptly provide Newtek with copies of all other material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Preliminary Proxy Statement or responding to any comments of the SEC with respect thereto, the Parent shall promptly provide Newtek and their counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of Newtek in connection with any such document or response. The Parent and its respective Representatives shall not agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Preliminary Proxy Statement or Definitive Proxy Statement prior to consulting with Newtek and, to the extent permitted by the SEC, allow Newtek or its Representatives to participate.

(b) The Parties each agree, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates, directors, officers, employees or agents for inclusion or incorporation by reference in the Definitive Proxy Statement will, at the date it is first mailed to stockholders of the Parent and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent shall cause the Definitive Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, that no representation is made by the Parent with respect to statements made therein based on information supplied by Newtek or the Company specifically for inclusion or incorporation by reference therein.

(c) If, at any time prior to the Parent Stockholders Meeting, any information relating to Newtek, the Company, the Parent, or any of their respective Affiliates, officers or directors, should be discovered by any of Newtek or the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Definitive Proxy Statement or Definitive Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and the Parent shall promptly prepare and file with the SEC an appropriate amendment or supplement describing such information.

7.20 Conversion and Exercise Procedures. The Certificate of Designation sets forth the totality of the procedures required of Newtek in order to convert the Parent Preferred Stock. Subject to any restrictions under applicable Law, the Parent shall honor conversions of the Parent Preferred Stock and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents and the Certificate of Designation.

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7.21 BHC Act Matters.

(a) Parent shall not take any action (including any redemption, repurchase, or recapitalization of Voting Securities or Nonvoting Securities of the Parent, or securities or rights, options or warrants to purchase Voting Securities or Nonvoting Securities of the Company, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Voting Securities or Nonvoting Securities of the Parent, except where, solely with respect to any such redemption, repurchase or recapitalization of Voting Securities or Nonvoting Securities, Newtek is given the right to participate in such redemption, repurchase or recapitalization to the extent of Newtek’s pro rata proportion), that would cause Newtek’s total aggregate ownership percentage of Voting Securities and Nonvoting Securities of the Parent to exceed the Total Equity Cap, consistent with the restrictions set forth in the BHC Act, without the prior written consent of Newtek, which shall not be unreasonably withheld, conditioned or delayed; provided, that in the event of a sale, merger, consolidation or other similar transaction involving the Parent, the Parent shall not take any action that would cause Newtek to own more than (i) 33% of the total equity (as calculated under the BHC Act) or (ii) 4.9% of any class of voting securities (as calculated under the BHC Act) (the “Voting Cap”) of the acquirer or surviving company, as applicable, following consummation of any such transaction and nor shall Newtek be required to convert any Nonvoting Securities.

(b) In the event of any merger, consolidation, reorganization, share exchange, reclassification or other similar transaction in which the shares of Parent Preferred Stock are exchanged for or changed into other stock or securities, cash and/or any other property, if the holders of Parent Common Stock are provided the right to convert or exchange Parent Common Stock for stock or securities, cash and/or any other property, then holders of the Parent Preferred Stock shall be provided the same right based upon the number of shares of Parent Common Stock such holders would be entitled to receive if such shares of Parent Preferred Stock were converted into shares of Parent Common Stock immediately prior to such transaction, provided, that in any transaction in which shares of Parent Preferred Stock will be reclassified or exchanged for stock or other securities, the Parent will structure the terms of any such transaction to cause Parent Preferred Stock to be exchanged for or changed into stock or other securities that are identical to the stock or other securities into or for which shares of Parent Common Stock would be reclassified or exchanged, except that such stock or other securities will include such restrictions, including on voting and transfer, as determined by Newtek in its sole discretion, to cause such stock or other securities to be Nonvoting Securities, provided further, that if any such transaction would cause Newtek to hold securities of any company in excess of the Voting Cap, all shares of Parent Common Stock in excess of the Voting Cap will be exchanged for or reclassified into such Nonvoting Securities. If any such transaction would cause Newtek to hold securities of any company in excess of 33% of the total equity of such company (as calculated under the BHC Act), Parent Preferred Stock and Parent Common Stock held by Newtek will be reclassified into or exchanged for such stock or other security up to 33% of the total equity of such company (as calculated under the BHC Act), and the Parent will pay Newtek cash in an amount equal to the fair market value of the Parent Preferred Stock and Parent Common Stock that cannot be reclassified or exchanged by operation of such limitation, and such shares of Parent Preferred Stock and Parent Common Stock will be cancelled.

(c) For the purposes of this Agreement, “Voting Securities” shall have such meaning as defined in 12 CFR 225.2(q)(1) and “Nonvoting Securities” shall have such meaning as defined in 12 CFR 225.2(q)(2), as may be amended or modified from time to time.

(d) In the event that the Parent breaches its obligations under Section 7.22(a) or 7.22(b) or believes that it is reasonably likely to breach such obligations, it shall notify Newtek as promptly as practicable (and, to the extent applicable, prior to any such breach having occurred) and shall cooperate in good faith with Newtek to modify any ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach, in accordance with Section 7.22(f).

(e) The Parent hereby acknowledges and agrees that, notwithstanding the provisions of any Transaction Document and without limitation of the exceptions and exclusions from Newtek’s confidentiality obligations set forth therein or in the Nondisclosure Agreement, Newtek, its Affiliates and each of their Representatives, without any notice to the Parent or any other Person, may disclose any Confidential Information to any Governmental Body (including, for the avoidance of doubt, bank regulatory authorities and examiners), in each case, having jurisdiction over Newtek or any of its Affiliates.

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(f) During the period from the date hereof until the Closing, Newtek shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the approval or non-objection notice described in Section 8.3(h), and shall to the extent permitted by applicable law, provide updates to Parent upon Parent’s request regarding such efforts.

(g) Notwithstanding any provision of this Agreement or the Registration Rights Agreement to the contrary, in the event of (i) a determination by Newtek that (A) it is impermissible under the BHC Act or other applicable law or regulatory or supervisory guidance for Newtek to continue to hold, directly or indirectly, without limitation or otherwise, any Parent Preferred Stock (or any other equity interests of the Parent then held by Newtek), or (B) such continued holding of the Parent Preferred Stock (or any other equity interests of the Parent then held by Newtek) would be reasonably likely to result in the imposition of conditions or restrictions on Newtek’s activities or regulatory or supervisory requirements on Newtek arising under the BHC Act or other applicable law or regulatory or supervisory guidance (including any requirement that Newtek obtain an approval under the BHC Act); or (ii) the occurrence of any of the following: (A) a determination by the Federal Reserve that Newtek “controls” the Parent (as “control” is used for purposes of the BHC Act), or an affirmative indication that the Federal Reserve would likely take such a view (through published guidance or other supervisory communications), as confirmed after consultation with its legal counsel; (B) Newtek reasonably believes, after consultation with its legal counsel, that maintenance of an investment in the Company is or would be (after expiration of any applicable conformance period or otherwise) in conflict with the requirements of the BHC Act, including the Federal Reserve’s implementation of the “Volcker Rule” at 12 C.F.R §248.10(b) (the “Volcker Rule”); (C) any other regulatory requirement, instruction or request by a Governmental Body having jurisdiction over Newtek that Newtek divest or reduce its equity interest in the Parent; or (D) a determination by Newtek, based on Newtek’s determination that divesting or reducing its equity interest in the Parent is necessary or advisable to satisfy legal and/or regulatory requirements or supervisory expectations or that its equity interest in Parent could result in adverse reputational consequences (any occurrence referred to in clause (i) or (ii) above, a “Trigger Event”), then the Parent shall use its commercially reasonable efforts to consult and cooperate with Newtek in order to restructure Newtek’s investment in the Parent in a manner that avoids or remediates the matters giving rise to the Trigger Event to the reasonable satisfaction of Newtek. If any such avoidance or remediation involves the sale by Newtek of all or a portion of the Parent Preferred Stock (or any other equity interests of the Parent then held by Newtek) to a third party, then Newtek shall be permitted to execute such sale notwithstanding any restriction contained in any Transaction Agreement (including Section 12 of the Registration Rights Agreement), Sections 1-3 of the Registration Rights Agreement shall immediately become applicable and the Parent shall use commercially reasonable efforts to facilitate such sale and transfer, including by making the Parent’s management reasonably available during normal business hours to the prospective Parent(s) of the Parent Preferred Stock (or any other equity interests of the Parent then held by Newtek) and providing customary due diligence material, subject to customary confidentiality undertakings.

7.22 Specified Parent Post-Closing Covenants. Section 7.22 of the Parent Disclosure Schedule sets forth certain post-Closing covenants of the Parent which are incorporated herein. The covenants and undertakings contained in this Section 7.22 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.22 will cause irreparable injury to Newtek, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 7.22 will be inadequate. Therefore, Newtek will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 7.22 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 7.22 are cumulative and in addition to any other rights and remedies which Newtek may have hereunder or at law or in equity.

7.23 Remediation of Material Weaknesses. Prior to and until Closing, Newtek shall continue to use reasonable efforts to remediate any material weaknesses in the Company’s internal controls, and shall provide reasonable periodic updates to Parent with respect to the progress of such remediation; provided, that Newtek has no obligation to complete the remediation of such material weaknesses prior to Closing.

7.24 Parent Board Matters

(a) Following the Closing, the Parent will promptly cause one representative nominated by Newtek to be appointed to the Parent Board (the “Newtek Board Representative”). So long as Newtek, together with its Affiliates, beneficially owns Parent Preferred Stock and/or Parent Common Stock, that in the aggregate, constitutes

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at least 10% of the total outstanding shares of the Parent (on an as-converted and fully-diluted basis) (the “Minimum Ownership Interest”), the Parent will use its reasonable best efforts to have the Newtek Board Representative elected as a member of the Parent Board by the holders of Parent Common Stock and to solicit proxies for Newtek Board Representative to the same extent as it does for any of its other nominees to the Parent Board at any special meeting or annual meeting of the Parent Common Stock at which directors are to be elected.

(b) Upon the death, resignation, retirement, disqualification, or removal from office of Newtek Board Representative as a member of the Parent Board, Newtek shall have the right to nominate the replacement Newtek Board Representative, subject to Newtek’s ownership of the Minimum Ownership Interest at the time of such death, resignation, retirement, disqualification, or removal from office. The Parent shall use its commercially reasonable efforts to cause the Parent Board to take all action required to fill the vacancy resulting therefrom with such replacement, to have such replacement elected as director of the Parent by the holders of Parent Common Stock and to solicit proxies for such person to the same extent as it does for any of its other nominees to the Parent Board at any special meeting or annual meeting of Parent Common Stock at which directors are to be elected. If the replacement Newtek Board Representative is nominated by the Parent for election to the Parent Board but fails to be elected, then as soon as practicable thereafter the Parent shall use its commercially reasonable efforts to, subject to applicable law, cause the size of the Parent Board to be increased and appoint an individual designated in writing by the Parent to be Newtek Board Representative.

(c) The Parent acknowledges that Newtek Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by Newtek and/or its Affiliates (collectively, the “Newtek Indemnitors”). The Parent hereby agrees that with respect to a claim by the Newtek Board Representative for indemnification arising out of his or her service as a director of the Parent (i) that the Parent is the indemnitor of first resort (i.e., the Parent’s obligations to the Newtek Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to all other members of the Parent Board) are primary and any obligation of Newtek Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred Newtek Board Representative are secondary) and (ii) Newtek Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Newtek Board Representative against the Parent.

7.25 R&W Insurance Policy. At or prior to the date hereof, Parent shall deliver to the Company and Newtek a conditionally bound binder agreement, evidencing a commitment to issue the representations and warranties insurance policy attached thereto, substantially in the form set forth on Exhibit J hereto, together with evidence of the payment of the premium for the R&W Insurance Policy and all other fees, costs, expenses and Taxes associated therewith, and evidence of the satisfaction of or of the intent to satisfy all other conditions to the final binding of the Policy. The Company shall cooperate with Parent’s reasonable efforts at Parent’s written request and provide such commercially reasonable assistance as may be reasonably necessary or appropriate in order to enable Parent to obtain and bind the R&W Insurance Policy. During the term of the R&W Insurance Policy, Parent (i) shall (and shall cause its Affiliates, including the Surviving Entity, to) maintain the R&W Insurance Policy in full force and effect and (ii) shall not (and shall cause its Affiliates, including the Surviving Entity, to not) (A) amend, modify, terminate, or waive any waiver of subrogation set forth in the R&W Insurance Policy without the prior written consent of Newtek, (B) take any action or omit to take any action that would result in the cancellation, termination, amendment or modification of the R&W Insurance Policy or coverage thereunder other than by payment of claims thereunder, (C) permit the assignment, substitution or transfer of the rights or obligations of the insurer under the R&W Insurance Policy other than as allowed by the terms of the R&W Insurance Policy. The Parties hereto acknowledge and agree that the failure by Parent to obtain the R&W Insurance Policy by the Closing and/or to maintain the R&W Insurance Policy in accordance with this Section 7.25 shall not in any manner increase the liability of Newtek otherwise applicable under the provisions in Article X hereof. The cost to obtain the R&W Insurance Policy shall be borne equally by Newtek and Parent.

7.26 Conduct of the Parent’s Business.

(a) From the Execution Date through the Closing, except as expressly required by law, permitted or by this Agreement or the terms of the Divestiture Transaction, or as otherwise approved with the prior written consent of Newtek, the Parent shall use its reasonable best efforts to conduct the business of the Parent in all material respects in the ordinary course of business consistent with past practices and shall use its reasonable best efforts to maintain and preserve intact the current organization, material assets, Permits and relationships and goodwill of key Employees, customers, suppliers and others having material business relationships with the Company.

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(b) Without limiting the generality of the foregoing, except for the Divestiture Transaction or as otherwise expressly required or permitted by this Agreement, or as set forth on Section 7.27(b) of the Parent Disclosure Schedule, or with the prior written consent of Newtek, the Parent shall not:

(i) except (x) as required pursuant to the terms of the Parent LTIP, or any individual award agreements thereunder, or (y) as required pursuant to the terms of the Executive Employment Agreements, (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of the equity or voting interests of the Parent, (B) split, combine, or reclassify any of the equity or voting interests of the Parent, or issue any other securities in respect of, in lieu of, or in substitution for shares of the capital stock or other equity or voting interests of the Parent, or (C) purchase, redeem, or otherwise acquire any securities of the Parent or any securities convertible into or exchangeable for such securities or any options, warrants, calls, or rights to acquire any such shares or other securities;

(ii) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Parent;

(iii) amend the Organizational Documents of the Parent, Merger Sub or Second Merger Sub (other than (i) ministerial changes or (ii) the proposal and adoption of a Certificate of Designation with respect to the creation and authorization of the Parent Preferred Stock);

(iv) take any action which would knowingly adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;

(v) (A) make or rescind any material election relating to Taxes, (B) amend any material previously-filed Tax Returns relating to the Parent or the business of the Parent, (C) compromise any material Proceeding relating to Taxes, or (D) change in any material respect any of its methods of reporting income or deductions for income Tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years;

(vi) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person, in each case that would reasonably be expected to prevent, impede, or materially delay the consummation of the transactions contemplated by this Agreement;

(vii) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(viii) agree or commit to do any of the foregoing.

7.27 Use of Name. Parent, on behalf of itself and its Affiliates, acknowledges and agrees that (a) Newtek and its Affiliates are the sole and exclusive owners of all rights, title and interests in and to the names “Newtek”, “NTS,” “Newtek Technology Solutions” and “Newtek Technology Services,” and any and all other registered trademarks owned by Newtek, including “Newtek Web Hosting,” “The IT Authority,” “Cloud Authority,” “Newtek File Vault,” “Newtek Hosting” and “Insured Cloud Computing” (the “Company Marks”) and (b) except as provided in this Section 7.27, neither the Parent nor any of its Affiliates (including, following the Closing, the Surviving Entity) will have any right to use any or display of the Company Marks following the Closing. Effective immediately after Closing, Newtek hereby grants a non-exclusive, royalty-free, worldwide, and non-sublicensable license to the Parent and the Surviving Entity to use the Company Marks solely in connection with the Business and solely in a manner substantially similar to the use of the Company Marks in the Business by the Company immediately prior to the Closing, for a period commencing on the Closing Date and ending on the date six months after the Closing Date (the “Transitional Period”). For the avoidance of doubt, the permitted use provided for in this Section 7.27 does not extend to the name “NewtekOne.” Prior to the expiration of the Transitional Period, Parent shall cause the Parent and Surviving Entity to cease all use of all Company Marks. Any goodwill generated by the Parent and Surviving Entity’s use of the Company Marks will inure to the benefit of Newtek. The Parent shall, and shall cause the Surviving Entity to, (i) ensure that all products and services provided in connection with the Company Marks during the Transitional Period meet the standards and level of quality with respect to which Newtek and the Company used the Company Marks prior to the Closing Date, (ii) conduct the Business and use the Company Marks in a manner that does not degrade standards of quality

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applicable to the Company Marks immediately prior to the Closing, and (iii) promptly after the Closing, cease any use of the name “NewtekOne” in connection with the Business. The Parent shall, and shall cause the Surviving Entity to, comply with any reasonable branding guidelines provided by Newtek in writing from time to time, and not modify the Company Marks or the use of the Company Marks in the Business in any material manner without Newtek’s prior written consent. The Parties agree that, for applicable Tax purposes, a portion of the Purchase Price or any other consideration payable by the Parent under this Agreement shall be allocated as an up-front, one-time payment of royalties in consideration for the right to use the Company Marks as contemplated herein; provided that the amount to be so allocated shall be agreed among the Parties in good faith prior to the Closing.

7.28 Master Services Agreements. The parties shall, and shall cause each of their Affiliates to, use their respective reasonable best efforts to negotiate and enter into the Master Services Agreements within 45 days of the Execution Date, with such Master Services Agreements to be in form and substance reasonably satisfactory to the respective parties thereto. The parties shall conduct such negotiations in good faith and agree that the final terms of the Master Services Agreements shall be consistent in all material respects with the ongoing discussions held among the parties through the date hereof.

Article VIII

CONDITIONS TO CLOSING

8.1 Conditions to Obligations of Each Party. The respective obligations of Newtek, the Company and the Parent to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing subject to applicable Law, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):

(a) Governmental Restraints. (i) No provision of any applicable Law shall prohibit the consummation of the transactions contemplated by this Agreement, and (ii) no final Order shall have been issued, promulgated, enacted or enforced by any Governmental Body after the date hereof enjoining or otherwise prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(b) Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(c) Master Services Agreements. The Master Services Agreements shall have been entered into by the respective parties thereto.

8.2 Conditions to Obligations of the Parent. The obligations of the Parent to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing subject to applicable Law, in whole or in part, by the Parent (in the Parent’s sole discretion):

(a) Representations and Warranties of the Company and Newtek. (i) Each of the each of the Company Fundamental Representations (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to the Parent, and (ii) each of the other representations and warranties (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) made by the Company and Newtek set forth in Article IV and Article VI, respectively, shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

(b) Performance by the Company and Newtek. The Company and Newtek shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company or Newtek, as applicable, on or prior to the Closing Date.

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(c) Closing Certificate of the Company and Newtek.

(i) The Parent shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Company certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.

(ii) The Parent shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Newtek certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.

(d) Closing Deliverables. The Company and Newtek shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 3.4(b) and in the other Transaction Documents.

(e) No Material Adverse Effect. There shall not have been or occurred any event, change, occurrence, or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on the Company.

(f) Written Consent. The Written Consent shall have been obtained and delivered to the Parent and shall be in full force and effect.

(g) Company Audited Financial Statements. The Parent shall have received the Company Audited Financial Statements.

8.3 Conditions to Obligations of the Company and Newtek. The obligations of the Company and Newtek to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing subject to applicable Law, in whole or in part, by the Company and Newtek (in the Company’s and Newtek’s sole discretion):

(a) Representations and Warranties of the Parent. (i) Each of the Parent Fundamental Representations (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to the Seller, and (ii) each of the other representations and warranties made by the Parent in Article V shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Parent.

(b) Performance by the Parent. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.

(c) Closing Certificate of the Parent. The Company and Newtek shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of the Parent certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.

(d) Closing Deliverables. The Parent shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 3.4(a) and in the other Transaction Documents.

(e) No Material Adverse Effect. There shall not have been or occurred any event, change, occurrence, or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on the Parent.

(f) Closing of the Divestiture Transaction. The Divestiture Transaction shall have occurred.

(g) Federal Tax Opinion. The Company shall have received the opinion of Sullivan & Cromwell LLP (or other nationally recognized tax counsel), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Parent and the Company, reasonably satisfactory in form and substance to such counsel.

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(h) Regulatory Approval. Newtek shall (i) have received from the Federal Reserve a regulatory approval or non-objection notice, either orally or in writing, with respect to the Transactions, (ii) have not received any determination by the Federal Reserve that the Transactions would result in “control” of the Parent by Newtek (as “control” is used for purposes of the BHC Act), or any affirmative indication that the Federal Reserve would likely take such a view (through published guidance or other supervisory communications).

Article IX
TERMINATION RIGHTS

9.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows:

(a) By mutual written consent of the Parent and Newtek;

(b) By either the Parent or Newtek if any Governmental Body of competent jurisdiction shall have issued a final and non-appealable order, decree or judgment prohibiting the consummation of the Transactions; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if such order was primarily due to the action or inaction of such Party;

(c) By either the Parent or Newtek in the event that the Closing has not occurred on or prior to February 9, 2025 (the “Termination Date”); provided, however, that (i) Newtek may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is primarily due to the failure of the Company or Newtek to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Company or such Newtek, as applicable, and (ii) the Parent may not terminate this Agreement pursuant to this Section 9.1(c) if such failure of the Closing to occur is primarily due to the failure of the Parent to perform and comply in all material respects with the covenants and agreements to be performed or complied with by the Parent;

(d) By either the Parent or Newtek in the event if there has been an event, change, occurrence, or circumstance, individually or in the aggregate with any such events, changes, occurrences or circumstances that has had or could reasonably be expected to have a Material Adverse Effect on the Company, in the case of the Parent and on the Parent, in the case of Newtek;

(e) By either the Parent or Newtek if there shall have been a breach or inaccuracy of the other Party’s representations and warranties in this Agreement or a failure to perform its covenants and agreements in this Agreement (which, in the case of the right of termination by the Parent, shall also include any breach by the Company), in any such case in a manner that would result in, if occurring and continuing on the Closing Date, the failure of the conditions to the Closing set forth in Section 8.2(a), Section 8.2(b), Section 8.3(a) or Section 8.3(b), as applicable, unless such failure is reasonably capable of being cured by the Termination Date, in which case, so long as the breaching Party is using commercially reasonable efforts to cure such failure, the breaching Party shall have 30 days (but in no event beyond the Termination Date) after receipt of notice from the terminating party of its intention to terminate this Agreement pursuant to this Section 9.1(e) to cure such failure before the terminating Party may so terminate this Agreement; provided, however, no Party may terminate this Agreement pursuant to this Section 9.1(e) if (i) any of such Party’s representations and warranties shall have become and continue to be untrue in a manner that would cause the conditions set forth in Section 8.2(a) (with respect to a termination by Newtek) or Section 8.3(a) (with respect to a termination by the Parent), as applicable, not to be satisfied, (ii) there has been, and continues to be, a failure by such Party to perform its covenants and agreements in such a manner as would cause the condition set forth in Section 8.2(b) (with respect to a termination by Newtek) or Section 8.3(b) (with respect to a termination by the Parent), as applicable, not to be satisfied, or (iii) the failure of the terminating Party to fulfill any of its obligations under this Agreement has been the primary cause of, or resulted in, the breach by the non-terminating Party; or

(f) By Newtek if the Divestiture Agreement has not been executed by November 30, 2024.

Any Party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other Parties to this Agreement, specifying the provision or provisions hereof pursuant to which such termination shall have been made and setting forth in reasonable detail the factual basis for such termination.

9.2 Effect of Termination. In the event of the valid termination of this Agreement pursuant to and in accordance with Section 9.1, all rights and obligations of the Parties under this Agreement shall terminate, except for the provisions of this Section 9.2, Article XI and Section 7.7; provided, however, that nothing herein shall relieve any Party from any liability for any willful and intentional breach of this Agreement by such Party or for Fraud by such

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Party and all rights and remedies of a non-breaching Party under this Agreement in the case of any such willful and intentional breach or Fraud, at law and in equity, shall be preserved, including the right to recover reasonable attorneys’ fees and expenses. Except to the extent otherwise provided in the immediately preceding sentence, the Parties agree that, if this Agreement is terminated, the Parties shall have no liability to each other under or relating to this Agreement.

Article X
INDEMNIFICATION

10.1 Indemnification by Newtek. Subject to the terms of this Article X, from and after the Closing, Newtek shall indemnify and hold harmless the Parent, the Surviving Entity and their respective Affiliates and each of their respective direct or indirect members (including partners, shareholders and members of members), directors, officers, employees, consultants, representatives, agents and permitted assigns (collectively, the “Parent Indemnitees”) to the fullest extent permitted by Law, from and against, without any duplication, and pay to the applicable Parent Indemnitee the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages, interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, or costs and expenses (including costs of investigation and defense and attorneys’ and other professionals’ fees), whether or not involving a third-party claim (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred, arising out of or relating to:

(a) any breach or inaccuracy of any of the representations or warranties of the Company contained in Article IV, any Transaction Document or the certification of a Responsible Officer of the Company delivered to the Parent pursuant to Section 8.2(d);

(b) any breach or inaccuracy of the representations and warranties of Newtek set forth in Article VI, any Transaction Document or the certification of a Responsible Officer of Newtek delivered to the Parent pursuant to Section 8.2(c);

(c) any breach of any of the covenants or agreements of the Company or Newtek contained in this Agreement or any Transaction Document;

(d) any and all Company Taxes;

(e) Transaction Expenses and Indebtedness as of the Closing not properly included in the Final Adjustment Amount; and

(f) the items set forth on Section 10.1(f) of the Company Disclosure Schedule.

THIS INDEMNITY OBLIGATION IS INTENDED TO ALLOCATE LIABILITY IN ACCORDANCE WITH ITS TERMS FOR, WITHOUT LIMITATION, (I) ANY CLAIMS RESULTING FROM THE ACTUAL OR ALLEGED NEGLIGENCE OR STRICT LIABILITY OF ANY PARENT INDEMNITEES AND (II) STATUTORY AND COMMON LAW STRICT LIABILITY CLAIMS.

10.2 Indemnification by the Parent. Subject to the terms of this Article X, from and after the Closing, the Parent shall indemnify and hold harmless Newtek and its respective Affiliates and each of its respective direct or indirect members (including partners, shareholders and members of members), directors, officers, employees, consultants, representative, agents and permitted assigns (collectively, the “Newtek Indemnitees” and, together with the Parent Indemnitees, the “Indemnified Parties”), to the fullest extent permitted by law, from and against, without any duplication, and pay to the applicable Newtek Indemnitee the amount of, any Losses incurred, arising out of or relating to:

(a) any breach or inaccuracy of any of the representations or warranties of the Parent contained in this Agreement, the Transaction Documents or the certifications of the Responsible Officers of the Parent delivered to the Company pursuant to Section 8.3(c); and

(b) any breach of any of the covenants or agreements of the Parent contained in this Agreement or the Transaction Documents or the certification of a Responsible Officer of the Parent delivered to the Company and Newtek pursuant to Section 8.3(c).

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10.3 Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Article X or elsewhere in this Agreement, the following terms shall apply to any claim for monetary damages arising out of this Agreement or related to the Transactions:

(a) Mini-Basket. Newtek will not have any liability under Section 10.1(a) in respect of any individual indemnification claim or series of related indemnification claims unless and until such indemnification claim or indemnification claims involve Losses in excess of $25,000 to any Parent Indemnitee (the “Mini-Basket”); provided, that the limitation set forth in this Section 10.3(a)(i) shall not apply to Losses arising from Fraud or any breach or inaccuracy of the Company Fundamental Representations; provided, further, that all Losses for which Newtek is not required to indemnify the Parent Indemnitees because the associated Losses do not equal or exceed the applicable Mini-Basket shall nevertheless be applied towards the Deductible under Section 10.3(b).

(b) Deductible. Newtek will not have any liability under Section 10.1(a) until the Parent Indemnitees have suffered Losses in excess of $75,000 (the “Deductible”) arising from indemnification claims under Section 10.1(a), and then the recoverable Losses under Section 10.1(a) shall be limited to those that exceed the Deductible; provided, that the limitation set forth in this Section 10.3(b)(i) shall not apply to Losses arising from any Fraud or any breach or inaccuracy of any Company Fundamental Representation.

(c) Cap. Other than in the case of Fraud, Newtek’s liability under Section 10.1(a) shall not exceed $75,000 (the “Cap”); provided, that the limitation set forth in this Section 10.3(c) shall not apply to Losses arising from any breach or inaccuracy of any Company Fundamental Representation.

(d) Order of Recovery. In the event of a Parent Indemnitee claim under Section 10.1(a), such Parent Indemnitee shall recover such Losses in the following order: (i) first, by seeking to recover such Losses under the R&W Insurance Policy, and (ii) second, to extent the claim relates to a breach of a Company Fundamental Representation and such Parent Indemnitee is unable to recover any portion of such Losses under the R&W Insurance Policy (including as a result of any retention or deductible to be borne by any Parent Indemnitee), by recovery directly from Newtek. Notwithstanding the foregoing, Newtek shall not be required to indemnify any Person for claims under Section 10.1(a) with respect to any Company Fundamental Representation for an aggregate amount of Losses exceeding the value of the Purchase Price; provided, that this limitation shall not apply to Losses related to any such claims with respect to Fraud.

(e) Survival; Claims Period.

(i) The representations and warranties of the Parties contained in this Agreement, any certificate delivered pursuant hereto or any Transaction Documents shall survive the Closing through and including the 18-month anniversary of the Closing Date; provided, that (A) the Company Fundamental Representations and the Parent Fundamental Representations shall survive the Closing indefinitely, and the representations and warranties of the Company set forth in Section 4.17 (Employee Benefits) shall survive the Closing until 90 days following the expiration of the applicable statute of limitations with respect to the particular matter that is the subject matter thereof (in each case, the “Survival Period”), and (B) any claim of Fraud will survive and can be made by a Parent Indemnitee or Newtek Indemnitee indefinitely; provided, that any obligations under Section 10.1(a) and Section 10.2(a) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying Party before the termination of the applicable Survival Period. Notwithstanding anything to the contrary in this Section 10.3(e), the indemnification obligations pursuant to this Article X shall not terminate with respect to any indemnification claim made by a Parent Indemnitee or a Newtek Indemnitee, as the case may be, prior to the expiration of the applicable Survival Period until such claim is resolved.

(ii) The respective covenants and agreements of Newtek, the Company and the Parent made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing for the respective term specified in such covenant or agreement or, if not specified, until fully performed in accordance with their respective terms; provided, that any claim for breach of such covenant or agreement may be also brought within the longer of the two-year period following such Survival Period and the applicable statute of limitations in respect of the breach thereof.

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(f) Sole and Exclusive Remedy.

(i) From and after the Closing, the R&W Insurance Policy and the indemnification provisions provided in this Article X shall constitute the sole and exclusive remedy of the Parties for Losses recoverable under Section 10.1 or Section 10.2 (including any Losses sustained by a Party as a result of any breach of this Agreement), other than (a) claims relating to Fraud, (b) disputes under Section 3.6 (which disputes will be resolved in accordance with the dispute mechanism set forth in Section 3.6(b)) or 3.6(c)), or (c) as set forth in Section 7.7(h).

(ii) Newtek shall have no right of contribution or other recourse against the Company or their respective directors, managers, officers, Employees, Affiliates, agents, attorneys, stockholders, members, representatives, assigns or successors for any Third-Party Claims asserted by Parent Indemnitees, it being acknowledged and agreed that the covenants and agreements of the Company are solely for the benefit of the Parent Indemnitees.

10.4 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the Party from whom indemnification is sought; provided, that failure to so notify the indemnifying Party shall not preclude the indemnified Person from any indemnification which it may claim in accordance with this Article X.

(b) In the event that any Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 10.1 or Section 10.2 hereof (regardless of the limitations set forth in Section 10.3) (a “Third-Party Claim”), except as set forth in Section 7.15 with respect to Tax Proceedings, the indemnified Person shall promptly cause written notice of the assertion of any Third-Party Claim to be forwarded to the indemnifying Party. The failure of the indemnified Person to give reasonably prompt notice of any Third-Party Claim shall not release, waive or otherwise affect the indemnifying Party’s obligations with respect thereto except to the extent that such failure has an actual prejudicial effect on the defenses or other rights available to the indemnifying Party with respect to such Third-Party Claim. Subject to the provisions of this Section 10.4, and so long as the indemnifying Party acknowledges in writing that the applicable indemnified Person is entitled to be indemnified and held harmless in accordance with this Article X for any Losses incurred pursuant to such Third-Party Claim, the indemnifying Party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified Person, and to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder. If the indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder, it shall within 30 days of the indemnified Person’s written notice of the assertion of such Third-Party Claim (or such lesser number of days as may be required by court proceeding in the event of a litigated matter) notify the indemnified Person of its intent to do so; provided, that the indemnifying Party must conduct its defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard. If the indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third-Party Claim which relates to any Losses indemnified against by it hereunder, fails to notify the indemnified Person of its election as herein provided or contests its obligation to indemnify the indemnified Person for such Losses under this Agreement, the indemnified Person may defend against, negotiate, settle or otherwise deal with such Third-Party Claim. Notwithstanding anything to the contrary in this Agreement, the indemnified Person shall be entitled to engage counsel of its choice (which counsel shall be reasonably acceptable to the indemnifying Party) and assume the defense of or otherwise control the handling of a Third-Party Claim, in each case, at the expense of the indemnifying Party by notifying the indemnifying Party if (A) so requested by the indemnifying Party, (B) in the good faith reasonable opinion of counsel to the indemnified Person, a conflict or potential conflict exists between the indemnified Person and the indemnifying Party that would make such representation by the indemnified Person advisable, (C) such Third-Party Claim is brought by a Governmental Body for violation of Law, (D) such Third-Party Claim seeks relief other than for monetary damages or would reasonably be expected to result in an injunction, writ or decree, (E) such Third-Party Claim would result in monetary liability for which the indemnified Person would not be fully reimbursed or (F) such Third-Party Claim would reasonably be expected to materially and adversely affect the ongoing business of the Company. Each Party agrees to provide reasonable access to each other Party to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third-Party Claim. Notwithstanding anything in this Section 10.4(c) to the contrary, neither the indemnifying Party nor the indemnified Person shall, without the prior written consent of the other, settle or compromise any Third-Party Claim or permit a default or consent to entry of any judgment unless the claimant (or claimants) and such

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Party provide to such other Party an unqualified release from all liability in respect of the Third-Party Claim. If the indemnifying Party makes any payment on any Third-Party Claim, the indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified Person to any insurance benefits or other claims of the indemnified Person with respect to such Third-Party Claim.

(c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified Person and the indemnifying Party shall have arrived at a mutually binding agreement, in each case with respect to a Third-Party Claim hereunder, the indemnified Person shall forward to the indemnifying Party notice of any sums due and owing by the indemnifying Party pursuant to this Agreement with respect to such matter and the indemnifying Party shall pay all of such remaining sums so due and owing to the indemnified Person in accordance with Section 10.4(e).

(d) Each indemnified party hereunder shall use all commercially reasonable efforts to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to such Losses, including incurring costs and expenses (but only to the minimum extent necessary to remedy the breach that gives rise to such Losses); provided that the costs and expenses reasonably incurred in connection with such mitigation shall constitute Losses subject to indemnification under this Article X (but only to the extent such amount would otherwise constitute Losses subject to indemnification under this Article X).

(e) Any payment Newtek is obligated to make to any Parent Indemnitee pursuant to this Article X shall be paid by Newtek by wire transfer of immediately available funds within five Business Days after the date of such notice or, if such amount is disputed in good faith by the indemnifying party, within five Business Days of a Final Determination, which notice shall include reasonably detailed supporting documentation, unless the indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party. If Newtek breaches its obligation to pay any amount hereunder, such amount shall bear interest from and including the payment due date but excluding the date of payment at a rate per annum equal to the Prime Rate, with such interest payable at the same time as the payment to which it relates and calculated daily on the basis of a year of 365 days and the actual number of days elapsed, and the Parent may proceed against any securities or other property owned by Newtek, including any equity of the Parent owned by Newtek, and Newtek agrees to take any and all action, including granting any powers of attorney or other authorizations, to permit such recourse. A “Final Determination” shall exist when (a) the parties to the dispute have reached an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable Order or judgment or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

(f) Notwithstanding anything to the contrary in this Agreement, for purposes of determining the failure of any representations or warranties of the Company or Newtek to be true and correct, the breach of any covenants or agreements of the Company or Newtek, and calculating Losses hereunder related to such failures or breaches, any materiality, material adverse effect or similar qualifications or phrases contained herein that have the effect of making such representations, warranties, covenants or agreements less restrictive on the Company or Newtek shall be disregarded.

10.5 Release. In consideration of this Agreement, Newtek, on behalf of itself and its Affiliates (other than, for the avoidance of doubt, the Company), and their respective successors and permitted assigns hereby releases and forever discharges, effective as of the Closing, the Parent, the Company, the Surviving Entity and each of their respective past, present and future officers, directors, employees, representatives, Affiliates, stockholders, successors and assigns (each, a “Newtek Released Party”) from any and all Losses of any nature (whether known or unknown) against any Newtek Released Party, arising out of or in any way relating to the ownership or operation of the Company or the Business prior to the Closing or relating to any pre-Closing actions or failures to act (including negligence or gross negligence); provided, however, that the Parties acknowledge and agree that this Section 10.5 does not apply to and shall not constitute a release of (a) any rights, claims, or obligations arising under this Agreement or any other Transaction Document (including, for the avoidance of doubt, any rights, claims, or obligations arising under the Customer Agreement), (b) any rights, claims, or obligations arising under or related to the ownership of the Stock Consideration, or (c) any claims that cannot be released as a matter of law. In consideration of this Agreement, the Parent, on behalf of itself and its Affiliates (including the Surviving Entity), and their respective successors and permitted assigns hereby releases and forever discharges, effective as of the Closing, Newtek and each of its respective past, present and future officers, directors, employees, representatives, Affiliates, stockholders, successors and assigns

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(each, a “Buyer Released Party”) from any and all Losses of any nature (whether known or unknown) against any Buyer Released Party, arising out of or in any way relating to the ownership or operation of the Company or the Business prior to the Closing relating to any Company pre-Closing actions or failures to act (including negligence or gross negligence); provided, however, that the Parties acknowledge and agree that this Section 10.5 does not apply to and shall not constitute a release of (a) any rights, claims, or obligations arising under this Agreement or any other Transaction Document (including, for the avoidance of doubt, any rights, claims, or obligations arising under the Customer Agreement), (b) any rights, claims, or obligations arising under or related to the ownership of the Stock Consideration, or (c) any claims that cannot be released as a matter of law.

Article XI
GENERAL PROVISIONS

11.1 Governing Law. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Agreement, or the negotiation and performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, interpreted under, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application or borrowing of the laws of any jurisdiction other than the State of Delaware.

11.2 Consent to Jurisdiction. All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery located in the State of Delaware or, solely if such Court of Chancery declines jurisdiction, in any federal court located in the State of Delaware, or solely if such federal court declines jurisdiction, in any state court located in the State of Delaware (the “Designated Courts”). Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of the Designated Courts for the purpose of any Proceeding arising out of or relating to this Agreement brought by any Party, and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the Designated Courts, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the Designated Courts.

11.3 Waiver of Jury Trial. To the extent not prohibited by applicable Law which cannot be waived, each of the Parties waives and covenants that it will not assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, action, claim, cause of action, suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or the subject matter hereof or in any way connected with or related or incidental to the transactions contemplated hereby, in each case whether now existing or hereafter arising. Each Party acknowledges that it has been informed by the other Party that this Section 11.3 constitutes a material inducement upon which the Parties are relying and will rely in entering into this Agreement and any other agreements relating hereto or contemplated hereby. Any Party hereto may file an original counterpart or a copy of this Section 11.3 with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

11.4 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to (a) any other remedy to which they are entitled hereunder, at law or in equity, prior to the Closing Date, or (b) any other remedy to which they are entitled hereunder after the Closing Date.

11.5 Expenses. Except as otherwise provided in this Agreement or the Transaction Documents, each Party shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

11.6 Complete Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the other Transaction Documents represent the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party

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against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant, or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by a nationally recognized overnight courier service, or by email (with a confirmatory copy sent by a nationally recognized overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.7):

If to Newtek or, prior to the Closing, the Company to:

NewtekOne, Inc.

1981 Marcus Avenue, Suite 130

Lake Success | NY 11042

Attention: Chief Executive Officer and Chief Legal Officer

Email: bsloane@newtekone.com; mschwartz@newtekone.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004

Attention: Jared M. Fishman

Email: fishmanj@sullcrom.com

If to the Parent or, after the Closing, the Surviving Entity to:

Paltalk, Inc.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11735

Attention: Chief Executive Officer

Email: jkatz@paltalk.com

with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, TX 75201

Attention: Gregory R. Samuel; Cameron Scales

Email: greg.samuel@haynesboone.com; cameron.scales@haynesboone.com

11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Agreement shall be null, void, and ineffective. Notwithstanding anything to the contrary herein, no assignment pursuant to this Section 11.8 shall release the assigning Party of its obligations or liabilities under this Agreement.

11.9 Third Party Beneficiaries. Other than Article X (with respect to each Party’s additional indemnitees) of this Agreement, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

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11.10 Severability. So long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.11 Representation by Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.12 Counterparts. This Agreement and all other documents related hereto may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The execution of this Agreement and any agreement or instrument entered into in connection with this Agreement, and any amendment hereto or thereto, by any of the Parties may be evidenced by way of an electronic transmission of such Party’s signature, and such electronically transmitted signature shall be deemed to constitute the original signature of such Party.

11.13 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of a Party or its Affiliates shall have any liability for any obligations or liabilities of such Party under this Agreement or the Transaction Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

11.14 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no provision of this Agreement shall require or be interpreted to require, and no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve, the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.5(g)(8) or any similar state law) of a Governmental Body by any party to this Agreement to the extent prohibited by applicable law; provided that, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

11.15 Fraud. Notwithstanding anything in this Agreement to the contrary (including any survival periods, limitations on remedies, disclaimers of reliance or omissions or any similar limitations or disclaimers), nothing in this Agreement (or elsewhere) shall limit or restrict, or be used as a defense against, any of the Parties’ rights or abilities to maintain or recover any amounts in connection with any action or claim based upon or arising from Fraud.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written.

PARENT:
PALTALK, INC.
By:	/s/ Jason Katz
Name:	Jason Katz
Title:	Chief Executive Officer
MERGER SUB:
PALT MERGER SUB 1, INC.
By:	/s/ Jason Katz
Name:	Jason Katz
Title:	President
SECOND MERGER SUB:
PALT MERGER SUB 2, LLC
By:	/s/ Jason Katz
Name:	Jason Katz
Title:	President

Signature Page to
Agreement and Plan of Merger

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COMPANY:
NEWTEK TECHNOLOGY SOLUTIONS, INC.
By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chief Executive Officer
NEWTEK:
NEWTEKONE, INC.
By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chief Executive Officer

Signature Page to
Agreement and Plan of Merger

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EXHIBIT A

DEFINITIONS

“2023 Top Customers” is defined in Section 4.22(a).

“2023 Top Vendors” is defined in Section 4.22(b).

“2024 Top Customers” is defined in Section 4.22(a).

“2024 Top Vendors” is defined in Section 4.22(b).

“Acquisition Proposal” is defined in Section 7.8(a).

“Acquisition Transaction” is defined in Section 7.8(a).

“Adjusted EBITDA” means the net income before interest, income taxes, depreciation, amortization of the Company, and stock-based compensation expense, in each case, as determined in accordance with GAAP and applied and calculated in a manner consistent with the EBITDA Calculation Methodology set forth on Exhibit F.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” is defined in Section 4.19.

“Agreement” is defined in the preamble to this Agreement.

“Anti-Corruption Laws” means all applicable Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and applicable local anti-corruption and bribery Laws in jurisdictions in which the Company is operating.

“Audited Financial Statements” means the audited financial statements of the Parent for the fiscal year ended December 31, 2026, together with the audited financial statements of the Parent for the fiscal year ended December 31, 2025.

“Auditor” is defined in Section 3.5(b).

“Average Adjusted EBITDA” is defined in Section 3.6(b).”

“Benefit Program” is defined in Section 4.17(a).

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and as implemented and interpreted by the Federal Reserve.

“Business” means the business of providing information technology managed services, secure private cloud hosting, backup and disaster recovery and related products and services.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in the State of Delaware are authorized or obligated to be closed by applicable Laws.

“Cap” is defined in Section 10.3(c).

“Capitalized Lease” means any lease or other Contract of the Company that is required to be capitalized in accordance with GAAP.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

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“CARES Act and COVID Relief Programs” means, collectively, the CARES Act, the Families First Coronavirus Response Act, and all FAQs or Interim Final Rules issued by any Governmental Body related thereto, and any similar Laws or programs that address the financial impact of the COVID-19 pandemic on employers, including the PPP Loan Program and any programs or facilities established by the Board of Governors of the Federal Reserve System to which the U.S. Treasury Department has provided financing as contemplated by Title IV of the CARES Act.

“Cash” means, as of the Determination Time, the aggregate amount of unrestricted cash and cash equivalents (to the extent such cash equivalents are readily convertible into cash for use within 30 days) of the Company, excluding the effects of the transactions on the Closing Date; provided, however, that (a) Cash shall be reduced by (i) the amount, as of the Determination Time, of all outstanding checks, wires, transfers and drafts of the Company that are issued or outstanding at such time, (ii) cash held or maintained by the Company as of the Determination Time for the benefit of any third Person (including on behalf of customers of the Company), and (iii) the amount of any cash distributions or payments to any Person on after the Determination Time but prior to the Closing, and (b) Cash shall include the amount, as of the Determination Time, of any third party checks deposited or held in the Company’s accounts that have not yet cleared.

“Cash Consideration” means an amount equal to (a) $4,000,000, (b) minus an amount equal to the Estimated Working Capital Deficit (if any), plus (c) an amount equal to the Estimated Working Capital Excess (if any), (d) minus an amount equal to the Estimated Closing Indebtedness, (e) minus an amount equal to the Estimated Transaction Expenses and (f) plus an amount equal to the Estimated Closing Cash. The Cash Consideration shall be subject to increase as set forth in the definition of “Stock Consideration”.

“Certificate of Designation” is defined in the recitals to this Agreement.

“Certificate of Merger” is defined in Section 2.1(b).

“Claim” means all losses, claims, damages, costs, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual Proceeding.

“Closing” is defined in Section 3.2.

“Closing Cash” means the Cash of the Company as of 12:01 AM CT on the Closing Date.

“Closing Date” is defined in Section 3.2.

“Closing Indebtedness” means the aggregate amount of Indebtedness of the Company outstanding and unpaid as of the Determination Time; provided, that any Indebtedness of the Company incurred after the Determination Time but prior to the Closing shall be deemed incurred as of the Determination Time (but excluding, for the avoidance of doubt, any such amounts taken into account as a reduction to Cash Consideration as Closing Transaction Expenses or as a current liability in Working Capital).

“Closing Statement” is defined in Section 3.5(b).

“Closing Transaction Expenses” means the Transaction Expenses that remain unpaid as of immediately prior to the Closing (but excluding, for the avoidance of doubt, any such amounts taken into account as a reduction to Cash Consideration as Closing Indebtedness or as a current liability in Working Capital).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble to this Agreement.

“Company Audited Financial Statements” is defined in Section 7.15(a).

“Company Board” is defined in the recitals to this Agreement.

“Company Common Stock” is defined in the recitals to this Agreement.

“Company Data” means all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Company used or held for use in the business of the Company.

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“Company Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Company and delivered to the Parent on the Execution Date.

“Company Financial Statements” is defined in Section 4.10(a).

“Company Fundamental Representations” means the representations and warranties set forth in Sections 4.1(a) and 4.1(b) (Organization; Qualification), 4.2 (Authority; Enforceability), 4.3(a) (Non-Contravention), 4.5 (Capitalization), 4.27 (Brokers’ Fee), 4.28 (Anti-Takeover Statutes), 6.1 (Authority; Enforceability), 6.2(a) (Non-Contravention), 6.4 (Ownership and Transfer of Company Common Stock), and 6.6 (Brokers’ Fee).

“Company Hosting Computer Systems” is defined in Section 4.21(j).

“Company Information” is defined in Section 7.15(c)(i).

“Company IT Systems” means IT Systems owned or used by the Company (including through cloud-based or other third-party service providers).

“Company Marks” is defined in Section 7.27.

“Company Material Contracts” is defined in Section 4.13(a).

“Company Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Company.

“Company Privacy Commitments” is defined in Section 4.21(l).

“Company Taxes” means (a) all Taxes imposed on the Company, or any Consolidated Group of which the Company was a member prior to the Closing for which the Company is liable under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), that are attributable to the Pre-Closing Taxable Period or to the portion of any Straddle Period ending on and including the Closing Date (determined in accordance with Section 7.14(c)); and (b) all Taxes for which Newtek is liable for under Section 7.14(f); provided, that no such Tax will constitute a Company Tax to the extent such Tax was taken into account in determining the Final Adjustment Amount as finally determined pursuant to Section 3.5(b).

“Company Unaudited Financial Statements” is defined in Section 4.10(a).

“Confidential Information” means any information with respect to the Company, including methods of operation, products, technology, inventions, trade secrets, commercial secrets, know-how, Software, marketing methods and sales plans and strategies, suppliers, competitors, markets, market surveys, techniques, research, development, production processes, finances, technical data, policies, strategies, designs, formulas, developmental or experimental work, improvements, discoveries, plans for research or future developments, database schemas or tables, infrastructure, development tools or techniques, training manuals, marketing, distribution and installation plans, processes and strategies, methodologies, business plans, budgets, financial information and data, customer and client information, prices and pricing strategies, costs, fees, customer and client lists and profiles, employee, customer and client non-public personal information, supplier lists, business records, audit processes, management methods and information, reports, recommendations and conclusions or other specialized information or proprietary matters; provided, however, that “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder or prohibited by any other confidentiality agreement or obligation.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any required by a Governmental Body).

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax returns and any similar group under foreign, state, or local law.

“Continuing Employees” is defined in Section 7.13(a).

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“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment, or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Sections 206(g), 302 or 303 of ERISA, (c) under Sections 412, 430, 431, 436 or 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (e) under corresponding or similar provisions of foreign laws or regulations, in each case, other than such liabilities that arise solely out of, or relate solely to, the Benefit Programs listed in Section 4.17(a) of the Company Disclosure Schedule.

“Conversion Shares” is defined in the recitals to this Agreement.

“Data Partner” means, with respect to an Entity, a natural or legal Person (including vendors, processors, or other third parties) Processing Personal Information at the instruction of such Entity, and any third party sharing Personal Information with such Entity.

“Deductible” is defined in Section 10.3(b).

“Definitive Proxy Statement” is defined in Section 7.19(a).

“Designated Courts” is defined in Section 11.2.

“Designated Value” means $3.82 per share of Parent Common Stock.

“Determination Time” means 12:01 AM United States Eastern Time on the Closing Date.

“Divestiture Agreement” is defined in Section 5.18.

“Divestiture Transaction” means the sale of “Paltalk”, “Camfrog”, and “Tinychat” applications and all assets and liabilities related to such applications to a third-party that is not a Parent Related Person (or third-parties, none of which is a Parent Related Person) in one or more transactions, such that upon the completion of such transaction or transactions, neither the Parent nor any Parent Related Persons hold any right to operate or control such applications, whether directly or indirectly; provided, however, that Parent shall retain, and nothing herein shall require the divestiture of, (a) any patents, patent applications, and any rights or causes of action related to such applications, including the Specified Litigation, or (b) any assets (including Intellectual Property) that are not exclusively related to such applications.

“DLLCA” is defined in Section 2.2(a).

“Earn-Out Calculation” is defined in Section 3.6(c).

“Earn-Out Calculation Statement” is defined in Section 3.6(c).

“Earn-Out Calculation Objection Notice” is defined in Section 3.6(c).

“Earn-Out Amount” is defined in Section 3.6(b).

“Earn-Out Cash Consideration Amount” is defined in Section 3.6(b).

“Earn-Out Period” is defined in Section 3.6(b).

“Earn-Out Stock Consideration Amount” is defined in Section 3.6(b).

“Effective Time” is defined in Section 2.1(b).

“Employee” means an individual who is employed by the Company as of the Closing Date, whether by Contract, common law or otherwise, including any such employees who are not actively at work on the Closing Date due to a leave of absence.

“Employment Agreement” means that certain employment agreement, by and between the Company and Jared Mills (effective as of and subject to the occurrence of the Closing).

“Enforceability Exceptions” is defined in Section 4.2(b).

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“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Claim” means any accusation, allegation, notice of violation, action, claim, lien, demand, investigation, order or enforceable directive made, brought or issued by any Governmental Body or any other third-party Person resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substances at, in, by, or from the operations of the Company or at, on or under the Real Property, (b) the transportation, storage, treatment or disposal of Hazardous Substances in connection with the operations of the Company, (c) the violation, or alleged violation, of any Environmental Laws or Environmental Permits connected with the operation of the Company, or (d) any claim pursuant to contractual obligations to any Person for Environmental Costs and Liabilities.

“Environmental Costs and Liabilities” means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, Claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, and Environmental Remedial Action) arising from or under any Environmental Law or Environmental Claim.

“Environmental Laws” means any applicable federal, state or local law (including, without limitation, principles of common law), statute, code, ordinance, rule, regulation, treaty, Permit or other requirement relating to protection of the environment, natural resources, species and their habitats, or health and safety (to the extent such health and safety relate to exposure to Hazardous Substances) and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Law, 49 U.S.C. § 5101, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., the Endangered Species Act, 16 U.S.C. 1531 et seq., the Migratory Bird Treaty Act, 16 U.S.C. 703 et seq., and those portions of the Occupational Safety and Health Act, 29 U.S.C. §651, et seq. relating to Hazardous Substances, and the regulations promulgated pursuant thereto, and all analogous state or local Law.

“Environmental Remedial Action” means any action required or voluntarily taken to (i) cleanup, remove, treat, or in any other way address any Hazardous Substance or other substance posing a risk to the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health and welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to environmental contamination; or (iv) bring any property owned, operated or leased by the Company and the facilities located and operations conducted thereon into compliance with applicable Environmental Laws and Environmental Permits.

“Environmental Permit” means any permit, approvals, consents, licenses, exemptions, registrations and other authorizations, consents, and approvals of or from any Governmental Bodies and required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Sections 414(b),(c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Estimated Closing Cash” is defined in Section 3.5(a).

“Estimated Closing Indebtedness” is defined in Section 3.5(a).

“Estimated Closing Statement” is defined in Section 3.5(a).

“Estimated Transaction Expenses” is defined in Section 3.5(a).

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“Estimated Working Capital” is defined in Section 3.5(a).

“Estimated Working Capital Deficit” means the amount, if any, by which the Estimated Working Capital is less than the Target Working Capital.

“Estimated Working Capital Excess” means the amount, if any, by which the Estimated Working Capital is greater than Target Working Capital.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Execution Date” is defined in the preamble to this Agreement.

“Executive Employment Agreements” means each of (i) that certain Amended and Restated Executive Employment Agreement, dated March 23, 2022, by and between Paltalk, Inc., and Jason Katz and (ii) that certain Amended and Restated Employment Agreement, dated March 23, 2022, by and between Paltalk, Inc. and Kara Jenny

“Export Control Laws” is defined in Section 4.7(e).

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Final Adjustment Amount” means an amount equal to (i) $4,000,000, plus (ii) the aggregate Designated Value of the Stock Consideration, minus (iii) an amount equal to the Closing Indebtedness, minus (iv) an amount equal to the Closing Transaction Expenses, plus (v) an amount equal to the Working Capital Excess, if any, minus (vi) an amount equal to the Working Capital Deficit, if any, plus (vii) an amount equal to the Closing Cash.

“Final Determination” is defined in Section 10.4(e).

“FLSA” means the Fair Labor Standards Act, as amended.

“Fraud” means, with respect to any party, such party’s actual and intentional fraud with respect to the making of representations and warranties herein or in any Transaction Document; provided, however, that such actual and intentional fraud of such party shall only be deemed to exists if such party makes a knowing and intentional misrepresentation or omission of a material fact or matter under circumstances or in a manner that constitutes common law fraud under applicable Law.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Governmental Body” means any executive, legislative, judicial, regulatory or administrative agency, body, instrumentality, commission, department, board, court, tribunal, arbitrating body or authority of the United States, any country, territory or jurisdiction outside of the United States or any state, local or other governmental or political subdivision thereof.

“Government Official” means any officer or employee of a Governmental Body, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any Governmental Body or public organization.

“Hazardous Substances” means any substance, material, or waste which is regulated by any Governmental Body pursuant to Environmental Law, including, without limitation, any material, substance or waste that is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous substance,” “restricted hazardous waste,” “contaminant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, which includes petroleum, petroleum products (including, without limitation, crude oil and any fraction thereof), asbestos, asbestos-containing materials, lead, radon, ionizing and non-ionizing radioactive materials and substances, urea formaldehyde, PFAS, and polychlorinated biphenyls).

“Indebtedness” means, with respect to any Person as of any particular time, each of the following: (a) any indebtedness, including accrued interest, for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) indebtedness of the Company evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable (including breakage fees and redemption and repayment premiums or penalties), (c) all obligations of the Company issued or assumed as the deferred purchase price of property, assets, securities or services (including all earn-out payments, Newtek notes and other similar payments, each calculated at the maximum amount payable under or pursuant to such obligation), all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding

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trade accounts payable and other accrued current liabilities arising in the ordinary course of business consistent with past practices solely to the extent included in the calculation of Working Capital), (d) all obligations of the Company under leases capitalized in the Company Financial Statements or that are required to be capitalized as capital or finance leases in accordance with GAAP, (e) all obligations of the Company for the reimbursement of any obligor on any letter of credit, banker’s acceptance, performance bond, or similar credit transaction, including any drawn amounts thereunder, (f) all obligations of the Company under interest rate or currency swap transactions, forward contracts or other hedging transactions (in each case valued at the termination value thereof), (g) the liquidation value, accrued or unpaid dividends, prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock (or other equity) of the Company, (h) any cash overdrafts drawn as of the Closing (to the extent not included in reductions to Cash), (i) any off-balance sheet liabilities, (j) any commitment by which a person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (k) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (l) any obligations under any automobile leases with respect to which a person is liable, contingently or otherwise, as obligor, guarantor or otherwise, (m) any obligations under credit cards with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, (n) all obligations related to the deferral of a payment obligation, advance of a credit, or the unforgiven portion of any loans pursuant to any government assistance programs or any other law, regulation, order, notice or other ruling issued by any Governmental Body, in each case in response to SARS-CoV-2 and its disease commonly known as COVID-19, any evolutions or additional strains, variations or mutations thereof or any related associated epidemics, pandemics, or disease outbreaks, (o) all obligations of the Company with respect to intercompany loans between the Company and any Affiliate of the Company (including Newtek and its Affiliates), (p) all obligations related to any unpaid severance obligations that are due and owing (including the employer portion of any applicable payroll taxes), (q) all amounts held on behalf of any third party (including amounts held on behalf of customers of the Company), (r) all obligations of the type referred to in clauses (a) through (q) of the Company for the payment of which the Company is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, (s) all obligations of the type referred to in clauses (a) through (r) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), and (t) any prepayment premiums or penalties triggered (or partially triggered) by the repayment or payoff of all or any amount outstanding under the items described in the preceding clauses (a) through (s).

“Indemnified Parties” is defined in Section 10.2.

“Intellectual Property Rights” means all intellectual property rights, under the Law of any jurisdiction, whether statutory or common law rights, including, without limitation, all rights in and to any of the following: (a) patents, patent applications, patent disclosures and extensions, divisions, continuations, continuations-in-part, reexaminations and reissues thereof; (b) Internet domain names, trademarks, Social Media, trade names, service marks, trade dress, trade names, logos, corporate names and other identifiers of source, and registration and applications for registration of any item listed in clause (b), together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered), works of authorship and copyrightable works, and registrations and applications for registration of any item in this clause (c); (d) Software, data, databases and any documentation related to any item listed in this clause; (e) trade secrets and other confidential information, (including confidential and proprietary know how, ideas, formulas, compositions, recipes, inventions (whether patentable or unpatentable and whether or not reduced to practice), manufacturing and production processes, procedures and techniques, research and development information, drawings, blueprints, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); and (f) other intellectual property rights.

“Intercompany Obligations” means all contracts and transactions, intercompany loans, advances, payables, and receivables relating to the business of the Company between Newtek (or any of its Affiliates) and the Company which were made or arose out of transactions occurring prior to the Closing.

“Interim Surviving Entity” is defined in the recitals to this Agreement.

“IT Systems” means (a) all computing and/or communications systems and equipment, including any internet, intranet, extranet, e-mail, or voice mail systems and the hardware associated with such systems, (b) all software, the tangible media on which it is recorded (in any form) and all supporting documentation, data and databases, and (c) all peripheral equipment related to the foregoing, including printers, scanners, switches, routers, network equipment, and removable media.

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“Knowledge” means, with respect to any Person that is not an individual, the knowledge after due inquiry of such Person’s directors and executive officers and any other officers or managers having direct responsibility relating to the applicable matter or, in the case of an individual knowledge after due inquiry; provided that such inquiry shall not require such individuals to conduct (or have conducted) any searches, analyses or legal opinions with respect to Intellectual Property Rights (including clearance or prior art searches, or freedom to operate opinions), or scans, penetration tests or other third party investigations with respect to IT Systems.

“Law” means any foreign, federal, state or local law (including common law), statute, legislation and legislative provisions (including all subordinate legislation), code, ordinance, rule, regulation, Order or other requirement.

“Leased Real Property” is defined in Section 4.8(b).

“Leases” is defined in Section 4.8(b).

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any equity holder or similar agreement, encumbrance or any other restriction or limitation whatsoever, including any Contract granting any of the foregoing.

“Losses” is defined in Section 10.1.

“Malicious Code” means (a) any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions, in each case, without the knowledge and authorization of the Company: disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of or providing unauthorized access to any computer data or file or a computer system or network or other device on which such code is stored or installed; or (b) any code designed or intended to damage or destroy any data or file on the computer system or network or other device on which such code is stored, without the consent of the user of such computer system, network or other device.

“Master Services Agreements” means the master services agreements (together with the statements of work attached thereto) to be entered into by and between (i) Newtek and the Company and (ii) Newtek Bank and the Company, each effective as of the Closing.

“Material Adverse Effect” means, with respect to the Company or the Parent, as applicable, any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by Newtek, the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, in this Agreement, (x) is, or would reasonably be expected to become, individually or in the aggregate, materially adverse in relation to the assets, liabilities, financial condition or results of operations of the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, or (y) prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of the a Party to consummate the transactions contemplated by this Agreement; provided, that the following Effects shall not be taken into account (except, with respect to (a) below, to the extent they disproportionately impact the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, as compared to other participants in the industry in which the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, operates): (a) any Effect resulting from (i) changes in the general worldwide or U.S. financial, securities and currency markets, changes in prevailing interest rates or exchange rates or changes in general worldwide or U.S. economic, regulatory or political conditions, (ii) acts of war (whether or not declared) sabotage, natural disasters or terrorism or other events or changes that generally affect the participants in the industry in which the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, operates, or (iii) changes in Laws or GAAP, (b) Effects attributable to the consummation of the transactions contemplated hereby or the announcement of the execution of this Agreement, including any actions taken by or losses of employees or customers (provided, that this clause (b) shall not apply to representations and warranties that address the consequences arising out of the execution or performance of this Agreement or the consummation of the transactions contemplated hereby (including for purposes of Section 8.2(a)), (c) strikes, slowdowns or work stoppages, (d) the failure by the Company, the Parent, Merger Sub 1 or Merger Sub 2, as applicable, to meet any internal estimates, expectations, forecasts, projections or budgets for any period (provided that this clause (d) shall not prevent a determination that any Effect underlying such failure to meet any internal estimates, expectations, forecasts, projections or budgets has resulted or would reasonably be likely to result, in a Material Adverse Effect), (e) any action taken (or omitted to be

Annex A-A-8

taken) at the written request of a Party, and (f) any Effect that results from any actions required to be taken or not taken pursuant to the express terms of this Agreement (other than Section 7.1 or Section 7.27). For the avoidance of doubt, the Parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to the term Material Adverse Effect.

“Merger” is defined in the recitals to this Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“Merger Sub Common Stock” is defined in Section 2.1(e).

“Mini-Basket” is defined in Section 10.3(a)(i).

“Minimum Ownership Interest” is defined in Section 7.24(a).

“NYBCL” is defined in the recitals to this Agreement.

“Newtek Bank” means Newtek Bank, National Association.

“Newtek Board Representative” is defined in Section 7.24(a).

“Newtek Combined Tax Return” is defined in Section 7.14(a).

“Newtek Total Equity” means Newtek’s “total equity” in Parent determined in accordance with 12 CFR 225.34(b) as of any time of determination.

“Newtek” is defined in the preamble to this Agreement.

“Newtek Indemnitees” is defined in Section 10.2.

“Newtek Indemnitors” is defined in Section 7.24(c).

“Newtek Released Party” is defined in Section 10.5.

“Newtek SEC Reports” is defined in the lead-in to Article IV.

“Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated January 2, 2024, by and between the Parent and Newtek.

“Nonvoting Securities” is defined in Section 7.21(c).

“Objection Notice” is defined in Section 3.5(b).

“Open Source Software” means any software considered “open source” by the Open Source Foundation or the Free Software Foundation, or software licensed under terms meeting the definition of “open source” promulgated by the Open Source Initiative, available online at http://www.opensource.org/osd.html.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment, or arbitration award of a Governmental Body.

“Organizational Documents” means, with respect to any Entity, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Overpayment” is defined in Section 3.5(d).

“Parent” is defined in the preamble to this Agreement.

“Parent 401(k) Plan” is defined in Section 7.14(c).

“Parent Board” is defined in Section 5.18.

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“Parent Board Recommendation” is defined in Section 5.18.

“Parent Common Stock” is defined in the recitals to this Agreement.

“Parent Data” means all information and data, whether in printed or electronic form and whether contained in a database or otherwise, of the Parent used or held for use in the business of the Parent.

“Parent Disclosure Schedule” means the disclosure schedule to this Agreement prepared by the Parent and delivered to Newtek on the Execution Date.

“Parent Employee” means an individual who is employed by the Parent as of the Closing Date, whether by Contract, common law or otherwise, including any such employees who are not actively at work on the Closing Date due to a leave of absence.

“Parent Fundamental Representations” means the representations and warranties set forth in Sections 5.1, 5.2, 5.3(a), and 5.18.

“Parent Indemnitees” is defined in Section 10.1.

“Parent Hosting Computer Systems” is defined in Section 5.17(j).

“Parent IT Systems” means IT Systems owned or used by the Parent or its Subsidiaries (including through cloud-based or other third-party service providers).

“Parent LTIP” means the Paltalk, Inc. 2016 Long-Term Incentive Plan, adopted as of May 16, 2016, as amended by that certain First Amendment to Paltalk, Inc. 2016 Long Term Incentive Plan, dated as of April 10, 2017.

“Parent Material Contracts” means any Contract that has been filed by the Parent pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), and 601(b)(9) of Regulation S-K promulgated under the Securities Act.

“Parent Owned Intellectual Property” means any Intellectual Property Rights owned or purported to be owned by the Parent or any of its Subsidiaries.

“Parent Preferred Stock” is defined in the recitals to this Agreement.

“Parent Privacy Commitments” is defined in Section 5.17(l).

“Parent Related Person” means any Related Person, including Jason Katz or Jason Katz’s children (or any legal entity in which Jason Katz or his children have the power to direct or control the actions of such legal entity); “Parent Related Person” shall not include any member of Jason Katz’s immediate family who do not reside in his household and who are not (i) officers, directors or employees of the Parent or (ii) partners, members or equityholders of the Parent holding 10% or more of the outstanding equity or financial interests of the Parent).

“Parent SEC Reports” is defined in Section 5.8(b).

“Parent Stock Issuance” is defined in the recitals to this Agreement.

“Parent Stock Price” is defined in Section 3.6(b).

“Parent Stockholder Approval” is defined in Section 7.19.

“Parent Stockholders Meeting” is defined in Section 7.20(a).

“Party” and “Parties” are defined in the preamble to this Agreement.

“Permits” means any approvals, authorizations, consents, licenses, registrations, variances, permits or certificates granted by or obtained from a Governmental Body, and applications therefore and renewals thereof.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to the Parent, (b) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Company Financial Statements in accordance with GAAP, (c) mechanics’, carriers’, workers’ and repairers’ Liens arising or

Annex A-A-10

incurred in the ordinary course of business consistent with past practices that are not material to the business of the Company, operations and financial condition of the Real Property so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or Law, (d) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided, that such regulations have not been violated, and (e) licenses and similar rights under Intellectual Property Rights.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Body.

“Personal Information” means, as pertinent to an identified and/or identifiable employee, applicant, contractor, individual business contact, website user, or other natural person: (a) the individual’s name, address, date of birth, financial account information, credit card information, e mail address, medical insurance number, Social Security number, health information, including protected health information as that term is defined under the Health Insurance Portability and Accountability Act of 1996 as amended, and its implementing regulations, as well as (b) similarly sensitive confidential data relating to such identified or identifiable natural person.

“PFAS” shall mean that class of chemicals commonly known as per- and polyfluoroalkyl substances. PFAS includes all chemicals defined as PFAS by 40 CFR 705.3.

“PPP Loan Program” means loans provided under Section 7(a) of the Small Business Act, part of the SBA Paycheck Protection Program (the “PPP”), pursuant to the CARES Act.

“Pre-Closing Separate Tax Return” is defined in Section 7.14(a).

“Pre-Closing Taxable Period” means any taxable period ending on or before the Closing Date.

“Preliminary Proxy Statement” is defined in Section 7.19(a).

“Prime Rate” means the prime rate on corporate loans at large U.S. money center commercial banks as set forth in the Wall Street Journal “Money Rates” table under the heading “Prime Rate,” or any successor thereto, on the first date of publication for the month in which payment is due.

“Privacy and Security Laws” means all applicable Laws imposed by any competent Governmental Body concerning or related to the treatment of Personal Information, including the collection, use, storage, handling, processing and/or transfer of Personal Information; the security of Personal Information; the geographic location where Personal Information is stored or otherwise processed; and/or notification to data subjects or any Governmental Body in connection with a Security Breach involving Personal Information.

“Privacy Policies” means, with respect to any Entity, any external-facing documented privacy and data security policies, procedures, or standards of such Entity relating to the Entity’s collection, storage, use, access, disclosure, processing, security and transfer of Personal Information.

“Proceeding” means any judicial, administrative or arbitral action, suit, mediation, investigation, inquiry, proceeding or claim (including any counterclaim).

“Processing”, “Process” or “Processed” means any collection, storage, use, recording, maintenance, operation performed on, dissemination, disposal, disclosure, destruction, transfer or any other processing (as defined by applicable Privacy and Security Laws) of data, including Data (whether electronically or in other form or medium).

“Purchase Price” is defined in Section 3.1.

“Qualified Plan” is defined in Section 4.17(j).

“R&W Insurance Policy” means that certain representation and warranty insurance policy to be issued to the Parent in connection with this Agreement, substantially in the form set forth on Exhibit H hereto.

Annex A-A-11

“R&W Insurance Premium” means the premium, underwriting fees, brokerage fees, legal fees for counsel engaged by the insurer under the R&W Insurance Policy, surplus lines tax and any other costs and expenses associated with obtaining the R&W Insurance Policy and binding coverage thereunder and set forth in invoice(s) from the insurer under the R&W Insurance Policy in respect thereof.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Body or internet domain name registrar.

“Registered Company Owned Intellectual Property” is defined in Section 4.21(a).

“Registered Parent Owned Intellectual Property” is defined in Section 5.17(a).

“Registration Rights Agreement” means the Registration Rights Agreement between the Parent and Newtek, substantially in the form of Exhibit G attached hereto.

“Related Persons” is defined in Section 4.19.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, escaping, leaching, dumping, or disposing on or into the indoor or outdoor environment.

“Representatives” is defined in Section 7.8(a).

“Required Parent Filings” is defined in Section 7.15(c)(i).

“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.

“Restricted Area” means the United States of America and any other country or territory in which Company engages in a Restricted Business.

“Restricted Persons” is defined in Section 7.7(b).

“Review Period” is defined in Section 3.6(c).

“Sanctions” is defined in Section 4.7(d).

“SEC” means Securities and Exchange Commission.

“Second Merger Sub” is defined in the preamble to this Agreement.

“Second Step Merger” is defined in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Breach” means the known loss, theft, material unplanned adverse alteration, corruption, or unauthorized modification, use, deletion, disclosure, or other processing activity involving, as applicable, Company Data or Parent Data.

“Social Media” means all proprietary social media identifiers for any social media sites, along with all other account and profile information and all administrator rights (including login information and passwords) for all third party social media sites, channels, pages, groups, blogs and lists, as well as all content uploaded or posted to such sites, and all follower, subscriber, and contact lists, together with all goodwill associated with any of the foregoing.

“Software” means (a) computer software programs and databases, including software implementations of algorithms, models, and methodologies, whether in object code or source code, including libraries, subroutines, and other components thereof, (b) screens, user interfaces, APIs, command structures, report formats, templates, menus, buttons and icons, (c) firmware and embedded versions thereof and documentation related thereto, and (d) computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections.

Annex A-A-12

“Stock Consideration” means 4,000,000 shares of Parent Preferred Stock, provided, that if, on the Closing Date, Newtek Total Equity after giving effect to the issuance of 4,000,000 shares of Parent Preferred Stock would exceed the Total Equity Cap, the number of shares of Parent Preferred Stock issued shall be adjusted such that the Newtek Total Equity shall be equal to the Total Equity Cap and the Cash Consideration shall automatically be increased by the aggregate Designated Value of the shares of Parent Preferred Stock not issued pursuant to the foregoing proviso.

“Straddle Period” means any taxable Tax period beginning on or before and ending after the Closing Date.

“Subsidiary” means an Entity of which another Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Survival Period” is defined in Section 10.03(e)(i).

“Surviving Entity” is defined in the recitals to this Agreement.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statue enacted under applicable Law.

“Target Working Capital” means an amount equal to $400,000.

“Tax” means any tax, charge, fee, levy, penalty, custom, duty or other governmental charge imposed by any Governmental Body, in each case, in the nature of a tax, including any excise, property, income, gross receipts, profit, severance, production, use, license, employment, alternative or add-on minimum, ad valorem, stamp, sales, transfer, franchise, payroll, withholding, social security or other tax, including any interest, fine, addition to tax, or penalties attributable thereto, in each case, whether or not disputed.

“Tax Overprovision” is defined in Section 7.14(d).

“Tax Proceeding” is defined in Section 7.14(e).

“Tax Return” means any return, report, information return, declaration, claim for refund or other document (including any related or supporting information or schedules) supplied or required to be supplied to any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes, and including any supplement or amendment thereof.

“Termination Date” is defined in Section 9.1(c).

“Third-Party Claim” is defined in Section 10.4(b).

“Total Equity Cap” means one-third of the Parent’s “total equity” (as calculated in accordance with the BHC Act).

“Trading Day” means a day on which the Parent Common Stock is traded on The Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Certificate of Designation, and any other document entered in connection with the Transactions.

“Transaction Expenses” means any fees, costs and expenses incurred or subject to reimbursement by the Company, whether accrued for or not, related to (a) any amounts incurred or to be paid by or on behalf of the Company for investment banking fees, accounting fees, legal fees, lien releases and terminations and any other third-party fees, costs, expenses and liabilities related to or arising out of the preparation, negotiation, execution, delivery or performance of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby, (b) the full amount of any single-trigger bonus, retention, severance, termination, change in control or similar-type payments or benefits triggered solely by the consummation of the transactions contemplated by this Agreement and the Transaction Documents, including the employer portion of any payroll or employment Taxes payable in connection therewith, and (c) 50% of the R&W Insurance Premium.

“Transactions” is defined in the recitals to this Agreement.

“Transfer Tax Returns” is defined in Section 7.14(f).

Annex A-A-13

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges, including penalties, interest and other charges with respect thereto, incurred in connection with the consummation of the Transactions; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar Taxes arising from the Transactions.

“Transitional Period” is defined in Section 7.27.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, temporary or final Treasury Regulations.

“Trigger Event” is defined in Section 7.21(g).

“Underpayment” is defined in Section 3.5(c).

“Volcker Rule” is defined in Section 7.21(g).

“Voting Agreements” is defined in the recitals to this Agreement.

“Voting Cap” is defined in Section 7.21(a).

“Voting Securities” is defined in Section 7.21(c).

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Parent Common Stock for such Trading Day on The Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, and any other same or similar applicable Law.

“Working Capital” means, as of the Determination Time, (a) the aggregate current assets (excluding Cash and deferred and current Tax assets) of the Company, minus (b) the aggregate current liabilities (excluding (i) Indebtedness, (ii) Closing Transaction Expenses, and (iii) deferred and current Tax liabilities, in the case of (i) and (ii), to the extent taken into account as a reduction to the Purchase Price) of the Company, in each case, determined in accordance with GAAP and not including any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby.

“Working Capital Deficit” means the amount, if any, by which the Working Capital is less than the Target Working Capital.

“Working Capital Excess” means the amount, if any, by which the Working Capital is greater than the Target Working Capital.

“Written Consent” is defined in the recitals to this Agreement.

Annex A-A-14

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION

(See Annex D to this Proxy Statement)

Annex A-A-15

EXHIBIT C

FORM OF WRITTEN CONSENT

(See Attached)

[Intentionally omitted.]

Annex A-A-16

EXHIBIT D

WORKING CAPITAL ILLUSTRATION

(See Attached)

[Intentionally omitted.]

Annex A-A-17

EXHIBIT E

EARN-OUT AMOUNT SCENARIO ILLUSTRATION

(See Attached)

[Intentionally omitted.]

Annex A-A-18

EXHIBIT F

EBITDA CALCULATION METHODOLOGY

[Intentionally omitted.]

Annex A-A-19

EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT

(See Annex C to this Proxy Statement)

Annex A-A-20

EXHIBIT H

FORM OF R&W INSURANCE POLICY

(See Attached)

[Intentionally omitted.]

Annex A-A-21

INDEX OF SCHEDULES

Section 1.1(a) Stockholder Voting Agreements
Section 1.1(b) Director and Management Voting Agreements
Section 3.4(b)(vi) Other Deliveries and Actions at Closing
Section 4.3 Non-Contravention
Section 4.8(b) Real Property
Section 4.9(a) Title To and Sufficiency of Assets
Section 4.10(a) Financial Statements; Accountants
Section 4.11 Absence of Certain Changes
Section 4.13 Material Contracts
Section 4.14 Proceedings; Orders
Section 4.16(h) Taxes
Section 4.17 Employee Benefits
Section 4.18 Labor Matters
Section 4.19 Affiliate Transactions
Section 4.20(a) Insurance Coverage
Section 4.21(a) Intellectual Property and Data Privacy
Section 4.22 Customers and Suppliers
Section 4.25 Bank Accounts
Section 5.6 Subsidiaries
Section 5.7(f) Taxes
Section 5.8(g) Parent SEC Reports; Financial Statements; Accountants
Section 5.10 Proceedings; Orders
Section 5.13 Material Contracts
Section 5.14 Affiliate Transactions
Section 5.15 Permits
Section 5.16 Insurance Coverage
Section 5.17(a) Intellectual Property and Data Privacy
Section 5.17(d) Parent Intellectual Property Infringement
Section 5.20 Brokers’ Fee
Section 5.22 Labor Matters
Section 6.3 Consents and Approvals
Section 6.6 Brokers’ Fee
Section 7.1(b) Conduct of the Company’s Business
Section 7.10(a) Terminations
Section 7.11 Resignation of Officers, Directors, Managers and Employees
Section 7.12(a) Indemnification Provisions
Section 7.22 Specified Parent Post-Closing Covenants
Section 7.26(b) Conduct of the Parent’s Business
Section 10.1(f) Indemnification

Annex A-A-22

Annex B

ASSET purchase agreement

by and among

PALTALK, INC.,

PALTALK HOLDINGS, INC.,

PALTALK SOFTWARE, INC.,

CAMSHARE, INC.,

VUMBER, LLC,

A.V.M. SOFTWARE, INC.,

and

METEOR MOBILE HOLDINGS, INC.,

Dated as of November 7, 2024

Annex B Page
ARTICLE I DEFINITIONS		B-1
ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES		B-1
2.1	Purchase of Assets	B-1
2.2	Excluded Assets	B-2
2.3	Assumption of Liabilities	B-2
2.4	Excluded Liabilities	B-2
2.5	Further Conveyances and Assumptions; Consent of Third Parties	B-3
2.6	Bulk-Sales Laws	B-4

ARTICLE III PURCHASE AND SALE		B-4
3.1	Purchase Price	B-4
3.2	Purchase Price Allocation	B-4
3.3	Earnout	B-4

ARTICLE IV CLOSING AND DELIVERIES		B-8
4.1	Closing	B-8
4.2	Deliveries by the Sellers	B-8
4.3	Deliveries by Buyer	B-8

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLERS		B-9
5.1	Organization and Standing	B-9
5.2	Authority, Validity and Effect; No Conflict; Required Filings and Consents	B-9
5.3	No Insolvency or Bankruptcy	B-10
5.4	Unearned/Deferred Revenue	B-10
5.5	Taxes	B-10
5.6	Title to Personal Property; Sufficiency of Assets	B-10
5.7	Compliance with Laws	B-10
5.8	Purchased Contracts	B-11
5.9	Legal Proceedings	B-11
5.10	Intellectual Property	B-11
5.11	Employee Benefit Plans	B-12
5.12	Labor Matters	B-14
5.13	Related Party Transactions	B-15
5.14	No Brokers	B-15
5.15	Additional Representations	B-15

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER		B-15
6.1	Organization and Standing	B-15
6.2	Authorization, Validity and Effect	B-15
6.3	No Conflict; Required Filings and Consents	B-15
6.4	Legal Proceedings	B-16
6.5	Financing	B-16
6.6	Solvency	B-16
6.7	No Brokers	B-16
6.8	Additional Representations	B-16
6.9	Acknowledgements; No Reliance	B-16

Annex B-i

Annex B Page
ARTICLE VII PRE-CLOSING COVENANTS		B-17
7.1	Interim Operations	B-17
7.2	Reasonable Access; Confidentiality	B-17
7.3	Certain Notices; Supplemental Disclosure	B-18
7.4	Commercially Reasonable Efforts; Cooperation	B-18
7.5	No Shop	B-19
7.6	Paltalk Stockholder Approval	B-19
7.7	Paltalk Proxy Statement	B-19
7.8	Patent License Agreement	B-20

ARTICLE VIII ADDITIONAL COVENANTS		B-20
8.1	Confidentiality; Publicity	B-20
8.2	Non-Competition; Non-Solicitation	B-20
8.3	Employment and Benefit Arrangements	B-21

ARTICLE IX CONDITIONS TO CLOSING		B-22
9.1	Conditions to Obligations of the Each Party	B-22
9.2	Conditions to Obligations of the Sellers	B-22
9.3	Conditions to Obligations of Buyer	B-23
9.4	Frustration of Closing Conditions	B-23

ARTICLE X TERMINATION OF AGREEMENT		B-23
10.1	Termination	B-23
10.2	Effect of Termination	B-24

ARTICLE XI REMEDIES		B-25
11.1	Survival	B-25
11.2	Indemnification.	B-25
11.3	Exclusive Remedy	B-26
11.4	Limitations on Liability	B-26
11.5	Characterization of Indemnity Payments	B-27
11.6	Notice and Determination of Claims	B-27
11.7	Third-Party Claims	B-27
11.8	No Duplication	B-28
11.9	Right to Offset	B-29
11.10	Recovery on Buyer’s Failure to Close	B-29

ARTICLE XII TAX MATTERS		B-29
12.1	Allocation of Liability for Taxes	B-29
12.2	Cooperation; Audits	B-29
12.3	Tax Refunds; Amended Tax Returns	B-29
12.4	Transfer Taxes	B-29

Annex B-ii

Annex B Page
ARTICLE XIII MISCELLANEOUS AND GENERAL		B-30
13.1	Disclaimer; No Additional Representations; No Reliance	B-30
13.2	Expenses	B-30
13.3	Successors and Assigns	B-30
13.4	Third-Party Beneficiaries	B-30
13.5	Further Assurances	B-30
13.6	Notices	B-31
13.7	Complete Agreement	B-31
13.8	Captions	B-31
13.9	Amendment	B-31
13.10	Waiver	B-32
13.11	Governing Law; Jurisdiction; Waiver of Jury Trial	B-32
13.12	Severability	B-32
13.13	Counterparts	B-32
13.14	Enforcement of Agreement	B-33
13.15	Other Definitional and Interpretive Matters	B-33
13.16	Disclosure Schedules	B-34
13.17	Independent Legal Counsel; Continuing Representation	B-34
13.18	Fraud	B-35
13.19	Related Party Liability	B-35

Exhibits

EXHIBITS

Exhibit A             Definitions

Annex B-iii

ASSET purchase agreement

This ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 7, 2024, by and among Paltalk, Inc., a Delaware corporation (“Paltalk”), Paltalk Holdings, Inc., a Delaware corporation (“Paltalk Holdings”), Paltalk Software, Inc., a Delaware Corporation (“Paltalk Software”), Camshare, Inc., a Delaware corporation (“Camshare”), A.V.M. Software, Inc., a New York corporation (“AVM”), Vumber, LLC, a Delaware limited liability company (“Vumber” and, collectively with Paltalk, Paltalk Holdings, Paltalk Software, Camshare, and AVM, the “Sellers,” and each individually, a “Seller”), and Meteor Mobile Holdings, Inc., a Delaware corporation (“Buyer”). Each of the parties named above are sometimes referred to herein collectively as the “Parties” and, each individually, as a “Party.”

recitals

A. Each of Paltalk Holdings, Paltalk Software, Camshare, AVM and Vumber is a wholly owned subsidiary of Paltalk.

B. The Sellers are engaged in the business of providing video-based, live streaming, virtual camera, and telecommunications software to consumers, solely as and to the extent such businesses are conducted by the Sellers under the “Paltalk,” “Camfrog” and “Vumber” applications immediately prior to the Closing (the “Business”).

C. The Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, certain assets that are used in connection with the Business for the purchase price and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in Exhibit A, whenever used herein, shall have the meanings set forth on Exhibit A for all purposes of this Agreement. The definitions on Exhibit A are incorporated into this Agreement as if fully set forth at length herein and all references to a section in such Exhibit A are references to such section of this Agreement.

ARTICLE II
PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES

2.1 Purchase of Assets. As of the Closing Date and subject to the terms and conditions of this Agreement, each Seller hereby agrees to sell, transfer, assign and deliver to Buyer all of such Seller’s right, title and interest in, to and under the Purchased Assets (as defined below) free and clear of all Liens, other than Permitted Liens, and Buyer agrees to purchase and take the Purchased Assets free and clear of all Liens, other than Permitted Liens, on the terms and subject to the conditions set forth in this Agreement. Subject to the provisions of Section 2.2, “Purchased Assets” means solely each of the following assets:

(a) the Purchased Intellectual Property and the Purchased Technology;

(b) all rights of the Sellers under the Contracts set forth on Schedule 2.1(b) (the “Purchased Contracts”);

(c) all rights to any Actions of any nature available to or being pursued by Seller to the extent related to the Business, the Purchased Assets, or the Assumed Liabilities, whether arising by way of counterclaim or otherwise, other than any such Action to the extent related to the Excluded Assets or the Excluded Liabilities;

(d) all of Seller’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Purchased Assets;

(e) all rights to insurance proceeds to the extent received or receivable in respect of the Business, the Purchased Assets or the Assumed Liabilities;

Annex B-1

(f) all Documents that are related to the Business; and

(g) all goodwill and the going concern value of the Business.

2.2 Excluded Assets. This Agreement shall not be deemed to sell, transfer, assign or convey the Excluded Assets to Buyer, and the Sellers shall retain all right, title and interest to, in and under the Excluded Assets. The “Excluded Assets” means all assets, properties, interests, and rights of the Sellers other than the Purchased Assets, including, for the avoidance of doubt:

(a) the Contracts that are not Purchased Contracts;

(b) all assets of each Seller that are not used exclusively in operation of the Business;

(c) all Excluded Records;

(d) all cash and cash equivalents, bank accounts and securities of any Seller;

(e) all rights which accrue or will accrue to any Seller under this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby;

(f) all Tax assets (including duty and Tax refunds and prepayments) of any Seller and refund of Taxes attributable to the Purchased Assets that relate to a Pre-Closing Tax Period;

(g) all amounts deposited in and the assets of all Employee Plans and all rights in connection with any trusts, insurance arrangements, or other assets held pursuant to, or set aside to fund the obligations of any Seller under, any Employee Plan;

(h) all Patents, and any rights or causes of action related to such Patents, except for the limited grant of rights pursuant to the Patent License Agreement;

(i) all insurance policies of the Sellers and all rights with respect thereto, and all rights to applicable claims and proceeds thereunder (except as otherwise set forth in Section 2.1(e));

(j) all rights which accrue or will accrue to any Seller under that certain Agreement and Plan of Merger, dated as of August 11, 2024, by and among Paltalk, NewtekOne, Inc., Newtek Technology Solutions, Inc., and certain other parties thereto (the “Merger Agreement”) or any other document entered into in connection with the Merger Agreement or the consummation transactions contemplated by the Merger Agreement or the other documents related thereto; and

(k) the items set forth on Schedule 2.2(i).

2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall, effective as of the Closing, assume and agree to pay, perform and discharge when due any and all liabilities and obligations of any Seller arising out of or relating to the Business or the Purchased Assets on or after the Closing, other than the Excluded Liabilities (collectively, the “Assumed Liabilities”) including, without limitation, the following Liabilities:

(a) all Liabilities of the Sellers under the Purchased Contracts, but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the Ordinary Course of Business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by any Seller on or prior to the Closing;

(b) all other Liabilities arising out of or relating to Buyer’s ownership or operation of the Business and the Purchased Assets on or after the Closing;

(c) all Unearned/Deferred Revenue; and

(d) the items set forth on Schedule 2.3(d).

2.4 Excluded Liabilities. Notwithstanding any provision herein to the contrary, Buyer shall not assume, succeed to, be liable for, be subject to, or be obligated for, nor shall the Purchased Assets be subject to, any Excluded Liabilities. The applicable Seller shall timely perform, satisfy, and discharge, in accordance with their respective terms,

Annex B-2

all Excluded Liabilities. “Excluded Liabilities” means the following Liabilities (individually, each an “Excluded Liability”):

(a) all Liabilities arising out of or relating to any Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing Date;

(b) all Liabilities arising out of, relating to, or otherwise in respect of the Excluded Assets;

(c) all Liabilities of any Seller arising or incurred by such Seller in connection with the negotiation, preparation, investigation and performance of this Agreement or any Ancillary Agreement to be executed or delivered by such Seller in connection herewith and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses such Seller’s counsel, accountants, consultants, advisers and others;

(d) all Liabilities for (i) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any taxable period ending on or prior to the Closing Date and (ii) all other Taxes of Seller (other than Taxes allocated to Buyer under Section 12.4) for any taxable period;

(e) any Liabilities of any Seller arising or accruing prior to the Closing for any present or former employees, officers, directors, retirees, independent contractors or consultants of such Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments due and owing prior to the Closing Date (but, for the avoidance of doubt, excluding any such Liabilities first occurring or first accruing with respect to the operation of the Business following the Closing, which such Liabilities shall be considered Assumed Liabilities of Buyer pursuant to Section 2.3(b));

(f) any Liabilities associated with debt, loans or credit facilities of any Seller and/or the Business owing to financial institutions; and

(g) any other Liabilities arising out of the Business prior to the Closing Date, other than the Assumed Liabilities.

2.5 Further Conveyances and Assumptions; Consent of Third Parties.

(a) From time to time following the Closing and except as prohibited by Law, each Seller shall, or shall cause its controlled Affiliates to, make available to Buyer such data in personnel records of the Transferred Employees as is reasonably necessary for Buyer to transition such Transferred Employees.

(b) From time to time following the Closing, each Seller and Buyer shall, and shall cause their respective controlled Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyer and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and each Ancillary Agreement to which such Seller is a party and to assure fully to such Seller and its controlled Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Ancillary Agreements, and to otherwise make effective the transactions contemplated hereby and thereby.

(c) Without limiting the generality of the foregoing, if either Party discovers that any asset provided in Section 2.1 was not transferred at the Closing to Buyer pursuant to the terms of this Agreement, then, subject to any required consents or notice periods, the applicable Seller and Buyer shall, at Buyer’s election, reasonably cooperate in good faith to assign, transfer and convey such asset to Buyer. Applicable sales, transfer and other similar Taxes in connection with such assignment, transfer or conveyance shall be paid by Buyer in accordance with Section 12.4.

(d) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, real property lease, certificate, approval, authorization or other right, that by its terms or by Law is nonassignable without the consent of a third party or a Governmental Authority or is cancelable by a third party in the

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event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. Each applicable Seller shall, and shall cause its controlled Affiliates to, use commercially reasonable efforts to cooperate with Buyer at Buyer’s request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, (i) such Nonassignable Assets shall be held, as of and from the Closing Date, by the applicable Seller or the applicable controlled Affiliate of such Seller in trust for Buyer, (ii) the covenants and obligations thereunder shall be performed by Buyer in such Seller’s or such controlled Affiliate’s name and (iii) all benefits and obligations existing thereunder shall be for Buyer’s account. Each applicable Seller shall take or cause to be taken at Buyer’s expense such actions in such Seller’s name or otherwise as Buyer may reasonably request so as to provide Buyer with the substantive benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and the applicable Seller or the applicable controlled Affiliate of such Seller shall promptly pay over to Buyer all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, each Seller on behalf of itself and such Seller’s controlled Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets to perform all the obligations and receive all the benefits of such Seller or such Seller’s controlled Affiliates under the Nonassignable Assets.

2.6 Bulk-Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

ARTICLE III
PURCHASE AND SALE

3.1 Purchase Price. The aggregate consideration for the purchase and sale of the Purchased Assets shall be composed of (a) cash equal to $1,350,000 (the “Purchase Price”), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”). Buyer shall pay the Purchase Price to Paltalk on the Closing Date by wire transfer of immediately available funds to such account Paltalk has designated in writing to Buyer, which Paltalk shall provide to Buyer at least three Business Days prior to the Closing Date.

3.2 Purchase Price Allocation. Within 30 days following the Closing Date, Buyer shall deliver to Paltalk a statement allocating the Total Consideration (and any other amounts treated as taxable consideration for federal income tax purposes) among the Purchased Assets (the “Purchase Price Allocation Statement”), which shall be consistent with Schedule 3.2 and the principles of Code Section 1060. Paltalk shall have 30 days following receipt of Buyer’s draft Purchase Price Allocation Statement to review and provide comments to Buyer. If within 30 days of receiving Buyer’s draft Purchase Price Allocation Statement, Paltalk has not objected, the Purchase Price Allocation Statement shall be final and binding. If within 30 days, Paltalk objects to the Purchase Price Allocation Statement, Paltalk and Buyer shall cooperate in good faith to resolve their differences, provided that if after 30 days, Paltalk and Buyer are unable to agree, the Parties shall retain the Accounting Firm to resolve their dispute, provided that the Accounting Firm shall be instructed to utilize the methodologies for determining fair market sale as set forth on Schedule 3.2. The determination of the Accounting Firm shall be final and binding on the Parties. The cost of the Accounting Firm shall be shared equally by Paltalk and Buyer. The Parties shall make appropriate adjustments to the Purchase Price Allocation Statement to reflect changes in the Total Consideration. All Tax Returns and reports filed by Buyer and the Sellers shall be prepared consistently with the Purchase Price Allocation Statement, as finally determined, and no Party shall take or permit others to take on its behalf any position for Tax purposes that is inconsistent with such Purchase Price Allocation Statement unless required to do so by applicable Law.

3.3 Earnout.

(a) Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(i) “Revenue” means, for each applicable Earnout Period, the cash revenue, net of any refunds, attributable to the Business received by Buyer or any applicable Affiliate of Buyer.

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(ii) “Change of Control” means (A) the acquisition of 50% or more of the equity of Buyer by a third party, which for the avoidance of doubt excludes direct or indirect shareholders of Buyer as of the Effective Date, or (B) a sale of (1) all or substantially all of the assets of Buyer or (2) the Purchased Assets to a third party.

(iii) “Earnout Period 1” means the six-month period beginning on July 1, 2025, and ending on December 31, 2025.

(iv) “Earnout Period 2” means the twelve-month period beginning on January 1, 2026, and ending on December 31, 2026.

(v) “Earnout Period 3” means the twelve-month period beginning on January 1, 2027, and ending on December 31, 2027.

(vi) “Earnout Period 4” means the twelve-month period beginning on January 1, 2028, and ending on December 31, 2028.

(vii) “Earnout Periods” means, collectively, each of Earnout Period 1, Earnout Period 2, Earnout Period 3, and Earnout Period 4, and each, individually, an “Earnout Period”.

(b) Revenue Earnout. As additional consideration for the Purchased Assets, Buyer shall pay to the Sellers with respect to each Earnout Period an amount, if any (the “Earnout Amount”), in cash, calculated as set forth below:

(i) With respect to Earnout Period 1, the Earnout Amount shall equal (A) for any Revenue greater than or equal to $3,500,000 and less than $4,250,000, the amount of such Revenue multiplied by 0.30 plus (B) for any Revenue greater than or equal to $4,250,000, the amount of such Revenue in excess of $4,250,000 multiplied by 0.40; and

(ii) With respect to each of Earnout Period 2, Earnout Period 3 and Earnout Period 4, the Earnout Amount for each such Earnout Period shall equal (A) for any Revenue greater than or equal to $7,000,000 and less than $8,500,000, the amount of such Revenue multiplied by 0.30 plus (B) for any Revenue greater than or equal to $8,500,000, the amount of such Revenue in excess of $8,500,000 multiplied by 0.40.

(c) Treatment of Payments. All payments pursuant to Section 3.3(b) that are paid to the Sellers shall (i) be treated as an adjustment to the Purchase Price for U.S. federal and applicable state and local income tax purposes, unless otherwise required by Law, (ii) be allocated among the assets of the Sellers in accordance with the principles forth in Schedule 3.2, and (iii) be paid in accordance with Section 3.3(i).

(d) Reporting of Revenue. For each Earnout Period, Buyer shall provide to Paltalk, not later than 30 days after the end of each calendar month, a summary of Buyer’s good faith estimate of the Revenue earned for the prior month (each, a “Revenue Report”) together with reasonable supporting detail for such Revenue Report for such period. Buyer shall prepare each Revenue Report in accordance with the accounting principles, practices and procedures set forth in this Section 3.3 (the “Earnout Calculation Methodology”). The Parties acknowledge and agree that (i) all Revenue Reports delivered hereunder shall be estimates and provided for informational purposes only, (ii) in no event shall any Revenue Report be deemed a final, conclusive or binding calculation of Revenue (or any component thereof) for the periods covered thereby, and (iii) the only calculation of Revenue or the Earnout Amount, if any, that shall be final, conclusive, and binding on the Parties shall be as set forth in a Final Calculation Statement.

(e) Delivery of Calculation Statement. Within 60 days after the end of each Earnout Period, Buyer shall deliver to Paltalk a written statement (the “Calculation Statement”), setting forth, in reasonable detail and with supporting documentation, Buyer’s calculation of the Revenue for the applicable Earnout Period

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and Buyer’s estimate of the Earnout Amount owed as a result thereof, if any, in each case, as calculated in accordance with the Earnout Calculation Methodology.

(f) Review and Dispute Resolution. Within 30 days following receipt by Paltalk of a Calculation Statement (the “Review Period”), Paltalk shall deliver written notice (an “Objection Notice”) to Buyer of any disagreement Paltalk has with respect to the preparation or content of the Calculation Statement. Such Objection Notice shall describe in reasonable detail the items contained in the Calculation Statement with which Paltalk disagrees, the basis for any such disagreement and, to the extent available, the amount of the disagreement. If Paltalk does not provide Buyer with an Objection Notice related to a Calculation Statement within the applicable Review Period, then such Calculation Statement will be final, conclusive, and binding on the Parties. If Paltalk provides Buyer with an Objection Notice within the Review Period, then Buyer and Paltalk shall negotiate in good faith to resolve any disagreements related thereto. If Buyer and Paltalk, notwithstanding such good faith effort, fail to resolve any disagreement contained in an Objection Notice within 30 days after Paltalk provides Buyer with such Objection Notice, then (i) Buyer and Paltalk jointly shall engage and instruct Ernst & Young LLP (the “Accounting Firm”) to resolve any such unresolved disagreement(s), and (ii) all matters which were not included in the Objection Notice and all matters in the Objection Notice which have been resolved between the parties shall be final, conclusive, and binding on the Parties. Paltalk and Buyer shall jointly instruct the Accounting Firm that it (A) shall review only the unresolved disagreements contained in the Objection Notice, (B) shall make its determination based upon the terms and conditions set forth in this Agreement and the Earnout Calculation Methodology, (C) shall render its decision within 30 days after the referral of the dispute to the Accounting Firm for a decision pursuant hereto, (D) shall not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party and (E) shall make its decision solely on written materials submitted by the Parties and the terms and conditions of this Agreement and shall not conduct an independent review. As promptly as practicable following the Accounting Firm’s engagement, Buyer and Paltalk shall each prepare and submit a written presentation to the Accounting Firm. Following delivery of the presentations, Buyer and Paltalk may each submit a written response to the other Party’s presentation. As soon as practicable thereafter, the Accounting Firm shall render a decision based solely on the written presentations, written responses to Buyer and Paltalk’s written presentations, and the terms and conditions of this Agreement. Neither Paltalk nor Buyer (and none of their respective representatives) shall have any ex parte conversation(s) or meeting(s) with the Accounting Firm without the prior consent of the other Party. The fees, costs and expenses of the Accounting Firm shall be allocated to and borne by Buyer, on the one hand, and Paltalk, on the other hand, based on the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Firm that are resolved against the respective Parties. For example, should the items in dispute total in amount to $1,000 and the Accounting Firm awards $600 in favor of Buyer’s position, 60% of the costs of its review would be borne by Paltalk, and 40% of the costs would be borne by Buyer. All determinations made by the Accounting Firm shall be final, conclusive, and binding on the Parties. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The process set forth in this Agreement shall be the exclusive remedy of the Parties for any disputes related to items required to be reflected on the Calculation Statement or included in the calculation of the Earnout Amount or the Revenue.

(g) Access. For purposes of complying with the terms set forth in this Section 3.3, each Party shall promptly and reasonably cooperate with and make reasonably available to the other Parties and their respective representatives, on a prompt basis after reasonable notice of such cooperation and access has been received by the Party from whom such cooperation and access is requested, all information, records, data and working papers, including reasonable access to its facilities and personnel during normal business hours, as may be reasonably requested in connection with the preparation and analysis of a Calculation Statement and the resolution of any disagreement related thereto. Following the Closing, Buyer shall not, and Buyer shall cause each of its Subsidiaries not to, take any action with respect to the accounting books and records on which any Calculation Statement is, or is to be, based that would obstruct or prevent the preparation of a Calculation Statement and the determinations set forth in this Section 3.3. If Buyer or any of its Subsidiaries, on the one

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hand, or the Sellers, on the other hand, fails to provide such access or cooperation or is otherwise in breach of this Agreement, then the Sellers or Buyer, respectively, may initiate the appointment of the Accounting Firm.

(h) Final Earnout Calculation Statement. Upon (i) the agreement of Buyer and Paltalk, (ii) the determination of the Accounting Firm in accordance with Section 3.3(f), or (iii) Paltalk failing to deliver an Objection Notice to Buyer prior to the expiration of the applicable Review Period, each Calculation Statement (each, as adjusted, a “Final Calculation Statement”) and the Earnout Amount (if any) payable in connection therewith shall be final, conclusive and binding on the Parties.

(i) Payment Mechanics. No later than 10 Business Days after the determination of a Final Calculation Statement and the corresponding calculation of the Earnout Amount, if any, set forth therein pursuant this Agreement, Buyer shall pay to Paltalk by wire transfer of immediately available funds to an account designated by Paltalk in writing the applicable Earnout Amount, if any, as finally determined and set forth in such Final Earnout Calculation pursuant to this Agreement.

(j) Interest. If an Earnout Amount (or a portion thereof) is not delivered within the time period set forth in Section 3.3(i), then the past due Earnout Amount (or portion thereof) shall bear interest at a rate of 8% per annum, based on a 365-day year, until paid.

(k) Operation of the Companies. During the Earnout Periods, Buyer shall, and Buyer shall cause its Subsidiaries to, (A) operate the Business in good faith, and (B) maintain separate accounting of the Business for purposes of determining the Revenue for each Earnout Period and the resulting Earnout Amount (if any) for such Earnout Period. No Seller (or any of their respective representatives) makes any representation or warranty regarding the future earnings or prospects of the Business, and Buyer has not relied on any documents or statements made by the Sellers or any of their respective representatives related to any earnout performance criteria. Buyer shall not be under any obligation to operate the Business in any manner that prioritizes the achievement of Earnout Amounts over Buyer’s overall business strategy and objectives.

(l) Acceleration.

(i) If a Change of Control occurs on any date between the Closing Date and the end of the Earnout Period 4, the Sellers shall be entitled to receive from Buyer, and Buyer shall, or shall cause its Subsidiaries to, promptly pay to the Sellers, an amount in cash equal to:

(A) if any of the Purchased Assets are sold independently (i.e., not sold contemporaneous with any Tempest Assets): (x) 50% of the aggregate consideration paid to Buyer and any of its Subsidiaries for the Purchased Asset minus (y) the aggregate amount of any Earnout Amount received by the Sellers by such date, minus (z) the aggregate amount of any prior payments made by Buyer or its Subsidiaries to any Seller pursuant to this Section 3.3(l);

(B) if any of the Purchased Assets are sold contemporaneous with any Tempest Assets: (x) the Paltalk Consideration paid to Buyer and any of its Subsidiaries minus (y) the aggregate amount of any Earnout Amount received by the Sellers by such date, minus (z) the aggregate amount of any prior payments made by Buyer or its Subsidiaries to any Seller pursuant to this Section 3.3(l) (each an “Acceleration Payment”);

(ii) The minimum Acceleration Payment shall be:

(A) $1,650,000, with respect to the Paltalk Asset;

(B) $450,000, with respect to the Camfrog Asset; and

(C) $300,000, with respect to the Vumber Asset.

(iii) In no event shall the cumulative amount of Acceleration Payments exceed $5,000,000.

(iv) Any Acceleration Payment shall be made within thirty (30) days of the Change of Control.

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(m) Acknowledgements. The Parties understand and agree that (i) the contingent rights to receive any Earnout Amount are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Buyer, (ii) the Sellers shall not have any rights as a securityholder of Buyer as a result of such Seller’s contingent right to receive any Earnout Payment hereunder, and (iii) except as otherwise expressly set forth in this Section 3.3(m), following the Closing, Buyer shall operate the Business in its sole discretion and shall have no obligation to protect or maximize Revenue or any Earnout Amount. Buyer makes no representation or warranty and expresses no opinion as to the value of any Earnout Amount, if any. No other terms or conditions, other than those expressly set forth in this Section 3.3, govern the Parties’ contractual relationship with respect to any Earnout Amount. The Sellers hereby acknowledge and agree, for itself and on behalf of their respective Affiliates and successors and assigns, that any obligation of Buyer to pay any Earnout Amount, if any, under this Section 3.3 shall be obligations solely of Buyer and no other Person.

ARTICLE IV
CLOSING AND DELIVERIES

4.1 Closing. The closing and consummation of the transactions contemplated hereby (the “Closing”) shall take place by electronic communications and transmission of .PDF documents on a date to be designated by the Parties, which shall be not more than two Business Days following the satisfaction or, to the extent permitted by Law, waiver in writing by the appropriate Party of each of the conditions set forth in ARTICLE IX (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, written waiver by the Party or Parties entitled to the benefit of such conditions), or on such other date or at such other time and place or by any such other method as the Parties may mutually agree, in each case, with original documents being exchanged contemporaneously with or promptly after the Closing, where applicable and necessary. All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed, and delivered. The “Effective Time” shall be 11:59 p.m. Eastern Time on the day immediately preceding the Closing Date.

4.2 Deliveries by the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following items:

(a) an assignment and assumption agreement, duly executed by each Seller, evidencing the transfer of the Purchased Assets to Buyer (the “Assignment and Assumption Agreement”);

(b) a bill of sale conveying the Purchased Assets to Buyer, duly executed by each Seller (the “Bill of Sale”);

(c) the Patent License Agreement duly executed by Paltalk;

(d) an omnibus certificate of an executive officer of each Seller, given by him or her on behalf of each Seller and not in his or her individual capacity, to the effect that the conditions set forth in Sections 9.3(a) and 9.3(b) have been satisfied (the “Seller Closing Certificate”); and

(e) an IRS Form W-9 of each Seller that complies with the Treasury Regulations under Code Section 1445.

4.3 Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following items:

(a) to Paltalk, by wire transfer of immediately available funds, an amount equal to the Purchase Price to the account or accounts designated in writing by Paltalk;

(b) the Assignment and Assumption Agreement, duly executed by Buyer;

(c) the Bill of Sale, duly executed by Buyer; and

(d) to the Sellers, a certificate of an executive officer of Buyer, given by him or her on behalf of Buyer and not in his or her individual capacity, to the effect that the conditions set forth in Sections 9.2(a) and 9.2(b) have been satisfied (the “Buyer Closing Certificate”).
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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except (a) as set forth in any form, report, schedule, statement and other document (including all exhibits and schedules thereto and documents incorporated by reference therein) filed or furnished by Paltalk with the SEC and other publicly available documents filed or furnished on or after December 31, 2022 and prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, other than, in each of the foregoing, any historical facts included therein), or (b) as set forth in the Schedules referenced in this Article V (the “Seller Disclosure Schedule”), each Seller represents and warrants to Buyer as follows as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date):

5.1 Organization and Standing. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Seller is duly qualified to do business, and in good standing, in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

5.2 Authority, Validity and Effect; No Conflict; Required Filings and Consents.

(a) Each Seller has all the requisite power and authority to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Except for the Paltalk Stockholder Approval, the execution and delivery of this Agreement and the Ancillary Agreements to which each applicable Seller is a party and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement and the Ancillary Agreements to which the applicable Seller is a party have been, or will be, duly and validly executed and delivered by such Seller and constitute, assuming the due authorization, execution and delivery by Buyer and the other Parties, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect, and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (the foregoing clauses (i) and (ii), collectively, the “General Enforceability Exceptions”).

(b) Except for the Paltalk Stockholder Approval and as set forth on Schedule 5.2(b), neither the execution and delivery of this Agreement and the Ancillary Agreements to which a Seller is a party, nor the consummation by a Seller of the transactions contemplated hereby or thereby, nor compliance by a Seller with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of any Organizational Document of any Seller, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination or cancellation with respect to, or result in the creation or imposition of a Lien upon any Seller, any Purchased Asset or the Business, except as would, in any such event, not have a material impact on the Sellers’ ability to consummate the transactions contemplated by this Agreement, or (iii) subject to receipt of the requisite approvals referred to on Schedule 5.2(c), violate any Order or Law applicable to any Seller, any Purchased Asset or the Business.

(c) Other than the Paltalk Stockholder Approval and as set forth on Schedule 5.2(c), no Consent is required to be obtained or made by or on behalf of any Seller for the consummation by such Seller of the transactions contemplated by this Agreement.

(d) The board of directors of Paltalk (the “Paltalk Board”), by unanimous written consent or by resolutions duly adopted by a unanimous vote at a meeting of the Paltalk Board, duly called and held and, not subsequently rescinded or modified in any way, has (i) determined that this Agreement and of the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein, are expedient and in the best interests of Paltalk and the stockholders of Paltalk, (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by hereby, upon the terms and subject to the conditions set forth herein, (iii) resolved that the transactions contemplated by this Agreement be submitted to a vote of the stockholders

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of Paltalk for approval at the Paltalk Stockholders Meeting (defined below), and (iv) resolved to recommend that the stockholders of Paltalk vote in favor of approval of the transactions contemplated by this Agreement (collectively, the “Paltalk Board Recommendation”).

5.3 No Insolvency or Bankruptcy. No Seller has filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against any Seller. No general assignment of property of any Seller has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been applied for or appointed for any Seller or any of its properties, including the Purchased Assets.

5.4 Unearned/Deferred Revenue. The Unearned/Deferred Revenue has been calculated and maintained in accordance with GAAP as historically applied by the Sellers with respect to the Business. The Unearned/Deferred Revenue represents revenue received by the Sellers for which services have not yet been provided pursuant to bona fide arms’-length transactions.

5.5 Taxes. Except as set forth on Schedule 5.5, with respect to the Business:

(a) Each Seller has filed all material Tax Returns that they were required to file and paid all Taxes shown on such Tax Returns. All such Tax Returns were true, correct and complete in all material respects. All material Taxes due and owing by each Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Each Seller has complied in all material respects with all applicable Laws, rules and regulations relating to the filing of Tax Returns and the payment and withholding of Taxes and have, within the time and in the manner prescribed by Law, withheld and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over under applicable Laws.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Seller relating to the Business or the Purchased Assets.

(d) There are no Liens for unpaid Taxes on the Purchased Assets, except for Permitted Liens.

(e) No claim has been made by any Taxing Authority in any jurisdiction where any Seller does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(f) All deficiencies asserted, or assessments made, against the Sellers as a result of any examinations by any Taxing Authority relating to the Business or the Purchased Assets have been fully paid.

(g) No Seller is a party to any Action by any Taxing Authority relating to the Business or the Purchased Assets. To Sellers’ Knowledge, no such Actions are pending or threatened by any Taxing Authority.

(h) No Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

5.6 Title to Personal Property; Sufficiency of Assets.

(a) Except as set forth on Schedule 5.6(a), as of the date hereof, each Seller has (in the case of owned personal property included in the Purchased Assets) good and marketable title to, or (in the case of leased personal property included in the Purchased Assets) a valid leasehold interest in, all of the applicable Purchased Assets, free and clear of all Liens except for Permitted Liens, excluding assets sold or disposed of by any Seller in the Ordinary Course of Business.

(b) Other than the Excluded Assets, the Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted consistent with past practices.

5.7 Compliance with Laws. Except as set forth on Schedule 5.7, as of the date hereof, to Sellers’ Knowledge:

(a) Each Seller is in material compliance with all material Laws applicable to the operation of the Business as currently conducted or the ownership and use of the Purchased Assets;

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(b) Since the date that is two years prior to the date hereof, no Seller has received any written notification or communication from any Governmental Authority asserting that such Seller is not in compliance with any Law applicable to the operation of the Business as currently conducted or the ownership and use of the Purchased Assets; and

(c) No investigation or review is pending or threatened by any Governmental Authority with respect to any alleged violation by any Seller of any Law applicable to the operation of the Business as currently conducted or the ownership and use of the Purchased Assets.

(d) The Business, as currently conducted by the Seller, as well as the Purchased Assets, do not require any specific Permits to legally operate under the applicable Laws in any material respect.

5.8 Purchased Contracts. The Sellers have heretofore made available to Buyer copies of all Purchased Contracts. Each Purchased Contract is in full force and effect in all material respects and constitutes a legal, valid, and binding obligation of the applicable Seller, and, to Sellers’ Knowledge, of the other parties thereto, subject to the General Enforceability Exceptions. To Sellers’ Knowledge, as of the date hereof, there is no material breach or default by any Seller or any third party under any Purchased Contract, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or would permit termination or material modification thereof by any party to such Purchased Contract. There are no material disputes pending or, to Sellers’ Knowledge, threatened under any Purchased Contracts included in the Purchased Assets.

5.9 Legal Proceedings.

(a) Except as set forth on Schedule 5.9, as of the date hereof, there are no Actions pending, or, to Sellers’ Knowledge, threatened, (i) against any Seller, the Purchased Assets, or the Business, or (ii) against or by each Seller or any Affiliate of any Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Sellers’ Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties, or awards against or affecting the Seller, the Purchased Assets or any of its properties or assets. To Sellers’ Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

5.10 Intellectual Property.

(a) Schedule 5.10(a)-1 lists all registered trademarks, copyrights, and domain names (and applications for the foregoing) in the Purchased Intellectual Property. To Sellers’ Knowledge, except as set forth on Schedule 5.10(a)-2, (i) the Sellers own all the Purchased Technology and the Purchased Intellectual Property, and (ii) the Purchased Technology and the Purchased Intellectual Property is not subject to any Lien, except for Permitted Liens.

(b) Schedule 5.10(b) lists all: (i) inbound licenses of Purchased Intellectual Property, excluding licenses to off-the-shelf software available on commercially standard terms, and (ii) outbound licenses of Purchased Intellectual Property, excluding non-exclusive trademark and copyright licenses granted in the Ordinary Course of Business to retailers and distributors for marketing and sale of any Seller’s products. To Seller’s Knowledge, each such license is valid and binding in accordance with its terms and is in full force and effect.

(c) Seller is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Purchased Intellectual Property free and clear of Liens other than Permitted Liens. To Seller’s Knowledge, seller has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Business as currently conducted, free and clear of Liens other than Permitted Liens. Seller has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation or development of any Purchased Intellectual Property during the course of employment or engagement with the Seller whereby such employee or independent assigns of any ownership interest such employee or independent contractor may have in or to such Purchased Intellectual Property, to the extent such Purchased Intellectual Property does not constitute a “work made for hire” under applicable Law.

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(d) Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Seller’s right to own or use any Purchased Intellectual Property or Purchased Technology. Immediately following the Closing, all Purchased Intellectual Property and the Purchased Technology will be owned or available for use by Buyer on substantially similar terms as they were owned or available for use by Seller immediately prior to the Closing.

(e) Seller has taken all reasonable and necessary steps to preserve the confidentiality of all Trade Secrets included in the Purchased Intellectual Property and Purchased Technology, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Purchased Intellectual Property and Purchased Technology due prior to Closing have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars.

(f) To Seller’s Knowledge, the conduct of the Business as currently and formerly conducted, including the use of the Purchased Intellectual Property, Purchased Technology, and licensed Intellectual Property in connection therewith, have not infringed, misappropriated or otherwise violated, the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any Purchased Intellectual Property.

(g) There are no Actions (including any opposition, cancellation, revocation, review or other proceeding), whether settled, pending or threatened in writing (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation or other violation by Seller of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability or ownership of any Purchased Intellectual Property; or (iii) by any Seller alleging any infringement, misappropriation, or other violation by any Person of the Purchased Intellectual Property. The Business is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Purchased Intellectual Property or Purchased Technology.

(h) Schedule 5.10(h) contains a correct, current, and complete list of all social media accounts used by Seller in the conduct of the Business. Seller has complied with all terms of use, terms of service, and other Contracts relating to its use of any social media platforms, sites, or services in the conduct of the Business (collectively, “Platform Agreements”). There are no Actions settled, pending, or threatened in writing alleging (i) any breach or other violation of any Platform Agreement by Seller; or (ii) defamation, any violation of publicity rights of any Person, or any other violation by Seller in connection with its use of social media in the conduct of the Business.

(i) All IT Systems are in good working condition and are sufficient for the operation of the Business as currently conducted. In the past three (3) years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the IT Systems that has resulted or is reasonably likely to result in material disruption or material damage to the Business. Seller has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the IT Systems.

(j) Seller has complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Business. In the past three (3) years, Seller has not (i) experienced any actual data breach or other material security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Seller’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification.

5.11 Employee Benefit Plans.

(a) Schedule 5.11(a) sets forth a complete list of, as of the date hereof (i) all material (A) “employee benefit plans” (as defined in Section 3(3) of ERISA), (B) specified fringe benefit plans (as defined in Section 6039D of the Code), and (C) severance pay, salary continuation, supplemental unemployment, layoff, bonus,

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incentive compensation, equity or equity-based compensation, phantom equity, employee equity ownership, retirement, pension, profit sharing, deferred compensation, health or welfare, life insurance, dental, vision, disability, accident, group insurance, paid vacation, paid holiday, paid sick leave, or other benefit plans, contracts, programs, policies or arrangements of any kind, in each case, which currently are sponsored, established, maintained, contributed to or required to be contributed by any Seller or for which any Seller has any liability, (ii) all “multiemployer plans” (as defined in Section 4001 of ERISA), and (iii) all “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to Title IV of ERISA or Section 412 of the Code, which any Seller or any ERISA Affiliate has maintained, contributed to or been required to contribute to at any time during the six-year period ending on the date hereof or with respect to which any Seller or any ERISA Affiliate has any liability, contingent or otherwise (all of the above being hereinafter individually or collectively referred to as an “Employee Plan” or the “Employee Plans,” respectively).

(b) Copies of the following materials have been delivered or made available to Buyer, to the extent applicable: (i) all current plan documents, as well as any amendments thereto, for each Employee Plan or, in the case of an unwritten Employee Plan, a written description of its material terms, (ii) all current determination letters, opinion letters or advisory letters from the IRS with respect to any of the Employee Plans described in Section 5.11(d) below, (iii) all current summary plan descriptions, summaries of material modifications, annual reports, summary of benefits and coverage, summary annual reports, sample COBRA communications, and employee handbooks, (iv) copies of any current trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, (v) nondiscrimination, coverage, and any other required annual testing for the three most recent plan years, and (vi) copies of all material, non-routine notices, letters or other correspondence from the IRS, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Employee Plan within the three most recent plan years.

(c) Except as set forth on Schedule 5.11(c), each Employee Plan has been maintained, operated, and administered in compliance with its terms, any related documents or agreements and all applicable Laws, in each case, in all material respects.

(d) Each Employee Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified (or, if such Employee Plan is a master, prototype or volume submitter plan, may rely on a favorable opinion or advisory letter issued by the IRS to the sponsor of such plan), and each trust created thereunder is exempt from tax under the provisions of Section 501(a) of the Code.

(e) No Seller engaged in or knowingly permitted to occur and, to Sellers’ Knowledge, no other party has engaged in or permitted to occur, any transaction prohibited by Section 406 of ERISA or any “prohibited transaction” under Code Section 4975(c) with respect to any Employee Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code, that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Code being imposed on any Seller.

(f) Except as set forth on Schedule 5.11(f), no Seller nor any ERISA Affiliate has at any time during the six-year period ending on the date hereof contributed to, had any obligation to contribute to, or had any liability with respect to any (i) multiemployer plan within the meaning of Section 3(37) of ERISA, (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iii) “employee benefit plan” subject to Title IV of ERISA or Section 412 of the Code. No Employee Plan is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, and no Employee Plan is or has been funded by, associated with or related to, (x) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code or (y) a “qualified asset account” within the meaning of Section 419A of the Code.

(g) To Sellers’ Knowledge, there are no pending or threatened (i) assessments, complaints, proceedings, or investigations of any kind in any court of competent jurisdiction or Governmental Authority, or (ii) claims (other than routine claims for benefits), in either case, with respect to any Employee Plan.

(h) No Employee Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Law, (ii) death or retirement benefits under any Employee Plan that is intended to be qualified under Section 401(a) of the Code, or (iii) deferred compensation benefits reflected on the books of any Seller.

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(i) Except as set forth on Schedule 5.11(i), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of any additional events, (i) result in the payment, vesting, or acceleration of any benefit, (ii) entitle any employee or individual service provider to change in control, retention, severance or other similar payments, or (iii) trigger any funding obligation under any Employee Plan. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 5.11 are the sole representations and warranties of the Sellers relating to ERISA and employee benefit matters.

5.12 Labor Matters.

(a) Except as stated on Schedule 5.12(a)(i), all employees of the Sellers (the “Seller Employees”) are employed with the applicable Seller on an at-will basis. No former employee of any Seller has any right to recall or reemployment. Schedule 5.12(a)(ii) lists any employment, consulting, bonus, incentive, severance, retention, change in control, restrictive covenant, or other agreement applicable to each such Seller Employee’s employment with the applicable Seller. Except as stated on Schedule 5.12(a)(ii), the Seller Employees constitute all of the individuals required to manage and operate the Business as presently managed and operated.

(b) As of the date hereof, (i) no Seller is not a party to or bound by any collective bargaining agreement or any other Contract with any labor union, trade union, works council, or other representative of employees, and no such agreements are being negotiated, (ii) no labor organization or group of employees of any Seller has provided notice to the applicable Seller of a pending demand for recognition or certification, (iii) there are no representation or certification proceedings or petitions seeking a representation or certification proceeding presently pending or, to the Sellers’ Knowledge, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, (iv) there are no pending or, to the Sellers’ Knowledge, threatened union organizing activities with respect to any Seller and no such activities have occurred within the past three years and (v) there is no labor strike, work stoppage, slowdown, lockout, arbitration, unfair labor practice charge or grievance, or other material labor dispute pending or, to the Sellers’ Knowledge, threatened against or involving any Seller, and no such dispute has occurred within the past three years.

(c) Each Seller is, and for at least the past four years has been, in compliance in all material respects with all applicable Laws with respect to the employment or engagement of employees (including, without limitation, the FLSA and all such Laws regarding wages and/or hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, accommodation, recordkeeping, employee leave, Tax withholding and reporting, eligibility to be legally employed, break periods, reinstatement from leave, harassment or other training, use of consumer reports, Worker Adjustment and Retraining Notification Act, as amended, and any applicable state law equivalent (“WARN Act, pay equity, workers’ compensation, immigration, and safety) and has been in compliance, except for immaterial non-compliance, with all Contracts with Seller Employees, former employees, and independent contractors. As of the Closing Date, each Seller Employee and each other current and former employee or independent contractor of the Sellers who has provided services with respect to the Sellers will have been paid all wages, bonuses, compensation, and other sums owed to such Seller Employee or other individual as of such date. All individuals employed by the Sellers are authorized to work in the United States or, if applicable, Canada under all federal and applicable state immigration Laws and no Person has made, or to the Sellers’ Knowledge, threatened to make, any claim that such individuals are not authorized to work in the United States. There has been no “mass layoff” or “plant closing” (as defined by the WARN Act), reduction of employees’ hours by more than 50% (sufficient to trigger the WARN Act), or other layoff or employment action that would cause any notice to be provided or liability under the WARN Act or any other similar applicable Law with respect to the Sellers within the past five years.

(d) Each independent contractor who provides, or provided, services to the Sellers is, and has been, properly classified as an “independent contractor” under all applicable Laws.

(e) There are no, and in the past 12 months there have been no claims, Actions or material proceedings pending or, to the Sellers’ Knowledge, threatened by or before any Governmental Authority brought by any former employee, Seller Employee, or independent contractor, relating to labor or employment practices, or any alleged non-compliance with any Laws relating to labor or employment. During the past four years, to the Sellers’ Knowledge, no former employee or Seller Employee has made any sexual harassment claim against

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any Seller Employee concerning or relating to such former employee’s or Seller Employee’s employment with the applicable Seller. No Seller is engaged in any material dispute or controversy with any independent contractor.

5.13 Related Party Transactions. Except as set forth on Schedule 5.13, no officer, manager or member of any Seller, or any member of his or her Immediate Family (each a “Related Person”) (i) owes any amount to any Seller, (ii) is involved in any business arrangement with Seller (save for an employment, ownership, or management relationship with any Seller and other arms-length transactions), or (iii) has any claim or cause of action against any Seller. Except as set forth on Schedule 5.13, no Seller owes any amount to, and no Seller has committed to make any loan or extend or guarantee credit to, or for the benefit of, or have any indebtedness to, any Related Person, except in respect of remuneration earned or expenses incurred in the Ordinary Course of Business (including in connection with an employment, ownership or management relationship or operational liabilities and obligations of any Seller to its employees, officers, managers and members).

5.14 No Brokers. Except as set forth on Schedule 5.14, no broker, finder or similar agent has been employed by or on behalf of any Seller, and no Person with which any Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

5.15 Additional Representations. Except for the representations and warranties made by the Sellers that are expressly set forth in this Article V, each Seller and each of their respective Affiliates and representatives expressly disclaim and make no, and shall not be deemed to have made any, representation, warranty, statement or disclosure of any kind (whether express or implied) to Buyer or any of its Affiliates or representatives.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Except (a) as set forth in the Schedules referenced in this ARTICLE VI (collectively, the “Buyer Disclosure Schedules”), which shall qualify the representations and warranties of Buyer set forth in this ARTICLE VI or (b) as provided by this Agreement, Buyer represents and warrants to the Sellers that the following statements are true and correct as of the date hereof and as of the Closing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date):

6.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer is duly qualified to do business, and in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not have a material and adverse effect on Buyer.

6.2 Authorization, Validity and Effect. Buyer has all the requisite power and authority to enter into and perform its obligations under this Agreement and Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement and the Ancillary Agreements to which Buyer is a party have been, or will be, duly and validly executed and delivered by Buyer and constitute, assuming the due authorization, execution and delivery by Buyer and the other Parties, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by the General Enforceability Exceptions.

6.3 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of any Organizational Document of Buyer, (ii) constitute or result in the breach of any term, condition or

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provision of, or constitute a default under, or give rise to any right of termination or cancellation with respect to, or result in the creation or imposition of any Lien upon, any property or assets of Buyer or, pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, in any such event, have a material and adverse effect on Buyer, or (iii) subject to receipt of the requisite approvals referred to on Schedule 6.3(b), violate any Order or Law applicable to Buyer or any of its properties or assets. To the extent that Buyer will need to apply for or obtain any Permits to continue the operations of the Business after the Closing, no condition exists which would prevent or inhibit Buyer from being able to apply for or obtain such Permits.

(b) Other than as set forth on Schedule 6.3(b), no Consent is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

6.4 Legal Proceedings. There are no Actions pending or, to Buyer’s Knowledge, threatened against Buyer that would adversely affect Buyer’s performance under this Agreement and under the Ancillary Agreements to which Buyer is a party, or the consummation of the transactions contemplated hereby or thereby.

6.5 Financing. Buyer has on the date hereof, and Buyer will have on the Closing Date, sufficient unrestricted cash on hand necessary to enable Buyer to consummate on a timely basis the transactions contemplated by this Agreement and to pay all of Buyer’s related fees and expenses. Buyer’s obligations under this Agreement are not contingent or conditioned upon any Person’s ability to obtain or have at the Closing sufficient funds necessary to consummate the transactions contemplated by this Agreement.

6.6 Solvency. Immediately after giving effect to the consummation of the transactions contemplated hereby and any related transaction, Buyer (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital with which to engage in its business, and (c) will not have incurred and will not plan to incur debts beyond its ability to pay as they become absolute and matured. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

6.7 No Brokers. No broker, finder or similar agent has been employed by or on behalf of Buyer, and neither Buyer nor any Person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee, or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

6.8 Additional Representations. Except for the representations and warranties made by the BUYER that are expressly set forth in this Article Vi, BUYER and each of their respective Affiliates and representatives expressly disclaim and make no, and shall not be deemed to have made any, representation, warranty, statement or disclosure of any kind (whether express or implied) to Any SELLER or any of THEIR REspective Affiliates or representatives.

6.9 Acknowledgements; No Reliance. Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the business of the Sellers as Buyer has deemed appropriate to otherwise evaluate the merits of the transactions contemplated hereby and to enable it to make an informed investment decision concerning the transactions contemplated hereunder. In entering into this Agreement, Buyer acknowledges, agrees and represents that it has relied solely upon the representations and warranties expressly set forth in Article V and not on (and Buyer hereby disclaims reliance on) any express or implied representations, warranties or information of any nature (including regarding the accuracy or completeness thereof), whether in writing, orally or otherwise (including any matter whatsoever relating to the Sellers, the Purchased Assets, the Business or any other matter relating to the transactions contemplated by this Agreement), made by or on behalf of or imputed to the Sellers or any of their respective Affiliates or representatives (except for the representations and warranties set forth in Article V).

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ARTICLE VII
PRE-CLOSING COVENANTS

7.1 Interim Operations. Between the date hereof and the Closing Date or the earlier termination of this Agreement in accordance with ARTICLE X, except as (a) may be required by Law, (b) (b) may be consented to in writing by Buyer, (c) may be expressly required, contemplated or permitted pursuant to this Agreement, or (d) set forth on Schedule 7.1(d), each Seller shall use its reasonable best efforts to conduct the business of such Seller in the Ordinary Course of Business, and to the extent consistent therewith, such Seller shall use its best efforts to preserve intact its business in all material respects. Without limiting the foregoing, from the date hereof until the closing Date, Seller shall:

(i) comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets;

(ii) not (A) acquire, or dispose of, any Purchased Assets, or (B) mortgage or encumber any Purchased Assets other than Permitted Liens;

(iii) other than in the Ordinary Course of Business or a termination by another contract party under the terms of a Purchased Contract, not enter into, amend, modify or terminate any Purchased Contract;

(iv) not enter into any settlement or release with respect to any material Action relating to the Purchased Assets, unless such settlement or release contemplates only the payment of money (or the modification, termination or release of any rights or obligations of any Seller) without ongoing limits on the ownership or operation of the Purchased Assets;

(v) not, in each case in respect of the Purchased Assets and in the event such action would cause a material increase in Buyer’s Tax liability, (A) make, revoke, or modify any material Tax election, or (B) commence any material Tax Action or settle or compromise any material Tax Action; or

(vi) not take or permit any action that would cause any of the changes, events or conditions described in clauses (i) through (viii) above to occur.

Nothing contained in this Section 7.1 or elsewhere in this Agreement shall preclude any Seller, in its sole discretion, from making cash distributions or from using all available cash to repay any indebtedness. Nothing contained in this Section 7.1 or elsewhere in this Agreement shall prevent any Seller from assuming, settling, canceling or otherwise terminating any or all of such Seller’s obligations, receivables, payables, loans or other intercompany accounts. In addition, nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Business or operations of any Seller prior to the Closing. Prior to the Closing, each Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business and operations.

7.2 Reasonable Access; Confidentiality.

(a) From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with Article X, and subject to applicable Law, each Seller shall (i) give Buyer and its authorized representatives, upon reasonable notice to such Seller, reasonable access, during normal business hours, to (A) certain officers and agents of such Seller and (B) the books and records of such Seller, and (ii) furnish to Buyer during such period all such information relating to such Seller as Buyer may from time to time reasonably request; provided, that (1) all such access shall be coordinated through Jason Katz, (2) such activities shall not unreasonably disrupt the operations of such Seller, (3) no environmental testing or sampling (including the sampling of air, water, groundwater, soil or building material) shall be conducted without the consent of such Seller and (4) such Seller shall not have any obligation to make available any information if making such information available may, in such Seller’s sole discretion (x) cause or result in competitive harm to such Seller if the transactions contemplated by this Agreement are not consummated, or (y) jeopardize any attorney-client or other legal privilege or contravene any applicable fiduciary duty, Law or Contract (including any confidentiality agreement to which such Seller or any of its Affiliates is a party).

(b) From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with Article X, Buyer shall not, without the prior written consent of the applicable Seller, contact, in any manner, any customers, suppliers, service providers, employees or other business relations of such Seller with respect to any matters relating to this Agreement or the transactions contemplated hereby.

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(c) From the date hereof until the Closing Date, any information provided to or obtained by Buyer pursuant to Section 7.2(a) and Section 7.2(b) above will be subject to the Nondisclosure Agreement, dated August 26, 2024, executed by Buyer and Paltalk (the “Confidentiality Agreement”), and must be held by Buyer in accordance with and be subject to the terms of the Confidentiality Agreement. Buyer shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

7.3 Certain Notices; Supplemental Disclosure.

(a) During the period from the date hereof through the Closing Date or the earlier termination of this Agreement in accordance with ARTICLE X, Paltalk shall promptly advise Buyer in writing if it becomes aware of (i) the occurrence, or non-occurrence, of any event that has caused any representation or warranty to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Buyer’s receipt of information pursuant to this Section (a)7.3(a) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by each Seller in this Agreement and shall not be deemed to amend or supplement the Seller Disclosure Schedules.

(b) During the period from the date hereof through the Closing Date or the earlier termination of this Agreement in accordance with Article X, Paltalk shall advise Buyer in writing if a Seller obtains Knowledge of (i) an occurrence or non-occurrence that has caused any representation or warranty made by any Seller to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing, and (ii) any material failure on the part of any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. If any such event requires any change to Seller Disclosure Schedules, the Sellers shall have the right to promptly deliver to Buyer a supplement to such Seller Disclosure Schedules specifying such change. If such updated Seller Disclosure Schedules reflect any event occurring or arising in the Ordinary Course of Business at any time after the date hereof and prior to the Closing Date, (x) the specified representations and warranties made by the Sellers will be deemed automatically modified to reflect such event as of the date that such event occurs or arises, and (y) Buyer will not have the right to terminate this Agreement pursuant to Section 10.1(b)(i) on account of such modification of the representations and warranties made by the Sellers herein.

(c) If the Sellers deliver one or more updated Seller Disclosure Schedules pursuant to Section 7.3(b) that reflect any event occurring or arising not in the Ordinary Course of Business, unless Buyer provides Paltalk with a termination notice pursuant to Section 10.1(b)(i) within ten Business Days after delivery by the Sellers of such updated Seller Disclosure Schedules, Buyer shall be deemed to have waived its right to terminate this Agreement or prevent the consummation of the transactions contemplated by this Agreement and to have accepted the updated Seller Disclosure Schedules. The delivery of any such updated Seller Disclosure Schedules shall be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event, and no Buyer Indemnitee shall have any indemnification rights under ARTICLE XI for any such event. From and after the Closing, references to the Seller Disclosure Schedules shall be references thereto as so supplemented or amended.

7.4 Commercially Reasonable Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated hereby, including (a) obtaining all of the Consents and the making of all filings and the taking of all steps as may be necessary to obtain a Consent from, or to avoid an Action by, any Governmental Authority, (b) obtaining the necessary consents from third parties, (c) defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The “commercially reasonable efforts” of the Sellers shall not require any Seller or any of its Affiliates to expend any money to remedy any breach of any representation or warranty hereunder, to commence any litigation or arbitration proceeding, to offer or grant or otherwise provide any accommodation (financial or otherwise) to any Person or to provide financing to Buyer for the completion of the transactions contemplated hereunder.

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7.5 No Shop. During the period from the date hereof through the Closing Date or the earlier termination of this Agreement in accordance with ARTICLE X, no Seller shall, and each Seller shall cause its officers, managers, directors, partners, controlled Affiliates and representatives not to, directly or indirectly, (a) solicit, undertake, authorize, propose, enter into or encourage the submission of any proposal or offer from any Person (other than Buyer and its Affiliates and representatives) relating to the acquisition of the equity interests of the Sellers or any portion of Purchased Assets (other than assets sold in the Ordinary Course of Business) of the Sellers (including any acquisition structured as a merger, consolidation or equity exchange) (each, an “Acquisition Proposal”), or (b) furnish or cause to be furnished to any Person (other than Buyer and its Affiliates and representatives) any information with respect to the business, operations, properties or assets of any Seller or assist or participate in, or facilitate in any other manner any effort or attempt by any Person to pursue any Acquisition Proposal; provided, however, that a Seller’s representatives may respond to unsolicited inquiries, but solely for the purpose of communicating that such Seller is not able to entertain the unsolicited offer. The Sellers shall instruct their broker to immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Buyer) conducted heretofore with respect to any Acquisition Proposal. In addition to the other obligations under this Section 7.5, Seller shall promptly (and in any event within three (3) Business Days after receipt thereof by Seller, advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. Seller agrees that the rights and remedies for noncompliance with this Section 7.5 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

7.6 Paltalk Stockholder Approval. Paltalk shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Paltalk to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the approval of the stockholders of Paltalk (the “Paltalk Stockholder Approval”), to be held as promptly as reasonably practicable following completion of the review of the Preliminary Proxy Statement (defined below) by the SEC (subject to applicable notice requirements). The Paltalk Board shall solicit from stockholders of Paltalk proxies in favor of the transactions contemplated by this Agreement, and the Definitive Proxy Statement shall include, among other proposals, the Paltalk Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Paltalk (a) shall be required to adjourn or postpone the Paltalk Stockholders Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to the Definitive Proxy Statement (defined below) is provided to the Paltalk’s stockholders, or (ii) if, as of the time for which the Paltalk Stockholders Meeting is scheduled, there are insufficient shares of the common stock of Paltalk represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Paltalk Stockholders Meeting, and (b) may adjourn or postpone the Paltalk Stockholders Meeting if, as of the time for which the Paltalk Stockholders Meeting is scheduled, there are insufficient shares of the common stock of Paltalk represented (either in person or by proxy) to obtain the Paltalk Stockholder Approval.

7.7 Paltalk Proxy Statement.

(a) Paltalk shall prepare and file with the SEC in connection with the transactions contemplated hereby, a preliminary proxy statement relating to the meeting of the stockholders of Paltalk to be held for the purposes of obtaining Paltalk Stockholder Approval (including any postponement, adjournment or recess thereof, the “Paltalk Stockholders Meeting”), and any amendments or supplements thereto necessary to complete the review of such proxy statement by the SEC (the “Preliminary Proxy Statement”). Paltalk shall disseminate a definitive proxy statement (the “Definitive Proxy Statement”) to the holders of record of the common stock of Paltalk as promptly as reasonably practicable following completion of the review of the Preliminary Proxy Statement by the SEC. Buyer shall furnish all information concerning Buyer as may be reasonably requested by Paltalk or required by applicable Law in connection with the preparation and filing of the Preliminary Proxy Statement and the Definitive Proxy Statement and any necessary amendments or supplements thereto (or such other filings as may be necessary under applicable Law).

(b) The Parties each agree, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates, directors, officers, employees or agents for inclusion or incorporation by reference in the Definitive Proxy Statement will, at the date it is first mailed to stockholders of Paltalk and at the time of the Paltalk Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Paltalk shall cause the Definitive Proxy

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Statement to comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, that no representation is made by Paltalk with respect to statements made therein based on information supplied by Buyer specifically for inclusion or incorporation by reference therein.

(c) If, at any time prior to the Paltalk Stockholders Meeting, any information relating to Buyer, the Sellers or any of their respective Affiliates, officers or directors, should be discovered by any of Buyer, on the one hand, or Paltalk, on the other hand, that should be set forth in an amendment or supplement to the Preliminary Proxy Statement or the Definitive Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and Paltalk shall promptly prepare and file with the SEC an appropriate amendment or supplement describing such information.

7.8 Patent License Agreement. The Parties agree to negotiate in good faith to draft, execute, and deliver, prior to the Closing Date, a mutually agreed perpetual, irrevocable, royalty-free, fully paid-up, worldwide, non-exclusive license to use, reproduce, modify, display, distribute, and otherwise exploit the Vumber Patent (the “Patent License Agreement”). The Patent License Agreement shall provide, among other things, (i) the right of Buyer, at Buyer’s sole discretion, to enforce the Vumber Patent against any third-party infringers that are competitors of Vumber, Phoner or any other phone software application owned by Buyer or any of its Affiliates, which provision will specifically exclude the right to enforce the Vumber Patent against public companies with revenues higher than the revenues generated by Vumber (similar to [*****] or [*****]), (ii) the right of first refusal of Buyer in case of a sale or transfer of ownership rights in the Vumber Patent to any third parties, (iii) the right of the Sellers to grant licenses on the Vumber Patent to third parties, limited to parties with revenues of at least $1,000,000,000.00, and (iv) if any of Buyer’s or any of its Affiliates’ phone software applications, including Vumber, are acquired by a third party, the Patent License Agreement will remain in full force and effect only with respect to the phone software applications acquired by such third party. Any third party that acquires any of the Buyer’s or any of its Affiliates’ phone software applications will not receive the Patent License Agreement or any rights thereunder or with respect thereto for any of such third party’s existing phone software applications.

ARTICLE VIII
ADDITIONAL COVENANTS

8.1 Confidentiality; Publicity. Except as may be required by Law or the rules of any stock exchange, or as otherwise permitted or expressly contemplated herein, no Party or its respective Affiliates, employees, agents and representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof without the prior consent of the other Party; provided, however, that the Parties and their Affiliates shall be permitted to (a) disclose such information to their attorneys, advisors, representatives, directors (or similar member of a governing body), members, investors, or Seller Employees (and, after Closing, the existence of this Agreement to their employees) and (b) disclose and use such information in connection with enforcing their rights and fulfilling their obligations under this Agreement or any other agreement entered into in connection with this Agreement. No press release or public announcement related to this Agreement, any Ancillary Agreement or the transactions contemplated herein or therein shall be issued or made by Buyer without the prior approval of Paltalk, unless required by Law (in the reasonable opinion of counsel) in which case the Paltalk shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

8.2 Non-Competition; Non-Solicitation.

(a) For a period commencing on the Closing Date and ending on the date that is the last day of the Earnout Period 4 (the “Restricted Period”), each Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Buyer and customers or suppliers of the Business.

(b) During the Restricted Period, no Seller shall, and no Seller shall permit any of its Affiliates to, directly or indirectly, hire or solicit any Transferred Employee or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general

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solicitation which is not directed specifically to any such employees; provided, that nothing in this section shall prevent any Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Buyer, (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee, or (iii) any employee (A) not offered employment by the Buyer or (B) not otherwise hired by the Buyer pursuant to Section 8.3(a).

(c) During the Restricted Period, no Seller shall, and no Seller shall permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Business or potential clients or customers of the Business for purposes of diverting their business or services from Buyer.

(d) Each Seller acknowledges that a breach or threatened breach of this section would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by a Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e) Each Seller acknowledges that the restrictions contained in this Section 8.2 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this section should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant to cure such exceedance, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this section and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

8.3 Employment and Benefit Arrangements.

(a) Commencing on the Closing Date, the Sellers shall terminate all employees of the Business set forth on a separate schedule, to be prepared by the Parties and delivered prior to the Closing Date (which schedule will be appended to this Agreement as Schedule 8.3(a) hereto), and, at Buyer’s sole discretion, Buyer may offer employment, on an “at will” basis, to any or all of such employees (the “Transferred Employees”). Seller shall bear any and all obligations and liability under the WARN Act resulting from employment losses pursuant to this Section 8.3.

(b) The Sellers shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents, or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. The Sellers also shall remain solely responsible for all workers’ compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate to events occurring on or prior to the Closing Date. The Sellers shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

(c) Each employee of the Business who becomes employed by Buyer in connection with the transactions contemplated by this Agreement shall be eligible to receive the salary and benefits maintained for employees of Buyer on substantially similar terms and conditions in the aggregate as are provided to similarly situated employees of Buyer.

(d) The provisions of this Section 8.3 are solely for the benefit of the Parties and no employee, former employee or any other individual shall be regarded for any purpose as a third-party beneficiary of this Section 8.3 or have any cause of action or claim based on this Section 8.3. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Employee Plan, any Buyer Welfare Plan, or

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any other benefit plan, program, agreement or arrangement maintained or sponsored by the Sellers, Buyer, or any of their respective Affiliates, (ii) alter or limit the ability of the Sellers, Buyer, or any of their respective Affiliates, as applicable, to amend, modify, or terminate any Employee Plan, any Buyer Welfare Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by the Sellers, Buyer, or any of their respective Affiliates, or (iii) confer upon any employee, former employee, or any other individual any right to employment or continued employment, benefits or continued service with the Sellers, Buyer, or any of their respective Affiliates.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Conditions to Obligations of the Each Party. The respective obligations of each Party to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing subject to applicable Law, in whole or in part, as to a Party by such Party (in such Party’s sole discretion):

(a) Governmental Restraints. (i) No provision of any applicable Law shall prohibit the consummation of the transactions contemplated by this Agreement, and (ii) no final Order shall have been issued, promulgated, enacted, or enforced by any Governmental Authority after the date hereof enjoining or otherwise prohibiting the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

9.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions (it being understood that all conditions to Closing shall be deemed to have been satisfied or waived from and after the Closing):

(a) Representations and Warranties of Buyer. (i) Each of representations and warranties of Buyer set forth in Section 6.1, Section 6.2 and Section 6.3(a)(i) (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to the Sellers, and (ii) each of the other representations and warranties (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) made by Buyer in Article VI shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

(b) Performance by Buyer. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

(c) Closing Certificate of Buyer. Paltalk shall have received a certificate, dated as of the Closing Date, signed by a Responsible Officer of Buyer certifying that, to the best of such Responsible Officer’s knowledge, the conditions set forth in Sections 9.2(a) and 9.2(b) have been satisfied.

(d) Closing Deliverables. Buyer shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.3 and in the other Ancillary Agreements.

(e) No Material Adverse Effect. There shall not have been or occurred any event, change, occurrence, or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Buyer Material Adverse Effect.

(f) Paltalk Merger. All conditions to closing required to be satisfied in connection the transactions contemplated by the Merger Agreement, have been satisfied or waived and the parties to the Merger Agreement stand ready, willing and able to close the transactions contemplated by the Merger Agreement, subject only to the closing of the transactions contemplated by this Agreement.

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9.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions (it being understood that all conditions to Closing shall be deemed to have been satisfied or waived from and after the Closing):

(a) Representations and Warranties of the Sellers. (i) Each of the representations and warranties of the Sellers set forth in Section 5.1, Section 5.2(a), Section 5.2(b)(i) and Section 5.2(d) (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for de minimis inaccuracies that do not (and are not reasonably expected to) result in any liability to Buyer, and (ii) each of the other representations and warranties (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import) made by the Sellers set forth in Article V shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (other than such representations and warranties as are expressly made as of an earlier date, which shall be so true and correct as of such date), except for any failures of such representations and warranties to be so true and correct as have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Performance by the Sellers. Each Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with such Seller, as applicable, on or prior to the Closing Date.

(c) Closing Certificate of the Sellers. Buyer shall have received an omnibus certificate, dated as of the Closing Date, signed by a Responsible Officer of each Seller certifying that the applicable conditions set forth in Sections 9.3(a) and 9.3(b) have been satisfied with respect to each applicable Seller.

(d) Closing Deliverables. The Sellers shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 4.2 and in the other Ancillary Documents.

(e) Required Consents. The Sellers shall have obtained all necessary consents, approvals, and/or authorizations from third parties to assign, transfer, or otherwise convey all applicable agreements, contracts, or rights described in Schedule 5.2(b). Such consents shall be obtained in a form satisfactory to the Buyer, and delivered to the Buyer on or before the Closing Date.

(f) No Material Adverse Effect. There shall not have been or occurred any event, change, occurrence, or circumstance that, individually or in the aggregate with any such events, changes, occurrences, or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on the Sellers.

9.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such Party’s breach of its obligations to consummate the transactions contemplated by this Agreement as required by the provisions of this Agreement.

ARTICLE X
TERMINATION OF AGREEMENT

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of Buyer and Paltalk;

(b) by Buyer, if:

(i) there has been a violation or breach by a Seller of any covenant, representation or warranty contained in this Agreement that has caused any of the conditions set forth in Section 9.3 not to be satisfied and (A) such violation or breach has not been waived in writing by Buyer, (B) Buyer has provided written notice to Paltalk of such violation or breach and its intent to terminate this Agreement pursuant to this Section 10.1(b), and (C) the applicable Seller has not cured such violation or breach within 10 Business Days (or by midnight Eastern Time on the date that is the third day prior to the End Date, if sooner) after receiving written notice thereof from Buyer; provided, however, that Buyer shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b)(i) if there has

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been a violation or breach by Buyer of this Agreement that has caused any of the conditions set forth in Section 9.3 not to be satisfied; and provided, further, that the Sellers’ failure to consummate the Closing on the date required pursuant to Section 4.1 shall each not be subject to cure hereunder; or

(ii) the transactions contemplated hereby have not been consummated by the End Date; provided, however, Buyer shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b)(ii) if Buyer’s breach of this Agreement (including breach of Section 4.1) has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated hereby to occur by the End Date;

(c) by Paltalk, if:

(i) there has been a violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement that has caused any of the conditions set forth in Section 9.2 not to be satisfied and (A) such violation or breach has not been waived in writing by Paltalk, (B) Paltalk has provided written notice to Buyer of such violation or breach and its intent to terminate this Agreement pursuant to this Section 10.1(c), and (C) Buyer has not cured such violation or breach within 10 Business Days (or by midnight Eastern Time on the date that is the third day prior to the End Date, if sooner) after receiving written notice thereof from Seller (provided, however, the failure of Buyer to make the payment required by Section 3.1, shall only be subject to at most a one Business Day cure period unless otherwise agreed to in writing by Paltalk); provided, however, that Paltalk shall not be entitled to terminate this Agreement pursuant to this Section 10.1(c)(i) if there has been a violation or breach of this Agreement by a Seller that has caused any of the conditions set forth in Section 9.2 not to be satisfied; and provided, further, that Buyer’s failure to consummate the Closing on the date required pursuant to Section 4.1 shall each not be subject to cure hereunder; or

(ii) the transactions contemplated hereby have not been consummated by the End Date; provided, however, Paltalk shall not be entitled to terminate this Agreement pursuant to this Section 10.1(c)(ii) if a Seller’s breach of this Agreement has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated hereby to occur by the End Date; or

(d) by any of Buyer or Paltalk, if any Governmental Authority shall have enacted, promulgated, issued, entered or enforced any injunction, judgment, order or ruling permanently enjoining, restraining or prohibiting the transactions contemplated by this Agreement, which shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any Party whose violation or breach of this Agreement was the cause of, or resulted in, such injunction, judgment, order or ruling.

10.2 Effect of Termination.

(a) Subject to the second sentence of this Section 10.2(a) and Section 10.2(b), if any Party validly terminates this Agreement pursuant to Section 10.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for Sections 7.2(b) and (c), Section 8.1, this Article X, Article XIII and the Confidentiality Agreement, which shall each survive the termination of this Agreement in accordance with their terms. Notwithstanding the foregoing, termination of this Agreement in accordance with Section 10.1 shall not relieve any Party from liability as a result of any knowing and willful breach by such party of any of its representations, warranties, covenants or other agreements set forth in this Agreement prior to the time of such termination. Upon any termination of this Agreement, Buyer shall comply with its obligations under the Confidentiality Agreement with respect to the return and destruction of Confidential Information, and for the avoidance of doubt, no termination of this Agreement shall terminate or otherwise limit or restrict the rights and remedies pursuant to the Confidentiality Agreement.

(b) If the Parties terminate this Agreement pursuant to Section 10.1(a), neither Party shall be entitled to recover any damages, costs or termination fees in connection with such termination and such termination shall be the Parties’ sole and exclusive remedy.

(c) If Paltalk terminates this Agreement pursuant to Section 10.1(c) by reason of the parties to the Merger Agreement not having satisfied or waived all conditions to closing, Buyer shall be entitled to recover actual out of pocket fees incurred in connection with this Agreement, such fees not to exceed $50,000.00.

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ARTICLE XI
REMEDIES

11.1 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the end of the Earnout Period 4; provided, that (a) the representations and warranties in Section 5.1, Section 5.2(a), Section 5.2(b)(i), Section 5.2(d), Section 6.1, Section 6.2 and Section 6.3(a)(i) shall survive until the expiration of the applicable statute of limitations provided by law. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

11.2 Indemnification.

(a) Notwithstanding anything herein to the contrary and subject to the provisions of this Article XI, from and after the Closing, Buyer shall indemnify and hold harmless each Seller and each Seller’s respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equity holders and Affiliates and each of their heirs and personal representatives (collectively, the “Seller Indemnitees”) from and against any and all Losses actually incurred, sustained by, or imposed upon, any of the Seller Indemnitees following the Closing Date to the extent based upon (i) any Assumed Liability, (ii) Buyer or Buyer’s Affiliates use of any Nonassignable Assets following the Closing Date, (iii) any Liability (other than Excluded Liabilities) relating to the ownership, conduct, or operation of the Business or the ownership or use of the Purchased Assets following the Closing, (iv) any inaccuracy in or breach of any representation or warranty set forth in Article VI, or (v) any breach or non-fulfillment of any covenant, agreement or obligation pursuant to this Agreement or any Ancillary Agreement which are to be performed by Buyer after the Closing.

(b) Notwithstanding anything herein to the contrary and subject to the provisions of this Article XI, from and after the Closing, Paltalk agrees to indemnify and hold harmless Buyer and its successors and permitted assigns, and the officers, employees, directors, managers, members, partners, equity holders and Affiliates and each of their heirs and personal representatives (collectively, the “Buyer Indemnitees”) from and against any and all Losses actually incurred, sustained by, or imposed upon, by any of the Buyer Indemnitees following the Closing Date to the extent resulting from:

(i) any inaccuracy in or breach of any of the representations or warranties of any Seller contained in this Agreement, the Ancillary Documents or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by any Seller pursuant to this Agreement, the Ancillary Documents or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement; or

(iii) any Excluded Asset, any Excluded Liability or the Existing Action.

(c) Each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer for all Buyer Indemnitees, (ii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable in order to enforce the terms of this Agreement and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under this Agreement, and (iii) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of Law, of Buyer against each Seller.

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(d) For purposes of this Article XI, solely for purposes of calculating the amount of any Loss with respect to any inaccuracy in, or breach of, any representation or warranty, to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty shall be disregarded.

11.3 Exclusive Remedy. Except in cases of Fraud in this Agreement or in any Ancillary Agreement, from and after (a) the date hereof until the Closing, Buyer’s and its Non-Recourse Parties’ sole and exclusive remedies against the Sellers and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, and the Sellers’ and each of their respective Non-Recourse Parties’ sole and exclusive remedies against Buyer and each of its Non-Recourse Parties, whether in any individual, corporate or any other capacity, in each case, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement, the transactions contemplated hereby or related to the operation of the Business prior to Closing, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, shall be solely pursuant to the provisions of Article X or Section 13.14 in accordance with the terms hereof, and (b) the Closing, Buyer’s and its Non-Recourse Parties’ sole and exclusive remedies against the Sellers and each of their respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, and the Sellers’ and each of their respective Non-Recourse Parties’ sole and exclusive remedies against Buyer and each of its respective Non-Recourse Parties, whether in any individual, corporate or any other capacity, in each case, with respect to any and all claims relating (directly or indirectly) to the subject matter of this Agreement, the transactions contemplated hereby or related to the operation of the Business prior to Closing, regardless of the legal theory under which such liability or obligation may be sought to be imposed (whether sounding in contract or tort, or whether at law or in equity, on public policy grounds, under any Law or otherwise), shall be solely and exclusively pursuant to the indemnification provisions set forth in this Article XI (it being understood that such remedies shall be cumulative together with the remedies set forth in Section 13.14, and the exercise of one shall not preclude the exercise of another). In furtherance of the foregoing, Buyer hereby waives and releases to the fullest extent permitted under applicable Law, the Sellers and each of its Non-Recourse Parties, whether in any individual, corporate or any other capacity, from and against any and all other rights, claims and causes of action it may have against any Seller or any of its Non-Recourse Parties relating (directly or indirectly) to the subject matter of this Agreement, the transactions contemplated hereby or related to the operation of the Business prior to Closing (including relating to any exhibit, Schedule or document delivered hereunder), including whether arising under or based upon any Law or otherwise and including any rights to rescission of the transactions contemplated hereby, other than claims with respect to Fraud, claims to recover Losses pursuant to the indemnification provisions set forth in this Article XI or an action seeking specific performance or similar equitable relief pursuant to Section 13.14. The limits imposed on the Parties and their respective Non-Recourse Parties’ remedies with respect to this Agreement and the transactions contemplated hereby (including this Section 11.3) were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Sellers hereunder. None of Buyer or any of its Non-Recourse Parties may avoid the limitations on liability set forth in this Agreement by seeking damages for breach of contract, tort or pursuant to any other theory of liability, except with respect to claims to recover Losses pursuant to the indemnification provisions set forth in this Article XI. Nothing in this Section 11.3 shall limit a Party’s right to seek specific performance of the other Parties’ obligations hereunder in accordance with Section 13.14.

11.4 Limitations on Liability. Notwithstanding anything herein to the contrary, the indemnification rights and obligations provided for in Section 11.2 are subject to the following limitations:

(a) Indemnity Cap. The aggregate maximum liability of Paltalk (i) pursuant to Section 11.2(b)(i) shall not exceed $750,000, and (ii) (A) pursuant to Section 11.2(b)(ii) and Section 11.2(b)(iii) and (B) under any theory whatsoever pursuant to this Agreement or any Certificate delivered in connection herewith or any Ancillary Agreement or in the event of Fraud shall not exceed the Purchase Price received by the Sellers (each maximum liability in clause (i) and (ii), the “Indemnity Cap”).

(b) Other Recovery. If any Losses sustained by an Indemnified Person are covered by an insurance policy or an indemnification, contribution or similar obligation of another Person, the Indemnified Person shall use all commercially reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments prior to initiating any Action or Claim against any Indemnifying Party. The amount of any Losses subject to indemnification under Section 11.2 shall be reduced by the amounts recoverable by any Indemnified Person, as applicable, under applicable insurance policies or an indemnification, contribution or similar obligation of another Person with respect to claims related to such Losses (which shall exclude, for the avoidance of doubt, rights of subrogation against the Sellers) and if any Indemnified Person receives such

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insurance proceeds or indemnity, contribution or similar payments after the settlement of any indemnification claim under Section 11.2, as applicable, such Indemnified Person shall refund to the Indemnifying Party the amount of such insurance proceeds or indemnity, contribution or similar payments, up to the amount received in connection with such indemnification claim. It is the intention of the Parties that no insurer or third party shall be entitled to any benefit or right it would not be entitled to receive in the absence of this Section 11.4(d).

(c) Excluded Damages. In no event shall any Party be entitled to recover or make a claim for any amounts in respect of consequential, incidental or indirect damages, lost profits or punitive damages and, in particular, no “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of losses, damages or claims, except to the extent awarded by a court to a third party with respect to a Third-Party Claim.

(d) Mitigation. Each Indemnified Person shall use its reasonable best efforts (including refraining from encouraging or soliciting any Third-Party Claim, and determined without regard to any indemnification recovery rights, as applicable, of such Person hereunder (i.e., as if such Person had no such rights hereunder)) to mitigate any Loss for which such Indemnified Person seeks indemnification. Notwithstanding the foregoing, the obligation to mitigate any Loss shall in no event prevent or impair the Indemnified Person’s right to seek or recover indemnification under this Agreement to the fullest extent permitted hereunder.

11.5 Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under applicable Law, as adjustments to the Purchase Price.

11.6 Notice and Determination of Claims. If any Indemnified Person reasonably believes in good faith that it has sustained or incurred, or is reasonably likely to sustain or incur, any Losses that are recoverable under this Article XI (a “Claim”), such Indemnified Person shall so notify the Indemnifying Party promptly in writing specifying the basis hereunder upon which the Indemnified Person’s Claim for indemnification is asserted and the facts and circumstances concerning such Claim, describing such Losses, the amount thereof, if known, or a good faith estimate of the amount, and the method of computation of such Losses, all with reasonable particularity (the “Claim Notice”). The applicable Indemnified Person shall provide the Indemnifying Party with full access to the applicable Indemnified Person’s books and records during normal business hours and upon reasonable prior written notice for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such Claim and shall make such Indemnified Person’s personnel available on a mutually convenient basis, and at no additional expense to such Indemnifying Party, to provide additional information and explanation of any material provided hereunder. After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which a Person shall be entitled under this Article XI shall be determined: (a) by the written agreement between the Parties; (b) by a final judgment or decree of any court of competent jurisdiction; or (c) by any other means to which the Parties shall agree in writing. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Person shall have the burden of proof in establishing the amount of Losses suffered by it. A failure by an Indemnified Person to give timely, complete or accurate notice as provided in this Section 11.6 will not affect the rights or obligations of any Party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was actually damaged as a result of such failure to give timely notice vis-à-vis its rights and obligations hereunder or otherwise.

11.7 Third-Party Claims.

(a) Promptly following the receipt of notice of the assertion or commencement of a claim by a third party against a Buyer Indemnitee or Seller Indemnitee that may give rise to a Claim (such third-party claim, a “Third-Party Claim”), the party receiving the notice of the Third-Party Claim shall provide the other party with a Claim Notice with respect to such Third-Party Claim. Such Claim Notice shall be accompanied by copies of all documents and information relevant to the Third-Party Claim and in the Indemnified Person’s possession. Thereafter, the Indemnified Person shall deliver to the Indemnifying Party from time to time, promptly, but in any event within five days of becoming aware of any new facts or circumstances not described in such initial Claim Notice that would reasonably be expected to give rise to, or be in furtherance of, a Claim with respect to such Third-Party Claim, written notice thereof to the Indemnifying Party, specifying such new facts and circumstances, any related Losses, the amount thereof, if known, or a good faith estimate of the amount, and the method of computation of such Losses, all with reasonable particularity, including copies of all new notices, documents (including court papers) and other information relevant to the Third-Party Claim and in the Indemnified Person’s (or their representative’s) possession.

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(b) Subject to Section 11.7(c), the Indemnifying Party shall have the right (but not the obligation) to conduct and control, through counsel of its choosing, the defense, compromise and settlement of any Third-Party Claim as to which indemnification is sought by any Indemnified Person from any Indemnifying Party hereunder. The Indemnifying Party shall notify the Indemnified Person in writing, as promptly as possible (but in any case before the due date for the answer or response to the Third-Party Claim) after receipt of the notice of Third-Party Claim given by the Indemnified Person to the Indemnifying Party under Section 11.7(a) of its election to assume the defense of such Third-Party Claim. The Indemnified Person may participate, through counsel chosen by it and at its own expense, in the defense of any such Third-Party Claim as to which the Indemnifying Party has so elected to conduct and control the defense thereof. Should an Indemnifying Party assume the defense of a Third-Party Claim in accordance with this Section 11.7, the Indemnifying Party shall not be liable to the Indemnified Person for any legal expenses incurred by the Indemnified Person in connection with the investigation or defense thereof.

(c) Notwithstanding anything in Section 11.7(b) to the contrary, the Indemnified Person shall have the right to conduct and control, through counsel of its choosing, the defense, compromise and settlement of any Third-Party Claim (i) that seeks as the sole remedy an injunction or other equitable relief against the Indemnified Person, or (ii) upon the written consent of the Indemnifying Party. Whether or not the Indemnified Person shall have assumed the defense of a Third-Party Claim, the Indemnified Person shall not admit any liability with respect to, consent to the entry of any judgment, with respect to or settle, compromise or discharge, any Third-Party Claim without the prior written consent of the Indemnifying Party. The Indemnified Person shall cooperate in connection with the defense, compromise or settlement of any Third-Party Claim pursuant to this Section 11.7 and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. Neither the Indemnifying Party nor the Indemnified Person shall, without the prior written consent of the other, cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnifying Party or Indemnified Person such Third-Party Claim.

(d) Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, unless it is determined that indemnification is owed pursuant to this Article XI with respect to a matter subject to the indemnification obligations set forth in Section 11.2, in no event shall the Indemnifying Party be responsible to the Indemnified Person for any Losses or legal expenses incurred by the Indemnified Person in connection with defending and/or settling such Third-Party Claim.

(e) To the extent that any Seller is liable in respect of Losses for which Buyer or its respective Affiliates have a right to recover against a third party (including an insurance company), such Seller shall be subrogated to the right of the applicable Indemnified Person to seek and obtain recovery from such third party; provided, however, that if such Seller shall be prohibited from such subrogation, the applicable Indemnified Person shall use all commercially reasonable efforts to seek recovery from such third party on such Seller’s behalf and pay any such recovery to such Seller.

11.8 No Duplication.

(a) Notwithstanding anything in this Agreement to the contrary, if an Indemnified Person is entitled to a payment or other benefit under more than one provision of this Agreement arising out of or resulting from the same set of facts or circumstances and the Indemnified Person or any of its Affiliates (or any other Indemnified Person) has already received payment or otherwise received a benefit under this Agreement, in no event shall such Indemnified Person be entitled to receive a subsequent payment or benefit under any other provision of this Agreement in duplication of such prior payment or benefit. In furtherance of the foregoing, any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant, or agreement.

(b) Any costs or expenses incurred by or behalf of any Seller in connection with the mitigation, defense or prosecution of a Third-Party Claim shall be deemed an indemnification payment already provided to the Buyer Indemnitee by such Seller and shall be included in Losses for purposes of determining the amount subject to the Indemnity Cap pursuant to Section 11.4(b).

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11.9 Right to Offset. Buyer shall have the right to offset any Losses for which a Seller, pursuant to a final, non-appealable order of a court of competent jurisdiction, has been determined to be obligated to indemnify Buyer against any future payments of Earnout Amounts payable by Buyer to a Seller or any other payment obligations under this Agreement. In the event Buyer elects to exercise its right of offset, Buyer shall provide written notice to Seller specifying the amount of Losses incurred and the amount to be offset against the Earnout Amounts or any other payment obligations under the Agreement.

11.10 Recovery on Buyer’s Failure to Close. Prior to Closing, notwithstanding anything to the contrary contained in this Agreement, none of the limitations set forth in this Article XI shall apply or reduce the Sellers’ right to recover from Buyer if Buyer fails to consummate the transactions contemplated by this Agreement in breach of its obligations hereunder.

ARTICLE XII
TAX MATTERS

12.1 Allocation of Liability for Taxes. In the case of any Taxes on the Purchased Assets that are attributable to a Straddle Period, the amount of ad valorem, property, or similar Taxes attributable to the Pre-Closing Tax Period shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period; provided, however, the amount of tax attributable to the Pre-Closing Tax Period shall not exceed the amount of such Taxes the Sellers would have paid if its taxable period ended on the Closing Date. To the extent the actual amount of Taxes subject to proration pursuant to Section 12.1 is not known at Closing, the Parties shall estimate such amount based upon the most recent information available and appropriate adjustment shall be made at Closing. To the extent the actual amount of such Taxes (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in determining any adjustment(s) made at Closing, timely payment(s) will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Taxes that is allocable to such Party under this Section 12.1.

12.2 Cooperation; Audits. Buyer and Paltalk shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.

12.3 Tax Refunds; Amended Tax Returns.

(a) Buyer shall promptly pay or cause to be paid to Paltalk any Tax refunds or credits attributable to the Sellers with respect to any Pre-Closing Tax Period or portion thereof that are paid or otherwise borne by the Sellers with respect to the Business or the Purchased Assets that are received or credited to Buyer (or any successor(s) thereof), including as a result of a change of law, within 10 days after the receipt of such refunds or credits. At Paltalk’s request, Buyer shall cooperate with Paltalk in obtaining such refunds, including through the filing of amended Tax Returns or refund claims as prepared by Paltalk, at its own expense. To the extent the amount of Tax included in the Purchase Price exceeded the actual amount of Tax due, then such amount shall be treated as a Tax refund.

(b) Without Paltalk’s prior written consent, Buyer shall not make any voluntary disclosure with respect to the Purchased Assets or Business with respect to a Pre-Closing Tax Period.

12.4 Transfer Taxes. Buyer, on the one hand, and Sellers on the other hand, shall each be responsible for fifty percent (50%) of any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law. The Party responsible for filing any documents (including Tax Returns) with any Taxing Authority with respect to Transfer Taxes shall timely file or cause to be filed such documents with cooperation from the other Parties.

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ARTICLE XIII
MISCELLANEOUS AND GENERAL

13.1 Disclaimer; No Additional Representations; No Reliance.

(a) Buyer acknowledges and agrees that, except for the representations and warranties made by the Sellers that are expressly set forth in Article V of this Agreement or in any Certificate delivered by the Sellers hereunder, the Sellers and their respective Affiliates or representatives expressly disclaim and make no, and shall not be deemed to have made any (and Buyer expressly disclaims reliance on any), representation, warranty, statement or disclosure of any kind (whether express or implied) to Buyer or any of its Affiliates or representatives. Buyer acknowledges and agrees that, except for the representations and warranties made by the Sellers that are expressly set forth in Article V of this Agreement or in any certificate delivered by the Sellers hereunder, the Sellers and their respective Affiliates or representatives expressly disclaim and make no, and shall not be deemed to have made any (and Buyer expressly disclaims reliance on any), representation, warranty, statement or disclosure of any kind (whether express or implied) to Buyer or any of its Affiliates or representatives. Without limiting the foregoing and for the avoidance of doubt, Buyer further acknowledges and agrees that no Seller nor any of its direct or indirect Affiliates or representatives will have or be subject to any liability to Buyer or any other person resulting from any information, document or material made available to Buyer or its Affiliates or representatives in certain “data rooms” and online “data sites,” management presentations or any other form in expectation of the transactions contemplated by this Agreement (nor has Buyer relied on any such information in determining to enter into this Agreement).

(b) In connection with Buyer’s review and analysis of the Sellers, the Purchased Assets and the Business, Buyer (either directly or through its representatives) may have received from or on behalf of the Sellers and/or representatives thereof certain estimates, forecasts, budgets, plans and projections (either financial or otherwise). Buyer acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, forecasts, budgets, plans and projections, (ii) Buyer is familiar with such uncertainties, (iii) Buyer has not relied upon the estimates, forecasts, budgets, plans or projections furnished to it, (iv) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, budgets, plans and projections so furnished to Buyer (including the reasonableness of the assumptions underlying such estimates, forecasts, budgets, plans and projections), and (v) that Buyer shall have no claim, nor shall it or its representatives assert any claim, against Seller or any of its Affiliates or representatives with respect thereto.

(c) Each Seller acknowledges and agrees that, except for the representations and warranties made by Buyer that are expressly set forth in Article VI of this Agreement or in any Certificate delivered by Buyer hereunder, Buyer expressly disclaims and has not made and shall not be deemed to have made to any Seller or any of its Affiliates or representatives, any representation, warranty, statement or disclosure of any kind (whether express or implied).

13.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including all legal, accounting, broker, finder, or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such expenses, except as expressly provided herein.

13.3 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns, but is not assignable by any Party without the prior written consent of the other Parties.

13.4 Third-Party Beneficiaries. Other than Article XI (with respect to each Party’s additional indemnitees) and Section 13.17 of this Agreement, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

13.5 Further Assurances. From and after the Closing, the Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each Party shall cooperate affirmatively with the other Parties, to the extent reasonably requested by such other Parties, to enforce rights

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and obligations herein provided. The “reasonably necessary actions” and “reasonably requested cooperation” shall not require any Seller or any of such Seller’s Affiliates to expend money to remedy any breach of any representation or warranty hereunder, to commence any litigation or arbitration proceeding, to offer or grant or otherwise provide any accommodation (financial or otherwise) to any Person.

13.6 Notices. Any notice or other communication provided for herein or given hereunder to a Party must be in writing, and will be deemed given (a) on the date sent when transmitted by email with electronic confirmation, (b) on the date delivered when delivered in person, (c) four Business Days following mailing if mailed by first class registered or certified mail, postage prepaid, or (d) on the next Business Day if sent by Federal Express or other overnight courier of national reputation, in each case, if addressed as follows:

If to Buyer:

Meteor Mobile Holdings, Inc.

1467 Corsica Crest Ct.

Las Vegas, NV 89123

Attention: Sean Murphy

Email: Sean@tempest.com

with a copy (which will not constitute notice) to:

Selborne Legal Consulting LLC

369 Lexington Avenue, 2nd FL 233

New York, New York 10017

Attention: Brent Vegliacich

Email: brent@selborneconsulting.com

If to a Seller:

Paltalk, Inc.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11735

Attention: Chief Executive Officer

Email: jkatz@paltalk.com

with a copy (which will not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

Attention: Gregory R. Samuel; Cameron Scales

Email: greg.samuel@haynesboone.com; cameron.scales@haynesboone.com or to such other address with respect to a Party as such Party notifies the other in writing as above provided.

13.7 Complete Agreement. This Agreement and the Schedules and Exhibits hereto and the Ancillary Agreements, together with the Confidentiality Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement. The Parties agree that prior drafts of this Agreement and the other documents contemplated hereby will be deemed not to provide any evidence as to the meaning of any provision hereof or thereof or the intent of the Parties with respect hereto or thereto.

13.8 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

13.9 Amendment. This Agreement may be amended or modified only by an instrument in writing specifically designated as an amendment hereto, duly executed by Paltalk and Buyer.

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13.10 Waiver. At any time prior to the Closing Date, Paltalk and Buyer may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by Paltalk and Buyer. No failure of any Party to exercise any power given to such Party under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice at variance with the terms of this Agreement shall constitute a waiver of any such Party’s right to demand strict compliance with the terms of this Agreement.

13.11 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Agreement, or the negotiation and performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, interpreted under, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application or borrowing of the laws of any jurisdiction other than the State of Delaware.

(b) Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (“AAA”) then in effect. The arbitration shall be conducted by a single arbitrator selected by mutual agreement of the parties or, failing such agreement, appointed in accordance with the AAA rules. The arbitration shall be conducted in the State of Delaware, unless the parties agree otherwise. The arbitration proceedings shall be confidential, and neither party shall disclose the existence, content, or result of any arbitration hereunder without the prior written consent of both parties, except as may be required by law or for purposes of enforcement of the arbitration award. The arbitrator shall have the authority to award any relief that a court of competent jurisdiction could award, including specific performance. The award shall be in writing, state the reasons for the award, and be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and expenses of the arbitration, and the parties shall equally share the fees and expenses of the arbitrator, unless the arbitrator determines that a party’s claim or defense was frivolous or brought for an improper purpose, in which case the arbitrator may award fees and expenses to the prevailing party.

13.12 Severability. So long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, Buyer and Paltalk shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

13.13 Counterparts. This Agreement and all other documents related hereto may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The execution of this Agreement and any agreement or instrument entered into in connection with this Agreement, and any amendment hereto or thereto, by any of the Parties may be evidenced by way of an electronic transmission of such Party’s signature, and such electronically transmitted signature shall be deemed to constitute the original signature of such Party.

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13.14 Enforcement of Agreement. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to (a) any other remedy to which they are entitled hereunder, at law or in equity, prior to the Closing Date, or (b) any other remedy to which they are entitled hereunder after the Closing Date.

13.15 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Agreement. The term “this Agreement” means this Asset Purchase Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented, or restated in accordance with the terms of this Agreement.

(ii) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(iii) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iv) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(v) Gender and Number. Words of masculine gender will also include the feminine and neutral genders, and vice versa. Words imparting the singular number will also include the plural, and vice versa.

(vi) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(vii) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole, including the Schedules and Exhibits, and not merely to any particular section, subsection, paragraph, subparagraph, clause, or subdivision in which such words appear unless the context otherwise requires.

(viii) Including. The word “including,” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(ix) Agreements and Instruments. Any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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13.16 Disclosure Schedules. The Schedules have been arranged, for purposes of convenience only, as separately titled Schedules corresponding to the Sections of this Agreement. Notwithstanding anything to the contrary contained in the Schedules or in this Agreement or the omission of any cross reference thereto, the information and disclosures contained in any Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Schedule: (a) shall not be construed to mean that such information is required to be disclosed by this Agreement, (b) shall not be construed as or constitute an admission, evidence or agreement that a violation, right of termination, default, non-compliance, liability or other obligation of any kind exists with respect to any item, (c) with respect to the enforceability of contracts with third-parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third-parties, or similar matters or statements, is intended only to allocate rights and risks among the Parties and is not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any Person who is not a Party, or give rise to any claim or benefit to any Person who is not a Party, (d) shall not be deemed or interpreted to broaden or to narrow the representations and warranties, obligations, covenants, conditions or agreements of Seller contained in this Agreement, and (e) does not waive any attorney-client privilege associated with such item or information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. Unless the context otherwise requires (for example, a Schedule corresponds to a representation and warranty that requires disclosure of information that is “material” or that would reasonably be expected to constitute a “Material Adverse Effect”), such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Schedules is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedules is or is not material for purposes of this Agreement.

13.17 Independent Legal Counsel; Continuing Representation. Each of the Parties, on its own behalf and on behalf of its representatives and Affiliates acknowledge and agree that at all times relevant hereto prior to the Closing, Haynes and Boone, LLP (“H&B”) has represented only the Sellers. If, subsequent to the Closing, any dispute were to arise between the Sellers or any former holder of any equity interest in the Sellers, on the one hand, and Buyer or its Affiliates, on the other hand, relating in any manner to this Agreement or any of the transactions contemplated herein (a “Dispute”), Buyer (on its own behalf and on behalf of its representatives and Affiliates) hereby consents to H&B’s representation of the Sellers (and/or any former holder of any equity interest in the Sellers) in connection with any such Dispute, including matters that are adverse or potentially adverse to the interests of Buyer and its respective representatives and Affiliates. Buyer (on its own behalf and on behalf of its representatives and Affiliates) also acknowledges and agrees that H&B has been and will be providing legal advice to the Sellers in connection with the Agreement and any transactions contemplated herein and in such capacity, will have had confidential and/or privileged communications between H&B, on the one hand, and the Sellers, on the other hand, including written and electronic communications between or among H&B, the managers, directors, officers, members, accounting firm, and/or employees of the Sellers, relating to this Agreement and any transactions contemplated herein which predate the Closing (collectively, the “Privileged Materials”). Buyer (on its own behalf and on behalf of its representatives and Affiliates) further acknowledges and agrees that, at and after the Closing, the Privileged Materials belong solely to the Sellers (and/or any former holder of any equity interest in the Sellers) and any privilege or other right related to the Privileged Materials, including the attorney-client privilege and the expectation of client confidences, shall be owned and controlled solely by the Sellers (and/or any former holder of any equity interest in the Sellers) and shall not pass to or be claimed by Buyer or its Affiliates. In furtherance of the foregoing, each of the Parties agree to take the steps necessary to ensure that any and all privileges attaching to the Privileged Materials shall survive the Closing, remain in effect and be owned and controlled solely by the Sellers (and/or any former holder of any equity interest in the Sellers). Buyer (on its own behalf and on behalf of its representatives and Affiliates) also agrees that it will not directly or indirectly obtain or seek to obtain from H&B any such Privileged Materials (or assist any other Person to do so) and agrees not to access, review, use or rely on any Privileged Materials in any Dispute involving any of the Parties after the Closing. Furthermore, Buyer agrees that in the event of a claim under this Agreement (including any claim giving rise to or otherwise relating to a Dispute), Buyer will not assert any privilege (including the attorney-client privilege) that would deny to the Sellers reasonable access to, or copies of, any materials, communications or other information reasonably relevant to any Seller’s pursuit or defense of such claim, and agrees to direct its attorneys and

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other representatives to provide such access and copies. This Section 13.17 is for the benefit of the Sellers and H&B, and H&B is an intended third party beneficiary of this Section 13.17. This Section 13.17 shall survive the Closing indefinitely and shall be irrevocable. Buyer acknowledges that it has had adequate opportunity to consult with counsel of its choosing, and has consulted with such counsel, in connection with its decision to agree to the terms of this Section 13.17.

13.18 Fraud. For the avoidance of doubt, the definition of Fraud in this Agreement does not include, and no claim may be made by any Person in relation to this Agreement or the transactions contemplated hereby, for (a) constructive fraud or other claims based on constructive knowledge, negligence, misrepresentation or similar theories, or (b) reckless disregard, equitable fraud, promissory fraud, unfair dealings fraud or any other fraud-based claim or theory.

13.19 Related Party Liability. No past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of Buyer or any Seller or any of their respective Affiliates shall have any liability for any obligations or liabilities of Buyer or any Seller under this Agreement or the other documents contemplated hereby of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. Notwithstanding anything to the contrary herein or under any Ancillary Agreement, no Party may make any offset for any amount owing or recoverable hereunder against amounts due to any Person pursuant to any Ancillary Agreements or otherwise.

[Signature pages follow.]

Annex B-35

IN WITNESS WHEREOF, the Sellers and Buyer have executed this Agreement to be effective as of the date set forth above.

SELLERS:
Paltalk, Inc.
Paltalk Holdings, Inc.
Paltalk Software, Inc.
Camshare, Inc.
A.V.M Software, Inc.
Vumber, LLC
By:	/s/ Jason Katz
Name:	Jason Katz
Title:	Chief Executive Officer
BUYER:
Meteor Mobile Holdings, Inc.
By:	/s/ Michael Levit
Name:	Michael Levit
Title:	Chief Executive Officer

[End of Signatures]

Signature Page to Asset Purchase Agreement

Annex B-36

EXHIBIT A

DEFINED TERMS

The definitions of terms capitalized and used throughout this Agreement are as follows:

“Accounting Firm” has the meaning set forth in Section 3.3(f).

“Acquisition Proposal” has meaning set forth in Section 7.5.

“Action” or “Actions” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or (to the actual knowledge after reasonable inquiries of the party being investigated) investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, pending before any Governmental Authority.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means all agreements, instruments and documents executed and delivered under this Agreement or in connection herewith.

“Assignment and Assumption Agreement” has the meaning set forth in Section 4.2(a).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“AVM” has the meaning set forth in the preamble.

“Bill of Sale” has the meaning set forth in Section 4.2(b).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday, or a day on which the Federal Reserve Bank located in New York, New York, is closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in the Section 4.3(d).

“Buyer Disclosure Schedules” has the meaning set forth in the preamble of Article VI.

“Buyer Indemnitees” has the meaning set forth in Section 11.2(b).

“Buyer’s Knowledge” means the actual knowledge of Michael Levit, after due inquiry of his direct reports.

“Buyer Material Adverse Effect” means any event, change, circumstance or development that (a) prevents, materially impairs or materially delays, or would reasonably be expected to prevent, materially impair or materially delay, the ability of Buyer to perform their obligations under this Agreement and the Ancillary Agreements to which they are a party, including consummating the transactions contemplated hereby and thereby, or (b) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, results of operations or financial condition of Buyer, taken together as a whole.

“Buyer Welfare Plans” has the meaning set forth in Section 8.3(d).

“Calculation Statement” has the meaning set forth in Section 3.3(e).

“Camfrog Asset” means the Camfrog application and related applications, lines of business, user bases and paid subscriptions.

“Camshare” has the meaning set forth in the preamble.

“Certificate” means any of the Seller Closing Certificate and the Buyer Closing Certificate.

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“Change of Control” has the meaning set forth in Section 3.3(a)(ii).

“Claim” has the meaning set forth in Section 11.5.

“Claim Notice” has the meaning set forth in Section 11.5.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Consent” means any consent, approval, authorization, qualification, waiver, registration, or notification required to be obtained from, filed with or delivered to a Governmental Authority in connection with the consummation of the transactions provided for in this Agreement.

“Contracts” means all written contracts, leases, licenses, and other agreements (including any amendments and other modifications thereto, and all other legally binding agreements, commitments, and arrangements, whether written or oral.

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“Definitive Proxy Statement” has the meaning set forth in Section 7.7(a).

“Dispute” has the meaning set forth in Section 13.17.

“Documents” means, to the extent related to the Business, other than the Excluded Records, all lists, records, project data, pricing and other information pertaining to suppliers and customers (including customer lists, customer pricing information, customer project files, customer data, customer mailing lists and customer sales files), all lists, records and other information pertaining to accounts, personnel, projects and referral sources, all drawings, plats, specifications, reports, studies, plans, books, ledgers, files, documents, correspondence and business and accounting records of every kind (including all financial, business and marketing plans), all advertising, marketing and promotional materials, and all other printed or written materials, in each case owned, maintained or in the custody or control of any Seller, and in each case whether or not evidenced in writing, electronic data, computer software or otherwise.

“Earnout Amount” has the meaning set forth in Section 3.3(b).

“Earnout Calculation Methodology” has the meaning set forth in Section 3.3(d).

“Earnout Period” or “Earnout Periods” has the meaning set forth in Section 3.3(a)(vi).

“Earnout Period 1” has the meaning set forth in Section 3.3(a)(ii).

“Earnout Period 2” has the meaning set forth in Section 3.3(a)(iii).

“Earnout Period 3” has the meaning set forth in Section 3.3(a)(iv).

“Earnout Period 4” has the meaning set forth in Section 3.3(a)(v).

“Effective Time” has the meaning set forth in Section 4.1.

“Employee Plan” or “Employee Plans” has the meaning set forth in Section 5.13(a).

“End Date” means March 11, 2025.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity that would, at any time during the six-year period ending on the date hereof, be considered as a single employer with any Seller under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liability” has the meaning set forth in Section 2.4(a).

“Excluded Records” means any Documents, which shall include all historical electronic correspondence, relating primarily to (a) any Seller’s corporate organization, capitalization or existence, or Taxes imposed on any Seller (but not including, for the avoidance of doubt, Taxes imposed in respect of the Purchased Assets or relating to a Straddle Period), and (b) records prepared in connection with the sale of the Business, including analyses relating to the Business and communications between or among any Seller and/or Haynes and Boone, LLP made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to this Agreement, or any other Ancillary Agreement contemplated hereby or thereby. “Excluded Records” shall also include duplicates of Documents that may be related to the Business but are also related to any other business of any of the Sellers.

“Existing Action” means any Action related to the employee retention tax credit.

“Final Calculation Statement” has the meaning set forth in Section 3.3(h).

“FLSA” means the Fair Labor Standards Act, as amended.

“Fraud” means (a) with respect to any Seller, that (i) a representation and warranty made in Article V was false when made, (ii) to the actual knowledge of a person named in the definition of “Sellers’ Knowledge,” such representation and warranty was false when made, (iii) such Seller’s primary intention in making such representation and warranty was to induce Buyer to act or refrain from acting in such context, and (iv) Buyer acted in justifiable reliance on such representation and warranty and was actually damaged as a result of the same; and (b) with respect to Buyer, that (i) a representation and warranty made in Article VI was false when made, (ii) to the actual knowledge of Buyer, such representation and warranty was false when made, (iii) Buyer’s primary intention in making such representation and warranty was to induce the Sellers to act or refrain from acting in such context, and (iv) the Sellers acted in justifiable reliance on such representation and warranty and was actually damaged as a result of same.

“GAAP” means United States generally accepted accounting principles consistently applied.

“General Enforceability Exceptions” has the meaning set forth in Section 5.2(a).

“Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court.

“H&B” has the meaning set forth in Section 13.17.

“Immediate Family” means, with respect to any specified Person that is an individual, such Person’s spouse, parents, children, and siblings, or any other relative of such Person that shares such Person’s home.

“Indemnifying Party” means any Person required to provide indemnification pursuant to Section 11.2.

“Indemnified Person” means any Person entitled to indemnification pursuant to Section 11.2.

“Intellectual Property” means any means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations,

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applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation related to any of the foregoing and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

“IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Business.

“Law” means any law, statute, code, regulation or rule of any Governmental Authority.

“Lien” means any security interest, mortgage, lien, option, pledge or other similar encumbrance.

“Losses” means any and all out of pocket losses, liabilities, claims, damages, penalties, fines, judgements, awards, settlements, costs, fees and expenses (including reasonable attorneys’ fees).

“Material Adverse Effect” means any state of facts, event, change, result, circumstance, occurrence or development that has a material adverse effect on the Business, results of operations or financial condition of the Sellers, taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences or developments, either alone or taken together, relating to or arising from (a) the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets (including any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated by this Agreement or any disruption thereof and any decline in the price of any security, commodity or market index), (b) any national or international political, regulatory or social conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (c) the industries or markets in which any Seller operates or conducts its business generally, (d) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any Person, or any national or international calamity or crisis, (e) the negotiation or execution of this Agreement or the announcement, pendency, or performance of this Agreement or the transactions contemplated hereby or the identity, nature or ownership of Buyer, including the impact thereof on the relationships, contractual or otherwise, of any Seller with any of its business relations or employees, (f) actions permitted by or contemplated under this Agreement, including obtaining any consent from any Person or Governmental Authority, (g) any action taken or statement made by Buyer or its Affiliates or their respective representatives, (h) any changes or prospective changes in Law or GAAP, (i) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions or milestones (whether or not shared with Buyer or its Affiliates or representatives) (but, for the avoidance of doubt, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Material Adverse Effect), (j) the effect of any breach, violation or non-performance of any provision of this Agreement by Buyer or its Affiliates or any action taken by Buyer or its Affiliates with respect to the transactions contemplate by this Agreement, (k) actions required to be taken under applicable Laws or Contracts or (l) attributable to any matter set forth on the Disclosure Schedules; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business, taken as a whole, compared to other participants in the industries in which the Sellers conduct their respective businesses.

“Merger Agreement” has the meaning set forth in Section 9.2(f).

“Nonassignable Assets” has the meaning set forth in Section 2.5(d).

Annex B-A-4

“Non-Recourse Parties” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, directors, officers, employees, advisors, agents, representatives, Affiliates, members, managers, general or limited partners, successors or assignees (or any former, current or future equityholder, controlling Person, director, officer, employee, advisor, agent, representative, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing).

“Objection Notice” has the meaning set forth in Section 3.3(f).

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business of Seller, consistent with past practices, through the date hereof.

“Organizational Documents” means (a) the certificate or articles of incorporation, organization or formation and the by-laws, the partnership agreement or operating or limited liability company agreement (as applicable), and (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any applicable Law.

“Paltalk” has the meaning set forth in the preamble.

“Paltalk Asset” means the Paltalk application and related applications, lines of business, user bases and paid subscriptions.

“Paltalk Board” has the meaning set forth in Section 5.2(d).

“Paltalk Board Recommendation” has the meaning set forth in Section 5.2(d).

“Paltalk Consideration” means (x) the aggregate consideration paid to Buyer and any of its Subsidiaries in a Change of Control multiplied by (y) the ratio of (i) the trailing twelve month earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Purchased Assets that are sold as part of the Change of Control, and (ii) the trailing twelve month EBITDA of all assets being sold as part of the Change of Control.

“Paltalk Holdings” has the meaning set forth in the preamble.

“Paltalk Software” has the meaning set forth in the preamble.

“Paltalk Stockholder Approval” has the meaning set forth in Section 7.6.

“Paltalk Stockholders Meeting” has the meaning set forth in Section 7.7(a).

“Patent License Agreement” has the meaning set forth in Section 7.8.

“Party” or “Parties” has the meaning set forth in the preamble.

“Patents” has the meaning set forth in the definition of Intellectual Property.

“Permits” means any material license, permit, authorization, certificate of authority, qualification or similar document or authority that has been issued or granted by any Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which reserves have been established on the Sellers’ books and records; (b) mechanics’, carriers’, workers’ and repairers’ Liens arising or incurred in the Ordinary Course of Business consistent with past practices that are not material to the Business, to the business of the Sellers, operations and financial condition and that are not resulting from a breach, default or violation by Sellers of any Contract or Law; or (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business consistent with past practice which are not, individually or in the aggregate, material to the Business.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or any Governmental Authority.

“Platform Agreements” shall have the meaning set forth in Section 5.10(h).

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“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of a Straddle Period that begins on the first day of such Straddle Period and ends on the Closing Date.

“Preliminary Proxy Statement” has the meaning set forth in Section 7.7(a).

“Privileged Materials” has the meaning set forth in Section 13.17.

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchase Price Allocation Statement” has the meaning set forth in Section 3.2.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Purchased Contracts” has the meaning set forth in Section 2.1(b).

“Purchased Intellectual Property” means all Intellectual Property, excluding Patents, owned by the Sellers used exclusively in connection with the Business.

“Purchased Technology” means all Technology owned by the Sellers used exclusively in connection with the Business.

“Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person.

“Restricted Business” means the business of providing video-based, live streaming, virtual camera and telecommunications software to consumers.

“Restricted Period” has the meaning set forth in Section 8.2(a).

“Revenue” has the meaning set forth in Section 3.3(a)(i).

“Revenue Report” has the meaning set forth in Section 3.3(d).

“Review Period” has the meaning set forth in Section 3.3(f).

“Schedules” means, as the context requires, the Buyer Disclosure Schedules and/or Seller Disclosure Schedules and any other schedules required to be delivered hereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” or “Sellers” has the meaning set forth in the preamble.

“Seller Closing Certificate” has the meaning set forth in the Section 4.2(c).

“Seller Disclosure Schedules” has the meaning set forth in the preamble of Article V.

“Seller Employees” has the meaning set forth in Section 8.3(a).

“Seller Indemnitees” has the meaning set forth in Section 11.2(a).

“Sellers’ Knowledge” means the actual knowledge of Jason Katz and Kara Jenny, after due inquiry of their respective direct reports.

“Software” has the meaning set forth in the definition of Intellectual Property.

“Straddle Period” means any Tax period beginning before the Closing Date and ending after the Closing Date.

“Subsidiary” means, when used with respect to any Person, any entity of which more than 50% of the effective voting power or equity interests of such entity is directly or indirectly owned by such Person.

“Tax” means any federal, state, local or foreign net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom,

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duty or other tax of any kind whatsoever imposed by any Taxing Authority, including any taxes of any other taxpayer for which a Person is liable as transferee, successor, by Contract or otherwise, together with any interest, fine, penalty or addition thereto.

“Tax Returns” means any return, form, declaration of estimated Tax, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“Technology” means, collectively, Software, information, designs, source code, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, tools, specifications, processes, apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings and registered domain names, website pages and other website development, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, excluding Patents.

“Tempest Assets” means any assets owned by Buyer or any of its Affiliates that are not Purchased Assets.

“Territory” means the United States of America.

“Third-Party Claim” has the meaning set forth in Section 11.7(a).

“Total Consideration” has the meaning set forth in Section 3.1.

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transfer Taxes” has the meaning set forth in Section 12.4.

“Unearned/Deferred Revenue” means the unearned revenue and/or deferred revenue of the Business, as determined in accordance with GAAP as historically applied by the Sellers.

“Vumber” has the meaning set forth in the preamble.

“Vumber Asset” means the Vumber application and related applications, lines of business, user bases and paid subscriptions.

“Vumber Patent” shall mean U.S patent number 10,154,408 titled SYSTEM AND METHOD FOR PROVIDING A PUBLIC NUMBER-PRIVATE NUMBER TELEPHONY SYSTEM.

“WARN Act” has the meaning set forth in Section 8.3(b).

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INDEX OF SCHEDULES

Schedule 2.1(b): Purchased Contracts

Schedule 2.2(i): Other Excluded Assets

Schedule 2.3(d): Other Assumed Liabilities

Schedule 3.2: Purchase Price Allocation Principles

Schedule 5.2(b): No Contravention

Schedule 5.2(c): Consents

Schedule 5.5: Taxes

Schedule 5.6(a): Title to Personal Property

Schedule 5.7: Compliance with Laws

Schedule 5.9: Legal Proceedings

Schedule 5.10(a): Registered IP

Schedule 5.10(b): IP Licenses

Schedule 5.10(h): Social Media

Schedule 5.11(a): Employee Plans

Schedule 5.11(c): Employee Plans (Compliance)

Schedule 5.11(f): Employee Plans (Liabilities)

Schedule 5.11(i): Employee Plans (Acceleration of Benefits)

Schedule 5.12(a)(i): Labor Matters

Schedule 5.12(a)(ii): Labor Matters

Schedule 5.13: Related Party Transactions

Schedule 5.14: No Brokers

Schedule 6.3(b): Consents

Schedule 7.1(d): Interim Operations

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Annex C

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2024, by and between Paltalk, Inc., a Delaware corporation (the “Company”), and NewtekOne, Inc., a Maryland corporation (“Newtek”). The Company and Newtek are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, Newtek, Newtek Technology Solutions, Inc., a New York corporation and wholly owned subsidiary of Newtek (“NTS”), PALT Merger Sub 1, Inc., a New York corporation and direct, wholly owned subsidiary of the Company (“Merger Sub I”), PALT Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub II”), entered into that certain Agreement and Plan of Merger, dated as of August 11, 2024 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which (a) Merger Sub I merged with and into NTS, with NTS continuing as the surviving entity (the “Interim Surviving Entity”) (such merger begin referred to herein as the “First Step Merger”), and (b) immediately following the consummation of the First Step Merger, the Interim Surviving Entity merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”);

WHEREAS, as partial consideration in the Mergers, the Company (i) issued Newtek 4,000,000 shares (the “Closing Stock Consideration”) of Series A Non-Voting Common Equivalent Stock, par value $0.001 per share (the “Company Preferred Stock”), and (ii) agreed to issue to Newtek a number of shares of Company Preferred Stock pursuant to Section 3.6 of the Merger Agreement based on certain financial metrics of the Company for the 2025 and 2026 fiscal years (the “Earn-Out Stock Consideration Amount” and, together with the Closing Stock Consideration, the “Subject Preferred Stock”); and

WHEREAS, pursuant to the terms of the Merger Agreement, among other things, the Company has agreed to provide registration rights with respect to the Registrable Securities underlying the Closing Stock Consideration and the Earn-Out Stock Consideration Amount, if any.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Resale Registration.

(a) As soon as practicable following the Closing (as defined in the Merger Agreement), the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 or any similar short-form registration statement, in each case, covering the resale of all the Registrable Securities (as determined as of two (2) Business Days prior to such filing) (any such registration statement filed pursuant to this Section 1(a), a “Resale Shelf”); provided that the Parties acknowledge and agree that the sale of any Registrable Securities registered under such Resale Shelf may be subject to restrictions imposed by this Agreement and/or applicable securities laws. Such Resale Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, Newtek.

(b) The Company agrees to use reasonable best efforts to cause such Resale Shelf, or another shelf registration statement that includes all Registrable Securities, to (i) become effective as soon as reasonably practicable following the filing thereof and (ii) remain effective until the date on which Newtek ceases to hold any Registrable Securities (the “Effectiveness Obligation Period”). Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under a Resale Shelf due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Securities by Newtek, such Resale Shelf shall register for resale the maximum number of Registrable Securities as is permitted. In the event the number of Registrable Securities to be registered for Newtek is reduced, as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend the Resale Shelf or file a new Resale Shelf to register such Registrable Securities not included in the initial Resale Shelf and use its reasonable best efforts to cause such amendment or Resale Shelf to become effective as promptly as practicable.

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(c) The Company shall use its reasonable best efforts to keep all such Resale Shelfs filed pursuant to this Section 1 continuously effective under the Securities Act, including by filing successive replacement or renewal registration statements in accordance with this Section 1, in order to permit the prospectus forming a part thereof to be usable by Newtek until the earlier of (i) the expiration of the Effectiveness Obligation Period and (ii) such shorter period as the Parties may agree in writing.

(d) At any time and from time to time that a Resale Shelf is effective, if Newtek requests the registration under the Securities Act of additional Registrable Securities pursuant to such Resale Shelf, the Company shall as promptly as practicable amend or supplement the Resale Shelf to cover such additional Registrable Securities.

(e) Notwithstanding anything herein to the contrary, if the Company determines (in its sole discretion) that it is not able to register all of the Registrable Securities on Form S-3 or any similar short-form registration statement, then in lieu of filing one or more Resale Shelfs with the Commission registering the resale of the Registrable Securities, the Company will file a registration statement on Form S-1 or any successor form or similar long-form registration statement (a “Long-Form Registration”) covering the resale of all the Registrable Securities (as determined as of two (2) Business Days prior to such filing). If a Long-Form Registration is required pursuant to this Section 1(e), the term “Resale Shelf” as used in this Agreement shall also be deemed to include such Long-Form Registration.

Section 2. Demand Registrations.

(a) Requests for Underwritten Takedowns. Subject to Section 2(b) below and the other terms and conditions of this Agreement, at any time following the effectiveness of a Resale Shelf pursuant to Section 1, Newtek may request that the Company file a prospectus, prospectus supplement or post-effective amendment, as applicable, to a Resale Shelf covering the sale of all or a portion of its Registrable Securities in an underwritten offering (each such request, a “Demand Notice”). All underwritten offerings requested pursuant to this Section 2(a) by Newtek are referred to herein as an “Underwritten Takedown.” Each Demand Notice shall specify the number of Registrable Securities requested to be offered. The Company shall include in such Underwritten Takedown (and in all related registrations and qualifications under state blue sky laws and in compliance with other registration requirements) all Registrable Securities with respect to which the Company has received a written request for inclusion therein within thirty (30) days after the Company’s receipt of the Demand Notice.

(b) Priority of Registrable Securities for Demand Registrations. If the managing underwriter(s) in an Underwritten Takedown advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities that, in the opinion of such underwriter(s), marketing factors permit to be sold in such offering, and the securities that are included in such offering shall be allocated pro rata among the respective holders thereof with the following priority: (i) first, pro rata between the securities of other persons or entities that the Company is obligated to register in a registration pursuant to separate written contractual arrangements with such persons and the Registrable Securities pursuant to Newtek’s rights under Section 2(a), and (ii) second, the securities the Company proposes to sell.

(c) Restrictions on Demand Registrations. During the Effectiveness Obligation Period, Newtek shall be entitled to a maximum of five (5) Underwritten Takedowns; provided, however that the Company shall not be obligated to effect any Underwritten Takedown within ninety (90) days after the pricing of a previous Underwritten Takedown.

(d) Selection of Underwriters. Newtek shall have the right to select the investment banker(s) and manager(s) to administer any Underwritten Takedown, subject to reasonable consultation with the Company.

Section 3. Piggyback Registrations.

(a) Right to Piggyback.

(i) If the Company proposes to register any shares of Common Stock under the Securities Act on its own account (a “Primary Registration”) or for the account of others after the one (1) year anniversary of the Closing (other than (A) pursuant to a registration on Form S-8, or any successor form, relating to equity securities issuable upon exercise of employee stock options in connection with any employee benefit or similar plan of the Company, (B) in connection with a direct or indirect business combination involving the Company and another Person, (C) for an exchange offer or offering of securities solely to the existing shareholders of the Company or its subsidiaries, (D) for a dividend reinvestment plan or similar plan or (E) pursuant to a registration statement required to be filed, pursuant to

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Chapter 11 of Title 11 of the United States Code and/or applicable non-bankruptcy law, in accordance with a Chapter 11 plan of an current or former equity holder of the Company, the Company shall provide notice (the “Piggyback Notice”) to Newtek at least twenty (20) Business Days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall set forth Newtek’s rights under this Section 3(a) and shall offer Newtek the opportunity to include in such registration statement the number of Registrable Securities proposed to be registered as Newtek may request (a “Piggyback Registration”), subject to the other terms and conditions of this Agreement, including, without limitation, the provisions of Section 3(c) and Section 3(d) of this Agreement. In no event shall a Piggyback Registration be considered an Underwritten Takedown for purposes of Section 2.

(ii) Upon the request of Newtek made within ten (10) Business Days of the Piggyback Notice (which request shall specify the number of Registrable Securities intended to be registered by Newtek) and the minimum price, if any, below which Newtek will not sell such Registrable Securities (which minimum price, if any, may be subsequently waived or changed in the discretion of Newtek), the Company shall include, or if an underwritten offering, shall cause the underwriter(s) to include, all Registrable Securities that the Company has been so requested to include by Newtek, and shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by Newtek, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that, if such registration involves an underwritten offering, Newtek must sell its Registrable Securities to be registered to the underwriters selected pursuant to Section (3)(d).

(b) Priority of Registrable Securities for Primary Piggyback Registrations. If a Piggyback Registration is an underwritten Primary Registration on behalf of the Company and the managing underwriter(s) advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities that in the opinion of such underwriters marketing factors permit to be sold in such offering, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, and (ii) second, pro rata between any securities entitled to registration rights pursuant to separate written contractual arrangements and the Registrable Securities requested to be included in such registration by Newtek.

(c) Priority of Registrable Securities for Secondary Piggyback Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities (other than holders of Registrable Securities) and the managing underwriter(s) advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities which in the opinion of such underwriters marketing factors permit to be sold in such offering, with priority for inclusion to be determined as follows: (i) first, the securities that such other holders of the Company’s securities propose to sell, (ii) second, a number of Registrable Securities requested to be included by Newtek, and (iii) third, the securities the Company proposes to sell.

(d) Selection of Underwriters. If any Piggyback Registration that is a Primary Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) for such offering. If any Piggyback Registration is an underwritten secondary offering on behalf of other holder(s) entitled to registration rights (other than Newtek), such holder(s) on whose behalf the registration statement is being filed shall select the investment banker(s) and manager(s) for such offering.

(e) Withdrawal. Newtek shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of its intention to withdraw such Registrable Securities from such Piggyback Registration up to (i) in the case of a Piggyback Registration not involving an offering using a registration statement on Form S-3 or another similar short-form registration statement, three (3) days prior to the effective date of the applicable registration statement or (ii) in the case of any Piggyback Registration involving an offering using a Form S-3 or another similar short-form registration statement, three (3) days prior to the expected pricing date of such offering. The Company (whether on its own good-faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may decide not to file or withdraw a previously filed Registration Statement in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

Section 4. Underwriter’s Lockup. Newtek agrees that, in connection with any underwritten offering of Common Stock in which it is participating, it shall enter into a customary lock-up agreement with the managing underwriter or underwriters of such offering of Common Stock for the ninety (90) day period (or any lesser period (i) applicable to

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the Company’s directors and officers in connection with such underwritten offering of Common Stock or (ii) as may be permitted by the managing underwriter or underwriters in such underwritten offering of Common Stock) after the pricing date of such underwritten offering of Common Stock, subject to any exceptions permitted by such managing underwriter or underwriters. Newtek agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter or underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.

Section 5. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration, offering and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as reasonably practicable:

(a) notify Newtek of (i) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus or prospectus supplement used in connection therewith during the Effectiveness Obligation Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to Newtek such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any prospectus supplement), each Free-Writing Prospectus and such other documents as Newtek may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d) use its reasonable best efforts to register or qualify, and cooperate with such Newtek, the underwriters, if any, and their respective counsel, such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or underwriter, if any, or their respective counsel reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) except to the extent prohibited by applicable law and subject to entry into a customary confidentiality agreement or arrangement, make available after reasonable advance notice during business hours at the offices where such information is normally kept for inspection by Newtek and any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by Newtek or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request in connection with customary due diligence and drafting sessions, and cause the Company’s officers, directors and employees to supply all information reasonably requested by Newtek, underwriter, attorney, accountant or agent in connection with the same; provided, however, that information obtained hereunder shall be used by such persons only for purposes of conducting such due diligence or drafting sessions;

(f) promptly notify Newtek in writing at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of Newtek, the Company promptly shall prepare, file with the Commission and furnish to Newtek a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that Newtek, upon receipt of any notice from the Company of any event of the kind described in this Section 5(f), shall forthwith discontinue disposition of the Registrable Securities pursuant

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to the registration statement covering such Registrable Securities until Newtek is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by this Section 5(f), and if so directed by the Company, Newtek shall deliver to the Company all copies, other than permanent file copies then in Newtek’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice; provided, further, that such obligation shall only apply during the Effectiveness Obligation Period;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or quoted;

(h) provide and cause to be maintained a transfer agent, registrar and CUSIP number for all such Registrable Securities from and after a date not later than the effective date of such registration statement;

(i) take all reasonable actions to ensure that any Free-Writing Prospectus prepared by or on behalf of the Company in connection with any offering of Registrable Securities complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such obligation shall only apply during the Effectiveness Obligation Period;

(j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for offering or sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly obtain the withdrawal or lifting of such order, including through the filing of a registration statement or amending or supplementing the prospectus, if necessary;

(k) if requested by the managing underwriter(s) in a underwritten offering, obtain (i) a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by such comfort letters and (ii) opinions of counsel from the Company’s counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case in form and substance reasonably satisfactory to the underwriter(s) in such offering and addressed to the managing underwriter(s);

(l) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby; and

(m) notwithstanding any other provision of this Agreement, the Company may postpone the filing or the effectiveness of a registration statement or any amendment thereto or the filing of a prospectus or a prospectus supplement pursuant to this Agreement for a period of up to thirty (30) days if (i) the Board of Directors of the Company (the “Board”) determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such filing would render the Company unable to comply with applicable securities laws or (iii) the Board determines such filing would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period exceed an aggregate of one hundred and twenty (120) days in any twelve (12) month period.

Section 6. Certain Obligations of Holders of Registrable Securities. Newtek agrees as follows:

(a) Newtek shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the applicable registration statement and prospectus included therein and any supplement or amendment thereto, and, for so long as the Company is obligated to file and keep effective such registration statement, Newtek shall provide to the Company, in writing, for use in the applicable registration statement and prospectus included therein and any supplement or amendment thereto, all such information regarding Newtek and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus included therein and any supplement or amendment thereto covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection

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therewith. If Newtek fails to timely cooperate with the Company in accordance with this Section 6(a), the Company will not be required to include the Registrable Securities in the applicable registration.

(b) During such time as Newtek may be engaged in a distribution of such securities, Newtek shall distribute such securities under the registration statement solely in the manner described in the registration statement.

(c) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f), Newtek shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until Newtek’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(f). In the event the Company has given any such notice, the applicable time period set forth in Section 5(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(c) to and including the date when Newtek shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

Section 7. Registration Expenses. All expenses incurred by the Company in connection with complying with its obligations pursuant to this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, provided, however, that all Registration Expenses with respect to Underwritten Takedowns beyond the initial two (2) Underwritten Takedowns consummated in accordance with this Agreement shall be borne by Newtek. Notwithstanding the foregoing, Newtek shall bear and pay all underwriting discounts, selling commissions, stock transfer taxes and fees and expenses of its legal counsel and any of its other expenses incurred in connection with the matters set forth in this Agreement that are not Registration Expenses.

Section 8. Participation in Underwritten Registrations. Newtek may not participate in any registration hereunder which is underwritten unless Newtek (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements in form customary for transactions of this type (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that Newtek shall not be required to sell more than the number of Registrable Securities it has requested to include) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements (including lock-up agreements) and other documents required under the terms of such underwriting arrangements to the extent the foregoing are customary in form and substance for underwritten offerings of such kind.

Section 9. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Newtek, its officers, directors, members, managers, partners, agents, Affiliates and employees, each investment manager or investment adviser of Newtek and each Person who acts on behalf of or controls Newtek (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by, resulting from, arising out of or based upon any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other similar federal, state or common law or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except to the extent that the same are caused by or based upon or related to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with any Investor Information (as defined below).

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(b) In connection with any registration in which Newtek is participating, Newtek shall furnish to the Company in writing such information and affidavits as the Company reasonably requests (such information, the “Investor Information”) for use in connection with any such registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement and, to the fullest extent permitted by law, shall indemnify and hold harmless the Company, its directors, officers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Newtek expressly for use therein and in reliance upon and in conformity with the Investor Information expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not actually and materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party by giving written notice of the same. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one (1) separate counsel, chosen by Newtek by such conflicting indemnified parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof (A) the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such indemnified party, and (B) a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid by the indemnifying party. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d) If for any reason the indemnification provisions contemplated by Section 9(a) or Section 9(b) are held a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of or is otherwise unenforceable with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made by or relates to information supplied by the indemnifying party or the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent,

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knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Newtek’s obligations in this Section 9(d) to contribute shall be limited to an amount equal to the net proceeds actually received by Newtek from the sale of Registrable Securities effected pursuant to such registration.

(e) The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party.

(f) The indemnities provided in this Section 9 shall survive the Transfer of any Registrable Securities by Newtek.

(g) The provisions of this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling person of such indemnified party.

Section 10. Facilitation of Sale Pursuant to Rule 144. The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act), and shall take such further action as Newtek may reasonably request, all to the extent required from time to time to enable Newtek to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of Newtek in connection with its sale pursuant to Rule 144, the Company shall deliver to Newtek a written statement as to whether it has complied with such requirements.

Section 11. Term. This Agreement shall become effective upon the Closing and shall terminate upon the earlier to occur of (a) the date as of which all of the Registrable Securities have been sold pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), (b) the date as of which all Registrable Securities have been sold under Rule 144 under the Securities Act and (c) the date as of which all Registrable Securities cease to be Registrable Securities. The provisions of Section 9 and Section 10 shall survive any termination.

Section 12. Lockup Provisions.

(a) Newtek hereby agrees during the Lockup Period that it will not Transfer any Company Preferred Stock or publicly announce its intention to Transfer any Company Preferred Stock, provided that (i) for the avoidance of doubt, Newtek may Transfer any Company Preferred Stock to one of its subsidiaries, (ii) this Section 12 shall not prohibit a Transfer in connection with a sale of the Company and (iii) this Section 12 shall be subject in all cases to Section 7.21 of the Merger Agreement.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Company Preferred Stock as one of its equity holders for any purpose. In order to enforce this Section 12(b), the Company may impose stop-transfer instructions with respect to the Company Preferred Stock until the end of the Lockup Period.

(c) During the Lockup Period, the Company Preferred Stock shall contain a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 11, 2024, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Annex C-8

Section 13. Definitions.

“Affiliate” means, as applied to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The term “Affiliated” shall have the correlative meaning. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” means the common stock, par value $0.001 per share, of Paltalk, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 promulgated under the Securities Act.

“Lockup Period” means the period of time beginning on the date hereof and ending on the date that is one (1) year following the Closing.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means shares of Common Stock that are issuable upon conversion of the Subject Preferred Stock received by Newtek as part of the Closing Stock Consideration and the Earn-Out Stock Consideration Amount, if any. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred in accordance with such registration statement; (B) such securities shall have been otherwise Transferred; or (C) such securities cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Rule 144,” “Rule 174,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

Section 14. Miscellaneous.

(a) Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties acknowledge and agree that any Party would be irreparably harmed by, and money damages would not be an adequate remedy for, any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

Annex C-9

(b) Amendments and Waivers. The provisions of this Agreement may be amended, and any provision of this Agreement may be waived, only upon the prior written consent of the Parties. No course of dealing between or among the Parties (including the failure of any Party to enforce any of the provisions of this Agreement) shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement, and the failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

(c) Successors and Assigns; Joinder. Newtek may transfer or assign its rights under this Agreement in connection with a Transfer of twenty percent (20%) or more of the Subject Preferred Stock held by Newtek and its Affiliates as of the date hereof without the prior written consent of the Company; provided that reasonably promptly following any such Transfer, (i) Newtek provides a written notice to the Company stating the name and address of such transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement were transferred and (ii) such transferee agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments so long as such assignments comply with the requirements set forth in this Section 14(c). In addition and for the avoidance of doubt, any subsidiary to which Newtek Transfers any Company Preferred Stock shall become party to this Agreement upon its agreement in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company, except in connection with a purchase of all or substantially all of the Company’s assets, or to any successor by way of merger, consolidation or similar transaction.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in such jurisdiction and to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provisions of this Agreement in any other jurisdiction.

(e) Counterparts. This Agreement and any amendments hereto, to the extent signed and delivered in counterparts (any one of which need not contain the signatures of more than one Party hereto or thereto, but all such counterparts together shall constitute one and the same Agreement) by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them to all other Parties hereto. No Party hereto shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine or electronic transmission as a defense to the formation of a contract, and each such Party forever waives any such defense.

(f) Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

(g) Governing Law; Jurisdiction; Agreement for Service. This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated herein, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware, for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under

Annex C-10

this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 14(g) for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, the transactions contemplated hereby, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 14(i) shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

(h) WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(H).

(i) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to the Company:

Paltalk, Inc.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11735

Attn: Chief Executive Officer

E-mail: jkatz@paltalk.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, TX 75201

Attn: Gregory R. Samuel

E-mail: greg.samuel@haynesboone.com

Annex C-11

If to Newtek:

NewtekOne, Inc.

1981 Marcus Avenue, Suite 130

Lake Success, NY 11042

Attention: Chief Executive Officer and Chief Legal Officer

Email: bsloane@newtekone.com; mschwartz@newtekone.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004

Attention: Jared M. Fishman

Email: fishmanj@sullcrom.com

(j) Rights Cumulative. The rights and remedies of each of the Parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which a Party would otherwise have hereunder at law or in equity or by statute, and no failure or delay by either Party in exercising any right or remedy shall not impair any such right or remedy or operate as a waiver of such right or remedy, and neither shall any single or partial exercise of any power or right preclude a Party’s other or further exercise thereof or the exercise of any other power or right.

(k) No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(l) Other Registration Rights. Other than the Registration Rights Agreement with Clifford Lerner, dated October 7, 2016, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. From and after the date of this Agreement, the Company shall not, without the prior written consent of Newtek, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or conflict with the registration rights granted to Newtek hereunder, including, for clarity, allowing any other holder of Common Stock to have registration rights in the nature or substantially in the nature of those set forth in this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration statement.

(m) Entire Agreement. This Agreement and the other agreements and instruments referred to herein contain the complete agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the Parties hereto (whether written or oral) that may have related to the subject matter hereof or thereof in any way.

* * * * *

Annex C-12

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Registration Rights Agreement as of the date first written above.

COMPANY:
PALTALK, INC.
By:
Name:	Jason Katz
Title:	Chief Executive Officer
NEWTEK:
NEWTEKONE, INC.
By:
Name:	Barry Sloane
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

Annex C-13

Annex D

CERTIFICATE OF DESIGNATIONS

OF

SERIES A NON-VOTING COMMON EQUIVALENT STOCK

OF

PALTALK, INC.

PALTALK, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103, 141 and 151 thereof, does hereby certify that:

In accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended from time to time (the “Charter”), the Amended and Restated Bylaws of the Corporation (the “Bylaws”) and applicable law, the Board of Directors of the Corporation (the “Board”), duly adopted the following resolution on [•], 2024, creating a series of preferred stock of the Corporation designated as “Series A Non-Voting Common Equivalent Stock”.

RESOLVED, that pursuant to the Delaware General Corporation Law (the “DGCL”), the Charter and the Bylaws, the Board hereby establishes a series of preferred stock, par value $0.001 per share, of the Corporation and fixes and determines the designation, powers, preferences, redemption rights, qualifications, privileges, limitations, restrictions and special or relative rights thereof as follows:

Section I. Designation and Amount.

A series of preferred stock designated as the “Series A Non-Voting Common Equivalent Stock” (“Series A NVCE Stock”) is hereby established. The total number of authorized shares of Series A NVCE Stock shall be 9,000,000.

Section II. Definitions.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Adjustment Event” has the meaning specified in Section VII(a).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise).

“Applicable Conversion Rate” means, for each share of Series A NVCE Stock, the number of shares of Common Stock equal to the quotient of (i) the Base Price divided by (ii) the then-applicable Conversion Price.

“Base Price” means $3.82.

“BHC Act” means the Bank Holding Company Act of 1956 (as amended) and its implementing regulations.

“Board” has the meaning set forth in the Preamble.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are required or authorized by Law to be closed.

“Bylaws” has the meaning set forth in the Preamble.

“Certificate of Designations” means this Certificate of Designations of Series A NVCE Stock of the Corporation, dated [•], 2024.

“Charter” has the meaning set forth in the Preamble.

“Class of Voting Securities” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.

Annex D-1

“Closing Date” means the date that any shares of Series A NVCE Stock are first issued.

“Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on Nasdaq on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on Nasdaq on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on Nasdaq shall be such closing sale price and last reported sale price as reflected on the website of Nasdaq (http://www.nasdaq.com) and as reported by Bloomberg Professional service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of Nasdaq and as reported by Bloomberg Professional service, the closing sale price and last reported sale price on the website of Nasdaq shall govern.

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation authorized by the Corporation on or after the date hereof.

“Conversion Date” means the date on which any shares of Series A NVCE Stock shall become convertible into any shares of Common Stock pursuant to Section III(a); provided, however, that if a Conversion Date would otherwise occur on or after an Ex-Date for an issuance, dividend or distribution that results in an adjustment of the Conversion Price pursuant to Section VII and on or before the Record Date for such issuance, dividend or distribution, such Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance, dividend or distribution.

“Conversion Price” means, for each share of Series A NVCE Stock, the Base Price, as the same may be adjusted from time to time in accordance with the terms of this Certificate of Designations.

“Convertible Transfer” means a transfer by the Holder that is both (i) to a Person who is not an affiliate of the Holder for purposes of the BHC Act and (ii) (A) to the Corporation; (B) in a widespread public distribution; (C) in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding securities of any Class of Voting Securities of the Corporation; or (D) to a purchaser that would control more than 50% of every Class of Voting Securities of the Corporation without any transfer from the Holder.

“Corporation” has the meaning set forth in the Preamble.

“Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date of the issuance, dividend or distribution in question and the day before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section VII.

“DGCL” has the meaning set forth in the Preamble.

”Exchange Property” has the meaning specified in Section VII(i).

“Ex-Date” means, when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section VII, the first date on which the applicable Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

Annex D-2

“Government Entity” means any (a) federal, state, local, municipal, foreign or other government; (b) governmental entity of any nature (including any governmental agency, branch, department, official, committee or entity and any court or other tribunal), whether foreign or domestic; or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitral tribunal and self-regulatory organizations.

“Holder” means the Person in whose name any shares of Series A NVCE Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Series A NVCE Stock for the purpose of making payment and settling conversion and for all other purposes.

“Law” means, with respect to any Person, any legal, regulatory and administrative laws, statutes, rules, Orders and regulations applicable to such Person.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Merger Agreement” means that certain agreement and plan of merger, by and among the Corporation, PALT Merger Sub 1, Inc., PALT Merger Sub 2, LLC, Newtek Technology Solutions, Inc. and NewtekOne, Inc., dated as of August 11, 2024 (as amended, supplemented or restated from time to time).

“Nasdaq” means The Nasdaq Stock Market, LLC.

“NVCE Dividend Amount” has the meaning specified in Section IV(a).

“Order” means any applicable order, injunction, judgment, decree, ruling, or writ of any Government Entity.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by Law, contract or otherwise).

“Reorganization Event” has the meaning specified in Section VII(i)(ii).

“Series A NVCE Stock” has the meaning specified in Section I.

“Subject Series A Share” has the meaning set forth in Section III(a).

“Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Section III. Conversion.

(a) Conversion upon Convertible Transfer.

(i) The shares of Series A NVCE Stock shall not be convertible into any other class or series of capital stock of the Corporation, except in accordance with this Section III. On the terms and in the manner set forth in this Section III, upon the consummation of any Convertible Transfer of shares of Series A NVCE Stock, each outstanding share of Series A NVCE Stock subject to such Convertible Transfer (each, a “Subject Series A Share”) shall automatically convert into a number of shares of Common Stock equal to the Applicable Conversion Rate.

Annex D-3

(ii) On the Conversion Date, the Corporation shall effect the conversion of the Subject Series A Shares by delivering the shares of Common Stock so converted pursuant to Section III(a)(i).

(b) Prior to the close of business on any applicable Conversion Date, the shares of Common Stock issuable upon conversion of any shares of Series A NVCE Stock pursuant to Section III(a)(i) shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock, and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series A NVCE Stock, except as otherwise expressly set forth in this Certificate of Designations.

(c) Effective immediately prior to the close of business on any applicable Conversion Date, the rights of the Holders with respect to the shares of the Series A NVCE Stock so converted shall cease and the Persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A NVCE Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. In the event that the Holders shall not by written notice to the Corporation designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A NVCE Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Corporation.

(d) No fractional shares of Common Stock shall be issued upon any conversion of shares of Series A NVCE Stock. If more than one share of Series A NVCE Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A NVCE Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any Subject Series A Share, the Corporation shall pay an amount in cash (rounded to the nearest cent) equal to the fractional share of Common Stock, that otherwise would be issuable hereunder, multiplied by the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the applicable Conversion Date.

(e) All shares of Common Stock which may be issued upon conversion of the shares of Series A NVCE Stock will, upon issuance by the Corporation, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than transfer restrictions imposed under applicable securities Laws) and not issued in violation of any preemptive right or Law.

(f) Effective immediately prior to the Conversion Date, dividends or distributions shall no longer be declared on any Subject Series A Shares and such shares shall cease to be outstanding, in each case, subject to the rights of a Holder to receive any declared and unpaid dividends or distributions on such shares and any other payments to which they are otherwise entitled pursuant to Section IV or Section VII.

Section IV. Dividend Rights.

(a) From and after the Closing Date to (but excluding) the applicable Conversion Date, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board (but only out of assets legally available therefor under the DGCL) all cash dividends or distributions (including regular quarterly dividends or distributions) declared and paid or made in respect of the Common Stock, at the same time and on the same terms as holders of Common Stock, in an amount per share of Series A NVCE Stock equal to the product of (x) the Applicable Conversion Rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock (the “NVCE Dividend Amount”), and (ii) the Board or any duly authorized committee thereof may not declare and pay any cash dividend or make any cash distribution in respect of Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders, at the same time and on the same terms as holders of Common Stock, the NVCE Dividend Amount per share of Series A NVCE Stock. Notwithstanding any provision in this Section IV(a) to the contrary, no Holder of a share of Series A NVCE Stock shall be entitled to receive any dividend or distribution made with respect to the Common Stock where the Record Date for determination of holders of Common Stock entitled to receive such dividend or distribution occurs prior to the date of issuance of such share of Series A NVCE Stock. The foregoing shall not limit or modify the rights of any Holder to receive any dividend or other distribution pursuant to Section VII.

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(b) Each dividend or distribution declared and paid pursuant to Section IV(a) will be payable to Holders of record of shares of Series A NVCE Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Common Stock.

(c) Except as set forth in this Certificate of Designations, the Corporation shall have no obligation to pay, and Holders shall have no right to receive, dividends or distributions at any time, including with respect to dividends or distributions with respect to any other class or series of authorized preferred stock. To the extent the Corporation declares dividends or distributions on the Series A NVCE Stock and on any Common Stock but does not make full payment of such declared dividends or distributions, the Corporation will allocate the dividend payments on a pro rata basis among the Holders and the holders of any Common Stock then outstanding. For purposes of calculating the allocation of partial dividend payments, the Corporation will allocate dividend payments on a pro rata basis among the Holders and the holders of any Common Stock so that the amount of dividends or distributions paid per share on the shares of Series A NVCE Stock and such Common Stock shall in all cases bear to each other the same ratio that payable dividends or distributions per share on the shares of the Series A NVCE Stock and such Common Stock (but without, in the case of any noncumulative preferred stock, accumulation of dividends or distributions for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends or distributions have not been declared or paid in respect of any prior calendar quarter.

(d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of Series A NVCE Stock that may be in arrears.

(e) Holders shall not be entitled to any dividends or distributions, whether payable in cash, securities or other property, other than dividends or distributions (if any) declared and payable on shares of Series A NVCE Stock as specified in this Certificate of Designations.

(f) Notwithstanding any provision in this Certificate of Designations to the contrary, Holders shall not be entitled to receive any dividends or distributions on any shares of Series A NVCE Stock on or after the applicable Conversion Date in respect of such shares of Series A NVCE Stock that have been converted as provided herein, except to the extent that any such dividends or distributions have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to such applicable Conversion Date.

Section V. Voting.

(a) Notwithstanding any stated or statutory voting rights, except as set forth in Section V(b), the Holders shall not be entitled to vote (in their capacity as Holders) on any matter submitted to a vote of the stockholders of the Corporation.

(b) So long as any shares of Series A NVCE Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote, given in person or by proxy, at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series A NVCE Stock, voting as a single and separate class, amend, alter or repeal (including by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions, other than a Reorganization Event pursuant to which the Series A NVCE Stock is treated in accordance with Section VII(i)) any provision of (i) this Certificate of Designations or (ii) the Charter, in either case, that would alter, modify or change the preferences, rights, privileges or powers of the Series A NVCE Stock so as to, or in a manner that would, significantly and adversely affect the preferences, rights, privileges or powers of the Series A NVCE Stock; provided, that any such amendment or alteration to any provision of this Certificate of Designations or the Charter that alters, modifies or changes the preferences, rights, privileges or powers of a particular Holder so as to, or in a manner that would, significantly and adversely affect the preferences, rights, privileges or powers of such Holder in a manner disproportionate from any other Holder shall require the prior written consent of such significantly and adversely affected Holder; provided, further, that neither (x) any increase in the amount of the authorized or issued Series A NVCE Stock or any securities convertible into Series A NVCE Stock nor (y) the creation and issuance, or an increase in the authorized or issued amount, of any class or series of preferred stock, or any securities convertible into preferred stock, ranking on a parity with and/or junior to the Series A NVCE Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, in either case, will, in and of itself, be deemed to significantly and adversely affect the preferences, rights, privileges or powers of the Series A NVCE Stock or any Holder, and the Holders will have no right to vote their shares of Series A NVCE Stock or consent to such action solely by reason of such an increase, creation or issuance.

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(c) Notwithstanding the foregoing, the Corporation shall not, without the written consent or affirmative vote, given in person or by proxy, at a meeting called for that purpose by the unanimous consent of the holders of the outstanding shares of Series A NVCE Stock, amend, alter or repeal (including by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions, other than a Reorganization Event pursuant to which the Series A NVCE Stock is treated in accordance with Section VII(i)) the definitions of Base Price, Conversion Price or Applicable Conversion Rate under this Certificate of Designations.

(d) Notwithstanding the foregoing, the Holders shall not have any voting rights set out in Section V(b) if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A NVCE Stock shall have been converted into shares of Common Stock.

Section VI. Liquidation.

(a) Subject to the terms hereof, the Series A NVCE Stock shall rank equally with the Common Stock with respect to dividends or distributions (including regular quarterly dividends) declared by the Board and rights upon any liquidation, dissolution, winding up or similar proceeding of the Corporation, as provided in the Charter; provided, that, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, Holders shall be entitled to receive, in preference to the holders of the Common Stock, an amount per share equal to $0.0001.

(b) For purposes of this Section VI, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section VII. Adjustments.

(a) The Conversion Price shall be subject to the adjustments described in this Section VII (each such event set forth in Section VII(b) through Section VII(i), an “Adjustment Event”).

(b) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0
OS1

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.
OS1	=

the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution, plus (y) the total number of shares of Common Stock issued in such dividend or distribution.

The adjustment pursuant to this Section VII(b) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this Section VII(b), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. If any dividend or distribution described in this Section VII(b) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

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(c) Subdivisions, Splits and Combinations of Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
OS1

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.
OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this Section VII(c) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this Section VII(c), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. If any subdivision, split or combination described in this Section VII(c) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(d) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date immediately preceding the Ex-Date for such issuance, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants.
Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date immediately preceding the Ex-Date for the issuance of such rights or warrants.

Any adjustment pursuant to this Section VII(d) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this Section VII(d), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Corporation. In the event that such rights or warrants described in this Section VII(d) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board).

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(e) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section VII(b), any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV
SP0

Where,

SP0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.
FMV	=

the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board; provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such distribution is made to holders of Common Stock, for each share of Series A NVCE Stock, the amount of such distribution such Holder would have received had such holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, if a Holder did not participate in such distribution with respect to such shares of Series A NVCE Stock as provided for in Section IV, the Conversion Price with respect to such share held by such Holder will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0	=	the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.
MPs	=

the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board.

Any adjustment pursuant to this Section VII(e) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this Section VII(e) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(f) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding any (i) cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A NVCE Stock pursuant to Section IV(a), (ii) cash that is distributed in a Reorganization

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Event or as part of a “spin-off” referred to in Section VII(e), (iii) dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding-up, and (iv) consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.
DIV	=	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this Section VII(f).

In the event that any distribution described in this Section VII(f) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Series A NVCE Stock, the amount of cash such Holder would have received had such holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the Ex-Date for such distribution.

(g) Self-Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time prior to the commencement of the offer by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the commencement of the tender or exchange offer.
OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.
OS1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to such tender offer or exchange offer).
AC	=	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board.

Any adjustment made pursuant to this Section VII(g) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(h) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A NVCE Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion

Annex D-9

Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of Common Stock as described in Section VII(e), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Reorganization Events.

(i) Upon the occurrence of a Reorganization Event prior to an applicable Conversion Date, each share of Series A NVCE Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, automatically convert into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which such share of Series A NVCE Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Series A NVCE Stock (such securities, cash, and other property, the “Exchange Property”); provided that, to the extent receipt of any Exchange Property would be prohibited by Law or would require the Holder to obtain any consent, authorization, approval, license or permit of any Governmental Entity to acquire or hold the Exchange Property, then the portion of the Series A NVCE Stock of such Holder that such Holder is prohibited by Law or requires such action to acquire or hold shall instead either (A) convert into a substantially identical non-voting security (with commensurate voting powers and conversion rights as the Series A NVCE Stock hereunder) of the entity surviving such Reorganization Event or other entity in which holders of shares of Common Stock receive securities in connection with such Reorganization Event or (B) if proper provision is not made to give effect to the foregoing subclause (A), remain outstanding without any alterations to the terms thereof and be convertible into the Exchange Property.

(ii) A “Reorganization Event” shall mean:

(1) any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person, in each case, pursuant to which all or substantially all of the Common Stock outstanding will be converted into cash, securities, or other property of the Corporation or another Person;

(2) any sale, transfer, lease, or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which all of the Common Stock outstanding will be converted into cash, securities, or other property of the Corporation or another Person;

(3) any reclassification of the Common Stock into securities other than the Common Stock; or

(4) any statutory exchange of all of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition).

(iii) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Common Stock. The amount of Exchange Property receivable upon conversion of any Series A NVCE Stock shall be determined based upon the Conversion Price in effect on the date on which such Reorganization Event is consummated.

(iv) The provisions of this Section VII(i) shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of Section VII(i) shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(v) The Corporation (or any successor) shall, at least twenty (20) days prior to the occurrence of any Reorganization Event, use reasonable best efforts to provide written notice to the Holders of the anticipated occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property; provided, that no such notice shall be required if the anticipated occurrence of any Reorganization Event is disclosed in any registration statement, prospectus, report, schedule or proxy statement publicly filed with or furnished by the Corporation to the U.S. Securities and Exchange Commission. Failure to deliver such notice shall not affect the operation of this Section VII.

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(vi) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for the conversion of the Series A NVCE Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section VII(i).

(j) No adjustment to the Conversion Price shall be made with respect to a share of Series A NVCE Stock if the Holder thereof has participated in the transaction that would otherwise give rise to an adjustment with respect to such share of Series A NVCE Stock, as a result of holding such share of Series A NVCE Stock at the time of such transaction (including pursuant to Section IV), without having to convert such share of Series A NVCE Stock, as if they held the full number of shares of Common Stock into which each such share of the Series A NVCE Stock held by them may then be converted.

(k) Notwithstanding anything to the contrary herein, an Adjustment Event shall not allow the Holder to acquire a higher percentage of any Class of Voting Securities of the Corporation than the Holder (together with its affiliates for purposes of the BHC Act) beneficially owned immediately prior to such Adjustment Event.

Section VIII. Reports as to Adjustments.

Whenever the number of shares of Common Stock into which the shares of the Series A NVCE Stock are convertible is adjusted as provided in Section VII, the Corporation shall promptly, but in any event within 10 days thereafter, compute such adjustment and furnish to the Holders a notice stating the number of shares of Common Stock into which each share of the Series A NVCE Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective. Amounts resulting from any calculation hereunder will be rounded to the nearest 1/10,000th.

Section IX. Reservation of Stock.

(a) The Corporation shall reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A NVCE Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A NVCE Stock then outstanding.

(b) Following the approval of the applicable supplemental listing application with Nasdaq, the Corporation hereby covenants and agrees that, for so long as shares of the Common Stock are listed on Nasdaq or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed that number of shares of Common Stock issuable upon conversion of shares of all the Series A NVCE Stock.

Section X. Exclusion of Other Rights.

The shares of Series A NVCE Stock shall not have any voting powers except as expressly described herein, and, except as may otherwise be required by Law, shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this Certificate of Designations may be amended from time to time) and in the Charter. The shares of Series A NVCE Stock shall have no preemptive or subscription rights.

Section XI. Severability of Provisions.

If any voting powers, preferences or relative, participating, optional or other special rights of the Series A NVCE Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of Law, all other voting powers, preferences and relative, participating, optional and other special rights of Series A NVCE Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series A NVCE Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series A NVCE Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series A NVCE Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

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Section XII. Cancellation of Series A NVCE Stock.

Any shares of Series A NVCE Stock that have been duly converted in accordance with this Certificate of Designations, or reacquired by the Corporation, shall be cancelled promptly thereafter and revert to authorized but unissued shares of preferred stock undesignated as to series. Such shares may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A NVCE Stock solely in accordance with the foregoing.

Section XIII. Additional Authorized Shares.

Notwithstanding anything set forth in the Charter or this Certificate of Designations to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders, may increase or decrease the number of authorized shares of Series A NVCE Stock or other stock ranking junior or senior to, or on parity with, the Series A NVCE Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section XIV. Determinations.

The Corporation shall have the sole right to make all calculations called for hereunder. Absent fraud or manifest error, such calculations shall be final and binding on all Holders. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.

Section XV. Maturity.

The Series A NVCE Stock shall be perpetual, unless converted in accordance with this Certificate of Designations.

Section XVI. Repurchases.

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series A NVCE Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Section XVII. No Sinking Fund.

Shares of Series A NVCE Stock are not subject to the operation of a sinking fund.

Section XIX. Notices.

All notices, demands or other communications to be given hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally to the recipient, or if by email, upon delivery (provided that no auto-generated error or non-delivery message is generated in response thereto), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to (i) if to the Corporation, Paltalk, Inc., 30 Jericho Executive Plaza, Suite 400E, Jericho, NY, 11753, Attention: Chief Executive Officer, Email: jkatz@paltalk.com; with a copy to: Haynes and Boone, LLP, 2801 N. Harwood Street, Suite 2300, Dallas, Texas, 75201, Attention: Greg Samuel, Email: greg.samuel@haynesboone.com or (ii) if to any Holder or holder of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Corporation, or, in each case, such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section XVIII. Taxes.

(a) The Corporation and each Holder shall bear their own costs, fees and expenses in connection with any conversion contemplated by Section III(a)(i), except that the Corporation shall pay any and all transfer taxes, stamp taxes or duties, documentary taxes, or other similar taxes in connection with, or arising by reason of, any

Annex D-12

issuance or delivery of shares of Series A NVCE Stock or Common Stock or other securities issued on account of Series A NVCE Stock pursuant hereto, including in connection with any conversion contemplated by Section III(a)(i); provided that the Corporation shall not be required to pay any such tax that may be payable in connection with any conversion contemplated by Section III(a)(i) to the extent such tax is payable because a registered holder of Series A NVCE Stock requests Common Stock to be registered in a name other than such registered holder’s name and no such Common Stock will be so registered unless and until the registered holder making such request has paid such taxes to the Corporation or has established to the satisfaction of the Corporation that such taxes have been paid or are not payable.

(b) The Corporation and each Holder agree that (i) it is intended that the Series A NVCE Stock does not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder and (ii) except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, neither the Corporation nor any Holder shall treat the Series A NVCE Stock as such for United States federal income tax or withholding tax purposes or otherwise take any position inconsistent with such treatment.

(c) Notwithstanding anything herein to the contrary, the Corporation shall be entitled to deduct and withhold from any consideration otherwise payable on or with respect to the Series A NVCE Stock such amounts as it is required to deduct or withhold with respect to the making of such payment under the Code, or any other applicable tax Law. The Corporation and each Holder shall reasonably cooperate with each other to minimize or eliminate to the extent permissible under applicable Laws the amount of any such deduction or withholding. If any amounts are so deducted or withheld and subsequently paid to the applicable Government Entity, such deducted or withheld amounts shall be treated for all purposes hereunder as having been paid to the person to which such amounts would have otherwise been payable.

Section XIX. No Stock Certificates.

Notwithstanding anything to the contrary contained in this Certificate of Designations, no shares of Series A NVCE Stock shall be issued in physical, certificated form. All shares of Series A NVCE Stock shall be evidenced by book-entry on the record books maintained by the Corporation or its transfer agent.

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Annex D-13

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned on this [•]th day of [•], 2024.

PALTALK, INC.
By:
Name:	Jason Katz
Title:	Chief Executive Officer

[Signature Page to Certificate of Designations]

Annex D-14

SPECIAL MEETING OF STOCKHOLDERS OF PALTALK, INC. December 30, 2024 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The Company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/207490181 (password: paltalk2024) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at https://www.astproxyportal.com/ast/24835/special Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 123024 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Stock Issuance Proposal: To approve, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of up to 9,000,000 shares of a newly created series of preferred stock, the Series A Non-Voting Common Equivalent Stock of the Company, par value $0.001 per share, in connection with the acquisition by the Company of Newtek Technology Solutions, Inc. (“NTS”) pursuant to that certain Agreement and Plan of Merger, dated as of August 11, 2024, by and among the Company, PALT Merger Sub 1, Inc., PALT Merger Sub 2, LLC, NewtekOne, Inc. and NTS (the “Acquisition” and such proposal, the “Stock Issuance Proposal”). 2. Divestiture Proposal: To approve the sale of the Company’s telecommunications services provider, “Vumber”, as well as its “Paltalk” and “Camfrog” applications and certain assets related to such services provider and applications pursuant to that certain Asset Purchase Agreement, dated November 7, 2024, by and among the Company, certain of the Company’s subsidiaries party thereto and Meteor Mobile Holdings, Inc., which may be deemed to be a sale of substantially all of the Company’s assets under Section 271 of the Delaware General Corporation Law, as amended (the “Divestiture” and such proposal, the “Divestiture Proposal”). 3. Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Acquisition and the Divestiture. 4. Adjournment Proposal: To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal and the Divestiture Proposal. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PALTALK, INC. SPECIAL MEETING OF STOCKHOLDERS December 30, 2024 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoints Jason Katz and Kara Jenny, or either of them, as proxies, each with the power to appoint his or her substitute, to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Paltalk, Inc. (the “Company”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held beginning at 9:00 a.m. Eastern Time online at https://web.lumiconnect.com/207490181 (password: paltalk2024) on December 30, 2024, and any recess, adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Stockholders Meeting and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. THE BOARD OF DIRECTORS (THE “BOARD”) RECOMMENDS A VOTE “FOR” EACH OF ITEMS 1, 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed. If no such directions are specified, this proxy will be voted “FOR” EACH OF ITEMS 1, 2, 3 AND 4, and in the discretion of the proxy holder on any other matter that may properly be brought before the Special Meeting and any recess, postponement or adjournment thereof. (Continued and to be signed on the reverse side.) 1.1 14475